As filed with the Securities and Exchange Commission on Ja
nua
ry 9, 2026.
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PLUS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	33-0827593
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6420 Levit Green Boulevard, Suite 310
Houston, Texas 77021
(737)
255-7194
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew Sims
Chief Financial Officer
Plus Therapeutics, Inc.
6420 Levit Green Boulevard, Suite 310
Houston, Texas 77021
(737)
255-7194
(Name, address, including zip code, and telephone number, including area code, of agent for service)

David E. Danovitch	Jonathan R. Zimmerman
Aaron M. Schleicher	Tyler J. Vivian
Sullivan & Worcester LLP	Faegre Drinker Biddle & Reath LLP
1251 Avenue of the Americas	2200 Wells Fargo Center
New York, New York 10020	90 South Seventh Street
(212) 660-3060	Minneapolis, MN 55402-3901
(612) 766-7000

Approximate date of commencement of proposed sale to the public
: As soon as practic
able
after this registration statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

(Subject to Completion, dated January 9, 2026)

PLUS THERAPEUTICS, INC.

22,321,429 Units, Each Consisting of One Share of Common Stock and One Warrant to

Purchase One Share of Common Stock

22,321,429 Pre-Funded Units, Each Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

22,321,429 Shares of Common Stock Underlying the Warrants

22,321,429 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering, in a firm commitment underwritten offering, 22,321,429 units, with each unit consisting of (i) one share of our common stock, and (ii) one warrant to purchase one share of our common stock at an assumed public offering price of $0.56 per Unit, the last reported sale price of our common stock as reported on The Nasdaq Capital Market on January 6, 2026. The actual public offering price per Unit will be determined between us and the underwriter at the time of pricing and may be at a discount to this assumed offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price.

We are also offering 22,321,429 pre-funded units, with each pre-funded unit consisting of (i) one pre-funded warrant to purchase one share of our common stock and (ii) one warrant to purchase one share of our common stock, to those purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. The purchase price of each pre-funded unit is equal to the price per unit being sold to the public in this offering, minus $0.001.

Each warrant will entitle the holder to purchase one share of common stock at an assumed exercise price of $0.56 (representing 100% of the assumed public offering price of $0.56 per unit, the last reported sale price of our common stock as reported on The Nasdaq Capital Market on January 6, 2026) and expire five (5) years from date of issuance. Each pre-funded warrant will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded unit we sell, the number of units that we are offering will be decreased on a one-for-one basis.

The shares of common stock and pre-funded warrants, as the case may be, and the accompanying warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement of which this prospectus forms a part, we are also registering the shares of common stock issuable upon exercise of the warrants and pre-funded warrants included in the units and pre-funded units offered hereby.

Neither the pre-funded warrants nor the warrants will be listed on the Nasdaq Capital Market or trade in any market. However, we anticipate that the shares of our common stock to be issued upon exercise of the pre-funded warrants and the warrants will trade on the Nasdaq Capital Market. This prospectus also relates to the shares of common stock issuable upon the exercise of the pre-funded warrants and the warrants.

We have engaged Lake Street Capital Markets, LLC to act as our underwriter in connection with this offering. We have agreed to pay to the underwriter the underwriting fees set forth in the table below. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Underwriting” on page   of this prospectus for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PSTV.” The closing price of our common stock on the Nasdaq Stock Market on January 6, 2026, was $0.56 per share.

There is no established trading market for the pre-funded warrants or the warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the pre-funded warrants or the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the warrants will be limited.

Investing in our securities involves a high degree of risk. These risks are described in the “Risk Factors” section on page 6 of this prospectus. You should also consider the risk factors described or referred to in any applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriter’s discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page for additional information regarding underwriting compensation.

We have also granted the underwriter an option to purchase up to 3,348,214 additional shares of common stock and/or up to 3,348,214 additional pre-funded warrants and/or up to 3,348,214 additional Warrants, or any combination thereof, solely to cover over-allotments, if any. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus.

Delivery of the securities offered hereby is expected to be made on or about     , 2026.

Lake Street

The date of this prospectus is      , 2026

i

ABOUT THIS PROSPECTUS

You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission (the “SEC”), together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the underwriter, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the underwriter, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “Plus,” “the Company,” “we,” “us” and “our” refer to Plus Therapeutics, Inc. Our logo and all product names are our common law trademarks. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Industry and Market Data

This prospectus contains estimates, projections and other information concerning our industry, our business, the science of our products and the markets for our products, including data regarding the incidence of certain medical conditions and the scientific basis of our products. We obtained the industry, science, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data and we do not make any representation as to the accuracy of the information. The content of the above sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein. Information that is based on estimates, forecasts, projections, market research, scientific research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read this entire prospectus carefully, including the section entitled “Risk Factors.”

Our Business

Overview

Plus Therapeutics is a U.S. pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (“CNS”) cancers. Our novel radiotherapeutic candidates are designed to deliver safe and effective doses of radiation to tumors. To achieve this, we have developed innovative approaches to drug formulation, including encapsulating radionuclides such as rhenium isotopes within nanoliposomes and microspheres. Our formulations are intended to achieve elevated patient-absorbed radiation doses and extend retention times such that the clearance of the isotope occurs after significant and essentially complete radiation decay, which will contribute and provide less normal tissue/organ exposure and improved safety margins.

Our lead radiotherapeutic candidate, REYOBIQ™ (rhenium (186Re) obisbemeda), is designed specifically for CNS cancers including recurrent glioblastoma, leptomeningeal metastases, and pediatric brain cancers by direct localized delivery utilizing convection-enhanced delivery and intraventricular brain (Ommaya reservoir) catheters. Our acquired radiotherapeutic candidate, Rhenium-188 NanoLiposome Biodegradable Alginate Microsphere is designed to treat many solid organ cancers including glioblastoma and liver cancers by intra-arterial injection.

CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics that develops and commercializes proprietary laboratory-developed tests, such as CNSide®, designed to detect, quantify, and characterize tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide® CSF Tumor cell Enumeration test enables quantitative analysis of tumor cells in the cerebrospinal fluid that informs and improves the management of patients suspected to have leptomeningeal metastases. We acquired the CNSide CSF Assay Platform on April 26, 2024 and have recently brought the CNSide CSF Tumor Cell Enumeration test back to the U.S. market.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•

We have incurred losses since inception, we expect to incur significant net losses in the foreseeable future and we may never become profitable and our operating results have been and will likely continue to be volatile.

•	Uncertainties relating to our ability to fund our operations for at least the next 12 months raises substantial doubt about our ability to continue as a going concern.

•

We could be delisted from Nasdaq for failure to comply with the Minimum Stockholders’ Equity Requirement, the Minimum Bid Requirement or other applicable continued listing requirements and standards of Nasdaq, which would seriously harm the liquidity of our stock and our ability to raise capital.

•

We will need substantial additional funding to develop our product candidates and conduct our future operations and to repay our outstanding debt obligations. If we are unable to obtain the funds necessary to do so, we may be required to delay, scale back or eliminate our product development activities or may be unable to continue our business operations.

•	Our management has broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

•	If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares of common stock.

•

Our future success is in large part dependent upon our ability to successfully develop our nanomedicine platform and commercialize REYOBIQ™ and 188RNL-BAM and any failure to do so could significantly harm our business and prospects.

•	We recently acquired the CNSide® Portfolio, and we may not be successful in our efforts to develop, fully utilize and monetize it.

•

Our success depends in substantial part on our ability to obtain regulatory approvals for our RNL product candidates. However, we cannot be certain that we will receive regulatory approval for these product candidates or our other product candidates.

•

Reliance on government funding for our programs may impose requirements that limit our ability to take certain actions, and subject it to potential financial penalties, which could materially and adversely affect our business, financial condition and results of operations.

•

Product development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•

We and our product candidates are subject to extensive regulation, and the requirements to obtain regulatory approvals in the United States and other jurisdictions can be costly, time-consuming and unpredictable. If we or our partners are unable to obtain timely regulatory approval for our product candidates, our business may be substantially harmed.

Corporate Information

In March 2025, we moved our headquarters to Houston, Texas, in proximity to world-class cancer institutions and researchers. Our principal executive offices are located at 6420 Levit Green Boulevard, Suite 310, Houston, Texas 77021, and our telephone number is (737) 255-7194. We maintain a website at www.plustherapeutics.com. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. These reports and other information are also available, free of charge, at www.sec.gov. Information contained on, or that can be accessed through, the websites referenced in this prospectus are not a part of this prospectus.

THE OFFERING

Units offered by us	22,321,429 units with each unit consisting of (i) one share of common stock and (ii) one warrant to purchase one share of common stock at an assumed public offering price of $0.56 per unit, the last reported sale price of our Common Stock as reported on Nasdaq on January 6, 2026.

Pre-funded units offered by us	We are also offering 22,321,429 pre-funded units with each pre-funded unit consisting of (i) one pre-funded warrant to purchase one share of common stock and (ii) one warrant to purchase one share of common stock at an assumed public offering price equal to the price per unit being sold to the public in this offering minus $0.001, to those purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering.

The pre-funded warrants will be immediately exercisable and may be exercised at any time until exercised in full at an exercise price of $0.001 per share. This prospectus also relates to the offering of shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

For each pre-funded unit we sell, the number of units that we are offering will be decreased on a one-for-one basis.

For additional information regarding the terms of the pre-funded warrants, see “Description of Securities We Are Offering.”

Warrants offered by us	Each warrant will entitle the holder to purchase one share of common stock at an assumed exercise price of $0.56 (representing 100% of the assumed public offering price of $0.56 per unit, the last reported sale price of our common stock as reported on Nasdaq on January 6, 2026) and expire five (5) years from date of issuance. This prospectus also relates to the offering of shares of common stock issuable upon exercise of the warrants sold as part of the units and pre-funded units in this offering.

For additional information regarding the terms of the Warrants, see “Description of Securities We Are Offering.”

Over-allotment Options	We have granted the underwriter a 30-day option from the closing of this offering, exercisable one or more times in whole or in part, to purchase up to an additional 3,348,214 shares of common stock and/or up to an additional 3,348,214 pre-funded warrants and/or up to an additional 3,348,214 warrants or any combination thereof (15% of the total number of shares of common Stock, pre-funded warrants and warrants to be offered by us in the offering) solely to cover over-allotments, if any.

The over-allotment option purchase price to be paid per additional share of common stock or pre-funded warrant by the underwriter shall be equal to the public offering price of one unit or one pre-funded unit, respectively, less $0.001 allocated to the warrants and less the underwriting discount, and the purchase price to be paid per additional warrant shall be equal to $0.001, less the underwriting discount.

Lock-Up Agreements	We and all of our executive officers and directors will enter into lock-up agreements with the underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of the underwriter, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 45 days after the closing of this offering. For more information, see “Underwriting.”

Shares of our common stock outstanding prior to this offering (as of January 2, 2026)	138,897,548

Shares of our common stock to be outstanding after this offering	161,218,977 shares (or 164,567,191 shares if the underwriter exercises its over-allotment option to purchase additional shares of common stock in full) based on an assumed public offering price of $0.56 per unit (which is the last reported sale price of our common stock on Nasdaq on January 6, 2026) and assumes no sale of pre-funded units and no exercise of warrants.

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq symbol for our common stock	“PSTV”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Unless otherwise noted, the number of shares of common stock to be outstanding immediately after this offering is based on 138,897,548 shares outstanding as of January 2, 2026 and excludes, as of January 2, 2026:

•	11,646,927 shares of common stock issuable upon exercise of stock options outstanding under our equity incentive plans, with a weighted-average exercise price of $0.90 per share;

•	2,415,896 shares of common stock issuable upon vesting of restricted stock units under our equity incentive plans, with a weighted-average grant date fair value of $0.57 per share;

•	2,986,025 shares of common stock reserved for future issuance under our 2015 New Employee Incentive Plan;

•	6,864,306 shares of common stock reserved for future issuance under our 2020 Stock Incentive Plan;

•	398 and 27,792 shares of common stock issuable upon conversion of 1,014 shares of Series B Convertible Preferred Stock and 938 shares of Series C Preferred Stock, respectively; and

•	3,141,993 shares of common stock issuable upon the exercise of warrants to purchase common stock, with a weighted-average exercise price of $1.79 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described below, together with the information included in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also materially harm our business and could result in a complete loss of your investment. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows, or prospects could be materially and adversely affected, the market price of our common stock could decline, as well as the value of the pre-funded warrants, and you could lose all or part of your investment in our securities.

Risks Related to our Financial Position and Capital Requirements

We have incurred losses since inception, we expect to incur significant net losses in the foreseeable future and we may never become profitable and our operating results have been and will likely continue to be volatile.

We have generated negative cash flows from operations and have incurred net operating losses each year since we started business. For the year ended December 31, 2024, we incurred net losses of $13.0 million and our net cash used in operating activities was $10.6 million. As of December 31, 2024, our accumulated deficit was $493.5 million. We expect to continue to incur net losses and negative cash flow from operating activities for at least the next twelve months. As our focus on development of nanomedicine and the development of therapeutic applications has increased, losses have resulted primarily from expenses associated with research and development and clinical trial-related activities, as well as general and administrative expenses. We expect to continue operating in a loss position and expect that recurring operating expenses will be at higher levels for the year ending December 31, 2025 as we perform clinical trials and other development activities for our nanomedicine product candidates.

Our ability to generate sufficient revenue from any of our products, product candidates or technologies to achieve profitability will depend on a number of factors including, but not limited to:

•	our ability to manufacture, test and validate our product candidates or clinical tests in compliance with applicable laws and as required for submission to applicable regulatory bodies;

•	our or our partners’ ability to successfully complete clinical trials of our product candidates;

•	our ability to obtain necessary regulatory approvals for our product candidates;

•

our or our partners’ ability to negotiate and receive favorable reimbursement for our product candidates, including for our product candidates that have been granted or may be granted orphan drug status or otherwise command currently anticipated pricing levels;

•	our ability to negotiate favorable arrangements with third parties to help finance the development of, and market and distribute, our products and product candidates;

•	the degree to which our approved products are accepted in the marketplace; and

•	our success at commercializing our CNSide® Portfolio.

Because of the numerous risks and uncertainties associated with our commercialization and product development efforts, we are unable to predict the extent of our future losses or when or if we will become profitable and it is possible we will never become profitable. If we do not generate significant sales from any of our product candidates that receive regulatory approval, there would be a material adverse effect on our business, results of operations, financial condition and prospects, which in turn could result in our inability to continue operations.

Our prospects must be evaluated in light of the risks and difficulties frequently encountered by emerging companies and particularly by such companies in rapidly evolving and technologically advanced biotech, pharmaceutical and medical device fields. In addition, our budgeted expense levels are based in part on our expectations concerning future research and development activities. We may be unable to reduce our expenditures in a timely manner to compensate for any unexpected events. Accordingly, unexpected events could have an immediate and material impact on our business and financial condition. From time to time, we have tried to update our investors’ expectations as to our operating results. If we revise any timelines we may give with respect to our clinical trials, it could materially harm our reputation and the market’s perception of us and could cause our stock price to decline.

Uncertainties relating to our ability to fund our operations for at least the next 12 months raises substantial doubt about our ability to continue as a going concern.

As of September 30, 2025, we had an accumulated stockholders’ deficit of approximately $510.2 million, working capital of approximately $3.9 million, and approximately $13.2 million of cash and cash equivalents and short-term investments to fund our operations and capital requirements. We do not currently have sufficient available liquidity to fund our operations for at least the next 12 months. Consequently, absent further actions, these matters raise substantial doubt about our ability to continue as a going concern within one year after September 30, 2025.

We have a history of generating losses and negative cash flows from operations. Our financial statements have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to obtain additional debt, equity or other financing. Furthermore, we also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our intellectual property or product candidates or otherwise agree to terms unfavorable to us.

If we are unsuccessful in our efforts to raise any such additional capital, we would be required to take actions that could materially and adversely affect our business, including significant reductions in our research, development and administrative operations (including reduction of our employee base), possible surrender or other disposition of our rights to some technologies or product opportunities, delaying of our clinical trials or curtailing or ceasing operations.

We could be delisted from Nasdaq for failure to comply with the Minimum Stockholders’ Equity Requirement, the Minimum Bid Requirement or other applicable continued listing requirements and standards of Nasdaq, which would seriously harm the liquidity of our stock and our ability to raise capital.

Our common stock is currently listed on The Nasdaq Capital Market. In order to maintain that listing, we must maintain compliance with Nasdaq’s continued listing requirements and standards. The Company timely requested a hearing, which hearing took place as scheduled on July 15, 2025. On July 22, 2025, the Panel issued the July 2025 Decision granting the Company’s request for continued listing on Nasdaq, subject to the Company demonstrating compliance with (1) the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550 (b)(1) by August 14, 2025 by filing a timely public disclosure describing the transactions undertaken by the Company to achieve compliance and demonstrate long-term compliance of the Minimum Stockholders’ Equity Requirement, and by providing an indication of its equity following those transactions, with the option by including in the public filing a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events occurring on or before the report date; and (2) the Minimum Bid Requirement by September 8, 2025. On August 22, 2025, the Company received the August 2025 Letter from Nasdaq confirming its compliance with Nasdaq Listing Rule 5550(b). Specifically, the August 2025 Letter confirmed that the Company was in compliance with both (1) the Market Value of Listing Securities standard under 5550(b)(2), which requires certain companies to maintain a market value of listed securities of at least $35 million as well as compliance with (2) the alternative stockholders’ equity threshold under 5550(b)(1) or the

Minimum Stockholders’ Equity Requirement. Accordingly, the Company satisfied two alternative criteria under Nasdaq Listing Rule 5550. As a result of such compliance, Nasdaq permitted the Company the remainder of the previously announced grace period to regain compliance with the $1.00 bid price rule under Nasdaq Listing Rule 5550(a)(2), through November 12, 2025. Nasdaq previously required that the Company remedy the bid price deficiency by September 8, 2025, a deadline that no longer applies. The August 2025 Letter also provided that, solely with respect to the Equity Standard, the Company remains subject to a one-year panel monitoring period, through August 22, 2026. If, within that one-year monitoring period, the Staff determines that the Company no longer satisfies the Equity Standard (and the Company is not then in compliance with one of the alternative standards under Rule 5550(b)), the Company will not be permitted to provide the Staff with a plan of compliance and the Staff is not permitted to grant additional time to regain compliance with the Equity Standard nor will the Company be afforded an applicable cure or compliance period. Instead, the Staff will issue a delist determination letter, and the Company will have an opportunity to request a new hearing before the Nasdaq Hearings Panel, which request would stay any further action by the Staff pending the ultimate outcome of the hearing.

There can be no assurances that we will be able to comply with the applicable listing requirements and standards of Nasdaq.

Minimum Stockholders’ Equity Requirement

In March 2024, we received notice from the Listing Qualifications staff of Nasdaq (the “Staff”), notifying us that we no longer maintained at least $2.5 million in stockholders’ equity, as required under Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”).

On September 5, 2024, Nasdaq notified us that we had not regained compliance with the Minimum Stockholders’ Equity Requirement and that, as a result, unless we timely requested an appeal of this determination to a Nasdaq hearing panel, Nasdaq would move to suspend trading of our common stock and to have our shares of common stock delisted from The Nasdaq Capital Market. The Company timely requested a hearing before the panel, and the hearing was held on October 22, 2024. On October 30, 2024, Nasdaq provided us until March 4, 2025, to notify Nasdaq that we were in compliance with the Minimum Stockholders’ Equity Requirement. On March 7, 2025, the Company received notification from Nasdaq that it had regained compliance with the Minimum Stockholders’ Equity Requirement.

Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), we will be subject to a Mandatory Panel Monitor until March 7, 2026. If the Staff finds we are again out of compliance with the Minimum Stockholders’ Equity Requirement before that date, we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor would we be afforded an applicable cure or compliance period. Instead, the Staff would issue a “Delist Determination Letter” and we would have an opportunity to request a Nasdaq hearing panel regarding our continued listing.

On June 3, 2025, the Staff notified the Company that it was not in compliance with the Minimum Stockholders’ Equity Requirement. The Company reported stockholders’ equity (deficit) of ($23,641,000) in its Quarterly Report on Form 10-Q for the period ended March 31, 2025, and, as a result, did not satisfy the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a hearings panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company timely requested a hearing, which hearing took place as scheduled on July 15, 2025.

On July 22, 2025, the Panel issued the July 2025 Decision, granting the Company’s request for continued listing on Nasdaq, subject to the Company demonstrating compliance with (1) the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550 (b)(1) by August 14, 2025 by filing a timely public disclosure describing the transactions undertaken by the Company to achieve compliance and demonstrate long-term compliance of the Minimum Stockholders’ Equity Requirement, and by providing an indication of its equity following those transactions, with the option by including in the public filing a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events occurring on or before the report date; and (2) the Minimum Bid Requirement by September 8, 2025.

On August 22, 2025, the Company received a letter (the “August 2025 Letter”) from Nasdaq confirming its compliance with Nasdaq Listing Rule 5550(b). Specifically, the August 2025 Letter confirmed that the Company was in compliance with both (1) the Market Value of Listing Securities standard under 5550(b)(2), which requires certain companies to maintain a market value of listed securities of at least $35 million as well as compliance with (2) the alternative stockholders’ equity threshold under 5550(b)(1) or the Minimum Stockholders’ Equity Requirement. Accordingly, the Company satisfied two alternative criteria under Nasdaq Listing Rule 5550.

As a result of such compliance, Nasdaq permitted the Company the remainder of the previously announced grace period to regain compliance with the $1.00 bid price rule under Nasdaq Listing Rule 5550(a)(2), through November 12, 2025. Nasdaq previously required that the Company remedy the bid price deficiency by September 8, 2025, a deadline that no longer applies.

The August 2025 Letter also provided that, solely with respect to the Equity Standard, the Company remains subject to a one-year panel monitoring period, through August 22, 2026. If, within that one-year monitoring period, the Staff determines that the Company no longer satisfies the Equity Standard (and the Company is not then in compliance with one of the alternative standards under Rule 5550(b)), the Company will not be permitted to provide the Staff with a plan of compliance and the Staff is not permitted to grant additional time to regain compliance with the Equity Standard nor will the Company be afforded an applicable cure or compliance period. Instead, the Staff will issue a delist determination letter, and the Company will have an opportunity to request a new hearing before the Nasdaq Hearings Panel, which request would stay any further action by the Staff pending the ultimate outcome of the hearing.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or that the Company will maintain compliance with the Equity Standard.

Minimum Bid Requirement

On May 16, 2025, we received notice from Nasdaq that, because the closing bid price for our common stock had fallen below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). Nasdaq’s notice has no immediate effect on the listing or trading of our common stock. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we are provided an initial compliance period of 180 calendar days, or until November 12, 2025, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to November 12, 2025. On November 13, 2025, we received a second letter from the Nasdaq Staff advising that we had been granted an additional 180 calendar days, or until May 11, 2026, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

We intend to continue to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. Specifically, we have confirmed to Nasdaq that, if necessary, it will implement a reverse stock split of our outstanding common stock to attempt to regain compliance. If we do not regain compliance within the additional compliance period, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the Minimum Bid Price Requirement during the 180-day additional compliance period or maintain compliance with the other Nasdaq listing requirements.

Potential Consequences of Delisting

There is no assurance that we will be able to meet Nasdaq’s listing requirements or comply with the requisite Nasdaq requirements to maintain our listing of common stock on Nasdaq. In the event that our common stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Stockholders’ Equity Requirement or the Minimum Bid Requirement or as a result of our failure to continue to comply with any other requirement for continued listing on Nasdaq, and we are not able to list our securities on Nasdaq or any other national securities exchange, we could face significant material adverse consequences, including:

•	a decline of the market price of our common stock;

•	a limited availability of market quotations for our common stock;

•	reduced liquidity for our common stock;

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a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage for us;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	the incurring of additional costs under state blue sky laws in connection with any sales of our securities.

As of the date of this registration statement, we require additional funding to develop our product candidates, conduct future operations, and repay our outstanding debt obligations. If we are unable to obtain the funds necessary to do so because our common stock is not listed on any national securities exchange, we may be required to delay, scale back or eliminate our product development activities, and we may be unable to continue our business operations.

If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. In the event our common stock is delisted from Nasdaq, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the-counter quotation system.

We will need substantial additional funding to develop our product candidates and conduct our future operations and to repay our outstanding debt obligations. If we are unable to obtain the funds necessary to do so, we may be required to delay, scale back or eliminate our product development activities or may be unable to continue our business operations.

We have had, and we will continue to have, an ongoing need to raise additional cash from outside sources to continue funding our operations, including our continuing substantial research and development expenses and potential commercialization activities. We do not currently believe that our cash balance will be sufficient to fund the development and marketing efforts required to reach profitability without raising additional capital from accessible sources of financing in the near future. Our future capital requirements will depend on many factors, including:

•	our ability to raise capital to fund our operations on terms acceptable to us, or at all;

•	our perceived capital needs with respect to our development programs, and any delays in, adverse events and excessive costs of such programs beyond what we currently anticipate;

•	our ability to establish and maintain collaborative and other arrangements with third parties to assist in bringing our product candidates to market and the cost of such arrangements at the time;

•	costs associated with operating at our Houston, Texas facility;

•	the cost of manufacturing our product candidates, including compliance with good manufacturing practices applicable to our product candidates;

•	expenses related to the establishment of sales and marketing capabilities for product candidates awaiting approval or products that have been approved;

•	competing technological and market developments; and

•	our ability to introduce and sell new products.

The amount and timing of our future funding requirements will depend on many factors, including the pace and results of our clinical development efforts.

We have secured capital historically from grant revenue, collaboration proceeds, and debt and equity offerings. To obtain additional capital, we may pursue debt and/or equity offering programs, strategic corporate partnerships, state and federal development programs, licensing arrangements, and sales of assets or debt or equity securities. We cannot be certain that additional capital will be available on terms acceptable to us, or at all. If we are unsuccessful in our efforts to raise any such additional capital, we may be required to take actions that could materially and adversely harm our business, including a possible significant reduction in our research, development and administrative operations (including reduction of our employee base), the surrender of our rights to some technologies or product opportunities, delay of our clinical trials or regulatory and reimbursement efforts, or curtailment or cessation of operations.

Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, preferred stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock or with terms or conditions that provide new investors with rights that are superior to those held by our existing stockholders or that have a negative impact on the value of securities held by our existing stockholders. For example, the terms of our recent offerings resulted in substantial dilution to our existing stockholders and significant protections to new investors that are not available to stockholders who invested prior to the offerings. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

We will need to complete additional financing transactions in order to continue operations. These arrangements may also not be sufficient in the near-term. Given, among other things, the current status of the capital markets, our recent stock price performance and the terms of our recent capital financings, there can be no assurances that we will be able to secure additional financing, or if available, that it will be sufficient to meet our needs or be on favorable terms. Additionally, our cost of capital will depend upon numerous factors including, but not limited to, the strength of the financial markets, global market conditions, including inflationary pressures, interest rate fluctuations, our recovery and financial performance, the recovery and performance of our industry in general and the size, scope and timing of our financial needs. If we are unable to access current financings or secure future financings, including for any of the foregoing reasons, it will have a negative impact on our cash flows and our ability to meet our financial obligations. Failure to raise capital as and when needed, on favorable terms or at all, would have a significant negative impact on our financial condition and our ability to develop our product candidates.

Borrowings under our line of credit have the effect of limiting our use of cash and marketable securities.

We have an existing margin loan facility under a line of credit (the “Pershing Credit Facility”) with Pershing LLC (“Pershing”), an affiliate of The Bank of New York Mellon Corporation. The available credit line limit under this facility fluctuates based on our request for extensions from time to time, subject to the value of the collateralized marketable securities we hold with Pershing, provided that the amount available to draw under the facility cannot exceed 91.5% of the value of the collateralized marketable securities deposited with Pershing. Depending on the value of the marketable securities we hold with Pershing, Pershing may require us from time-to-time to deposit additional funds or marketable securities in order to restore the level of collateral to an acceptable level, and the amounts borrowed under the facility are due on demand. Volatility in the global markets could cause the interest rate to fluctuate from time to time increasing our costs, or could cause Pershing to terminate our ability to borrow funds. In addition, borrowings under the Pershing Credit Facility have the effect of limiting our use of cash and marketable securities.

We maintain our cash at financial institutions, often in balances that exceed federally insured limits.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. The majority of our cash is held in accounts at U.S. banking institutions that we believe are of high quality. Cash held in depository accounts may exceed the $250,000 Federal Deposit Insurance Corporation (“FDIC”) insurance limits. If such banking institutions were to fail, we could lose all or a portion of those amounts held in excess of such insurance limitations. By way of example, the FDIC took control of Silicon Valley Bank (“SVB”) on March 10, 2023. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. Although depositors at SVB received access to their funds, uncertainty and liquidity concerns in the broader financial services industry remain. Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. The U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments. However, widespread demands for customer withdrawals or other needs of financial institutions for immediate liquidity may exceed the capacity of such program. There is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of other banks or financial institutions in a timely fashion or at all. Additionally, in the future, our access to our cash in amounts adequate to finance our operations could be significantly impaired by the financial institutions with which we have arrangements directly facing liquidity constraints or failures. Any material loss that we may experience in the future could have a material adverse effect on our financial condition and could materially impact our ability to pay our operational expenses or make other payments.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

We do not expect to make profits in the near future. Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change, by value, in its equity ownership over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change taxable income and taxes may be limited. We have undergone “ownership changes” as a result of shifts in stock ownership in the past, which significantly limited our ability to use net operating loss carryforwards and other pre-change tax attributes. Any additional ownership change within the definition of Section 382 would further limit our ability to use net operating loss carryforwards and other tax attributes. This change may require us to pay federal income taxes in future years despite generating a loss for federal income tax purposes in prior years.

Risks Related to the Offering

Our management has broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management has broad discretion as to the use of the net proceeds from this offering, and we could use them for purposes other than those currently contemplated. Accordingly, you rely on the judgment of our management with regard to the use of those net proceeds, and you do not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares of common stock.

You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $0.56 per share, the last reported price of our common stock on the Nasdaq Capital Market on January 6, 2026, purchasers of securities in this offering will experience immediate dilution in our pro forma net tangible book value per share. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

There is no public market for any pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. We will not list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

The pre-funded warrants are speculative in nature.

The pre-funded warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of pre-funded warrants may exercise their right to acquire the underlying common stock and pay the stated warrant exercise price per share.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of such pre-funded warrants will have no rights with respect to shares of our common stock. Upon exercise of the pre-funded warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Raising additional capital may cause dilution to our stockholders, including purchasers of securities in this offering, restrict our operations or require us to relinquish rights to our technologies or current or future therapeutic candidates.

Until such time, if ever, as we can generate the cash we need from operations, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible into or exchangeable for common stock, the ownership interest of our shareholders will be diluted, and the terms of these new securities may include liquidation or other preferences that materially adversely affect the rights of our shareholders. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third-parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams, research programs or current or future therapeutic candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, scale back or discontinue the development and commercialization of one or more of our therapeutic candidates, delay our pursuit of potential licenses or acquisitions, or grant rights to develop and market current or future therapeutic candidates that we would otherwise prefer to develop and market ourselves.

In addition, we have a significant number of stock options, convertible preferred stock and warrants to purchase shares of our common stock outstanding. To the extent that outstanding stock options, convertible preferred stock or warrants have been or may be exercised or other shares issued, you may experience dilution.

Risks Related to Our Business and Industry

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in each Form 10-K, as required by Section 404 of the Sarbanes-Oxley Act.

During the quarter ended June 30, 2023, we recognized immaterial grant revenue related to reimbursable development costs incurred in the fourth quarter of 2022 and the first quarter of 2023 that were eligible for revenue recognition in those respective prior periods. These costs were eligible for reimbursement under our CPRIT Grant, but were not correctly recognized in prior period grant revenue due to management’s view that insufficient progress had been made in the ReSPECT-LM clinical trial, despite no performance specific milestones in the grant outside of a reasonableness test for reimbursement of expenses. Management has concluded that the correction to grant revenue in the prior periods did not cause a material misstatement of our financial statements.

We did not have adequate controls to apply appropriate accounting principles to significant and unusual grant revenue transactions. Specifically, controls over identification of significant and/or unusual transactions requiring technical analysis were not operating effectively. Management evaluated the impact of this deficiency on our disclosure controls and procedures and concluded that the control deficiency represents a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In the first quarter of fiscal year 2024, the Company completed the testing of the design and operating effectiveness of the controls over application of appropriate accounting principles to significant and unusual grant revenue transaction. Management has determined that the controls are adequately designed and are operating effectively, and concluded that the material weakness identified in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 had been remediated.

We may in the future discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If that were to happen, the market price of our common stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

Furthermore, if our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Our future success is in large part dependent upon our ability to successfully develop our nanomedicine platform and commercialize REYOBIQ™ and 188RNL-BAM and any failure to do so could significantly harm our business and prospects.

Our ability to successfully develop and commercialize REYOBIQ™ and 188RNL-BAM is subject to a number of risks, including the following:

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we do not have substantive drug development, manufacturing, and commercialization experience, and thus we may be required to hire and rely on significant numbers of scientific, quality, regulatory and other technical personnel with the experience and expertise necessary to develop, manufacture, and commercialize our nanomedicine product candidates. We may be unable to identify, hire and retain personnel with the requisite experience to conduct the operations necessary to obtain regulatory approval and commercialize our RNL product candidates, in which case our business would be materially harmed;

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we intend to find a commercialization partner to share or assume responsibility for marketing, sales, and distribution activities and related costs and expenses for our RNL product candidates. There can be no assurance that we would obtain sufficient capital to fund the development, manufacturing, and commercialization of our nanomedicine program ourselves, or if we do obtain such capital, that our development, manufacturing, and commercialization efforts would be successful; and

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to the extent that we incur unanticipated expenses in our business, are unable to timely obtain sufficient additional capital on terms acceptable to us (or at all) to fund this business, our ability to develop our RNL product candidates could be materially and adversely impacted.

188RNL-BAM will be regulated as a medical device, which may result in additional regulatory and other risks.

188RNL-BAM was developed and tested preclinically as a drug product. The FDA has informed us that 188RNL-BAM will, moving forward, be regulated instead as a medical device.

In the United States, before we can market a new medical device, we must first receive either clearance under Section 510(k) of the FDCA or premarket approval (“PMA”), from the FDA, unless an exemption applies. In the process of obtaining either premarket clearance or approval, following these routes respectively, the FDA must determine that a proposed device is either substantially equivalent to a legally marketed predicate device with similar intended uses and the same technological characteristics or technological characteristics that do not raise different questions of safety or effectiveness , or that it is safe and effective for its intended use, based, in part, on extensive data, including, but not limited to, technical, preclinical, clinical, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life sustaining, life supporting or implantable devices.

Modifications to products that are approved through a PMA generally require FDA approval of the modifications through a PMA supplemental application. Both the PMA approval and the 510(k) clearance process can be expensive, lengthy and uncertain. The process of obtaining a PMA is particularly costly and uncertain and generally takes from one to three years, or even longer, from the time the application is submitted to the FDA. In addition, a PMA generally requires the performance of one or more clinical studies. Despite the time, effort and cost, a medical device may not be approved by the FDA. Any delay or failure to obtain necessary regulatory approvals could harm our business. Furthermore, even if we are granted regulatory approvals, they may include significant limitations on the approved and labeled indications for use for the device, which may limit the market for the device.

In addition, comparable foreign regulatory authorities to the FDA have approval policies and regulations related to the safety and performance requirements that apply to 188RNL-BAM, either as medical devices or as drugs, depending on each jurisdiction’s regulatory requirements. Accordingly, to the extent that we intend to sell medical devices or drugs in Member States of the EU or other foreign jurisdictions, the regulatory approval pathway for our product candidates, including 188RNL-BAM, may be uncertain, complex, expensive and lengthy, and approval may not be obtained.

Failure to successfully develop or supply the 188RNL-BAM medical device component, delays in or failure of the studies conducted by us, our collaborators, or third-party providers, or failure of our management, our collaborators, or third-party providers to obtain or maintain regulatory clearance or approval of 188RNL-BAM as a medical device or drug, as applicable in each jurisdiction, could result in increased development costs, delays in or failure to obtain regulatory approval, and associated delays in 188RNL-BAM reaching the market. Further, failure to successfully develop or supply the device, or to gain or maintain its approval, could adversely affect our operations.

We recently acquired the CNSide® Portfolio, and we may not be successful in our efforts to develop, fully utilize and monetize it.

In April 2024, we completed the acquisition of substantially all of the right, title and interest in the CNSide Platform, including the CNSide Test, which is designed to detect, quantify, and monitor tumor status in LM. We are currently evaluating and developing our business plan for developing the CNSide Portfolio alongside our lead radio therapeutic candidate, REYOBIQ, and seeking partnering and financing opportunities for CNSide. We re-introduced the CNSide Test a select number of major cancer centers in the U.S. market beginning in August 2025, following receipt of laboratory certifications, state licenses, and payer coverage. Over time, we intend to further develop the CNSide Platform to support additional clinical applications. However, there can be no assurances that we will be able to develop the technology to allow for commercial applications, or successfully utilize and fully integrate the CNSide Portfolio into our operations. We may not generate revenues from or realize the anticipated benefits of the CNSide Platform within our expected timeline or at all.

In addition, the FDA historically exercised enforcement discretion with respect to LDTs and did not require these tests to be cleared or approved by FDA as long as they complied with CLIA standards. However, on May 6, 2024, the FDA issued a final rule in which it announced it was phasing out its general enforcement discretion approach so that LDTs manufactured by a laboratory will generally fall under the same enforcement approach as other medical devices. According to the final rule this phase out will take place over a period of several years. As a result, CNSide Diagnostics may also be required to comply with these FDA regulations if FDA implements and enforces the final LDT rule, including, among other things, registration and listing, quality system regulations, and premarket authorization. Failure to comply with applicable FDA regulatory requirements may trigger a range of enforcement actions by the FDA, and may disqualify or delay a company from launching an LDT product, or prevent a company with an LDT on the marketing from continuing to sell their test.

If we are unable to successfully partner with other companies to commercialize our product candidates, our business could materially suffer.

A key part of our business strategy is to leverage strategic partnerships and collaborations to commercialize our product candidates. We do not have the financial, human or other resources necessary to develop, commercialize, launch or sell our therapeutic offerings in all of the geographies that we are targeting, and thus it is important that we identify and partner with third parties who possess the necessary resources to bring our product candidates to market. We expect that any such partners will provide regulatory and reimbursement/pricing expertise, sales and marketing resources, and other expertise and resources vital to the success of our product offerings in their territories. We further expect, but cannot guarantee, that any such partnering arrangements will include upfront cash payments to us in return for the rights to develop, manufacture, and/or sell our product candidates in specified territories, as well as downstream revenue in the form of milestone payments and royalties. If we are unable to successfully partner with other companies to commercialize our product candidates, our business could materially suffer.

Our success depends in substantial part on our ability to obtain regulatory approvals for our RNL product candidates. However, we cannot be certain that we will receive regulatory approval for these product candidates or our other product candidates.

We have a limited number of product candidates in development, and our business depends substantially on their successful development and commercialization. Our product candidates will require development, regulatory review and approval in multiple jurisdictions, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before we can generate any revenue from sales of our product candidates. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of products are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, whose regulations differ from country to country.

We are not permitted to market our product candidates in the United States until we receive approval from the FDA, or in any foreign countries until we receive the requisite approval from the regulatory authorities of such countries (including centralized marketing authorization from the European Commission), and we may never receive such regulatory approvals. Obtaining regulatory approval for a product candidate is a lengthy, expensive and uncertain process, and may not be obtained. Any failure to obtain regulatory approval of any of our product candidates would limit our ability to generate future revenue (and any failure to obtain such approval for all of the indications and labeling claims we deem desirable could reduce our potential revenue), would potentially harm the development prospects of our product candidates and would have a material and adverse impact on our business.

Even if we successfully obtain regulatory approvals to market our product candidates, our revenue will be dependent, in part, on our ability to commercialize such products as well as the size of the markets in the territories for which we gain regulatory approval. If the markets for our product candidates are not as significant as we estimate, our business and prospects will be harmed.

If a product candidate is not approved in a timely fashion on commercially viable terms, or if development of any product candidate is terminated due to difficulties or delays encountered in the regulatory approval process, it could have a material adverse effect on our business, and we may become more dependent on the development of other proprietary products and/or our ability to successfully acquire other products and technologies. There can be no assurance that any product candidate will receive regulatory approval in a timely manner, or at all.

If we or any party to a key collaboration, licensing, development, acquisition or similar arrangement fail to perform material obligations, or commit a breach, under such arrangement, or any arrangement is terminated for any reason, there could be an adverse effect on our business.

We are currently party to certain licensing, collaboration and acquisition agreements under which we may make or receive future payments in the form of milestone payments, maintenance fees, royalties and/or minimum product purchases. Our collaborators may not devote the attention and resources to such efforts to be successful. The termination of a key collaboration agreement by one of our collaborators could materially impact our ability to enter into additional collaboration agreements with new collaborators on favorable terms.

On March 29, 2020, we entered into an exclusive license agreement with NanoTx for the global rights to develop and commercialize NanoTx’s glioblastoma treatment, REYOBIQ. Under the license agreement with NanoTx, we are required to use commercial reasonable efforts to develop the REYOBIQ product candidate acquired under the license agreement. Further, we are subject to future milestone, earn-out and other payments to NanoTx all of which are tied to our commercialization and sale activities for product candidates. If we are unsuccessful in our efforts to develop these assets, or if NanoTx and we were to enter into a dispute over the terms of our agreement, then our business could be seriously harmed.

On December 31, 2021, we entered into an exclusive license agreement with UTHSCSA for the global rights to develop and commercialize Rhenium-188 NanoLiposome biodegradable alginate microspheres (188RNL-BAM). Under the license agreement with UTHSCSA, we are required to use commercial reasonable efforts to develop the 188RNL-BAM product candidate acquired under the license agreement. Further, we are subject to future milestone, earn-out and other payments to UTHSCSA all of which are tied to our commercialization and sale activities for product candidates. If we are unsuccessful in our efforts to develop these assets, or if UTHSCSA and we were to enter into a dispute over the terms of our agreement, then our business could be seriously harmed.

If we breach any of the agreements under which we license the use, development and commercialization rights to our product candidates or technology from third parties, we could lose license rights that are important to our business. Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our right to sublicense patents and other intellectual property rights to third parties under collaborative development relationships;

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our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product candidates, and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•	whether and the extent to which inventors are able to contest the assignment of their rights to our licensors.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms or at all, we may be unable to successfully develop and commercialize the affected product candidates. In addition, if disputes arise as to ownership of licensed intellectual property, our ability to pursue or enforce the licensed patent rights may be jeopardized. If we or our licensors fail to adequately protect this intellectual property, our ability to commercialize our products could suffer.

Our current business strategy is high-risk and may not be successful.

Our current business strategy is to aggressively develop our nanomedicine platforms and CNSide Platform, while simultaneously controlling expenses, which is a high-risk strategy for a number of reasons including the following:

•	we do not have prior experience with obtaining regulatory, reimbursement, or other approvals for product candidates such as REYOBIQ and 188RNL-BAM or the CNSide Test;

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our nanomedicine product candidates, if commercialized, will compete against established competitive drugs that are marketed and sold by large companies with significant human, technical and financial resources;

•	we are not experienced in acquiring and integrating new assets;

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there is an intense and rapidly evolving competitive landscape for our nanomedicine product candidates, including chemotherapies, targeted therapies and immuno-oncology therapies, and as such key assumptions regarding market entry, pricing, and revenue/unit share may not be realized;

•	our product candidates and clinical laboratory tests may never become commercially viable; and

•	we may not be able to prevent other companies from depriving us of market share and profit margins by selling products based on our intellectual property and developments.

Reliance on government funding for our programs may impose requirements that limit our ability to take certain actions, and subject it to potential financial penalties, which could materially and adversely affect our business, financial condition and results of operations.

A significant portion of our funding will come from grants received from CPRIT. The CPRIT Grant includes provisions that reflect the government’s substantial rights and remedies, many of which are not typically found in commercial contracts, including powers of the government to potentially require repayment of all or a portion of the grant award proceeds, in certain cases with interest, in the event we violate certain covenants pertaining to various matters that include any potential relocation outside of the State of Texas. After the CPRIT Grant ends, we are not permitted to retain any unused grant award proceeds without CPRIT’s approval, but our obligation to pay CPRIT sales-based royalty, if and when commercialization is achieved, and other obligations, including our obligation to repay the disbursed grant proceeds under certain circumstances, to maintain certain records and documentation, to notify CPRIT of certain unexpected adverse events and our obligation to use reasonable efforts to ensure that any new or expanded preclinical testing, clinical trials, commercialization or manufacturing related to any aspect to our CPRIT project take place in Texas, survive the termination of the agreement.

Our award from CPRIT requires us to pay CPRIT a portion of our revenues from sales of certain products by us, or received from our licensees or sublicensees, at tiered percentages of revenue in the low- to mid-single digits until the aggregate amount of such payments equals 400% of the grant award proceeds, and thereafter at a rate of 0.5% for as long as we maintain government exclusivity, subject to our right, under certain circumstances, to make a one-time payment in a specified amount to CPRIT to terminate such payment obligations. In addition, the grant contract also contains a provision that provides for repayment to CPRIT of some amount not to exceed the full amount of the grant proceeds under certain specified circumstances involving relocation of our principal place of business outside Texas.

The CPRIT Grant requires us, as a Texas-based company, to meet certain criteria, including among other things, that we maintain our headquarters in Texas and use certain vendors, consultants and employees that are located in Texas. If we fail to maintain compliance with any such requirements that may apply to us now or in the future, we may be subject to potential liability and to termination of our contracts, and potentially full repayment of the CPRIT Grant.

The DoD Award is dependent on continued U.S. government funding and government appropriations, which may not be forthcoming on a timely basis or at all.

The DoD Award, which entitles us to receive a $3.0 million fund for research and development purposes over a three-year period, and any future U.S. federal government grants we may receive, are dependent on government funding, which is generally subject to Congressional appropriations or continued government operations. Such grants are dependent upon sufficient funding for, and timely payment by, the entities providing any such grants. If the granting governmental agency does not receive sufficient appropriations for any reason, including due to a government shutdown or changes in the prevailing policies and budgetary priorities of the incumbent administration, it may terminate our grant (in whole or in part) or reduce the scope of our grant, or delay or reduce payment to us. Any inability to award us any part of the DoD Award, any delay in payment, or the termination of the DoD Award, in whole or in part, due to a lapse in funding or otherwise, could adversely affect our business, financial condition or results of operations, or cash flows. The nature and timing of any related developments remain uncertain.

If our competitors market or develop products that are marketed more effectively, approved more quickly than our product candidates, or demonstrated to be safer or more effective than our product candidates, our commercial opportunities could be reduced or eliminated.

The life science industry is characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary therapeutics. We face competition from a number of sources, some of which may target the same indications as our products or product candidates, including small and large, domestic and multinational, medical device, biotechnology and pharmaceutical companies, academic institutions, government agencies, and private and public research institutions.

Competitors may have greater experience in developing drugs and clinical laboratory tests, conducting clinical trials, obtaining regulatory clearances or approvals, manufacturing and commercialization. It is possible that competitors may obtain patent protection, approval, or clearance from the FDA or achieve commercialization earlier than we can, any of which could have a substantial negative effect on our business. Many of our potential competitors have substantially greater:

•	capital resources;

•	research and development resources and experience, including personnel and experience;

•	product development, clinical trial and regulatory resources and experience;

•	sales and marketing resources and experience;

•	manufacturing and distribution resources and experience;

•	name, brand and product recognition; and

•	resources, experience and expertise in prosecution and enforcement of intellectual property rights.

We expect the product candidates in our pipeline, if approved, to compete on the basis of, among other things, product efficacy and safety, time to market, price, coverage, and reimbursement by third-party payers, extent of adverse side effects, and convenience of treatment procedures. One or more of our competitors may develop other products that compete with ours, obtain necessary approvals for such products from the FDA, the European Commission, Ministry of Health, Labour and Welfare or other agencies, if required, more rapidly than we do or develop alternative products or therapies that are safer, more effective and/or more cost effective than any products developed by us. The competition that we encounter with respect to any of our product candidates that receive the requisite regulatory approval and classification and are marketed may have an effect on our product prices, market share, and results of operations. We may not be able to differentiate any products that we are able to market from those of our competitors, successfully develop or introduce new products that are less costly or offer better results than those of our competitors, or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors.

As a result of these factors, our competitors may obtain regulatory approval of their products more quickly than we are able to or may obtain patent protection or other intellectual property rights that limit or block us from developing or commercializing our product candidates. Our competitors may also develop products that are more effective, more useful, better tolerated, subject to fewer or less severe side effects, more widely prescribed or accepted, or less costly than ours and may also be more successful than we are in manufacturing and marketing their products. If we are unable to compete effectively with the marketed therapeutics of our competitors or if such competitors are successful in developing products that compete with any of our product candidates that are approved, our business, results of operations, financial condition, and prospects may be materially adversely affected.

Product development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Clinical testing of our product candidates is a long, expensive and uncertain process, and the failure or delay of a clinical trial can occur at any stage. Many factors, currently known and unknown, can adversely affect clinical trials and the ability to evaluate a product candidate’s efficacy. During the course of treatment, patients can die or suffer other adverse events for reasons that may or may not be related to the proposed product being tested. Even if initial results of preclinical and nonclinical studies or clinical trial results are promising, we may obtain different results in subsequent trials or studies that fail to show the desired levels of safety and efficacy, or we may not obtain applicable regulatory approval for a variety of other reasons.

Further, with respect to the conduct and results of clinical trials generally, in the United States, Europe, Japan, and other jurisdictions, the conduct and results of clinical trials can be delayed, limited, suspended, or otherwise adversely affected for many reasons, including, among others:

•	delay or failure in reaching agreement with the FDA or other regulatory authorities outside of the United States on acceptable clinical trial design, or in obtaining authorization to commence a trial;

•	delay or failure in reaching agreement on acceptable terms with prospective clinical research organizations (“CROs”), and clinical trial sites;

•	delay or failure in obtaining approval of an IRB or ethics committees before a clinical trial can be initiated at a prospective trial site;

•	withdrawal of clinical trial sites from our clinical trials, including as a result of changing standards of care or the ineligibility of a site to participate;

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clinical results may not meet prescribed endpoints for the studies, produce negative or inconclusive results, or otherwise not provide sufficient data to support the efficacy of our product candidates;

•	clinical and nonclinical test results may reveal side effects, adverse events or unexpected safety issues associated with the use of our product candidates;

•	emerging of dosing issues;

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lack of adequate funding to continue the clinical trials, including the incurrence of unforeseen costs due to enrollment delays, requirements to conduct additional trials and studies, and increased expenses associated with the services of our CROs and other third parties;

•	inability to design appropriate clinical trial protocols;

•	slower than expected rates of subject recruitment and enrollment rates in clinical trials;

•	clinical sites or investigators may deviate from trial protocol or fail to conduct the trial in accordance with applicable regulatory requirements, or drop out of a trial;

•	regulatory review may not find a product safe or effective enough to merit either continued testing or final approval;

•	regulatory authorities may require that we change our studies or conduct additional studies which may significantly delay or make continued pursuit of approval commercially unattractive;

•	a regulatory agency may reject our trial data or disagree with our interpretations of either clinical trial data or applicable regulations;

•	the cost of clinical trials required for product approval may be greater than what we originally anticipate, and we may decide to not pursue regulatory approval for such a product;

•	changes in the standard of care of the indication being studied;

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a regulatory agency may identify problems or other deficiencies in our existing manufacturing processes or facilities or the existing processes or facilities of our collaborators, our contract manufacturers, or our raw material suppliers;

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a regulatory agency may change its formal or informal approval requirements and policies, act contrary to previous guidance, adopt new regulations, or raise new issues or concerns late in the approval process; and

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a regulatory agency may put a clinical study on hold pending additional safety data (and there can be no assurance that we will be able to satisfy the regulator agencies’ requests in a timely manner, which can lead to significant uncertainty in the completion of a clinical study).

We also face clinical trial-related risks with regard to our reliance on other third parties in the performance of many of the clinical trial functions, including CROs that help execute our clinical trials, the hospitals and clinics at which our trials are conducted, the clinical investigators at the trial sites, and other third-party service providers. Failure of any third-party service provider to adhere to applicable trial protocols, laws and regulations in the conduct of one of our clinical trials could adversely affect the conduct and results of such trial (including possible data integrity issues), which could seriously harm our business.

We, the FDA, other regulatory authorities outside the United States, or an IRB may suspend a clinical trial at any time for various reasons, including if it appears that the clinical trial is exposing participants to unacceptable health risks or if the FDA or one or more other regulatory authorities outside the United States find deficiencies in our IND or similar application outside the United States or the conduct of the trial. If we experience delays in the completion of, or the termination of, any clinical trial of any of our product candidates, the commercial prospects of such product candidate will be harmed, and our ability to generate product revenues from such product candidate will be delayed or inhibited. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process, and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition, results of operations, cash flows and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates. Further, regulatory authorities may disagree with our clinical trial design and our interpretation of data from clinical trials, or may change the requirements for approval even after they have reviewed and commented on the design for our clinical trials.

The development of our product candidates also may be delayed by other events beyond our control. For example, actions to limit federal agency budgets or personnel, may result in reductions to the FDA’s budget, employees, and operations, as well as changes to FDA regulatory programs, all of which may lead to slower response times and longer review periods, potentially affecting our ability to progress development of our product candidates, undergo regulatory inspections or obtain regulatory approval for our product candidates.

Pre-clinical studies and preliminary and interim data from clinical trials of our product candidates are not necessarily predictive of the results or success of ongoing or future clinical trials of our product candidates.

Pre-clinical studies and any positive preliminary and interim data from our clinical trials of our product candidates may not necessarily be predictive of the results of ongoing or later clinical trials. A number of companies in the pharmaceutical and biotechnology industries, including us and many other companies with greater resources and experience than us, have suffered significant setbacks in clinical trials, even after seeing promising results in prior pre-clinical studies and clinical trials. Preclinical studies and Phase 1 clinical trials are primarily designed and operate to test safety, to study pharmacokinetics and pharmacodynamics and to understand the side effects of product candidates at various doses and schedules. Even if we are able to complete our planned clinical trials of our product candidates according to our current development timeline, initial positive results from pre-clinical studies and early clinical trials of our product candidates may not be replicated in subsequent clinical trials. The design of our later stage clinical trials could differ in significant ways (e.g., inclusion and exclusion criteria, endpoints, statistical analysis plan) from our earlier stage clinical trials, which could cause the outcomes of the later stage trials to differ from those of our earlier stage clinical trials. If we fail to produce positive results in our planned clinical trials of any of our product candidates, the development timeline and regulatory approval and commercialization prospects for our product candidates, and, correspondingly, our business and financial prospects, could be materially adversely affected. If we fail to produce positive results in our planned clinical trials of any of our product candidates, the development timeline and regulatory approval and commercialization prospects for such product candidates, and, correspondingly, our business and financial prospects, could be materially adversely affected.

Because we have limited resources, we may decide to pursue a particular product candidate and fail to advance product candidates that later demonstrate a greater chance of clinical and commercial success.

We are an early-stage company with limited resources and revenues. The product candidates we currently have under development will require significant development, pre-clinical and clinical testing and investment of significant funds before their commercialization. Because of this, we must make strategic decisions regarding resource allocations and which product candidates to pursue. There can be no assurance that we will be able to develop all potentially promising product candidates that we may identify. Based on preliminary results, we may choose to advance a particular product candidate that later fails to be successful, and simultaneously forgo or defer further investment in other product candidates that later are discovered to demonstrate greater promise in terms of clinical and commercial success. If we make resource allocation decisions that later are shown to be inaccurate, our business and prospects could be harmed.

Clinical trial results may fail to support approval of our product candidates.

Even if our clinical trials are successfully completed as planned, the results may not support approval of our product candidates under the laws and regulations of the FDA or other regulatory authorities outside the United States. The clinical trial process may fail to demonstrate that our product candidates are both safe and/or effective for their intended uses. Pre-clinical and clinical data and analyses are often able to be interpreted in different ways. Even if we view our results favorably, if a regulatory authority has a different view, we may still fail to obtain regulatory approval of our product candidates. The FDA may also require us to conduct additional preclinical studies or clinical trials for our product candidates either prior to or post-approval, or it may object to elements of our clinical development program, requiring their alteration. This, in turn, would significantly adversely affect our business prospects.

If third parties we engage are not able to successfully perform, we may not be able to successfully complete clinical development, obtain regulatory approval or commercialize our product candidates and our business could be substantially harmed.

We rely on third parties in the performance of many of the clinical trial functions, including CROs, which help execute our clinical trials, the hospitals and clinics at which our trials are conducted, the clinical investigators at the trial sites, and other third-party service providers. Failure of any third-party service provider to adhere to applicable trial protocols, laws and regulations in the conduct of one of our clinical trials could adversely affect the conduct and results of such trial (including possible data integrity issues), which could seriously harm our business. As a result, results from our clinical trials may be delayed, which in turn would have a material adverse impact on our clinical trial plans and timelines and impair our ability to successfully complete clinical development, obtain regulatory approval, or commercialize our product candidates. This in turn would substantially harm our business and operations.

We also rely on third-party contract manufacturing organizations (“CMOs”) for all our requirements for raw materials, drug substance, and drug product. We have entered into contracts with third-party manufacturers to manufacture, supply, store and distribute supplies of our product candidates for our clinical trials. If any of our product candidates receives FDA approval, we expect to rely on third-party contractors to manufacture our drugs. We have no current plans to build internal manufacturing capacity for any product candidate, and we have no long-term supply arrangements with our current CMOs.

Our reliance on third-party manufacturers exposes us to potential risks, such as the following:

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we may be unable to contract with third-party manufacturers on acceptable terms, or at all, because the number of potential manufacturers is limited. Potential manufacturers of any product candidate that is approved will be subject to FDA compliance inspections and any new manufacturer would have to be qualified to produce our products;

•	our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical and commercial needs, if any;

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our third-party manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials through completion or to successfully produce, store and distribute our commercial products, if approved;

•	changes to our CMOs during clinical trials or after approval may require us to conduct additional studies to demonstrate comparability between the products;

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drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and other government agencies to ensure compliance with cGMP and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards, but we may ultimately be responsible for any of their failures;

•	if any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to such improvements; and

•	a third-party manufacturer may gain knowledge from working with us that could be used to supply one of our competitors with a product that competes with ours.

Each of these risks could delay or have other adverse impacts on our clinical trials and the approval and commercialization of our product candidates, potentially resulting in higher costs, reduced revenues or both.

We may have difficulty enrolling, or fail to enroll patients, in our clinical trials, which could delay or prevent clinical trials of our drug candidates.

Identifying and enrolling patients to participate in clinical trials of our product candidates is essential to our success. The timing of our clinical trials depends in part on the rate at which we can recruit patients to participate in clinical trials of our product candidates, and we may experience delays in our clinical trials if we encounter difficulties in enrollment. The eligibility criteria of our planned clinical trials may further limit the available eligible trial participants as we require that patients have specific characteristics that we can measure or meet the criteria to assure their conditions are appropriate for inclusion in our clinical trials. We may not be able to identify, recruit and enroll a sufficient number of patients to complete our clinical trials in a timely manner because of the perceived risks and benefits of the drug candidate under study, the availability and efficacy of competing therapies and clinical trials, and the willingness of physicians to participate in our planned clinical trials. If patients are unwilling to participate in our clinical trials for any reason, the timeline for conducting trials and obtaining regulatory approval of our drug candidates may be delayed.

If we experience delays in the completion of, or termination of, any clinical trials of our drug candidates, the commercial prospects of our product candidates could be harmed, and our ability to generate product revenue from any of these product candidates could be delayed or prevented. In addition, any delays in completing our clinical trials would likely increase our overall costs, impair product candidate development and jeopardize our ability to obtain regulatory approval relative to our current plans. Any of these occurrences may materially and adversely harm our business, financial condition, and prospects.

If a particular product candidate causes significant adverse events, then we may be unable to receive regulatory approval or market acceptance for such product candidate.

We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of any of our product candidates, including the occurrence of significant adverse events in clinical trials. Such significant adverse events could lead to clinical trial challenges, such as difficulties in patient recruitment, retention, and adherence, potential product liability claims, and possible trial termination by us, regulatory authorities, and/or an IRB or ethics committees. These types of clinical trial challenges could delay or prevent regulatory approval of our product candidate. Significant adverse events may also lead regulatory authorities to require additional warnings on the label for such product, require us to conduct additional costly post-marketing studies, require us to develop a REMS, among other possible requirements. If the product candidate has already been approved, such approval may be withdrawn. Any delay in, denial, or withdrawal of marketing approval for one of our product candidates will adversely affect our financial position. Even if our product candidates receive marketing approval, undesirable side effects may limit the product’s commercial viability. Patients may not wish to use our product, physicians may not prescribe our product, and our reputation may suffer. Any of these events may significantly harm our business and financial prospects.

If our product candidates and technologies receive regulatory approval but do not achieve broad market acceptance, especially by physicians, the revenue that we generate will be limited.

The commercial success of any of our approved products or technologies will depend upon the acceptance of these products and technologies by physicians, patients and the medical community. The degree of market acceptance of these products and technologies will depend on a number of factors, including, among others:

•	acceptance by physicians and patients of the product as a safe and effective treatment;

•	any negative publicity or political action related to our or our competitors’ products or technologies;

•	the relative convenience and ease of administration;

•	the prevalence and severity of adverse side effects;

•	demonstration to authorities of the pharmacoeconomic benefits;

•	demonstration to authorities of the improvement in burden of illness;

•	limitations or warnings contained in a product’s approved labeling;

•	payers’ level of restrictions and/or barriers to coverage;

•	the clinical indications for which a product is approved;

•	availability and perceived advantages of alternative treatments;

•	the effectiveness of our or future collaborators’ sales, marketing and distribution strategies; and

•	pricing and cost effectiveness.

We expect physicians’ inertia and skepticism to also be a significant barrier as we attempt to gain market penetration with our future products. We believe we will continue to need to finance lengthy and time-consuming clinical studies to provide evidence of the medical benefit of our products and resulting therapies in order to overcome this inertia and skepticism.

Overall, our efforts to educate the medical community on the benefits of any of our products or technologies for which we obtain marketing approval from the FDA or other regulatory authorities, including foreign regulatory authorities, and gain broad market acceptance may require significant resources and may never be successful. If our products and technologies do not achieve an adequate level of acceptance by physicians, pharmacists and patients, we may not generate sufficient revenue from these products to become or remain profitable.

All potential applications of our product candidates are investigational, which subjects us to development and marketing risks.

Our product candidates are at various stages of development. Successful development and market acceptance of our products is subject to developmental risks, including risk of negative clinical data from current and anticipated trials, failure of inventive imagination, ineffectiveness, lack of safety, unreliability, manufacturing hurdles, failure to receive necessary regulatory clearances or approvals, high commercial cost, preclusion or obsolescence resulting from third parties’ proprietary rights or superior or equivalent products, competition from copycat products and general economic conditions affecting purchasing patterns. There can be no assurance that we or our partners will successfully develop and commercialize our product candidates, or that our competitors will not develop competing technologies that are superior or less expensive. Failure to successfully develop and market our product candidates would have a substantial negative effect on our results of operations and financial condition. If we are unable to establish or sustain coverage and adequate reimbursement for any future product candidates from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those product candidates, if approved.

We and our product candidates are subject to extensive regulation, and the requirements to obtain regulatory approvals in the United States and other jurisdictions can be costly, time-consuming and unpredictable. If we or our partners are unable to obtain timely regulatory approval for our product candidates, our business may be substantially harmed.

The worldwide regulatory process for our nanomedicine drug candidates can be lengthy and expensive, with no guarantee of approval.

Before any new drugs may be introduced to the U.S. market, the manufacturer generally must obtain FDA approval through either an ANDA process for generic drugs off patent that allow for bioequivalence to an existing RLD or the lengthier NDA process, which typically requires multiple successful and successive clinical trials to generate clinical data supportive of safety and efficacy along with extensive pharmacodynamic and pharmacokinetic preclinical testing to demonstrate safety. Our RNL product candidates are subject to the FDA’s 505(b)(1) NDA process. NDA drugs can take significant time due to the preclinical and clinical trial requirements.

There are numerous risks arising out of the regulation of our nanomedicine product candidates include the following:

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we can provide no assurances that our current and future oncology drugs will meet all of the stringent government regulation in the United States under the FDCA, and/or in international markets such as the EU, by the EMA under its Medicinal Products Directive;

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our nanomedicine product candidates, if approved, will still be subject to post-market reporting requirements for instances where the drug may have caused or contributed to the death or serious injury, or serious adverse events;

•	there are no assurances that our product candidates will not have safety or effectiveness problems occurring after the drugs reach the market;

•	there are no assurances that regulatory authorities will not take steps to prevent or limit further marketing of the drug due to safety concerns; and

•	it is possible that the new legislation in our priority markets will yield additional regulatory requirements for therapeutic drugs for our nanomedicine product candidates.

We will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant expense, and if we or our collaborators fail to comply with such requirements, regulatory agencies may take action against us or them, which could significantly harm our business.

Approved drug products are subject to ongoing regulatory requirements and oversight, including requirements related to manufacturing, quality control, conduct of post-marketing studies, labeling, packaging, storage, distribution, safety surveillance, import, export, advertising, promotion, recordkeeping and reporting. Regulatory authorities subject a marketed product, its manufacturer, and the manufacturing facilities to continual review and periodic inspections. We, our collaborators, and our and their respective contractors, suppliers and vendors, will be subject to ongoing regulatory requirements, including complying with regulations and laws regarding advertising, promotion and sales of products (including applicable anti-kickback, fraud and abuse and other health care laws and regulations), required submissions of safety and other post-market information and reports, registration requirements, cGMP regulations (including requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation), and the requirements regarding the distribution of samples to physicians and recordkeeping requirements. Regulatory agencies may change existing requirements or adopt new requirements or policies that may be costly to comply with. We, our collaborators, and our and their respective contractors, suppliers, and vendors, may be slow to adapt or may not be able to adapt to these changes or new requirements.

Failure to comply with regulatory requirements may result in any of the following:

•	restrictions on the marketing of our product candidates or manufacturing processes;

•	warning letters or untitled letters;

•	withdrawal of the products from the market;

•	voluntary or mandatory recall;

•	fines;

•	suspension or withdrawal of regulatory approvals;

•	suspension or termination of any of our ongoing clinical trials;

•	refusal to permit the import or export of our product candidates;

•	refusal to approve pending applications or supplements to approved applications that we submit;

•	product seizure;

•	injunctions; or

•	imposition of civil or criminal penalties.

The future regulatory processes that will be applicable to Laboratory Developed Tests (LDTs) are uncertain and may prevent us from obtaining required authorizations for the commercialization of our products and/or introduce additional costs associated with those products.

Within the laboratory, most tests can be divided into two categories: in vitro diagnostics (IVDs) and LDTs. IVDs are commercially manufactured assays and make up the majority of clinical laboratory tests, such as those in a comprehensive metabolic panel (CMP) and a complete blood count (CBC). LDTs, on the other hand, are developed by individual laboratories and overseen by highly trained and qualified laboratory directors. We re-introduced an LDT, the CNSide Test, in the U.S. in August 2025. If FDA were to determine that the CNSide Test is not an LDT or that it includes components or accessories that are medical devices, then FDA could try to regulate the test or its components/accessories as medical devices.

In 1976, Congress passed the Medical Device Amendments to the FDCA. These amendments gave the FDA explicit authority to regulate medical devices. These included tests developed by manufacturers sold for commercial purposes to laboratories around the country. However, the amendments did not specifically include tests developed by laboratories for their own use. Then, in 1988, Congress passed the Clinical Laboratory Improvement Amendments (CLIA). These gave clinical laboratories the ability to develop and perform their own tests to fill gaps in available testing and provided the framework for LDT regulation. Today, all laboratories must have appropriate CLIA accreditation, overseen by the Centers for Medicare and Medicaid Services (CMS), to perform LDTs.

The FDA has historically taken the position that it has the authority to regulate LDTs as in vitro diagnostic (IVDs) devices under the Federal Food, Drug, and Cosmetic Act (FDC Act), although it has generally exercised enforcement discretion with regard to LDTs. This means that even though the FDA believes it can impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo classification or clearance of LDTs, it has generally chosen not to enforce those requirements.

On May 6, 2024, the FDA issued a final rule amending the definition of an in vitro diagnostic (IVD) device to include tests manufactured by a clinical laboratory. This rule would have required laboratory developed tests (LDTs) manufactured by a laboratory to comply with the same general regulatory requirements as other medical devices. Two lawsuits challenging FDA’s authority to regulate LDTs—one by the American Clinical Laboratory Association and the other by the Association for Molecular Pathology— were filed in federal district courts in Texas in 2024 and were subsequently consolidated.

On March 31, 2025, the court issued an order vacating the final rule, thereby overturning the rulemaking’s associated requirements. The district court ruled that FDA lacks jurisdiction to regulate LDTs because they do not meet the definition of a medical device under the FDC Act. The government did not appeal.

Legislative proposals addressing the FDA’s oversight of LDTs have been previously introduced. For example, the VALID Act, introduced in 2021 and again in 2023, would have established a new risk-based regulatory framework for in vitro clinical tests (IVCTs), a category which would have included IVDs, LDTs, collection devices and instruments used with such tests. It is unclear whether the court decision will renew interest in a legislative path for LDT regulation.

To the extent that the FDA ultimately regulates certain LDTs or components or accessories of such LDTs, whether because they are medical devices or via new legislation, our LDTs may be subject to certain additional regulatory requirements. Complying with the FDA’s requirements may be expensive, time-consuming, and subject us to significant or unanticipated delays. Insofar as we may be required to obtain premarket clearance or approval to perform an LDT, we cannot assure you that we will be able to obtain such authorization. Even if we obtain regulatory clearance, authorization, or approval where required, such clearance, authorization, or approval may not be for the intended uses that we believe are commercially attractive or are critical to the commercial success of our tests. As a result, the application of the FDA’s requirements to our tests could materially and adversely affect our business, financial condition, and results of operations.

Compliance with the FDCA for a medical device includes, among other things, registration and listing, quality system regulations, and premarket clearance, authorization, or approval. Failure to comply with applicable FDA regulatory requirements may trigger a range of enforcement actions by the FDA, including warning letters, civil monetary penalties, injunctions, criminal prosecution, recall or seizure, operating restrictions, partial suspension or total shutdown of operations, and denial of or challenges to applications for clearance, authorization, or approval, as well as significant adverse publicity.

Changing, new and/or emerging government regulations, including healthcare legislative reform measures, may adversely affect us.

Our nanoparticle and microparticle technologies and pipeline oncology products and laboratory test are being developed under existing government criteria, which are subject to change in the future. Clinical and/or pre-clinical criteria and cGMP manufacturing requirements may change and additional regulatory burdens may be imposed. Any regulatory review committees and advisory groups and any contemplated new guidelines may lengthen the regulatory review process, require us to perform additional studies, increase our development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of our product candidates or lead to significant post-approval limitations or restrictions. As we advance our product candidates, we may be required to consult with these regulatory and advisory groups and comply with applicable guidelines. If we fail to do so, we may be required to delay or discontinue development of our product candidates. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a product candidate to market could decrease our ability to generate sufficient revenue to maintain our business. Divergence in regulatory criteria for different regulatory agencies in international jurisdictions could result in the repeat of clinical studies and/or preclinical studies to satisfy local territory requirements, resulting in the repeating of studies and/or delays in the regulatory process. Some territories may require clinical data in their indigenous population, resulting in the repeat of clinical studies in whole or in part. Some territories may object to the formulation ingredients in the final finished product and may require reformulation to modify or remove objectionable components; resulting in delays in regulatory approvals. Such objectionable reformulations include, but are not limited to, human or animal components, Bovine Spongiform Encephalopathy and/or Transmissible Spongiform Encephalopathy risks, banned packaging components, prohibited chemicals, and banned substances. There can be no assurances that the FDA or foreign regulatory authorities will accept our pre-clinical and/or clinical data.

Anticipated or unanticipated changes in the way or manner in which the FDA or other regulators regulate products or classes and groups of products, including LDTs, can delay, further burden, or alleviate regulatory pathways that were once available to other products. There are no guarantees that such changes in the FDA’s or other regulators’ approach to the regulatory process will not deleteriously affect some or all of our product candidates or product applications.

In the United States and in some other jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the health care system that could prevent or delay marketing approval of our drug candidates, restrict or regulate post-approval activities, or affect our ability to profitably sell any drug candidates for which we obtain marketing approval, if any. Further, any increased scrutiny of the FDA’s approval process for drugs and biological products may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements. There also are a number of state and local legislative and regulatory efforts related to drug pricing, including drug price transparency laws that apply to pharmaceutical manufacturers, which may have an impact on our business.

On May 6, 2024, the FDA issued a final rule in which it announced it was phasing out its general enforcement discretion approach so that LDTs manufactured by a laboratory will generally fall under the same enforcement approach as medical devices. At this time it is unclear whether the current Administration will rescind, revise, or continue with this regulatory scheme or if it will be superseded by Congressional action. Complying with these FDA requirements, or adapting to revised requirements applicable to LDTs, may be costly and may cause delays in our plans to commercialize the CNSide Test.

In addition, the Drug Supply Chain Security Act enacted in 2013 imposes obligations on manufacturers of pharmaceutical products related to product tracking and tracing. In December 2019, the Further Consolidated Appropriations Act for 2020 was signed into law (P.L. 116-94) that includes a piece of bipartisan legislation called the Creating and Restoring Equal Access to Equivalent Samples Act of 2019 (the “CREATES Act”). The CREATES Act aims to address the concern articulated by both the FDA and others in the industry that some brand manufacturers have improperly restricted the distribution of their products, including by invoking the existence of a REMS for certain products, to deny generic and biosimilar product developers access to samples of brand products. The CREATES Act establishes a private cause of action that permits a generic or biosimilar product developer to sue the brand manufacturer to compel it to furnish the necessary samples on “commercially reasonable, market-based terms.” Whether and how generic and biosimilar product developments will use this new pathway, as well as the likely outcome of any legal challenges to provisions of the CREATES Act, remain highly uncertain and its potential effects on our future commercial products are unknown. Other legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals, if any, of our drug candidates, may be or whether such changes will have any other impacts on our business. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing conditions and other requirements.

In the EU, similar political, economic and regulatory developments may affect our ability to profitably commercialize our product candidates. In addition to continuing pressure on prices and cost containment measures, legislative developments at the EU or EU Member State level may result in significant additional requirements or obstacles that may increase our operating costs.

We expect that other legislative or healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria, lower reimbursement, and additional downward pressure on the price that we will receive for any approved product. Any reduction in payments from Medicare or other government-funded programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our product candidates.

Adequate coverage and reimbursement from third party payors may not be available for our product candidates, which could diminish our sales or adversely affect our ability to sell our products profitably.

In both U.S. and non-U.S. markets, our ability to successfully commercialize and achieve market acceptance of our product candidates, if approved, depends in significant part on adequate financial coverage and reimbursement from third party payors, including governmental payors (such as the Medicare and Medicaid programs in the U.S.), managed care organizations and private health insurers. Without third party payor reimbursement, patients may not be able to obtain or afford prescribed medications. In addition, coverage and reimbursement guidelines and restrictions set by third party payors may have a significant impact on the prescribing physicians’ willingness and ability to prescribe our products. The demand for, and the profitability of, our products could be materially harmed if the state Medicaid programs, Medicare program, other healthcare programs in the U.S. or elsewhere, or third party commercial payors in the U.S. or elsewhere deny reimbursement for our products, limit the indications for which our products will be reimbursed, or provide reimbursement only on unfavorable terms.

As part of the overall trend toward cost containment, third party payors often require prior authorization for, and require reauthorization for continuation of, prescription products or impose step edits, which require prior use of another medication, usually a generic or preferred brand, prior to approving coverage for a new or more expensive product. Such restrictive conditions for reimbursement and an increase in reimbursement-related activities can extend the time required to fill prescriptions and may discourage patients from seeking treatment. We cannot predict actions that third party payors may take, or whether they will limit the access and level of reimbursement for our product candidates, if commercialized or refuse to provide any approvals or coverage.

Third party payors increasingly examine the cost-effectiveness of pharmaceutical products, in addition to their safety and efficacy, when making coverage and reimbursement decisions. We may need to conduct expensive pharmacoeconomic and/or clinical studies in order to demonstrate the cost-effectiveness of our products. If our competitors offer their products at prices that provide purportedly lower treatment costs than our products, or otherwise suggest that their products are safer, more effective or more cost-effective than our products, this may result in a greater level of access for their products relative to our products, which would reduce our sales and harm our results of operations. In some cases, for example, third party payors try to encourage the use of less expensive generic products through their prescription benefit coverage and reimbursement and co-pay policies. Because some of our product candidates, once commercialized, may compete in a market with both branded and generic products, obtaining and maintaining access and reimbursement coverage for our products may be more challenging than for products that are new chemical entities for which no therapeutic alternatives exist. If our competitors offer a clinical lab test that competes with our CNSide Test but is viewed by clinicians or payers as being more cost effective or having greater clinical utility, we may not be able to realize the expected benefits of our test.

Some intellectual property that we have in-licensed has been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

Some of the intellectual property rights we have licensed are generated through the use of U.S. government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980 (the “Bayh-Dole Act”), and implementing regulations. These U.S. government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us or our licensors to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in” rights). The U.S. government also has the right to take title to these inventions if we, or the applicable licensor, fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. These time limits have recently been changed by regulation and may change in the future. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us or the applicable licensor to expend substantial resources. In addition, the U.S. government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. To the extent any of our current or future intellectual property is generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

Orphan drug designation may not ensure that we will enjoy market exclusivity in a particular market, and if we fail to obtain or maintain orphan drug designation or other regulatory exclusivity for some of our product candidates, our competitive position would be harmed.

In September 2020, the FDA granted both orphan drug designation and Fast Track designation to REYOBIQ for the treatment of patients with GBM. In November 2021, the FDA granted Fast Track designation to REYOBIQ for the treatment of patients with LM. In March 2025, the FDA granted orphan drug designation to REYOBIQ for the treatment of LM in patients with lung cancer. A product candidate that receives orphan drug designation can benefit from potential commercial benefits following approval. Under the U.S. Orphan Drug Act, the FDA may designate a product candidate as an orphan drug if it is intended to treat a rare disease or condition, defined as affecting a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the EU, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than 10,000 persons in the EU. Currently, this designation makes the product eligible for market exclusivity in the U.S. and the EU for seven years and ten years, respectively, if a product is the first such product approved for such orphan indication. This market exclusivity does not, however, pertain to indications other than those for which the drug is indicated for, which can be narrower than the orphan drug designation, nor does it prevent drug products containing a different active moiety from receiving orphan designations or approvals in these same indications. Further, even after an orphan drug is approved, the FDA can subsequently approve a drug with similar chemical structure for the same indication if the FDA concludes that the new drug is clinically superior to the orphan product or a market shortage occurs. In the EU, orphan exclusivity may be reduced to six years if the drug no longer satisfies the original designation criteria or can be lost altogether if the marketing authorization holder consents to a second orphan drug application or cannot supply enough drug, or when a second applicant demonstrates its drug is “clinically superior” to the original orphan drug. Notwithstanding orphan drug designation for some of our product candidates, we may not enjoy market exclusivity in a particular market, and if we fail to obtain or maintain orphan drug designation or other regulatory exclusivity for some of our product candidates, our competitive position would be harmed.

If we experience an interruption in supply from a material sole source supplier, our business may be harmed.

We acquire some of our components and other raw materials from sole source suppliers. If there is an interruption in supply of our raw materials from a sole source supplier, for any reason, there can be no assurance that we will be able to obtain adequate quantities of the raw materials within a reasonable time or at commercially reasonable prices. Interruptions in supplies due to pricing, timing, availability, or other issues with our sole source suppliers could have a negative impact on our ability to manufacture products and product candidates, which in turn could adversely affect the development and commercialization of our nanomedicine product candidates and cause us to potentially breach our supply or other obligations under our agreements with certain other counterparties.

We are dependent on sole source suppliers to manufacture the active pharmaceutical ingredients (“API”) and certain other components of our nanomedicine product candidates. There is no assurance that these sole source suppliers will enter into supply agreements with us to provide contractual assurance to us around supply and pricing. Regardless of whether a sole source supplier enters into a written supply arrangement with us, such supplier could still delay, suspend, or terminate supply of raw materials to us for a number of reasons, including manufacturing or quality issues, payment disputes with us, bankruptcy or insolvency, or other occurrences.

Manufacturing or quality assurance difficulties at our contractors and suppliers, the failure or refusal of a supplier or contract manufacturer to supply contracted quantities, or increases in demand on a supplier with constrained capacity could result in delays and disruptions in the manufacturing, distribution, and sale of our products and /or product candidates, leading to lost revenue or reduced market opportunities. Supply constraints may also lead to pauses, discontinuations, or other product availability issues in one or more markets, which could have a material adverse effect on our consolidated results of operations and cash flows. Further, cost inflation and global transportation and logistics challenges, as well as tight labor markets, have caused, and in the future may cause, delays in, and increase costs related to, distribution of our products, the construction or other acquisition of additional manufacturing capacity, procurement activity, and supplier or contract manufacturer arrangements. These disruptions and challenges could result from actual or perceived quality, oversight, or regulatory compliance problems; natural disasters (including increased instances or severity of natural disasters or other events that may be due to climate change), public health outbreaks, epidemics, or pandemics; periods of uneven economic growth or downturns; emergence or escalation of, and responses to international tension and conflicts; equipment, mechanical, data, or information technology system (“IT system”) vulnerabilities, such as system inadequacies, inadequate controls or procedures, operating failures, unauthorized access, service interruptions or failures, security breaches, malicious intrusions, theft, exfiltration, ransomware or other cyber-attacks from a variety of sources; labor shortages; challenges and complexities in manufacturing new drug modalities; contractual disputes with our suppliers and contract manufacturers; vertical integration by competitors within our supply chain; or inability to obtain single-source or other raw or intermediate materials.

If a sole source supplier ceases supply of raw materials necessary, there is no guarantee that we will find an alternative supplier for the necessary raw materials on terms acceptable to us, or at all. Finding alternative suppliers if and as necessary due to geopolitical developments or otherwise may not be feasible or could take a significant amount of time and involve significant expense due to the nature of our products and product candidates. Further the qualification process for a new vendor could take months or years, and any such day in qualification could significantly harm our business.

We may engage in strategic transactions that could impact our liquidity, increase our expenses, and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products, product candidates or technologies. Growth of the nanomedicine business will require significant management time and attention. Further, the future growth of our business will depend in part on our ability to in-license or otherwise acquire the rights to additional product candidates or technologies. We cannot assure you that we will be able to in-license or acquire the rights to any product candidates or technologies from third parties on acceptable terms or at all.

Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, these transactions may entail numerous operational and financial risks, including:

•	exposure to unknown liabilities;

•	disruption of our business and diversion of our management’s time and attention in order to develop acquired products, product candidates or technologies;

•	incurrence of substantial debt or dilutive issuances of equity securities to pay for acquisitions;

•	higher than expected acquisition and integration costs;

•	write-downs of assets or goodwill or impairment charges;

•	increased amortization expenses;

•	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

•	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

•	inability to retain key employees of any acquired businesses.

The in-licensing and acquisition of these technologies is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire product candidates or technologies that we may consider attractive. In addition, companies that perceive us to be a competitor may be unwilling to license rights to us. Furthermore, we may be unable to identify suitable product candidates or technologies within our area of focus. If we are unable to successfully obtain rights to suitable product candidates or technologies or to successfully complete any additional transactions of the nature described above, our business, financial condition and prospects could suffer. In addition, even if we are able to successfully complete any additional transactions of the nature described above, any additional transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We must maintain quality controls and compliance with manufacturing standards.

The manufacture of our product candidates is, and the manufacture of any future drug, device, and/or cell-related therapeutic products would be, subject to periodic inspection by regulatory authorities and distribution partners. The manufacture of drug and device products for human use is subject to extensive regulation and inspection from time to time by the FDA for compliance with the FDA’s cGMP, the Quality System Regulation (“QSR”), as well as equivalent requirements and inspections by state and foreign. regulatory authorities. There can be no assurance that the FDA or other authorities will not, during the course of an inspection of existing or new facilities, identify what they consider to be deficiencies in our compliance with QSRs or other requirements and request, or seek remedial action.

Failure to comply with such regulations or a potential delay in attaining compliance may adversely affect our manufacturing activities and could result in, among other things, injunctions, civil penalties, FDA refusal to grant pre-market approvals or clearances of future or pending product submissions, fines, recalls, import or seizures of products, total or partial suspensions of production and criminal prosecution. There can be no assurance that after such occurrences that we will be able to obtain additional necessary regulatory approvals or clearances on a timely basis, if at all. Delays in receipt of or failure to receive such approvals or clearances, or the loss of previously received approvals or clearances could have a substantial negative effect on our results of operations and financial condition.

If we are unable to identify, hire and/or retain key personnel, we may not be able to sustain or grow our business.

We maintain a small executive team. Our ability to operate successfully and manage our potential future growth depends significantly upon our ability to attract, retain, and motivate highly skilled and qualified research, technical, clinical, regulatory, sales, marketing, managerial and financial personnel. We compete for talent with numerous companies, as well as universities and non-profit research organizations. In the future, we may hire a significant number of scientists, quality and regulatory personnel, and other technical staff with the requisite expertise to support and expand our nanomedicine business. The manufacturing of our oncology drug assets is a highly complex process that requires significant experience and know-how. If we are unable to attract personnel with the necessary skills and experience to reestablish and expand our nanomedicine business, which is currently conducted out of our Houston, Texas facility, our business could suffer.

Our future success also depends on the personal efforts and abilities of the principal members of our senior management and scientific staff to provide strategic direction, manage our operations, and maintain a cohesive and stable environment. In particular, we are highly dependent on our executive officers, especially Marc Hedrick, M.D., our Chief Executive Officer. Given his leadership, extensive technical, scientific, and financial expertise and management and operational experience, if we were unable to retain the services of Dr. Hedrick for any reason, it would materially and adversely impact our business and operations. Further, the loss of services of Dr. Hedrick or any other executive officer could result in product development delays or the failure of our collaborations with current and future collaborators, which, in turn, may hurt our ability to develop and commercialize products and generate revenue. We do not maintain key man life insurance on the lives of any of the members of our senior management. The loss of key personnel for any reason or our inability to hire, retain, and motivate additional qualified personnel in the future could prevent us from sustaining or growing our business. The loss of services of any of our personnel, including Dr. Hedrick, particularly for an extended period, would likely result in product development delays or the failure of our collaborations with current and future collaborators, which, in turn, may impede or delay our ability to develop and commercialize products and generate revenue. In addition, it could also result in difficulty to obtain additional funding for our development of products and our future operations.

We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability if our insurance coverage for those claims is inadequate.

The clinical use of our product candidates exposes us to the risk of product liability claims. This risk exists even if a product or product candidate is approved for commercial sale by applicable regulatory authorities and manufactured in facilities regulated by such authorities. Our product candidates are designed to affect important bodily functions and processes. Any side effects, manufacturing defects, misuse, or abuse associated with our product candidates could result in injury to a patient or even death. For example, REYOBIQ and 188RNL-BAM are cytotoxic, or toxic to living cells, and, if incorrectly or defectively manufactured or labeled, or incorrectly dosed or otherwise used in a manner not contemplated by its label, could result in patient harm and even death. In addition, a liability claim may be brought against us even if our product candidates merely appear to have caused an injury.

Product liability claims may be brought against us by consumers, health care providers, pharmaceutical companies or others selling or otherwise coming into contact with our products or product candidates, if approved, among others. If we cannot successfully defend ourselves against product liability claims, we will incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	the inability to commercialize our product candidates;

•	decreased demand for our product candidates, if approved;

•	impairment of our business reputation;

•	product recall or withdrawal from the market;

•	withdrawal of clinical trial participants;

•	costs of related litigation;

•	distraction of management’s attention from our primary business;

•	substantial monetary awards to patients or other claimants; or

•	loss of revenue.

We have obtained product liability insurance coverage for clinical trials with a $10 million per occurrence and annual aggregate coverage limit. Our insurance coverage may not be sufficient to cover all of our product liability related expenses or losses and may not cover us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost, in sufficient amounts or upon adequate terms to protect us against losses due to product liability. If we determine that it is prudent to increase our product liability coverage, we may be unable to obtain this increased product liability insurance on commercially reasonable terms or at all. Large judgments have been awarded in class action or individual lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could decrease our cash and have a material adverse effect on our business, results of operations, financial condition and prospects.

A failure to adequately protect health information could result in severe harm to our reputation and subject us to significant liabilities, each of which could have a material adverse effect on our business.

Throughout the clinical trial process, we may obtain the health information of our trial subjects. There are a number of state, federal and international laws protecting the privacy and security of health information and personal data. For example, HIPAA imposes privacy, security, breach reporting obligations, and mandatory contractual terms on covered entity health care providers, health plans, and health care clearinghouses, as well as their “business associates” - certain persons or covered entities that create, receive, maintain, or transmit protected health information in connection with providing a specified service or performing a function on behalf of a covered entity. We could potentially be subject to criminal penalties if we, our affiliates, or our agents knowingly receive individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA. The Federal Trade Commission (“FTC”) also sets expectations for taking appropriate steps to safeguard consumers’ personal information, and providing a level of privacy or security commensurate to promises made to individuals. The FTC expects a company’s data privacy and security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Failure to meet these standards may constitute unfair or deceptive acts or practices in violation of Section 5 of the FTC Act. The FTC also has the power to enforce the Health Breach Notification Rule, which imposes notification obligations on companies for breaches of certain health information contained in personal health records. Enforcement by the FTC under the FTC Act and Health Breach Notification Rule can result in civil penalties or enforcement actions.

Most states have laws requiring notification of affected individuals and state regulators (breach notification laws) in the event of a breach of personal information, which is a broader class of information than the health information protected by HIPAA. Many state laws impose significant data security requirements, such as encryption or mandatory contractual terms to ensure ongoing protection of personal information. For example, in California, the California Consumer Privacy Act, as amended by the California Privacy Rights Act (“CCPA”) establishes certain requirements for data use and sharing transparency and creates new data privacy rights for California consumers, as that term is defined by law. Failure to comply with the CCPA may result in, among other things, significant civil penalties and injunctive relief, or statutory or actual damages. In addition, California consumers have the right to bring a private right of action in connection with certain types of incidents. These claims may result in significant liability and damages. Other jurisdictions have enacted or proposed similar legislation and/or regulations, such as consumer privacy laws that went into effect in 2023 in Virginia, Colorado, Utah, and Connecticut. Health-specific Consumer privacy laws were also passed in multiple other states, including consumer health privacy laws in Washington and Nevada, which govern consumer health data.

Activities outside of the U.S. implicate local and national data protection standards, impose additional compliance requirements and generate additional risks of enforcement for non-compliance. For example, the EU’s General Data Protection Regulation, including as implemented in the UK (collectively “GDPR”) imposes fines of up to EUR 20 million or 4% of the annual global revenue of a noncompliant company, whichever is greater. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with data protection authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. Canada’s Personal Information Protection and Electronic Documents Act and other data protection, privacy and similar national, state/provincial and local laws may also restrict the access, use and disclosure of patient health information abroad. Moreover, as a result of the broad scale release and availability of Artificial Intelligence (AI) technologies such as generative AI, there is a global trend towards more regulation (e.g., the EU AI Act and AI laws passed in U.S. states) to ensure the ethical use, privacy, and security of AI and the data that it processes. Compliance with such laws will likely be an increasing and substantial cost in the future. We may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy and data security laws, to protect against security breaches and hackers, or to alleviate problems caused by such breaches. Compliance with these laws is difficult, constantly evolving, time consuming, and requires a flexible privacy framework and substantial resources. Compliance efforts will likely be an increasing and substantial cost in the future.

We and our collaborators must comply with environmental laws and regulations, including those pertaining to use of hazardous and biological materials in our business, and failure to comply with these laws and regulations could expose us to significant liabilities.

We and our collaborators are subject to various federal, state, and local environmental laws, rules and regulations, including those relating to discharge of materials into the air, water and ground, those relating to manufacturing, storage, use, transportation and disposal of hazardous and biological materials, and those relating to the health and safety of employees with respect to laboratory activities required for the development of our products and activities. In particular, our nanomedicine products and processes involve the controlled storage, use and disposal of certain cytotoxic, or toxic to living cells, materials. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials, or other violations of applicable environmental laws, rules or regulations cannot be completely eliminated. In the event of any violation of such laws, rules or regulations, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of any insurance we may obtain and could exceed our financial resources. We may not be able to maintain insurance on acceptable terms, or at all. We may incur significant costs in complying with environmental laws, rules and regulations.

We recently acquired the CNSide® Portfolio, and we may not be successful in our efforts to develop, fully utilize and monetize it.

In April 2024, we completed the acquisition of substantially all of the right, title and interest in the CNSide Platform, including the CNSide Test, which is designed to detect, quantify, and monitor tumor status in LM. We are currently evaluating and developing our business plan for developing the CNSide Portfolio alongside our lead radio therapeutic candidate, REYOBIQ, and seeking partnering and financing opportunities for CNSide. We re-introduced the CNSide Test to a select number of major cancer centers in the U.S. market beginning in August 2025, following receipt of laboratory certifications, state licenses, and payer coverage. Over time, we intend to further develop the CNSide Platform to support additional clinical applications. However, there can be no assurances that we will be able to develop the technology to allow for commercial applications, or successfully utilize and fully integrate the CNSide Portfolio into our operations. We may not generate revenues from or realize the anticipated benefits of the CNSide Platform within our expected timeline or at all.

On May 6, 2024, the FDA issued a final rule amending the definition of an in vitro diagnostic (IVD) device to include tests manufactured by a clinical laboratory. This rule would have required laboratory developed tests (LDTs) manufactured by a laboratory to comply with the same general regulatory requirements as other medical devices. Two lawsuits challenging FDA’s authority to regulate LDTs—one by the American Clinical Laboratory Association and the other by the Association for Molecular Pathology— were filed in federal district courts in Texas in 2024 and were subsequently consolidated.

On March 31, 2025, the court issued an order vacating the final rule, thereby overturning the rulemaking’s associated requirements. The district court ruled that FDA lacks jurisdiction to regulate LDTs because they do not meet the definition of a medical device under the FDC Act. The government did not appeal.

Legislative proposals addressing the FDA’s oversight of LDTs have been previously introduced. For example, the VALID Act, introduced in 2021 and again in 2023, would have established a new risk-based regulatory framework for in vitro clinical tests (IVCTs), a category which would have included IVDs, LDTs, collection devices and instruments used with such tests. It is unclear whether the court decision will renew interest in a legislative path for LDT regulation.

If the regulatory framework for LDTs changes in the future, CNSide Diagnostics may also be required to comply with these FDA or other, different regulations. Failure to comply with applicable regulatory requirements may trigger a range of enforcement actions, and may disqualify or delay a company from launching an LDT product, or prevent a company with an LDT on the marketing from continuing to sell their test.

Clinical laboratories are highly regulated and if we are unable to maintain compliance with these regulations, or if the regulations change in ways that make it more difficult or costly to comply, our financial condition and our business may be harmed.

Clinical laboratories in the U.S. must maintain compliance with the federal CLIA standards and with applicable state law licensure requirements, and if we are unable to do so we may be unable to offer the CNSide Test to patients. In order to be commercially viable, clinical lab tests must be covered and reimbursed by third party payers. If payers fail to cover the test, impose restrictions on the scope of coverage, or do not provide sufficient reimbursement for the CNSide Test we may be unable to realize the expected benefits of the test and may not be able to offer it within the expected timeline, or at all. We obtained CLIA accreditation and related clinical laboratory certifications for our Houston-based diagnostic laboratory, enabling the performance of the CNSide Test as a LDT in compliance with applicable regulatory requirements. In addition, as of January 2, 2026, we have contracts with two payers, United Healthcare and Humana, covering approximately 67 million lives.

Our relationships with customers, healthcare providers, including physicians, and third-party payors are subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Healthcare providers, including physicians, and third-party payors in the U.S. and elsewhere will play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval and the ordering of the CNSide Test. Our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors subject us to various federal and state fraud and abuse laws and other healthcare laws, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws, the Physician Payments Sunshine Act and regulations promulgated under such laws. These laws will impact, among other things, our clinical research, proposed sales, marketing and educational programs, and other interactions with healthcare professionals and patients. In addition, we may be subject to patient privacy laws by both the federal government and the states in which we conduct or may conduct our business.

Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant penalties, including, without limitation, civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participating in federal and state funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, contractual damages, diminished profits and future earnings, reputational harm and the curtailment or restructuring of our operations, any of which could harm our business.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

The diagnostic testing industry is subject to rapid change, which could make our current or future products obsolete.

The diagnostic testing industry is characterized by rapid changes, including technological and scientific breakthroughs, developments related to application of generative artificial intelligence (“AI”), frequent new product introductions and enhancements and evolving industry standards, all of which could make our current products and the other products we are developing obsolete. The future success of our products will depend on our ability to keep pace with the evolving needs of clinicians and patients on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of scientific and technological advances. In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer. There have also been advances in methods used to analyze very large amounts of molecular information. We must continuously enhance our existing products and develop new products to keep pace with evolving standards of care. If we do not update our products to reflect new scientific knowledge about cancer biology, information about new cancer therapies or relevant clinical studies, our products could become obsolete and sales of our current products and any new products we develop could decline or fail to grow as expected.

Risks Relating to Our Intellectual Property

Our success depends in part on our ability to protect our intellectual property.

Our success depends in part on our ability to obtain and maintain patent, trademark, and trade secret protection of our platform technology and current product candidates, including but not limited to our nanomedicine product candidates, including REYOBIQ and 188RNL-BAM, and our CNSide Platform, as well as successfully defending our intellectual property against third-party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, or importing our platform technology and/or our product candidates is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we, NanoTx, or UTHSCSA, as the case may be, might not have been the first to file patent applications for REYOBIQ or 188RNL-BAM;

•	we, or Biocept, as the case may be, might not have been the first to file patent applications for the CNSide Platform;

•	it is possible that our pending patent applications will not result in issued patents;

•	it is possible that there are dominating patents to our product candidates of which we are not aware;

•	it is possible that there are prior public disclosures that could invalidate our patents, of which we are not aware;

•	it is possible that others may circumvent our patents;

•	it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering our product candidates or technology similar to ours;

•	the claims of our patents or patent applications, if and when issued, may not cover our system or products, or our system or product candidates;

•

our owned or in-licensed issued patents may not provide us with any competitive advantages, or may be narrowed in scope, be held invalid or unenforceable as a result of legal administrative challenges by third parties;

•	others may be able to make or use compounds that are the same or similar to the REYOBIQ or 188RNL-BAM product candidates but that are not covered by the claims of our patents;

•

we may not be able to detect infringement against our patents, which may be especially difficult for manufacturing processes or formulation patents, such as the patents/applications related to REYOBIQ or 188RNL-BAM;

•

the API used in REYOBIQ, 186-Re, is routinely produced in nuclear reactors or at a particle accelerator and is commercially available as 186-Re Sulfide for isotropic radiation synovectomy of medium sized joints and in developing countries as 186-Re-HEDP for bone pain palliation;

•	we may not develop additional proprietary technologies for which we can obtain patent protection; or

•	the patents of others may have an adverse effect on our business.

The patent positions of pharmaceutical, biopharmaceutical and medical device companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in patents in these fields has emerged to date in the United States. There have been recent changes regarding how patent laws are interpreted, and both the USPTO and Congress have recently made significant changes to the patent system. There have been three U.S. Supreme Court decisions that now show a trend of the Supreme Court which is distinctly negative on patents. The trend of these decisions along with resulting changes in patentability requirements being implemented by the USPTO could make it increasingly difficult for us to obtain and maintain patents on our product candidates. We cannot accurately predict future changes in the interpretation of patent laws or changes to patent laws which might be enacted into law. Those changes may materially affect our patents, our ability to obtain patents and/or the patents and applications of our collaborators and licensors. The patent situation in these fields outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in the patents we own or to which we have a license or third-party patents.

Intellectual property law outside the United States is uncertain and in many countries is currently undergoing review and revisions. The laws of some countries do not protect our patent and other intellectual property rights to the same extent as United States laws. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition.

Failure to obtain or maintain patent protection or protect trade secrets, for any reason (or third-party claims against our patents, trade secrets, or proprietary rights, or our involvement in disputes over our patents, trade secrets, or proprietary rights, including involvement in litigation), could have a substantial negative effect on our results of operations and financial condition.

We may not be able to protect our trade secrets.

We may rely on trade secrets to protect our technology, especially with respect to the nanomedicine products, as well as in areas where we do not believe patent protection is appropriate or obtainable. Trade secrets are difficult to protect, and we have limited control over the protection of trade secrets used by our collaborators and suppliers. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators, and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, state laws in the Unites States vary, and their courts as well as courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods, and know-how. If our confidential or proprietary information is divulged to or acquired by third parties, including our competitors, our competitive position in the marketplace will be harmed and our ability to successfully penetrate our target markets could be severely compromised.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the device, biotechnology and pharmaceutical industries, we employ individuals who were previously employed at other device, biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management, which would adversely affect our financial condition.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights, and we may be unable to protect our rights to our product candidates and technology.

Litigation may be necessary to enforce or confirm the ownership of any patents issued or licensed to us, or to determine the scope and validity of third-party proprietary rights, which would result in substantial costs to us and diversion of effort on our part. If our competitors claim technology also claimed by us and prepare and file patent applications in the United States, we may have to participate in interference proceedings declared by the USPTO or a foreign patent office to determine priority of invention, which could result in substantial costs to and diversion of effort, even if the eventual outcome is favorable to us. Any such litigation or interference proceeding, regardless of outcome, could be expensive and time-consuming.

Successful challenges to our patents through oppositions, reexamination proceedings or interference proceedings could result in a loss of patent rights in the relevant jurisdiction. If we are unsuccessful in actions we bring against the patents of other parties, and it is determined that we infringe the patents of third-parties, we may be subject to litigation, prevented from commercializing potential products in the relevant jurisdiction and/or may be required to obtain licenses to those patents or develop or obtain alternative technologies, any of which could harm our business. Furthermore, if such challenges to our patent rights are not resolved in our favor, we could be delayed or prevented from entering into new collaborations or from commercializing certain products, which could adversely affect our business and results of operations.

Competitors or third parties may infringe on or upon our patents. We may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or that the third party’s technology does not in fact infringe upon our patents. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our related pending patent applications at risk of not issuing.

Litigation may fail and, even if successful, may result in substantial costs and be a distraction to our management. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries outside the United States where patent rights may be more difficult to enforce. Further, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or otherwise have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business.

Our commercial success will also depend, in part, on our ability to avoid infringing on patents issued by others. There may be issued patents of third parties of which we are currently unaware, that are infringed or are alleged to be infringed by our product candidate or proprietary technologies. Because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our owned and in-licensed issued patents or our pending applications, or that we or, if applicable, a licensor were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering our product candidates or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies.

We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates and/or proprietary technologies infringe their intellectual property rights. These lawsuits are costly and could adversely affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we or our commercialization partners are infringing the third party’s patents and would order us or our partners to stop the activities covered by the patents. In addition, there is a risk that a court will order us or our partners to pay the other party damages for having violated the other party’s patents.

If a third-party’s patent were found to cover our product candidates, proprietary technologies or their uses, we could be enjoined by a court and required to pay damages and could be unable to commercialize our product candidates or use our proprietary technologies unless we or they obtained a license to the patent. A license may not be available to us on acceptable terms, if at all. In addition, during litigation, the patent holder could obtain a preliminary injunction or other equitable relief which could prohibit us from making, using or selling our product candidates, technologies or methods pending a trial on the merits, which could be years away.

Risks Relating to the Issuances of Capital Stock, the Securities Markets and an Investment in our Common Stock

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our certificate of incorporation allows us to issue up to 2,000,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock.

Significant additional capital will be needed in the future to continue our planned operations, including further development of our product candidates, preparing IND or equivalent filings, conducting preclinical studies and clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our shares of common stock.

We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, including without stockholder approval, in a number of circumstances. The issuance of additional shares or other equity securities of equal or senior rank would result in a decrease in existing stockholders’ proportionate ownership interest in us and the relative voting strength of each previously outstanding share of common stock, and may adversely affect the market price of our common stock.

The market price of our common stock may be volatile and fluctuate significantly, which could result in substantial losses for stockholders.

The market price of our common stock has been, and may continue to be, subject to significant fluctuations. Among the factors that may cause the market price of our common stock to fluctuate are the risks described in this “Risk Factors” section and other factors, including:

•	fluctuations in our operating results or the operating results of our competitors;

•	the outcome of clinical trials involving the use of our product candidates, including our sponsored trials;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	variance in our financial performance from the expectations of securities analysts;

•	changes in the estimates of the future size and growth rate of our markets;

•	changes in accounting principles or changes in interpretations of existing principles, which could affect our financial results;

•	conditions and trends in the markets we currently serve or which we intend to target with our product candidates;

•	changes in general economic, industry and market conditions;

•	success of competitive products and services;

•	changes in market valuations or earnings of our competitors;

•	announcements of significant new products, contracts, acquisitions or strategic alliances by us or our competitors;

•	our continuing ability to list our securities on an established market or exchange;

•	the timing and outcome of regulatory reviews and approvals of our product candidates;

•	the commencement or outcome of litigation involving our company, our general industry or both;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	actual or expected sales of our common stock by the holders of our common stock; and

•	the trading volume of our common stock.

In addition, the financial markets may experience a loss of investor confidence or otherwise experience continued volatility and deterioration. A loss of investor confidence may result in extreme price and volume fluctuations in our common stock that are unrelated or disproportionate to the operating performance of our business, our financial condition or results of operations, which may materially harm the market price of our common stock and result in substantial losses for stockholders. Further, although our common stock is traded on the Nasdaq, there is currently a limited market for our common stock and an active market may never develop. An active trading market in our common stock may not develop.

We may be or become the target of securities litigation, which is costly and time-consuming to defend.

In the past, following periods of market volatility in the price of a company’s securities, the reporting of unfavorable news or continued decline in a company’s stock price, security holders have often instituted class action litigation. The market value of our securities has steadily declined over the past several years for a variety of reasons discussed elsewhere in this “Risk Factors” section, which heightens our litigation risk. If we face such litigation, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to suffer. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our charter documents contain anti-takeover provisions.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage, delay or prevent a merger, acquisition or other change of control that stockholders may consider favorable. These provisions could also prevent or frustrate attempts by our stockholders to replace or remove members of our Board of Directors (the “Board”). Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions:

•	authorize our Board to issue without stockholder approval up to 5,000,000 shares of preferred stock, the rights of which will be determined at the discretion of the Board;

•	require that stockholder actions must be effected at a duly called stockholder meeting and cannot be taken by written consent;

•	establish advance notice requirements for stockholder nominations to our Board or for stockholder proposals that can be acted on at stockholder meetings; and

•	limit who may call stockholder meetings.

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of the voting rights on our common stock, from merging or combining with us for a prescribed period of time.

We presently do not intend to pay cash dividends on our common stock.

We have never paid cash dividends in the past, and we currently anticipate that no cash dividends will be paid on the common stock in the foreseeable future. This could make an investment in our common stock inappropriate for some investors, and may serve to narrow our potential sources of additional capital. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of our business.

If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

General Risk Factors

Increased information technology security threats and more sophisticated and targeted computer crime could pose a risk to our systems, networks, and products.

Increased global information technology security threats and more sophisticated and targeted computer crime pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data and communications. While we attempt to mitigate these risks by employing a number of measures, including employee refreshers, monitoring of our networks and systems, and maintenance of backup and protective systems, our systems, networks and products remain potentially vulnerable to advanced persistent threats. Depending on their nature and scope, such threats could potentially lead to the compromising of confidential information and communications, improper use of our systems and networks, manipulation and destruction of data, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements other than statements of historical fact, which address activities, events or developments that we “intend,” “expect,” “believe,” “anticipate,” “will,” “should,” “would,” “could,” “may,” “designed,” “potential,” “evaluate,” “progressing,” proceeding,” “exploring,” “hopes,” and similar expressions, or future conditional verbs such as “will,” “should,” “would,” could or “may” occur in the future are forward looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements regarding: our anticipated expenditures, including research and development, and general and administrative expenses; our strategic collaborations and license agreements, intellectual property, U.S. Food and Drug Administration and European Medicines Agency approvals and interactions and government regulation; the potential size of the market for our product candidates; our research and development efforts; results from our pre-clinical and clinical studies and the implications of such results regarding the efficacy or safety of our product candidates; the safety profile, pathways, and efficacy of our product candidates and formulations; anticipated advantages of our product candidates over other products available in the market and being developed; the populations that will most benefit from our product candidates and indications that will be pursued with each product candidate; anticipated progress in our current and future clinical trials; plans and strategies to create novel technologies; our IP strategy; competition future development and/or expansion of our product candidates and therapies in our markets; sources of competition for any of our product candidates; our pipeline; our ability to generate product or development revenues and the sources of such revenue; our ability to obtain and maintain regulatory approvals; expectations as to our future performance; our ability to fully access our equity line with Lincoln Park; our need for additional financing and the availability thereof; our ability to continue as a going concern; our ability to remain listed on the Nasdaq Capital Market; our ability to repay or refinance some or all of our outstanding indebtedness and our ability to raise capital in the future; our ability to transfer the drug product manufacture to a contract drug manufacturing organization; the potential enhancement of our cash position through development, marketing, and licensing arrangements; potential enhancement of our cash position through development, marketing, and licensing arrangements; and a material security breach or cybersecurity attack affecting our operations and property.

Our actual results may differ, including materially, from those anticipated in these forward-looking statements as a result of various risks and uncertainties. These risks and uncertainties include, but are not limited to, those risks discussed in this prospectus under “Risk Factors.” We encourage you to read these risks carefully. We caution you not to place undue reliance on the forward-looking statements contained in this prospectus. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in the reports we file with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from the sale of securities in this offering will be approximately $10.9 million, after deducting underwriter’s fees and other offering expenses payable by us, assuming no sale of pre-funded units, no exercise of warrants and no exercise of the overallotment option by the underwriter. If the underwriter fully exercises the over-allotment option for shares of common stock, the net proceeds of the securities we sell will be approximately $12.7 million, assuming no sale of pre-funded units and no exercise of warrants.

We expect to use any proceeds that we receive from this offering for working capital and general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the offering. Accordingly, our management will have broad discretion in the application of the net proceeds. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We may use the proceeds for purposes that are not contemplated at the time of this offering. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted immediately to the extent of the difference between the public offering price per share of our common and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of September 30, 2025, was $4,308,000, or $0.03 per share of our outstanding common stock. Our historical net tangible book value represents the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of our common stock outstanding as of September 30, 2025.

As of September 30, 2025, we had a pro forma net tangible book value of $6,934,320, corresponding to a pro forma net tangible book value of $0.05 per share of our outstanding common stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, including the pro forma effect of share issuances under the Lincoln Park Purchase Agreement and payments to stockholders for share buybacks pursuant to side letter agreements with such stockholders.

After giving effect to the sale of units at an assumed public offering price of $0.56 per unit (which was the last reported sale price of our common stock on Nasdaq on January 6, 2026), assuming no sale of any pre-funded units, no exercise of warrants, and after deducting underwriter fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $17.9 million, or $0.11 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution of $0.45 per share to investors purchasing units in this offering at the assumed public offering price. The final public offering price will be determined through negotiation between us, the underwriter and the investors in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per unit	$0.56
Historical net tangible book value per share as of September 30, 2025	$0.03
Pro forma net tangible book value per share as of September 30, 2025	$0.05
Increase in pro forma net tangible book value per share as of September 30, 2025 attributable to investors purchasing shares in this offering	$0.06

Pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering	$0.11

Dilution per share to investors participating in this offering	$0.45

If the underwriter exercises its overallotment option to purchase shares of common stock in full, the pro forma as adjusted net tangible book value as of September 30, 2025, after giving effect to this offering, would have been approximately $19.6 million, or approximately $0.12 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.07 per share to our existing stockholders and an immediate dilution of $0.44 per share to investors purchasing units in this offering at the assumed public offering price.

Unless otherwise noted, the number of shares of common stock to be outstanding immediately after this offering in the table above is based on 131,605,544 shares outstanding as of September 30, 2025, and excludes, as of September 30, 2025:

•	11,272,863 shares of common stock issuable upon exercise of stock options outstanding under our equity incentive plans, with a weighted-average exercise price of $0.91 per share;

•	2,823,857 shares of common stock issuable upon vesting of restricted stock units under our equity incentive plans, with a weighted-average grant date fair value of $0.57 per share;

•	76,025 shares of common stock reserved for future issuance under our 2015 New Employee Incentive Plan;

•	10,005,151 shares of common stock reserved for future issuance under our 2020 Stock Incentive Plan;

•	398 and 27,792 shares of common stock issuable upon conversion of 1,014 shares of Series B Convertible Preferred Stock and 938 shares of Series C Preferred Stock, respectively; and

•	3,141,993 shares of common stock issuable upon the exercise of warrants to purchase common stock, with a weighted-average exercise price of $1.79 per share.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the Nasdaq Capital Market under the symbol “PSTV.” On January 6, 2026, the closing price as reported on Nasdaq Capital Market of our common stock was $0.56 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on any national securities exchange.

Holders

As of January 2, 2026, there were approximately 27 registered holders of our common stock. This number does not include stockholders for whom shares were held in “nominee” or “street name.”

Dividend Policy

We have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. We currently expect to retain any future earnings to fund the operation and expansion of our business. Investors should not purchase our common stock with the expectation of receiving cash dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations includes the following sections:

•	Overview that discusses our operating results and some of the trends that affect our business.

•	Results of Operations that includes a more detailed discussion of our revenue and expenses.

•	Liquidity and Capital Resources that discusses key aspects of our consolidated statements of cash flows, changes in our financial position and our financial commitments.

Overview

Plus Therapeutics is a U.S. pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (“CNS”) cancers. Our novel radioactive drug formulations and medical device and therapeutic candidates are designed to deliver safe and effective doses of radiation to tumors. To achieve this, we have developed innovative approaches to drug formulation, including encapsulating radionuclides such as rhenium isotopes with nanoliposomes and microspheres. Our formulations are intended to achieve elevated patient-absorbed radiation doses and extend retention times such that the clearance of the isotope occurs after significant and essentially complete radiation decay, which will contribute and provide less normal tissue/organ exposure and improved safety margins.

Traditional approaches to radiation therapy for cancer, such as external beam radiation, have many disadvantages including continuous treatment for four to six weeks (which is onerous for patients), that the radiation damages healthy cells and tissue, and that the amount of radiation delivered is very limited and, therefore, is frequently inadequate to fully destroy the cancer.

Our targeted radiotherapeutic platform and unique investigational drugs have the potential to overcome these disadvantages by directing higher, more powerful radiation doses at the tumor—and only the tumor—potentially in a single treatment. By minimizing radiation exposure to healthy tissues while simultaneously maximizing locoregional delivery and, thereby, efficacy, we hope to reduce the radiation toxicity for patients, improving their quality of life and life expectancy. Our radiotherapeutic platform, combined with advances in surgery, nuclear medicine, interventional radiology, and radiation oncology, affords us the opportunity to target a broad variety of cancer types.

Our lead radiotherapeutic candidate, REYOBIQ (rhenium (186Re) obisbemeda), is designed specifically for CNS cancers including recurrent glioblastoma (“GBM”), leptomeningeal metastases (“LM”), and pediatric brain cancers (“PBC”) by direct localized delivery utilizing approved standard-of-care tissue access such as with convection-enhanced delivery (“CED”) and intraventricular brain (Ommaya reservoir) catheters. Our acquired radiotherapeutic candidate, Rhenium-188 NanoLiposome Biodegradable Alginate Microsphere (“188RNL-BAM”), is designed to treat many solid organ cancers including primary and secondary liver cancers by intra-arterial injection.

Our cerebrospinal fluid cancer diagnostic portfolio known as the CNSide Platform is currently being utilized in the ReSPECT-LM clinical trial funded by the Cancer Prevention and Research Institute of Texas (“CPRIT”). In

connection with our business plan for developing the CNSide Platform, we formed CNSide Diagnostics, LLC (“CNSide Diagnostics”), a wholly owned subsidiary of the Company, and our board of directors appointed a board of managers for CNSide Diagnostics. We are planning for the CNSide Cerebrospinal Fluid Tumor Cell Enumeration test (the “CNSide Test”), which is a laboratory developed test (“LDT”), which we re-introduced to the U.S. market in the fourth quarter of 2025. The laboratory for the CNSide Test in Houston, Texas has received a certificate of accreditation from the Centers for Medicare & Medicaid Services (CMS) which deems the lab compliant with Clinical Laboratory Improvement Amendments (“CLIA”) regulations. Furthermore, CNSide Diagnostics has signed a national agreement with UnitedHealthcare Insurance Company, effective September 15, 2025, covering over 51 million people throughout the United States, to provide the CNSide Test.

Our headquarters is located in Houston, Texas, in proximity to world-class cancer institutions and researchers.

Pipeline

Our most advanced investigational drug, REYOBIQ, is a patented radiotherapy potentially useful for patients with CNS and other cancers. We announced in March 2025 that the U.S. Food and Drug Administration (“FDA”) conditionally accepted the proprietary name REYOBIQ to be used by us for our proprietary rhenium (186Re) obisbemeda. Preclinical study data describing the use of REYOBIQ for several cancer targets have been published in peer-reviewed journals and reported at a variety of medical society peer-reviewed meetings. Besides GBM, LM and PBC, REYOBIQ has been reported to have potential applications for head and neck cancer, ovarian cancer, breast cancer and peritoneal metastases.

The REYOBIQ technology was part of a licensed radiotherapeutic portfolio that we acquired from NanoTx, Corp. (“NanoTx”) on May 7, 2020. The licensed radiotherapeutic has been evaluated in preclinical studies for several cancer targets and we have an active $3.0 million award from U.S. National Institutes of Health/National Cancer Institute which is expected to provide financial support for the continued clinical development of REYOBIQ for recurrent GBM through the completion of a Phase 2 clinical trial, including enrollment of up to 55 patients.

REYOBIQ versus External Beam Radiation Therapy for Recurrent GBM

REYOBIQ is a novel injectable radiotherapy designed to deliver targeted, high dose radiation directly into GBM tumors in a safe, effective, and convenient manner that may ultimately prolong patient survival. REYOBIQ is composed of the radionuclide Rhenium-186 and a nanoliposomal carrier, and is infused in a highly targeted, controlled fashion, directly into the tumor via precision brain mapping and CED catheters. Potential benefits of REYOBIQ compared to standard external beam radiotherapy or external beam radiation therapy (“EBRT”) include:

•

The REYOBIQ radiation dose delivered to patients may be up to 20 times greater than what is possible with commonly used EBRT, which, unlike EBRT and proton beam devices, spares normal tissue and the brain from radiation exposure.

•	REYOBIQ can be visualized in real-time during administration, possibly giving clinicians better control of radiation dosing, distribution and retention.

•	REYOBIQ potentially more effectively treats a bulk tumor and microscopic disease that has already invaded healthy tissue.

•

REYOBIQ is infused directly into the targeted tumor by CED catheter insertion using MRI guided software to avoid critical patient neurological structures and neural pathways and also bypasses the blood brain barrier, which delivers the therapeutic product where it is needed. Importantly, it reduces radiation exposure to healthy cells, in contrast to EBRT, which passes through normal tissue to reach the tumor, continuing its path through the tumor, hence being less targeted and selective.

•

REYOBIQ is given during a single, short, in-patient hospital visit, and is available in all hospitals with nuclear medicine and neurosurgery, while EBRT requires out-patient visits five days a week for approximately four to six weeks.

ReSPECT-GBM Trial for Recurrent GBM

GBM affects approximately 15,000 patients annually in the U.S. and is the most common and lethal form of brain cancer. The average life expectancy with GBM is less than 24 months, with a one-year survival rate of 40% and a five-year survival rate of around 5%. There is no clear standard of care for recurrent GBM and the few currently approved treatments provide only marginal survival benefit and are associated with significant side effects, which limit dosing and prolonged use. Approximately 90% of patients experience GBM tumor recurrence at or near the original tumor location, yet there are no FDA-approved treatments in the recurrent or progressive setting that can significantly extend a patient’s life. GBM routinely presents with headaches, seizures, vision changes and other significant neurological complications, with a significant compromise in quality of life. Despite the best available medical treatments, the disease remains incurable. Even after efforts to manage the presenting signs and symptoms and completely resect the initial brain tumor, some microscopic disease almost always remains and tumor regrowth occurs within months. Complete surgical removal of GBM is usually not possible and GBM is often resistant or quickly develops resistance to most available current and investigational therapies. Today, the treatment of GBM remains a significant challenge and it has been nearly a decade since the FDA approved a new therapy for this disease, and these more recent approvals have not improved the overall survival (“OS”) for GBM patients over past decades, and a significant unmet medical need persists.

While EBRT has been shown to be safe and has temporary efficacy in many malignancies including GBM, typically at absorbed, fractionated radiation dose of ~30 Gray in GBM, this maximum possible administered dose is always limited by toxicity to the normal tissues surrounding the malignancy and because EBRT requires fractionation to manage toxicity and maximum EBRT limits are typically reached before long-term efficacy reached. Because of this limitation, EBRT cannot provide a cure or long-term control of GBM and GBM always recurs within months after EBRT. In contrast, locally delivered and targeted radiopharmaceuticals that precisely deliver radiation in the form of beta particles such as Iodine-131 for thyroid cancer, are known to be safe and effective and minimize exposure to normal cells and tissues especially with optimal administered dose and minimizing exposure to normal tissue. The locally delivered REYOBIQ is designed for and provides patient tolerability and safety. Though no REYOBIQ head-to-head trial with chemo, immune, EBRT or systemic radiopharmaceutical products have been conducted, patient tolerability and safety considerations have been reported as expected.

In September 2020, the FDA granted both orphan drug designation and Fast Track designations to REYOBIQ for the treatment of patients with GBM.

REYOBIQ is under clinical investigation in a Phase 1/2 multicenter, sequential cohort, open-label, volume and dose escalation study (“ReSPECT-GBM”) of the safety, tolerability, and distribution of REYOBIQ given by CED catheters to patients with recurrent or progressive malignant glioma after standard surgical, radiation, and/or chemotherapy treatment. The trial is funded through Phase 2 in large part by a National Institute of Health/National Cancer Institute grant.

We completed Phase 1 of our ReSPECT-GBM Trial and are targeting full enrollment into Phase 2 by the end of 2026.

Plus Therapeutics, Inc. NASDAQ: PSTV

ReSPECT-LM Clinical Trials for LM

LM is a rare complication of cancer in which the disease spreads to the membranes (meninges) surrounding the brain and spinal cord. The incidence of LM is growing and occurs in approximately 5%, or more, of people with late-stage cancer, or 110,000 people in the U.S. each year. It is highly lethal with an average one-year survival of just 7%. All solid cancers, particularly breast, lung, GI, and melanoma, have the potential to spread to the leptomeninges.

The ReSPECT-LM Phase 1 clinical trial (ClinicalTrials.gov NCT05034497) was preceded with preclinical studies in which tolerance to doses of REYOBIQ as high as 1,075 Gy were shown in animal models with LM without significant observed toxicity. Furthermore, treatment led to a marked reduction in tumor burden in both C6 and MDA-231 LM models.

Upon receiving acceptance of our Investigational New Drug application and Fast Track designation by the FDA for REYOBIQ for the treatment of LM in November 2021, we initiated the trial and began screening patients for the ReSPECT-LM Phase 1 clinical trial in the fourth quarter of 2021.

ReSPECT-LM is a multi-center, sequential cohort, open-label, dose escalation study evaluating the safety, tolerability, and efficacy of a single-dose application of REYOBIQ administered through intrathecal infusion to the ventricle of patients with LM after standard surgical, radiation, and/or chemotherapy treatment. The primary endpoint of the study is the incidence and severity of adverse events and dose limiting toxicities, together with determining the maximum tolerated and recommended Phase 2 dose. Full enrollment in the Phase 1 trial was achieved at the end of 2024, and we announced the trial completion on February 26, 2025. Trial closeout procedures are now taking place including final data review and monitoring, and a clinical study report and manuscript will be prepared.

On September 19, 2022, we entered into a Cancer Research Grant Contract (the “CPRIT Contract”), effective as of August 31, 2022, with CPRIT, pursuant to which CPRIT provides us a grant of up to $17.6 million (the “CPRIT Grant”) over a three-year period to fund the continued development of REYOBIQ for the treatment of patients with LM through Phase 2 of the ReSPECT-LM clinical trial. The CPRIT Grant is subject to customary CPRIT funding conditions, including, but not limited to, a matching fund requirement (one dollar from us for every two dollars awarded by CPRIT), revenue sharing obligations upon commercialization of

REYOBIQ based on specific dollar thresholds until CPRIT receives the aggregate amount of 400% of the proceeds awarded under the CPRIT Grant, and certain reporting requirements. As of September 30, 2025, we had received approximately $14.3 million in milestone payments under the CPRIT Contract.

Interim results show that a single treatment with REYOBIQ resulted in a consistent decreased cerebrospinal fluid (“CSF”) tumor cell count/ml and is tolerated by all LM patients. REYOBIQ is an outpatient administration and treatment and is easily and safely administered through a standard intraventricular catheter (Ommaya Reservoir), distributed promptly throughout the CSF, and with durable retention in the leptomeninges at least through day seven. All patients have shown well tolerated prompt and durable REYOBIQ distribution throughout the subarachnoid space.

Our ReSPECT LM Multi-dose Phase 1/2 Study is currently enrolling patients.

ReSPECT-PBC Clinical Trial for Pediatric Brain Cancer

The average annual age adjusted mortality rate for children aged 0-14 for malignant brain (and other CNS) tumors is 0.71/100,000, making it the most common cause of death and cancer death in this age group. The 2021 World Health Organization Classification of CNS Tumors classifies gliomas, glioneuronal tumors, and neuronal tumors into six different families: (1) adult-type diffuse gliomas; (2) pediatric-type diffuse low-grade gliomas; (3) pediatric-type diffuse high-grade gliomas (“HGG”); (4) circumscribed astrocytic gliomas; (5) glioneuronal and neuronal tumors; and (6) ependymomas.

In August 2021, we announced plans for treating pediatric brain cancer at the 2021 American Association of Neurological Surgeons Annual Scientific Meeting. In July 2021, we reported that we received FDA feedback pertaining to a pre-Investigational New Drug Application (“IND”) meeting briefing package in which the FDA stated that we are not required to perform any additional preclinical or toxicology studies.

Pediatric high-grade gliomas can be found almost anywhere within the CNS; however, they are most commonly found within the supratentorium. The highest incidence of supratentorial, high-grade gliomas in pediatrics appears to occur in children aged 15 to 19 years, with a median age of approximately nine years. Overall, pediatric high-grade glioma confers a three-year progression free survival (“PFS”) of 11 ± 3% and three-year OS of 22 ±5%. One-year PFS is as low as 40% in recent trials. Ependymomas are slow-growing central nervous system tumors that involve the ventricular system. Diagnosis is based on MRI and biopsy and survival rate depends on tumor grade and how much of the tumor can be removed. Grade II pathology was associated with significantly improved OS compared to Grade III (anaplastic) pathology (five-year OS = 71 ± 5% vs. 57 ± 10%; p = 0.026). Gross total resection compared to subtotal resection was associated with significantly improved OS (five-year OS = 75 ± 5% vs. 54 ± 8%; p = 0.002).

Overall, pediatric HGG and ependymoma are extremely difficult-to-treat pediatric brain tumors, frequently aggressive, and in recurrent settings, carry an extremely poor prognosis.

Effective September 1, 2024, we entered into an agreement with the Department of Defense office of the Congressionally Directed Medical Research Programs to receive a $3.0 million fund for research and development purposes (“DoD Award”) over a three-year period. The DoD Award will be used to support the planned expansion of our clinical trial for pediatric brain cancer. We anticipate beginning enrollment for our Phase 1 ReSPECT-PBC clinical trial in the first half of 2026.

On June 25, 2025, we announced that the FDA cleared its Investigational New Drug (“IND”) application (No. 168178) for REYOBIQ for the treatment of pediatric patients with supratentorial recurrent, refractory, or progressive high-grade glioma (“HGG”) and ependymoma. The Phase 1/2a trial is a two-part, single-arm, prospective study aimed at determining the maximum tolerated dose (“MTD”), safety, and tolerability of REYOBIQ in pediatric patients aged 6 to 21 years (with consideration for patients up to 25 years on a case-by-case basis).

Key elements of the trial design include:

•

Phase 1a/b (dose escalation): This phase will enroll an estimated 24 patients using a modified 3+3 dose escalation scheme to establish the MTD and recommended Phase 2 dose (“RP2D”). Safety assessment and alignment with the FDA will occur at defined intervals.

•	Phase 2a: This phase will enroll approximately 32 patients (12 with ependymoma and 20 with HGG) at the RP2D to assess efficacy.

•	We anticipate to begin enrollment in our ReSPECT-PBC clinical trial in the first half of 2026.

Rhenium-188 NanoLiposome Biodegradable Alginate Microsphere Technology

In January 2022, we announced that we licensed Biodegradable Alginate Microsphere (“BAM”) patents and technology from The University of Texas Health Science Center at San Antonio (“UTHSCSA”) to expand our tumor targeting capabilities and precision radiotherapeutics pipeline. We intend to combine our Rhenium NanoLiposome technology with the BAM technology to create a novel radioembolization technology. Initially, we intend to utilize the Rhenium-188 isotope, 188RNL-BAM for the intra-arterial embolization and local delivery of a high dose of targeted radiation for a variety of solid organ cancers such as hepatocellular cancer, hepatic metastases, pancreatic cancer and many others.

Preclinical data from an ex vivo embolization experiment in which Technetium99m-BAM was intra-arterially delivered to a bovine kidney perfusion model was presented at the Society of Interventional Radiology Annual Scientific Meeting. The study concluded that the technology required for radiolabeling BAM could successfully deliver, embolize and retain radiation in the target organ. 188RNL-BAM is a preclinical investigational device we intend to further develop and move into clinical trials. Specifically, in 2022 we transferred the 188RNL-BAM technology from UTHSCSA, and began planning to develop the product and complete early preclinical studies to support a future FDA IND submission. Our intended initial clinical target is liver cancer which is the sixth most common and third deadliest cancer worldwide. It is a rare disease with increasing U.S. annual incidence (42,000) and deaths (30,000).

The FDA has informed us that 188RNL-BAM will be regulated as a medical device under the FDCA.

The CNSide FORESEE Trial

The CNSide Platform consists of four LDTs used for treatment selection and treatment monitoring of patients with LM. The CNSide Platform facilitates tumor cell detection/enumeration and biomarker identification using cellular assays (immunocytochemistry (ICC) and fluorescence in situ hybridization (FISH)) and molecular assays (next-generation sequencing (NGS)). The CNSide Test is currently being used in the ReSPECT-LM trial as an exploratory endpoint.

Since acquiring the CNSide Platform in 2024, we have established infrastructure to support a scalable and centralized testing laboratory in Houston, TX that will service the U.S. market. We have been executing on our commercial market access strategy, which includes prioritized state licensure, proprietary reimbursement codes, commercial and government payor coverage, and value-based pricing to optimize revenue. We introduced the CNSide Platform first in Texas in the fourth quarter of 2025, and anticipate rapid expansion into additional states in 2026. In parallel, additional expanded CNS testing capabilities are also expected to roll out over the next year.

When the CNSide CSF Assay Platform was previously commercially available, market acceptance and adoption were widespread, with several national and regional commercial payor agreements in place and the test in regular use at major cancer centers across the U.S. We were in contact with the legacy payors and healthcare providers on the 2025 launch, and later this year will be expanding those contacts to support a 50-state strategy. Finally, we have hired experienced leadership with expertise in the development and commercialization of clinical diagnostic technologies on a large scale.

Recent Developments

Recent Financings

Refer to the “Liquidity and Capital Resources” section below for information on our recent financings.

Financing Related Transactions

As of September 30, 2025, we recorded a $6.4 million liability in accounts payable and accrued expenses due to the March 2025 Private Placement Purchasers. Such liability declined by $1.3 million from September 30, 2025 to October 27, 2025 due to 1) a $0.9 million reduction as a result of the reselling of securities acquired in the March 2025 Private Placement by certain March 2025 Private Placement Purchasers, which was recorded as a reduction of liability that would have been settled in cash, with a corresponding increase to stockholders’ equity, and 2) a payment of $0.4 million to the March 2025 Private Placement Purchasers subsequent to September 30, 2025, with 0.6 million shares of the Company’s common stock returned and cancelled under the terms of the Letter Agreement.

On October 28, 2025, we entered into an amendment to the Letter Agreement and the Support Letters with certain March 2025 Private Placement Purchasers (the “Amendment Agreement”), pursuant to which (a) the Support Letters were terminated other than with respect to the participation rights granted therein, and (b) the repayment mechanism under the Letter Agreement was modified. As modified, we are no longer required to use 90% of the proceeds from any subsequent financing to repay the March 2025 Private Placement Purchasers. Instead, we are only required to retain sufficient funds in an interest bearing account to cover such repayment obligations and make such repayments upon request by any March 2025 Private Placement Purchaser who executed the Amendment Agreement until each such purchaser has received cash either from us or from reselling securities acquired in the March 2025 Private Placement in an amount equal to 115% of the purchase price such purchaser paid in the March 2025 Private Placement. If such requests are made, the requesting purchaser must return shares acquired in the March 2025 Private Placement at a value of $0.66 per share.

In addition, we issued approximately 3.3 million shares on the Lincoln Park Purchase Credit Agreement, raising an additional $1.9 million of capital through October 29, 2025.

Houston Lease

On October 16, 2025, we entered into a lease (the “Houston Lease”) with LG 1 Property Owner LP, pursuant to which we agreed to lease approximately 11,370 rentable square feet of space located at 6420 Levit Green Boulevard, Houston, Texas 77021. The Houston Lease is expected to commence on or about November 1, 2026. The Houston Lease provides for a monthly base rent of $58,745, which increases annually by approximately 3%, plus our share of the building’s direct expenses. The Houston Lease has an initial term of 120 calendar months.

Comparison of the Three and Nine Months Ended September 30, 2025 and 2024

Results of Operations

Grant Revenue

We recognized $1.4 million and $3.8 million, and $1.5 million and $4.4 million of grant revenue during the three and nine months ended September 30, 2025 and 2024, respectively, which represents CPRIT’s share of the costs incurred for our rhenium (186Re) obisbemeda development for the treatment of patients with LM.

Research and development expenses

Research and development expenses include costs associated with the design, development, testing, and enhancement of our product candidates, payment of regulatory fees, laboratory supplies, preclinical studies, and clinical studies.

The following table summarizes the components of our research and development expenses for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Research and development	$2,425	$2,844	$5,423	$8,343
Stock-based compensation	11	14	15	51

Total research and development expenses	$2,436	$2,858	$5,438	$8,394

Research and development expenses decreased by approximately $0.4 million during the three months ended September 30, 2025 as compared to the same period in 2024. The decrease was due primarily to a decrease of $0.4 million in development expenses, a decrease of $0.4 million in compensation expense, a decrease of $0.4 million in professional research and development services, and a decrease of $0.1 million in depreciation expense. These decreases were partially offset by an increase of $0.5 million in licensing expenses and an increase of $0.4 million in diagnostics.

Research and development expenses decreased by approximately $3.0 million during the nine months ended September 30, 2025 as compared to the same period in 2024. The decrease was due primarily to a decrease of $1.3 million in clinical expenses, a decrease of $1.1 million in compensation expense, a decrease of $0.7 million in professional services, a decrease of $0.3 million in development expenses, a decrease of $0.2 million in depreciation expense and a decrease of $0.1 million in travel costs. These decreases were partially offset by an increase of $0.4 million in diagnostics, and $0.3 million in licensing expenses.

We expect aggregate research and development expenses to increase during the remainder of 2025 as compared to the corresponding comparable period in 2024 as we commence the ReSPECT-LM dose optimization trial for REYOBIQ and prepare for the launch of the CNSide Test.

General and administrative expenses

General and administrative expenses include costs for administrative personnel, legal and other professional expenses, and general corporate expenses. The following table summarizes the general and administrative expenses for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
General and administrative	$2,927	$2,286	$7,152	$6,442
Stock-based compensation	516	111	812	371

Total general and administrative expenses	$3,443	$2,397	$7,964	$6,813

General and administrative expenses increased by $1.0 million during the three months ended September 30, 2025, as compared to the same period in 2024, primarily due to an increase of $0.6 million in compensation expense, an increase of $0.3 million in legal and professional fees, and an increase of $0.1 million in accounting expenses.

General and administrative expenses increased $1.2 million during the nine months ended September 30, 2025, as compared to the same period in 2024, primarily due to an increase of $1.3 million in compensation expense, partially offset by a decrease of $0.1 million in legal and professional services.

We expect general and administrative expenditures to increase during the remainder of 2025 as compared to the corresponding comparable period in 2024 as we work towards the commercial launch of the CNSide Test, which will require an increase in administrative and sales headcount.

Stock-based compensation expense

Stock-based compensation expense includes charges related to equity awards issued to employees, directors and non-employees. We measure stock-based compensation expense based on the grant-date fair value of any awards granted to our employees. Such expense is recognized over the requisite service period.

The following table summarizes the components of our stock-based compensation expenses for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Research and development	$11	$14	$15	$51
General and administrative	516	111	812	371

Total stock-based compensation	$527	$125	$827	$422

Our stock-based compensation expense is impacted by grants of equity awards, the vesting schedule of such grants, as well as the grant date fair value of equity awards. Stock-based compensation expense increased during the three and nine months ended September 30, 2025 as compared to the same periods in 2024 primarily due to an increase in the number of awards granted, which was partially offset by a decrease in the grant date fair value of equity awards granted.

Financing items

The following table summarizes non-operating income and expenses for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest income	$59	$80	$87	$219
Interest expense	—	(61)	(548)	(122)
Financing expenses	—	—	(3,061)	(3,545)
Change in fair value of derivative instruments	—	960	(2,631)	5,654
Warrant issuance costs	—	(54)	(964)	(486)

Total	$59	$925	$(7,117)	$1,720

Interest income decreased for the three and nine months ended September 30, 2025 compared with the same period in 2024 primarily due to reduced accreted income on our available-for-sale securities in 2024 and a lower interest rate environment in 2025.

The decrease in interest expense for the three months ended September 30, 2025 as compared to the same period in 2024 was due to the January 2025 payoff of the Pershing Credit Facility. The increase in interest expense for the nine months ended September 30, 2025 as compared to the same period in 2024 was due to interest expense incurred in connection with the Funding Notes and Exchange Notes issued in February 2025, partially offset by the January 2025 payoff of the Pershing Credit Facility.

The decrease in financing expenses for the nine months ended September 30, 2025 as compared to the same period in 2024 was primarily due to the March 2025 PIPE and May 2024 PIPE transactions.

The change in the fair value of the derivative instruments for the three months ended September 30, 2025 as compared to the same period in 2024 was due to the March 2025 Private Placement and May 2024 Private Placement and accompanying warrants issued in both financings. The change in the fair value of the derivative instruments for the nine months ended September 30, 2025 as compared to the same period in 2024 was primarily due to the March 2025 Private Placement (specifically the liability classified March 2025 Series B Warrants, which were remeasured immediately prior to exercise, before being reclassified as equity), offset by the May 2024 Private Placement (specifically the May 2024 Series A Warrants and May 2024 Series B Warrants, which were initially classified as liabilities before being reclassified as equity).

The decrease in warrant issuance costs for the three months ended September 30, 2025 as compared to the same period in 2024, was due to warrant issuance costs related to the May 2024 Private Placement. The increase in the warrant issuance costs for the nine months ended September 30, 2025 as compared to the same period in 2024 was due to the warrant issuance costs from the March 2025 Private Placement and May 2024 Private Placement.

Liquidity and Capital Resources

Short-term and long-term liquidity

The following is a summary of our key liquidity measures at September 30, 2025 and December 31, 2024 (in thousands):

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$13,289	$76

Current assets	$17,586	$5,259
Current liabilities	13,616	15,551

Working capital	$3,970	$(10,292)

We incurred net losses of $16.7 million for the nine months ended September 30, 2025. We have an accumulated deficit of $510.2 million as of September 30, 2025. Additionally, we used net cash of $14.5 million to fund our operating activities for the nine months ended September 30, 2025. These factors raise substantial doubt about our ability to continue as a going concern.

To date, our operating losses have been funded primarily from outside sources of invested capital, from issuance of our common and preferred equity, proceeds from our now-repaid in full term loan with Oxford Finance, LLC (“Oxford”), our line of credit facility with Pershing LLC and grant funding. We have had, and will continue to have, an ongoing need to raise additional cash from outside sources to fund our future clinical development programs and other operations, and commercialize the CNSide Test. There can be no assurance that we will be able to continue to raise additional capital in the future. Our inability to raise additional cash would have a material and adverse impact on our operations and ability to satisfy our obligations.

Comparison of the Years Ended December 31, 2024 and 2023

Results of Operations

Grant Revenue

On September 19, 2022, we entered into the CPRIT Contract, effective as of August 31, 2022, with CPRIT, pursuant to which CPRIT will provide us a grant of up to $17.6 million (the “CPRIT Grant”) over a three-year period to fund the continued development of REYOBIQ™ for the treatment of patients with LM through Phase 2 of the ReSPECT-LM clinical trial. The CPRIT Grant is subject to customary CPRIT funding conditions, including, but not limited to, a matching fund requirement (one dollar from us for every two dollars awarded by CPRIT), revenue sharing obligations upon commercialization of REYOBIQ™ based on specific dollar thresholds until CPRIT receives the aggregate amount of 400% of the proceeds awarded under the CPRIT Grant, and certain reporting requirements. Since the inception of the CPRIT Contract, we recognized $5.8 million, $4.9 million and $0.2 million of grant revenue during the years ended December 31, 2024, 2023 and 2022, respectively, of which $10.4 million has been received and $0.6 million was recorded as grant revenue receivable as of December 31, 2024. The amounts recognized represent CPRIT’s share of the costs incurred for our REYOBIQ™ development for the treatment of patients with LM.

We expect grant revenue will increase during the remaining term of the CPRIT Grant through August 2025, as we continue to expand the LM clinical trial to add clinical sites and enroll patients. In February 2025, we received $2.0 million under the CPRIT Contract. The ability to continue to access the grant remains subject to additional FDA approval of the LM clinical trial, ability to deliver expanded drug supply and continued enrollment of patients. In addition, grant revenue amounts will vary quarter to quarter based on enrollment, mandated safety periods between cohorts and required interactions with FDA.

Research and development expenses

Research and development expenses include costs associated with the design, development, testing, and enhancement of our product candidates, payment of regulatory fees, laboratory supplies, pre-clinical studies, and clinical studies.

The following table summarizes the components of our research and development expenses for the years ended December 31, 2024 and 2023 (in thousands):

	Years ended December 31,
	2024	2023
Research and development	$10,529	$9,624
Share-based compensation	51	66

Total research and development expenses	$10,580	$9,690

Research and development expenses for the year ended December 31, 2024 increased by $0.9 million as compared to the same period in 2023, primarily due to increases of approximately $0.7 million in development expenses, $0.1 million in compensation expenses, $1.1 million in professional research and development service fees, and $0.1 million in depreciation and other expenses, offset by a reduction of $1.1 million in research and development licensing expense and $0.1 million in clinical expenses.

We expect aggregate research and development expenditures to increase significantly during 2025 as compared to the corresponding comparable period ended December 31, 2024, due to increased costs for the ReSPECT-LM clinical trial (for which CPRIT grant funding is expected to be available), increases in licensing payments, offset by reduced research and development spend on the cGMP development.

General and administrative expenses

General and administrative expenses include costs for administrative personnel, legal and other professional expenses, and general corporate expenses. The following table summarizes the general and administrative expenses for the years ended December 31, 2024 and 2023 (in thousands):

	Years ended December 31,
	2024	2023
General and administrative	$9,440	$8,041
Share-based compensation	499	503

Total general and administrative expenses	$9,939	$8,544

General and administrative expenses increased by approximately $1.4 million during the year ended December 31, 2024, as compared to the same period in 2023. The increase was due primarily to an increase in legal and professional expenses of $1.0 million, and an increase of $0.4 million in compensation expenses.

We expect general and administrative expenditures to remain generally consistent during 2025 as compared with the corresponding comparable period ended December 31, 2024.

Share-based compensation expenses

Share-based compensation expenses include charges related to options and restricted stock awards issued to employees, directors and non-employees. We measure share-based compensation expenses based on the grant-date fair value of any awards granted to our employees. Such expense is recognized over the requisite service period.

The following table summarizes the components of our share-based compensation expenses for the years ended December 31, 2024 and 2023 (in thousands):

	Years ended December 31,
	2024	2023
Research and development	$51	$66
General and administrative	499	503

Total share-based compensation	$550	$569

Our stock-based compensation expenses, which are impacted by grants of stock-based options, vesting schedule of such grants, as well as grant-date fair value of stock-based awards, remained consistent for the year ended December 31, 2024 and 2023.

Other Income (Expense)

The following table summarizes interest income, interest expense, and other income and expense for the years ended December 31, 2024 and 2023 (in thousands):

	Years ended December 31,
	2024	2023
Interest income	$273	$400
Interest expense	(179)	(395)
Financing expense	(3,545)	—
Change in fair value of warrants	5,654	—
Warrant issuance costs	(486)	—

Total	$1,717	$5

The decrease in interest expense for the year ended December 31, 2024 as compared to the same period in 2023 was primarily due to the repayment of debt principal of $1.6 million during the year ended December 31, 2023 and $4.0 million during the year ended December 31, 2024, offset by interest expenses on our line of credit facility. Interest income decreased for the year ended December 31, 2024 compared with the same period in 2023 primarily due to lower average cash and investment balances in year-to-date 2024 offset by a higher interest rate environment and accreted income on our available-for-sale securities.

We recognized approximately $3.5 million in financing expense in the consolidated statement of operations during the year ended December 31, 2024, which represents the excess of the fair value of the warrants issued in the May 2024 Private Placement (as defined below) at issuance over the proceeds. During the year ended December 31, 2024, we recognized a net fair value gain on warrant liability of $5.7 million. The warrants were amended in August 2024, as a result of which the warrants were reclassified from liability to equity on the balance sheet and are no longer required to be recorded at fair value at each period end with change in the fair value recorded in the statement of operations.

In addition, total offering expenses related to the May 2024 Private Placement of $0.4 million were recorded as a component of other expenses as the entire proceeds were allocated to the warrant liability, which could have been be settled with either our common stock or Prefunded Warrants (as defined below), which are exercisable into shares of common stock at any time at the holders’ option, but will not result in cash payment to the holders.

Liquidity and Capital Resources

The Company has funded its research and development activities through raising capital by issuing securities and receipt of research grants. As of December 31, 2024, the Company had approximately $3.6 million in combined cash and cash equivalents and short-term investments.

Short-term and long-term liquidity

The following is a summary of our key liquidity measures at December 31, 2024 and 2023 (in thousands):

	As of December 31,
	2024	2023
Cash and cash equivalents	$76	$8,554

Current assets	$5,259	$9,834
Current liabilities	15,551	10,727

Working capital deficit	$(10,292)	$(893)

We incurred net losses of $13.0 million for the year ended December 31, 2024. We have an accumulated deficit of $493.5 million as of December 31, 2024. Additionally, we used net cash of $10.6 million to fund our operating activities for the year ended December 31, 2024. These factors raise substantial doubt about our ability to continue as a going concern.

To date, our operating losses have been funded primarily from outside sources of invested capital from issuance of our common and preferred stocks, proceeds from our now-repaid in full term loan with Oxford Finance, LLC (“Oxford”), our line of credit facility with Pershing and grant funding. We have had, and will continue to have, an ongoing need to raise additional cash from outside sources to fund our future clinical development programs and other operations. There can be no assurance that we will be able to continue to raise additional capital in the future. Our inability to raise additional cash would have a material and adverse impact on our operations and ability to satisfy our obligations.

February 2025 SPEA

On February 13, 2025 (the “February 2025 SPEA Closing Date”), we entered into a securities purchase and exchange agreement (the “February 2025 SPEA”) with certain existing accredited investors. Pursuant to the February 2025 SPEA, on the February 2025 SPEA Closing Date we issued secured convertible promissory notes (the “Funding Notes”) in the aggregate principal amount of $3.3 million together with common stock purchase warrants (the “February 2025 Warrants”) to purchase 3,002,009 shares of our common stock at an exercise price of $1.12 per share. The aggregate purchase price for the Funding Note and February 2025 Warrants was approximately $3.7 million and included payment of $0.125 per February 2025 Warrant in accordance with the listing rules of Nasdaq.

Exchange Notes

The May 2024 Purchase Agreement (as described below) included certain limitations and restrictions on our ability to issue securities and provided the May 2024 Private Placement Purchasers other than our directors and executive officers (the “Outside Investors”) participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “Financing Restrictions”). On the February 2025 SPEA Closing Date, pursuant to the February 2025 SPEA, we issued to the Outside Investors secured convertible promissory notes in the aggregate amount of $3.2 million (the “Exchange Notes”) in exchange for cancellation of the 3,543,247 May 2024 Series A Warrants held by them, and the Outside Investors entered into a second amendment to the May 2024 Purchase Agreement to eliminate the Financing Restrictions.

As described below, we repurchased the Funding Notes and issued common stock and warrants for cancellation of the Exchange Notes in connection with the March 2025 Private Placement.

March 2025 Private Placement

On March 4, 2025, we entered into a securities purchase agreement (the “March 2025 Purchase Agreement”) with accredited investors, including certain of our existing stockholders, identified on the signature page thereto (collectively, the “March 2025 Private Placement Purchasers”) for a private placement of securities (the “March 2025 Private Placement”) for gross proceeds of approximately $15.0 million. Pursuant to the March 2025 Purchase Agreement, we issued an aggregate of 4,069,738 shares (the “March 2025 Private Placement Shares”) of our common stock and 23,972,400 Pre-Funded Warrants, with each March 2025 Private Placement Share or Pre-Funded Warrant accompanied by (i) a Series A common warrant (the “March 2025 Series A Warrants”) to purchase one share of common stock and (ii) one Series B common warrant (the “March 2025 Series B Warrants”) to purchase one share of common stock.

The combined purchase price of $0.66 for each March 2025 Private Placement Share or $0.659 for each Pre-Funded Warrant in the March 2025 Private Placement, together with one accompanying March 2025

Series A Warrant and one accompanying March 2025 Series B Warrant, represented the applicable “Minimum Price” in accordance with Listing Rule 5635(d) of Nasdaq.

The initial exercise price of each March 2025 Series A Warrant is $1.32 per share of common stock. The March 2025 Series A Warrants are exercisable only following stockholder approval and expire five (5) years thereafter. The March 2025 Series A Warrants are subject to certain price reset, share combination event and anti-dilution provisions which, if triggered, provide that the number of shares issuable upon exercise of the March 2025 Series A Warrants will downward adjust, subject to the Floor Price, and the number of shares issuable upon exercise therefor will increase such that the aggregate exercise price remains unchanged.

The initial exercise price of each March 2025 Series B Warrant is $1.98 per share of common stock. The March 2025 Series B Warrants are exercisable only following stockholder approval and expire two and one-half (2.5) years thereafter. The March 2025 Series B Warrants are subject to certain price reset and share combination event provisions which, if triggered, provide that the number of shares issuable upon exercise of the March 2025 Series B Warrants will downward adjust, subject to the Floor Price, and the number of shares issuable upon exercise therefor will increase such that the aggregate exercise price remains unchanged. In addition, the March 2025 Series B Warrant alternative cashless exercise provision provides that the March 2025 Series B Warrant can be exercised without further payment to us and for three times the number of shares of common stock then subject to the March 2025 Series B Warrant.

Of the securities issued in the March 2025 Private Placement, 3,077,270 shares of Common Stock, 19,650,000 shares of March 2025 Pre-Funded Warrants in lieu thereof, and the accompanying 22,727,270 March 2025 Series A Warrants and 22,727,270 March 2025 Series B Warrants, were issued in consideration of new capital subscriptions, and 992,468 shares of Common Stock, 4,322,400 March 2025 Pre-Funded Warrants in lieu thereof, and the accompanying 5,314,870 March 2025 Series A Warrants and 5,314,870 March 2025 Series B Warrants, were issued in exchange for the cancelation of the Exchange Notes.

The March 2025 Private Placement closed on March 7, 2025. The aggregate gross proceeds at the closing were approximately $15.0 million, before deducting $1.4 million of expenses payable by us.

On May 2, 2025, our stockholders approved, among other things, the March 2025 Series A Warrants and March 2025 Series B Warrants and an amendment of our Certificate of Incorporation, as amended, to increase the authorized share capital to an amount sufficient to cover the shares of common stock issuable upon the exercise of the March 2025 Series A Warrants and March 2025 Series B Warrants. As part of the March 2025 Series A Warrants and March 2025 Series B Warrants agreement, the exercise price of the March 2025 Series A Warrants and March 2023 Series B Warrants were reset on May 19, 2025 to $0.4373 per share. Prior to modification of the March 2025 Series B Warrants as part of the Letter Agreement (as further described below), certain March 2025 Series B Warrants were cashless exercised for the issuance of 21,482,492 shares of common stock. The liability classified March 2025 Series B Warrants were remeasured immediately prior to exercise, which resulted in a $3.8 million gain on the change in fair value for the nine months ended September 30, 2025, and a $0.8 million credit to additional paid-in-capital.

Letter Agreement

On June 17, 2025, the Company and the Purchasers entered into a letter agreement (the “Letter Agreement”) with each of the Purchasers in an effort to, among other items, minimize the dilutive impact of the March 2025 Private Placement. The Letter Agreement extinguished the March 2025 Series A Warrants, modified the March 2025 Series B Warrants, and provided for the return of Private Placement Shares and Pre-Funded Warrants, as further discussed in the following paragraphs.

As part of the Letter Agreement, all March 2025 Series A Warrants were cancelled, which resulted in a $2.7 million gain on change in fair value recorded as capital contribution to additional paid-in capital, as the extinguishment was deemed equivalent to a capital contribution by existing shareholders of the Company.

As part of the same transaction, the March 2025 Series B Warrants were amended (“Amended March 2025 Series B Warrants”), to (a) reduce the overall number of March 2025 Series B Warrant Shares issuable upon exercise of the Series B Warrants to an aggregate of up to 35,536,380 Series B Warrant Shares, (b) reduce the alternative cashless exercise ratio in such March 2025 Series B Warrants from 3:1 to 1:1, and (c) remove provisions contained in the March 2025 Series B Warrants that would otherwise reduce the Company’s stockholders’ equity. As a result of the Letter Agreement, the Amended March 2025 Series B Warrants no longer fail the indexation guidance under ASC 815, Derivatives and Hedging, and the fair value of the warrant liability, in the amount of $11.0 million was reclassified to equity. Immediately prior to reclassification, the March 2025 Series B Warrant liability was remeasured, and $4.5 million was recorded as a capital contribution to additional paid-in capital, as the modification of the March 2025 Series B Warrants was deemed equivalent to a capital contribution by existing shareholders of the Company. After the June 17, 2025 modification, 34,794,54 Amended March 2025 Series B Warrants were cashless exercised.

Lastly, in conjunction with the Letter Agreement, each of the March 2025 Private Placement Purchasers agreed to return an aggregate of 12,241,986 Private Placement Shares and Pre-Funded Warrants issuable for an aggregate of 10,633,650 Pre-Funded Warrant Shares, held by them as of the date of the Letter Agreement, upon request of the Company (the “Letter Agreement Repurchase Option”), which were issued pursuant to the March 2025 Private Placement Purchase Agreement for a value of $0.66 per Private Placement Share and $0.659 per Pre-Funded Warrant. In exchange therefor, the Company agreed to repay the March 2025 Private Placement Purchasers holding such securities 115% of such value, using 90% of the proceeds from any capital raised by the Company subsequent to July 1, 2025. The Company and each of the March 2025 Private Placement Purchasers also agreed to waive any restrictions on subsequent equity sales and variable rate transactions contained in March 2025 Private Placement Purchase Agreement to allow for such repayment.

During the three and nine months ended September 30, 2025, we paid the March 2025 Private Placement Purchasers $2.3 million and 3,472,740 shares were returned and cancelled under the terms of the Letter Agreement.

Support Letters

On July 11, 2025, we and certain March 2025 Private Placement Purchasers party to the Letter Agreement entered into that certain letter of support (the “Support Letters”) to modify certain portions of the Letter Agreement as between us and each of such March 2025 Private Placement Purchasers. In the event that we reasonably believe that, within the 30 days (the “Modification Period”) prior to the end of any fiscal quarter, we will have stockholders’ equity in an amount below $3.0 million as of the end of such fiscal quarter (the “Potential Equity Deficiency”), the Subsequent Financing Percentage (as defined in the Letter Agreement) shall be modified from 90% to 50% for any Subsequent Financing (as defined in the Letter Agreement) that occurs during the Modification Period pursuant to the Lincoln Park Purchase Agreement. Upon the end of the Modification Period, the Subsequent Financing Percentage shall be reverted to 90%, and such percentage shall apply to all Subsequent Financings, including all Subsequent Financings pursuant to the Lincoln Park Purchase Agreement. In the event we desire to trigger the modification of the Subsequent Financing Percentage, we agree to supply the purchaser who executed a Support Letter with a pro forma balance sheet to evidence its reasonable belief of the Potential Equity Deficiency approximately 30 days prior to each end of fiscal quarter once the books for prior months are closed. In accordance with the Support Letters, we made a cash payment of $0.5 million to each purchaser for a total cash payment of $2.3 million, which was recorded as a reduction to additional paid-in capital in the condensed consolidated balance sheet as of September 30, 2025. Such payment counted as cash received by the purchaser towards its Maximum Amount. Each Support Letter also grants the purchaser party to the letter a participation right in certain future financings of ours for a period of 12 months.

First Amendment to the February 2025 SPEA

In connection with the March 2025 Purchase Agreement, we entered into that certain First Amendment to the February 2025 SPEA (the “First Amendment”). The February 2025 SPEA included certain limitations and restrictions on our ability to issue securities and provided the investors participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “New Financing Restrictions”). Pursuant to the First Amendment, subject to consummation of the March 2025 Private Placement, we agreed to repurchase from the Investors $3.4 million in principal amount of the Funding Notes and accrued interest, along with the February 2025 Warrants issued pursuant to the February 2025 SPEA for an aggregate purchase price of $4.2 million. In exchange for the repurchase by us of the Funding Notes and February 2025 SPEA Warrants, the February 2025 Purchasers agreed to consent to the March 2025 Private Placement and eliminate the New Financing Restrictions.

May 2024 Private Placement

In May 2024, we entered into a securities purchase agreement (the “May 2024 Purchase Agreement”), which was subsequently amended, with certain investors, including certain of the our directors and executive officers (the “May 2024 Private Placement Purchasers”), whereby we issued and sold in a private placement (the “May 2024 Private Placement”): (i) 3,591,532 shares of common stock or, at the election of each investor, Pre-Funded warrants (“May 2024 Pre-Funded Warrants”) to purchase shares of common stock exercisable immediately at an exercise price of $0.001 per share. Each share or May 2024 Pre-Funded Warrant was accompanied by (i) a Series A common warrant (“May 2024 Series A Warrants”) to purchase one share of common stock, for an aggregate of 3,591,532 Series A Warrants, and (ii) one Series B common warrant (“May 2024 Series B Warrants”) to purchase one share of common stock, for an aggregate of 3,591,532 May 2024 Series B Warrants. At the closing of the May 2024 Private Placement, we received net proceeds of approximately $7.3 million.

Lincoln Park Purchase Agreement

On June 17, 2025, we entered into a purchase agreement (the “Lincoln Park Purchase Agreement”) and a registration rights agreement pursuant to which Lincoln Park Capital Fund (“Lincoln Park”) committed to purchase up to $50.0 million of shares of our common stock. Under the terms and subject to the conditions of the Lincoln Park Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $50.0 million of shares of our common stock. Sales of common stock by us are subject to certain limitations, and can occur from time to time, at our sole discretion, over the 36-month period commencing on June 23, 2025, subject to the satisfaction of certain conditions. Actual sales of shares of common stock to Lincoln Park under the Lincoln Park Purchase Agreement depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock and our determinations as to the appropriate sources of funding for the Company and its operations. As consideration for Lincoln Park’s irrevocable commitment to purchase shares of our common stock upon the terms of and subject to satisfaction of the conditions set forth in the Lincoln Park Purchase Agreement,

On June 23, 2025, a registration statement (the “Initial Registration Statement”) was declared effective covering the resale of up to 17,000,000 shares of our common stock. On August 14, 2025, a registration statement (the “Second Registration Statement”) was declared effective covering the resale of up to 33,000,000 shares of our common stock.

In accordance with the Lincoln Park Purchase Agreement, we were required to pay Lincoln Park an initial commitment fee of $0.5 million, which was paid through the issuance of 1,612,903 shares of common stock on August 14, 2025. The initial commitment fee was recorded as a reduction to additional paid-in capital in the condensed consolidated balance sheet as of September 30, 2025. An additional commitment fee of $0.5 million will be paid in cash or shares of common stock, or a combination of cash and shares of common stock, if and when we sell over $25.0 million of our common stock under the Lincoln Park Purchase Agreement.

As of the nine months ended September 30, 2025, we issued 44,575,496 shares under the Lincoln Park Purchase Agreement for gross proceeds of approximately $19.6 million. The Company incurred approximately $50,000 for legal fees in connection with the Lincoln Park Purchase Agreement.

Subsequent to September 30, 2025, we issued 3.3 million shares under the Lincoln Park Purchase Agreement, raising an additional $1.9 million of capital through October 29, 2025.

CPRIT Grant

On September 19, 2022, we entered into the CPRIT Contract, pursuant to which CPRIT will provide us with the CPRIT Grant of $17.6 million subject to the terms of the CPRIT Contract, to fund approximately two-thirds of the continued development of REYOBIQ for the treatment of patients with LM. We recognized $3.8 million, $5.8 million, $4.9 million and $0.2 million of grant revenue during the nine months ended September 30, 2025, years ended December 31, 2024, 2023 and 2022, respectively, all of which has been received. The amounts recognized represents CPRIT’s share of the costs incurred for our REYOBIQ development for the treatment of patients with LM. As of September 30, 2025, we had $1.1 million of deferred grant liability related to the CPRIT Grant.

Nasdaq Listing Compliance

On March 8, 2024, we received notice from the Listing Qualifications staff of Nasdaq (the “Staff”), notifying us that we no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years.

On September 5, 2024, Nasdaq notified us that we had not regained compliance with Nasdaq Listing Rule 5550(b)(1). We requested a hearing before the Nasdaq hearing panel and on October 30, 2024, we received a decision from the panel, notifying us that we had until March 4, 2025 to demonstrate compliance with the Minimum Stockholders’ Equity Requirement.

On March 7, 2025, we received notification from Nasdaq that it had regained compliance with the Minimum Stockholders’ Equity Requirement due to the March 2025 Private Placement.

Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), we will be subject to a Mandatory Panel Monitor until March 7, 2026. If the Staff finds us again out of compliance with the Minimum Stockholders’ Equity Requirement before that date, we would not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor would we be afforded an applicable cure or compliance period. Instead, the Staff would issue a “Delist Determination Letter” and we would have an opportunity to request a hearing before the panel regarding our continued listing.

Furthermore, on May 16, 2025, we received notice from Nasdaq that, because the closing bid price for our common stock has fallen below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

We were provided an initial compliance period of 180 calendar days, or until November 12, 2025, to regain compliance with the Minimum Bid Requirement. On November 13, 2025, we received a second letter from Nasdaq advising that we had been granted an additional 180 calendar days, or until May 11, 2026, to regain compliance with the Minimum Bid Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to May 11, 2026. We intend to continue to actively monitor the closing bid price of our common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement, including a reverse stock split of our outstanding common stock. If we do not regain compliance within the additional compliance period, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the Minimum Bid Requirement prior to May 11, 2026 or maintain compliance with the other Nasdaq listing requirements.

On May 2, 2025, our stockholders granted discretionary authority to our board of directors to (i) amend our Certificate of Incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for twenty five (1-for-25) to a maximum of one-for-two hundred fifty (1-for-250), with the exact ratio to be determined by the board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within twelve (12) months of the date the proposal is approved by stockholders.

In addition, on August 7, 2025, the stockholders granted discretionary authority to the Company’s board of directors to (i) amend the Company’s Certificate of Incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for two (1-for-2) to a maximum of one-for-two hundred fifty (1-for-250), with the exact ratio to be determined by the board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within twelve (12) months of the date the proposal is approved by stockholders.

On June 3, 2025, the Staff notified the Company that it was not in compliance with the Minimum Stockholders’ Equity Requirement (the “June 3 Letter”). The Company reported stockholders’ equity (deficit) of ($23,641,000) in its Quarterly Report on Form 10-Q for the period ended March 31, 2025, and, as a result, did not satisfy the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company timely requested a hearing, which hearing took place as scheduled on July 15, 2025.

On July 22, 2025, the Panel issued a decision (the “July 2025 Decision”) granting the Company’s request for continued listing on Nasdaq, subject to the Company demonstrating compliance with (1) the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550 (b)(1) by August 14, 2025 by filing a timely public disclosure describing the transactions undertaken by the Company to achieve compliance and demonstrate long-term compliance of the Minimum Stockholders’ Equity Requirement, and by providing an indication of its equity following those transactions, with the option by including in the public filing a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events occurring on or before the report date; and (2) the Minimum Bid Requirement by September 8, 2025.

On August 22, 2025, the Company received a letter (the “August 2025 Letter”) from Nasdaq confirming its compliance with Nasdaq Listing Rule 5550(b). Specifically, the August 2025 Letter confirmed that the Company was in compliance with both (1) the Market Value of Listing Securities standard under 5550(b)(2), which requires certain companies to maintain a market value of listed securities of at least $35 million as well as compliance with (2) the alternative stockholders’ equity threshold under 5550(b)(1) or the Minimum Stockholders’ Equity Requirement. Accordingly, the Company satisfied two alternative criteria under Nasdaq Listing Rule 5550.

As a result of such compliance, Nasdaq permitted the Company the remainder of the previously announced grace period to regain compliance with the $1.00 bid price rule under Nasdaq Listing Rule 5550(a)(2), through November 12, 2025. Nasdaq previously required that the Company remedy the bid price deficiency by September 8, 2025. On November 13, 2025, Nasdaq further extended the deadline for complying with Nasdaq Listing Rule 5550(a)(2) to May 11, 2026.

The August 2025 Letter also provided that, solely with respect to the Equity Standard, the Company remains subject to a one-year panel monitoring period, through August 22, 2026. If, within that one-year monitoring period, the Staff determines that the Company no longer satisfies the Equity Standard (and the Company is not then in compliance with one of the alternative standards under Rule 5550(b)), the Company will not be permitted to provide the Staff with a plan of compliance and the Staff is not permitted to grant additional time to regain compliance with the Equity Standard nor will the Company be afforded an applicable cure or compliance period. Instead, the Staff will issue a delist determination letter, and the Company will have an opportunity to request a new hearing before the Nasdaq Hearings Panel, which request would stay any further action by the Staff pending the ultimate outcome of the hearing.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the Equity Standard.

Funding and Material Cash Requirements

To date, our operating losses have been funded primarily from outside sources of invested capital from issuance of shares of our common and preferred equity, warrants, proceeds from the now-repaid in full term loan with Oxford, the margin loan facility under a line of credit with Pershing and grant funding. However, we have had, and will continue to have, an ongoing need to raise additional cash from outside sources through a combination of equity offerings, debt financings and potential collaboration, license or development agreements to fund our future clinical development programs, commercialization of CNSide, and other operations in the next twelve months from the filing of this Quarterly Report. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. There can be no assurance that we will be able to continue to raise additional capital in the future. Our inability to raise additional cash would have a material adverse impact on our operations, implementation of our strategy and ability to maintain compliance with applicable requirements, including Nasdaq listing rules.

Our present and future funding and cash requirements will depend on many factors, including, among other things:

•	the progress, timing and completion of our ongoing and planned clinical trials and nonclinical studies;

•	our ability to receive, and the timing of receipt of, future regulatory approvals for our product candidates and the costs related thereto;

•	the development and utility of the CNSide Test;

•	the scope, progress, results and costs of our ongoing and planned operations;

•	the costs associated with expanding our operations and building our sales and marketing capabilities;

•	our ability to establish strategic collaborations;

•	the cost and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;

•	the revenue, if any, received from commercial sales of our product candidates, if approved; and

•	potential new product candidates that we identify and attempt to develop.

The accompanying condensed consolidated financial statements have been prepared assuming that we will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to our ability to continue as a going concern.

Cash (used in) provided by operating, investing, and financing activities for the nine months ended September 30, 2025 and 2024 is summarized as follows (in thousands):

	Nine Months Ended September 30,
	2025	2024
Net cash provided by (used in):
Operating activities	$(14,518)	$(9,343)
Investing activities	223	(4,175)
Financing activities	27,508	6,187

Net change in cash and cash equivalents	$13,213	$(7,331)

Material Cash Obligations

Under the CPRIT Contract, we receive matching funds for approximately two-thirds of the development costs for the development of REYOBIQ for the treatment of patients with LM, subject to various funding conditions. The CPRIT Contract is effective for three years, unless otherwise terminated pursuant to the terms of the contract. CPRIT may require us to repay some or all of the disbursed CPRIT Grant proceeds (with interest not to exceed 5% annually) in the event of the early termination of the CPRIT Contract.

Other than as described above, we have no purchase commitments or long-term contractual obligations, except for lease obligations as of September 30, 2025. In addition, we have no off-balance sheet arrangements (as defined in the rules and regulations of the SEC) that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Operating activities

Net cash used in operating activities for the nine months ended September 30, 2025 of $14.5 million was primarily related to the net loss of $16.7 million and $4.7 million of changes to operating assets and liabilities, partially offset by $3.1 million of noncash financing expenses, $0.8 million of stock-based compensation expense, and $2.6 million of changes to the fair value of derivative instruments.

Net cash used in operating activities for the nine months ended September 30, 2024 of $9.3 million was primarily related to the net loss of $9.1 million and a $5.7 million change to the fair value of derivative instruments, partially offset by $3.5 million of noncash financing expenses and $0.8 million of changes to operating assets and liabilities.

Investing activities

Net cash provided by investing activities for the nine months ended September 30, 2025 of $0.2 million was primarily related to the redemption of short-term investments of $11.3 million which was partially offset by the purchase of short-term investments of $11.1 million.

Net cash used in investing activities for the nine months ended September 30, 2024 of $4.2 million was related to the purchase of Biocept assets of $0.5 million, short-term investments of $7.1 million and purchase of fixed assets of $0.1 million, partially offset by the redemption of short-term investments of $3.7 million.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2025 of $27.5 million was related to $19.6 million in proceeds from the sale of common stock under the Lincoln Park Purchase Agreement,

$15.9 million of proceeds from sale of common stock, Pre-Funded Warrants and warrants in connection with the March 2025 Private Placement, and $3.7 million of net proceeds from the issuance of notes payable and warrants, partially offset by $3.3 million repayment on the Pershing Credit Facility, $3.7 million repayment of Notes payable, $2.3 million of costs paid to investors pursuant to the Letter Agreement, $0.2 million of costs related to the sale of common stock, and $2.3 million of financing costs related to the return and cancellation of Private Placement Shares and Pre-Funded Warrants.

Net cash provided by financing activities for the nine months ended September 30, 2024 of $6.2 million was related to net proceeds of $7.3 million from the exercise of Series B Warrants from the May 2024 Private Placement and the drawdown of $3.3 million from the Pershing Credit Facility, partially offset by the repurchase of treasury stock for approximately $0.4 million and repayment of the principle balance under the Oxford loan of $4.0 million.

Critical Accounting Policies and Significant Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenue, and expenses, and that affect our recognition and disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those related to impairment assessment of our grants and awards, indefinite lived intangible assets, and share-based compensation. We base our estimates on historical experience, known trends and events, and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The following listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is dictated by U.S. GAAP, with no need for our judgment in its application. There are also areas in which our judgment in selecting an available alternative would not produce a materially different result. We have identified the following as our critical accounting policies.

Warrant Liability

Accounting for liability classified warrants requires management to exercise judgment and make estimates and assumptions regarding their fair value. (For more information about the material inputs and assumptions used to value the liability classified warrants, refer to Note 3 to the consolidated financial statements.) The warrant liabilities are initially recorded at fair value upon the date of issuance and subsequently remeasured to fair value at each reporting date, with changes recognized in the consolidated statements of operations. Changes in the fair value of the liability classified warrants will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.

In May 2024, the Company issued the May 2024 Series A Warrants and May 2024 Series B Warrants and classified them as liabilities because in certain circumstances they could have been exercised into either shares of common stock or Pre-Funded Warrants at the holder’s option and thus failed the indexation guidance under Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging (“ASC 815”). On August 9 , 2024, the Company amended and restated the May 2024 Series A Warrants and May 2024 Series B Warrants (the “Amendment and Restatements”) to eliminate the ability of the holder to elect to receive Pre-Funded Warrants in this situation.

As a result of the Amendment and Restatements, the May 2024 Series A Warrants and May 2024 Series B Warrants, as amended, no longer fail the indexation guidance under ASC 815, and the balance of the warrant liability at the amendment date, in the amount of $5.2 million, was reclassified to equity. As a result, as of the amendment date, there was a corresponding increase in the Company’s statements of stockholders’ equity.

Grants and Awards

In applying the provisions of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), we have determined that government grants are out of the scope of ASC 606 because the funding entities do not meet the definition of a “customer,” as defined by ASC 606, as we do not consider there to be a transfer of control of goods or services. With respect to the grant, we evaluate if it has a collaboration in accordance with ASC Topic 808, Collaborative Arrangements (“ASC 808”). For grants outside the scope of ASC 808, we apply International Accounting Standards No. 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance, by analogy, and revenue is recognized when we incur expenses related to the grant for the amount we are entitled to under the provisions of the contract.

We also consider the guidance in ASC Topic 730, Research and Development, which requires an assessment, at the inception of the grant, of whether the agreement is a liability. If we are obligated to repay funds received regardless of the outcome of the related research and development activities, then we are required to estimate and recognize that liability. Alternatively, if we are not required to repay the funds, then payments received are recorded as revenue or contra-expense as the expenses are incurred. Deferred grant liability represents grant funds received or receivable for which the allowable expenses have not yet been incurred as of the balance sheet date. Grant Receivable represents grant funds not yet received for which the allowable expenses have been incurred as of the balance sheet date.

Impairment of Goodwill

We perform our goodwill impairment analysis at the reporting unit level. For the years ended December 31, 2024 and 2023, our company has one reporting unit. We perform our annual impairment analysis by either doing a qualitative assessment of a reporting unit’s fair value from the last quantitative assessment to determine if there is potential impairment, or comparing a reporting unit’s estimated fair value to its carrying amount. If a quantitative assessment is performed the evaluation includes management estimates of cash flow projections based on internal future projections and/or use of a market approach by looking at market values of comparable companies. Our market capitalization is also considered as a part of this analysis.

In accordance with our accounting policy, we completed the annual evaluation for impairment of goodwill as of December 31, 2024 using the qualitative method and determined that no impairment existed.

Share-based Compensation

Compensation expense related to stock options granted is measured at the grant date based on the estimated fair value of the award and is recognized on an accelerated attribution method over the requisite service period. We determine the estimated fair value of each stock option on the date of grant using the Black-Scholes valuation model which uses assumptions regarding a number of complex and subjective variables. The risk-free interest rate is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. Expected volatility is based on an analysis of the historical volatility of our common stock. The expected term represents the period that we expect our stock options to be outstanding. The expected term assumption is estimated using the simplified method set forth in the SEC’s Staff Accounting Bulletin 110, which is the mid-point between the option vesting date and the expiration date. We have never declared or paid dividends on our common stock and have no plans to do so in the foreseeable future.

Changes in these assumptions may lead to variability with respect to the amount of stock compensation expense we recognize related to stock options.

BUSINESS

General

Plus Therapeutics is a U.S. pharmaceutical and diagnostics company developing targeted radiotherapeutics and advanced diagnostic platform technologies for central nervous system (“CNS”) cancers. Our therapeutic and diagnostic programs are designed to improve the detection, characterization, and treatment of aggressive CNS malignancies, including primary brain tumors and metastatic disease involving the CNS. There are over 1.3 million U.S. patients living with or at risk of a primary brain or metastatic brain tumor today and it is estimated that up to 30% of adult cancer patients will develop CNS metastases.1

Our therapeutic platform focuses on novel radioactive drug formulations and medical devices designed to deliver safe and effective doses of radiation directly to tumors. To achieve this, we have developed innovative approaches to drug formulation, including encapsulating radionuclides such as rhenium isotopes with nanoliposomes and microspheres. Our formulations are intended to achieve elevated patient-absorbed radiation doses and extend retention times such that the clearance of the isotope occurs after significant and essentially complete radiation decay, which will contribute and provide less normal tissue/organ exposure and improved safety margins.

Traditional approaches to radiation therapy for cancer, such as external beam radiation, have many disadvantages including prolonged treatment regimens lasting four to six weeks, collateral damage to healthy cells and tissue, and limitations on the total radiation dose that can be safely delivered, which may be insufficient to fully eradicate tumors.

Our targeted radiotherapeutic platform and unique investigational drugs have the potential to overcome these limitations by directing higher, more potent radiation doses to tumors while minimizing exposure to surrounding healthy tissues, potentially in a single treatment. By minimizing radiation exposure to healthy tissues while simultaneously maximizing locoregional delivery and, thereby, efficacy, we hope to reduce the radiation toxicity for patients, improving their quality of life and life expectancy. Our radiotherapeutic platform, combined with advances in surgery, nuclear medicine, interventional radiology, and radiation oncology, provides opportunities to target a broad variety of cancer types.

Our lead radiotherapeutic candidate, REYOBIQ™ (rhenium (186Re) obisbemeda), is designed specifically for CNS cancers, including recurrent glioblastoma (“GBM”), leptomeningeal metastases (“LM”), and pediatric brain cancers (“PBC”) by direct localized delivery utilizing approved standard-of-care tissue access such as with convection-enhanced delivery (“CED”) and intraventricular brain (Ommaya reservoir) catheters. The goal of REYOBIQ™ is to treat both tumor and infiltrative margin with at least 100 Gy radiation. Our acquired radiotherapeutic candidate, Rhenium-188 NanoLiposome Biodegradable Alginate Microsphere (“188RNL-BAM”) is designed to treat many solid organ cancers including primary and secondary liver cancers by intra-arterial injection.

On April 26, 2024, we acquired all of the right, title and interest in a cerebrospinal fluid cancer diagnostic portfolio known as the “CNSide® Platform” from Biocept, Inc. (“Biocept”). In connection with this acquisition, we formed CNSide Diagnostics, LLC (“CNSide Diagnostics”), a wholly owned subsidiary of the Company, to develop and commercialize diagnostic solutions for CNS cancers. Biocept invested approximately $300 million in the core tech for the CNSide Platform prior to our acquisition3.

The CNSide Platform is a proprietary CSF-based assay platform designed to detect, enumerate, and characterize tumor cells present in the CSF of patients with suspected or confirmed CNS malignancies, including leptomeningeal metastases. The platform integrates standardized CSF sample collection, specialized preservation

[1]	Boire A. Metastasis to the Central Nervous System. Continuum (Minneap Minn). 2020 Dec;26(6):1584-1601. doi: 10.1212/CON.0000000000000939. PMID: 33273173; PMCID: PMC9924436.
[3]	Biocept 8-K filing, August 14, 2023

and processing methods, and advanced cellular and molecular analysis techniques to identify rare tumor cells that may not be detectable using conventional diagnostic approaches such as CSF cytology or imaging studies.

The CNSide Cerebrospinal Fluid Tumor Cell Enumeration test (the “CNSide® Test”) is a laboratory developed test (“LDT”) intended to provide clinicians with quantitative and clinically actionable information regarding the presence and burden of tumor cells in the CSF. The CNSide Test is currently being utilized in the ReSPECT-LM clinical trial funded by the Cancer Prevention and Research Institute of Texas (“CPRIT”) and is intended to support disease detection, treatment monitoring, and clinical decision-making in patients with CNS metastatic disease.

We re-introduced the CNSide Test to a select number of major cancer centers in the U.S. market beginning in August 2025, following receipt of laboratory certifications, state licenses, and payer coverage. Over time, we intend to further develop the CNSide Platform to support additional clinical applications.

Pipeline

Our most advanced investigational drug, REYOBIQ, is a patented radiotherapy potentially useful for patients with CNS and other cancers. We announced in March 2025 that U.S. Food and Drug Administration (“FDA”) conditionally accepted the proprietary name, REYOBIQ, to be used by us for rhenium (186Re) obisbemeda. Preclinical study data describing the use of REYOBIQ for several cancer targets have been published in peer-reviewed journals and reported at a variety of medical society peer-reviewed meetings. Besides GBM, LM and PBC, REYOBIQ has been reported to have potential applications for head and neck cancer, ovarian cancer, breast cancer and peritoneal metastases.

The REYOBIQ technology was part of a licensed radiotherapeutic portfolio that we acquired from NanoTx, Corp. (“NanoTx”) on May 7, 2020. The licensed radiotherapeutic has been evaluated in preclinical studies for several cancer targets and we have an active $3.0 million award from U.S. National Institutes of Health/National Cancer Institute which is expected to provide financial support for the continued clinical development of REYOBIQ for recurrent GBM through the completion of a Phase 2 clinical trial, including enrollment of up to 55 patients.

On August 29, 2022, we announced feedback from a Type C meeting with the FDA regarding Chemistry, Manufacturing and Controls practices. The FDA indicated agreement with our proposed application of cGMP guidance for radiotherapeutics, small molecule drug products and liposome drug products for REYOBIQ in support of ongoing and future GBM clinical trials, manufacturing scale up, and commercialization. Alignment with the FDA includes support of our proposed controls and release strategy for new drug substance and new drug product. Because this product is identical for recurrent GBM, LM, and PBC, we believe alignment will be consistent for REYOBIQ used in other clinical development programs, including LM and PBC.

REYOBIQ versus External Beam Radiation Therapy for Recurrent GBM

REYOBIQ is a novel injectable radiotherapy designed to deliver targeted, high dose radiation directly into GBM tumors in a safe, effective, and convenient manner that may ultimately prolong patient survival. REYOBIQ™ is composed of the radionuclide Rhenium-186 and a nanoliposomal carrier, and is infused in a highly targeted, controlled fashion, directly into the tumor via precision brain mapping and CED catheters. Potential benefits of REYOBIQ™ compared to standard external beam radiotherapy or external beam radiation therapy (“EBRT”) include:

•

The REYOBIQ radiation dose delivered to patients may be up to 20 times greater than what is possible with commonly used EBRT, which, unlike EBRT and proton beam devices, spares normal tissue and the brain from radiation exposure.

•	REYOBIQ can be visualized in real-time during administration, possibly giving clinicians better control of radiation dosing, distribution and retention.

•	REYOBIQ is potentially more effective in treating a bulk tumor and microscopic disease that has already invaded healthy tissue.

•

REYOBIQ is infused directly into the targeted tumor by CED catheter insertion using MRI guided software to avoid critical patient neurological structures and neural pathways and also bypasses the blood brain barrier, which delivers the therapeutic product where it is needed. Importantly, it reduces radiation exposure to healthy cells, in contrast to EBRT, which passes through normal tissue to reach the tumor, continuing its path through the tumor, hence being less targeted and selective.

•

REYOBIQ is given during a single, short, in-patient hospital visit, and is available in all hospitals with nuclear medicine and neurosurgery, while EBRT requires out-patient visits five days a week for approximately four to six weeks.

ReSPECT-GBM Trial for Recurrent GBM

GBM affects approximately 15,000 patients annually in the U.S. and is the most common and lethal form of brain cancer. The average life expectancy with GBM is less than 24 months, with a one-year survival rate of 40% and a five-year survival rate of around 5%. There is no clear standard of care for recurrent GBM and the few currently approved treatments provide only marginal survival benefit and are associated with significant side effects, which limit dosing and prolonged use. Approximately 90% of patients experience GBM tumor recurrence at or near the original tumor location, yet there are no FDA-approved treatments in the recurrent or progressive setting that can significantly extend a patient’s life. GBM routinely presents with headaches, seizures, vision changes and other significant neurological complications, with a significant compromise in quality of life. Despite the best available medical treatments, the disease remains incurable. Even after efforts to manage the presenting signs and symptoms and completely resect the initial brain tumor, some microscopic disease almost always remains and tumor regrowth occurs within months. Complete surgical removal of GBM is usually not possible and GBM is often resistant or quickly develops resistance to most available current and investigational therapies. Today, the treatment of GBM remains a significant challenge and it has been nearly a decade since the FDA approved a new therapy for this disease, and these more recent approvals have not improved the overall survival (“OS”) for GBM patients over past decades, and a significant unmet medical need persists.

While EBRT has been shown to be safe and has temporary efficacy in many malignancies including GBM, typically at absorbed, fractionated radiation dose of ~30 Gray in GBM, this maximum possible administered dose is always limited by toxicity to the normal tissues surrounding the malignancy and because EBRT requires fractionation to manage toxicity and maximum EBRT limits are typically reached before long-term efficacy reached. Because of this limitation, EBRT cannot provide a cure or long-term control of GBM and GBM always recurs within months after EBRT. In contrast, locally delivered and targeted radiopharmaceuticals that precisely deliver radiation in the form of beta particles such as Iodine-131 for thyroid cancer, are known to be safe and effective and minimize exposure to normal cells and tissues especially with optimal administered dose and minimizing exposure to normal tissue. The locally delivered REYOBIQ is designed for and provides patient tolerability and safety. Though no REYOBIQ head-to-head trial with chemo, immune, EBRT or systemic radiopharmaceutical products have been conducted, patient tolerability and safety considerations have been reported as expected.

In September 2020, the FDA granted both Orphan Drug and Fast Track designations to REYOBIQ for the treatment of patients with GBM.

REYOBIQ is under clinical investigation in a Phase 1/2 multicenter, sequential cohort, open-label, volume and dose escalation study (“ReSPECT-GBM”) of the safety, tolerability, and distribution of REYOBIQ given by CED catheters to patients with recurrent or progressive malignant glioma after standard surgical, radiation, and/or chemotherapy treatment (NCT01906385). The Phase 1 portion of the clinical study is complete. The Phase 2 portion of the clinical study in progress and is a multicenter, single arm, prospective study utilizing a non-DLT dose obtained from the dose escalation portion of the Phase 1 clinical study. The trial is funded through Phase 2 in large part by a National Institute of Health/National Cancer Institute grant.

On January 18, 2023, we announced that the first patient was dosed in Phase 2 of the ReSPECT-GBM Phase 1/2 trial evaluating REYOBIQ™ for the treatment of recurrent GBM. Phase 2 of the trial is expected to enroll up to 34 total patients with small- to medium-sized tumors and is targeted for full enrollment by end of 2026. We currently have four clinical sites recruiting and enrolling patients, and expect a data read-out by the end of 2026.

On September 30, 2024, we showcased new interim ReSPECT-GBM Phase 2 Trial Data at the 2024 Congress of Neurological Surgeons Annual Meeting that included the following findings as of that date:

•

42 total patients enrolled in ReSPECT-GBM trial at 3 sites, with 19 out of 42 patients having been treated at the recommended Phase 2 dose (22.3 mCi in 8.8 mL) in tumors of approximately 20 cm3 or less.

•	All Phase 2 patients have recurrent, histologically confirmed glioblastoma; 1 recurrence, bevacizumab naïve, single tumor of approximately 20 cm3 or less (small-to-medium sized tumors).

•	Average tumor size in Phase 2 was 7.5 mL (range 0.9-22.8 mL).

•	Increases in absorbed dose correlated with specific drug delivery parameters such as infused dose and volume, maximal convection flow rate, and number of catheters.

•	REYOBIQ™ continues to show a favorable safety profile in the 42 enrolled patients; one dose-limiting toxicity (hemiplegia) has been reported, which was observed in Cohort 8 (41.5 mCi and 16.3 mL).

•

In Phase 2, most adverse events were mild (73.5%) or moderate (18.8%), and largely unrelated (37.7%), or unlikely related (27.1%) to the drug. Of the 9 severe adverse events, only 2 were related to the study drug.

•	Average absorbed radiation dose to the tumor in Phase 2 was 300 Gy (n=18, 1 patient still under analysis).

•	88.9% of Phase 2 patients met key CED drug delivery parameters shown to correlate with overall survival, achieving a tumor absorbed dose >100 Gy and radiation coverage of >70%.

•

29 out of 42 patients treated thus far participated in the Phase 1 dose escalation phase of the trial (as per protocol, 6 out of 42 patients were included in both the Phase 1 and Phase 2 trial arms and related analyses).

•	Phase 1 dose-escalation increased administered doses from 1.0 mCi to 41.5 mCi and volumes from 0.66 mL to 16.3 mL.

•

In terms of objective tumor response based on quantitative image analysis, a statistically significant reduction in tumor volume rate change was seen in tumors receiving > 100 Gy absorbed dose (n=11 patients analyzed to date, p<0.005). Sufficient tumor coverage correlated with tumor control, while regrowth occurred outside treated areas.

We completed Phase 1 of our ReSPECT-GBM Trial and are continuing enrollment into Phase 2.

In December 2025, we reported results from our Phase 1 ReSPECT-GBM Trials and provided updates on Phase 2, which included:

•

Phase 1 dose-escalation study completed, with patients dosed from 1.0 mCi to 41.5 mCi, achieving a maximum absorbed tumor dose of 739.5 Gy. Dose 22.3 mCi was selected as the recommended Phase 2 dose due to its favorable safety profile.

•	Ongoing Phase 2 study has enrolled 24 of planned 34 patients as of the data cutoff; study continues to evaluate safety and efficacy at the Phase 2 recommended dose.

Safety:

•

Across all patients treated in both Phase 1 and 2, most treatment-related adverse events were Grade 1 or 2, including lymphopenia (7.9%), cognitive disorder (7.0%), and headache (7.0%), with no treatment-related deaths or study discontinuations due to serious adverse reactions (SARs).

Response:

•

Efficacy data from Phase 1 cohorts 1 to 6 showed a median overall survival of 17 months for patients receiving ≥100 Gy, compared to 6 months for those receiving <100 Gy, surpassing historical bevacizumab monotherapy outcomes.

•	SPECT/CT imaging continues to confirm high tumor-specific radiation retention, with minimal systemic exposure.

With respect to assessment of REYOBIQ efficacy for recurrent GBM using MRI and SPECT imaging biomarkers, the Company reported that Phase 1 showed promising improvements in overall survival. REYOBIQ dose positively correlates with treatment coverage ratio, time to peak, and progression free survival; negatively correlates with mean transit time and tumor volume. Based on a Wilcoxon Signed Rank test on 23 patients receiving REYOBIQ, untreated tumor volume was significantly increased relative to treated tumor volume. Overall survival negatively associated with tumor volume

ReSPECT-LM Clinical Trials for LM

LM is a rare complication of cancer in which the disease spreads to the membranes (meninges) surrounding the brain and spinal cord. The incidence of LM is growing and occurs in approximately 5%, or more, of people with late-stage cancer, or 110,000 people in the U.S. each year. It is highly lethal with an average one-year survival of just 7%. All solid cancers, particularly breast, lung, GI, and melanoma, have the potential to spread to the leptomeninges.

The ReSPECT-LM Phase 1 clinical trial was preceded with preclinical studies in which tolerance to doses of REYOBIQ as high as 1,075 Gy were shown in animal models with LM without significant observed toxicity. Furthermore, treatment led to a marked reduction in tumor burden in both C6 and MDA-231 LM models.

Upon receiving acceptance of our Investigational New Drug application and Fast Track designation by the FDA for REYOBIQ for the treatment of LM in November 2021, we initiated the trial and began screening patients for the ReSPECT-LM Phase 1 clinical trial in the fourth quarter of 2021.

ReSPECT-LM is a multi-center, sequential cohort, open-label, dose escalation study evaluating the safety, tolerability, and efficacy of a single-dose application of REYOBIQ™ administered through intrathecal infusion to the ventricle of patients with LM after standard surgical, radiation, and/or chemotherapy treatment. The primary endpoint of the study is the incidence and severity of adverse events and dose limiting toxicities, together with determining the maximum tolerated and recommended Phase 2 dose. Full enrollment in the Phase 1 trial was achieved at the end of 2024, and we announced the trial completion on February 26, 2025. It has shown that the use or REYOBIQ can increase overall survival by 50%. Trial closeout procedures are now taking place including final data review and monitoring, and a clinical study report and manuscript will be prepared.

On September 19, 2022, we entered into a Cancer Research Grant Contract (the “CPRIT Contract”), effective as of August 31, 2022, with CPRIT, pursuant to which CPRIT provides us a grant of up to $17.6 million (the “CPRIT Grant”) over a three-year period to fund the continued development of REYOBIQ™ for the treatment of patients with LM through Phase 2 of the ReSPECT LM clinical trial. The CPRIT Grant is subject to customary CPRIT funding conditions, including, but not limited to, a matching fund requirement (one dollar from us for every two dollars awarded by CPRIT), revenue sharing obligations upon commercialization of REYOBIQ™ based on specific dollar thresholds until CPRIT receives the aggregate amount of 400% of the proceeds awarded under the CPRIT Grant, and certain reporting requirements. As of December 31, 2025, we had received approximately $15.85 million in milestone payments under the CPRIT Contract.

Interim results showed that a single treatment with REYOBIQ resulted in a consistent decreased cerebrospinal fluid (“CSF”) tumor cell count/ml and was tolerated by all LM patients. REYOBIQ is an outpatient administration and treatment and is easily and safely administered through a standard intraventricular catheter (Ommaya Reservoir), distributed promptly throughout the CSF, and with durable retention in the leptomeninges at least through day seven. All patients have shown well tolerated prompt and durable REYOBIQ distribution throughout the subarachnoid space.

In November 2023, the FDA granted Orphan Drug designation to REYOBIQ for the treatment of patients with breast cancer with LM.

On December 12, 2023, we announced our partnership with K2bio to implement the CNSide Test.

On February 26, 2025, we announced the completion of the ReSPECT-LM Phase 1 single-dose escalation trial, having determined a recommended Phase 2 dose. Enrollment in Cohort 6 was completed (75.0 mCi). The Cohort 4 dose (44.1 mCi) was determined to be the recommended Phase 2 dose with no dose-limiting toxicities observed at that dose level. One patient at the Cohort 4 dose was observed to have achieved a complete response, as evidenced by the eradication of tumor cells in the cerebrospinal fluid—a key therapeutic endpoint.

In March 2025, the FDA granted Orphan Drug designation to REYOBIQ™ for the treatment of LM in patients with lung cancer.

In November 2025, we had our end of phase 1 meeting with the FDA. During this meeting, FDA conveyed that while accelerated approval may be appropriate for this indication, there are insufficient data to support the use of CTCs as an intermediate clinical endpoint, and there was discussion of the potential to submit a comprehensive plan to pursue validation of CTCs as a potential endpoint in LM. FDA stated that a randomized trial is necessary to support a marketing application, and encouraged the study of patient reported outcomes and neurologic function as endpoints that could potentially support a marketing application, alongside an established primary endpoint like overall survival. There was alignment that CTCs could be considered for use as a key secondary endpoint. There was also discussion of a randomized controlled design approach that may include an intrathecal chemotherapeutic as a comparator, and approaches to standardize other therapeutic interventions in both active and control arms. FDA also indicated that it may be reasonable to incorporate multiple histologies in a single trial. We plan to consider the Agency’s feedback and propose an updated protocol for our next study for FDA’s feedback.

In December 2025, we reported completion of the ReSPECT-LM single dose trial showed REYOBIQ was well-tolerated up to a maximum tolerated dose of 66mCi, with a recommended phase 2 dose of 44.1 mCi, and absorbed doses delivered of >300 Gy observed. We also reported the ReSPECT-LM open label, multidose Phase 1/2 trial initiation to identify maximum tolerated dose across varying dosing intervals and to characterize efficacy of multiple doses at optimal dose selected by assessing response using the CNSide Test. Enrollment in Cohort 1 has begun with delivery of 13.2 mCi at 3 intervals with one patient receiving all doses without dose limiting toxicity.

ReSPECT-PBC Clinical Trial for Pediatric Brain Cancer

The average annual age adjusted mortality rate for children aged 0-14 for malignant brain (and other CNS) tumors is 0.71/100,000, making it the most common cause of death and cancer death in this age group. The 2021

World Health Organization Classification of CNS Tumors classifies gliomas, glioneuronal tumors, and neuronal tumors into six different families: (1) adult-type diffuse gliomas; (2) pediatric-type diffuse low-grade gliomas; (3) pediatric-type diffuse high-grade gliomas (“HGG”); (4) circumscribed astrocytic gliomas; (5) glioneuronal and neuronal tumors; and (6) ependymomas.

In August 2021, we announced plans for treating pediatric brain cancer at the 2021 American Association of Neurological Surgeons Annual Scientific Meeting. In July 2021, we reported that we had received FDA feedback pertaining to a pre-Investigational New Drug Application (“IND”) meeting briefing package in which the FDA stated that we are not required to perform any additional preclinical or toxicology studies.

Given the initial FDA feedback, receipt of adult GBM data and experience with REYOBIQ™ and follow-up communications with the FDA, we submitted a pediatric brain tumor IND for our ReSPECT-PBC clinical trial to investigate the use of REYOBIQ™ in two pediatric brain cancers, high-grade glioma and ependymoma, in the fourth quarter of 2024.

Pediatric high-grade gliomas can be found almost anywhere within the CNS; however, they are most commonly found within the supratentorium. The highest incidence of supratentorial, high-grade gliomas in pediatrics appears to occur in children aged 15 to 19 years, with a median age of approximately nine years. Overall, pediatric high-grade glioma confers a three-year progression free survival (“PFS”) of 11 ± 3% and three-year OS of 22 ±5%. One-year PFS is as low as 40% in recent trials. Ependymomas are slow-growing central nervous system tumors that involve the ventricular system. Diagnosis is based on MRI and biopsy and survival rate depends on tumor grade and how much of the tumor can be removed. Grade II pathology was associated with significantly improved OS compared to Grade III (anaplastic) pathology (five-year OS = 71 ± 5% vs. 57 ± 10%; p = 0.026). Gross total resection compared to subtotal resection was associated with significantly improved OS (five-year OS = 75 ± 5% vs. 54 ± 8%; p = 0.002).

Overall, pediatric HGG and ependymoma are extremely difficult-to-treat pediatric brain tumors, frequently aggressive, and in recurrent settings, carry an extremely poor prognosis.

Effective September 1, 2024, we entered into an agreement with the Department of Defense office of the Congressionally Directed Medical Research Programs to receive a $3.0 million fund for research and development purposes (“DoD Award”) over a three-year period. The DoD Award will be used to support the planned expansion of our clinical trial for pediatric brain cancer. We anticipate beginning enrollment for our Phase 1 ReSPECT-PBC clinical trial in the first half of 2026.

Rhenium-188 NanoLiposome Biodegradable Alginate Microsphere Technology

In January 2022, we announced that we licensed Biodegradable Alginate Microsphere (“BAM”) patents and technology from The University of Texas Health Science Center at San Antonio (“UTHSCSA”) to expand our tumor targeting capabilities and precision radiotherapeutics pipeline. We intend to combine our Rhenium NanoLiposome technology with the BAM technology to create a novel radioembolization technology. Initially, we intend to utilize the Rhenium-188 isotope, 188RNL-BAM for the intra-arterial embolization and local delivery of a high dose of targeted radiation for a variety of solid organ cancers such as hepatocellular cancer, hepatic metastases, pancreatic cancer and many others.

Preclinical data from an ex vivo embolization experiment in which Technetium99m-BAM was intra-arterially delivered to a bovine kidney perfusion model was presented at the Society of Interventional Radiology Annual Scientific Meeting. The study concluded that the technology required for radiolabeling BAM could successfully deliver, embolize and retain radiation in the target organ. 188RNL-BAM is a preclinical investigational device we intend to further develop and move into clinical trials. Specifically, in 2022 we transferred the 188RNL-BAM technology from UTHSCSA, and began planning to develop the product and complete early preclinical studies to support a future FDA IND submission. Our intended initial clinical target is liver cancer which is the sixth most common and third deadliest cancer worldwide. It is a rare disease with increasing U.S. annual incidence (42,000) and deaths (30,000).

The FDA has informed us that 188RNL-BAM will be regulated as a medical device under the Federal Food, Drug, and Cosmetic Act (the “FDCA”).

The CNSide FORESEE Trial

The CNSide Platform consists of four LDTs used for treatment selection and treatment monitoring of patients with LM. The CNSide Platform facilitates tumor cell detection/enumeration and biomarker identification using cellular assays (immunocytochemistry (ICC) and fluorescence in situ hybridization (FISH)) and molecular assays (next-generation sequencing (NGS)). The CNSide Test is currently being used in the ReSPECT-LM trial as an exploratory endpoint and we re-introduced it to the U.S. market in August of 2025.

In August 2024, data from the CNSide FORESEE clinical trial in patients with LM was presented at the Society for Neuro-Oncology (“SNO”) / American Society for Clinical Oncology (“ASCO”) CNS Metastases Conference. The trial met its key primary and secondary endpoints and the data showed that the CNSide Test more than doubled the diagnostic sensitivity versus gold standard cerebrospinal fluid cytology and influenced clinical management decisions in over 90% of LM cases. It also improved survival of LM patients by approximately 50%.

On November 24, 2024, CNSide Diagnostics presented data at the 2024 SNO Annual Meeting from the FORESEE trial showcasing the CNSide Platform’s utility in diagnosing and guiding clinical decision making for breast cancer and non-small cell lung cancer patients with LM.

A manuscript detailing the FORESEE clinical trial methods and results is expected to be published in 2026 in a major, peer-reviewed journal.

Key highlights included:

•

The FORESEE trial achieved its primary endpoint, demonstrating that the CNSide Test influenced treatment decisions in over 90% of cases evaluated, surpassing the predetermined 20% primary endpoint target.

•	The CNSide Test demonstrated enhanced sensitivity in detecting tumor cells (80%) vs. CSF cytology (29%) in patients with LM.

•	The CNSide Test identified actionable mutations in the CSF, such as HER2 amplification, influencing 24% of therapeutic selection decisions.

•	The CNSide Test exhibited high specificity, with no tumor cells detected in patients without LM.

•	The CNSide Test demonstrated improved Negative Predictive Value in ruling out LM (25%) vs. CSF cytology (10%).

•	The CNSide Test revealed HER2 positivity in LM tumors in 60% of breast cancer patients with HER2-negative primary tumors, informing physician treatment strategies.

CNSide Business and Operational Highlights

During 2025, the Company made significant progress advancing and commercializing the CNSide® cerebrospinal fluid (“CSF”) assay platform through its wholly owned subsidiary, CNSide Diagnostics, LLC. These activities were focused on completing regulatory and laboratory readiness, establishing initial commercial availability, expanding market access, and generating clinical awareness for the CNSide Test.

Clinical and Scientific Progress

The CNSide CSF Assay Platform continued to be utilized in clinical research settings, including the ReSPECT-LM clinical trial funded by CPRIT. During 2025, the Company presented data supporting the platform’s ability to detect and enumerate tumor cells in CSF samples and to support longitudinal disease monitoring in patients with CNS metastatic disease. These data were presented at major neuro-oncology and oncology scientific conferences, such as the 2025 SNO/ASCO CNS Metastases Conference, increasing awareness of the CNSide platform among clinicians and researchers.

Laboratory Readiness and Regulatory Milestones

CNSide Diagnostics completed key laboratory and operational milestones required to support commercial testing services. The Company obtained CLIA accreditation and related clinical laboratory certifications for its Houston-based diagnostic laboratory, enabling the performance of the CNSide Test as a laboratory developed test (“LDT”) in compliance with applicable regulatory requirements. These achievements represented a critical step toward broader commercial deployment of the CNSide platform.

Commercial Launch and Geographic Expansion

The Company initiated the commercial launch of the CNSide Test, beginning with availability in Texas in August 2025 and select early-adopting clinical centers. The initial commercialization strategy focused on large academic medical centers and health systems with specialized neuro-oncology practices. Over the course of the year, the Company expanded state licensure coverage, enabling the CNSide Test to be offered in the majority of U.S. states and reaching a substantial portion of the U.S. population by year-end. The Company is pursuing licensure in the State of New York.

Market Access and Reimbursement Progress

The Company advanced market access efforts for the CNSide Test, including securing coverage agreements with national payers, including United Healthcare and Humana. These agreements expanded the number of covered lives eligible for CNSide testing and represented an important step toward reducing financial barriers to adoption. The Company also continued efforts related to reimbursement coding, billing processes, and payer engagement to support broader utilization of the test.

Commercial Infrastructure and Organizational Development

To support the CNSide platform’s transition from development to commercialization, the Company expanded its diagnostics operations during 2025. This included investments in laboratory infrastructure, testing capacity, and operational systems, as well as the addition of personnel in commercial, laboratory, and support functions. These efforts were intended to position CNSide Diagnostics for increased test volumes and broader clinical adoption in future periods.

Strategic Importance to the Company

The CNSide diagnostic platform represents a strategic expansion of the Company’s business beyond therapeutics into CNS-focused diagnostics. The Company believes that the CNSide Test has the potential to complement its radiotherapeutic development programs by improving disease detection, patient stratification, and treatment monitoring in CNS cancers. The use of the CNSide Test has increased overall survival of LM patients by 50%. The Company expects to continue evaluating opportunities to integrate diagnostic insights from the CNSide platform with its therapeutic development activities over time.

Licensing

On December 31, 2021, we entered into a Patent and Technology License Agreement (the “UTHSCSA License Agreement”) with UTHSCSA, pursuant to which UTHSCSA granted us an irrevocable, perpetual, exclusive, fully paid-up license, with the right to sublicense and to make, develop, commercialize and otherwise exploit certain patents, know-how and technology related to the development of BAM containing nanoliposomes loaded with imaging and/or therapeutic payloads. Therapeutic payloads may include radiotherapeutics, chemotherapeutics, or thermotherapeutics.

The BAM technology is delivered directly into the intra-arterial vascular system via commonly utilized and standard interventional vascular catheters and techniques that allow precise placement into the arterial blood vessels feeding tumors. Once injected, the BAM technology provides a potential dual therapeutic delivery—blocking blood flow to the tumors by alginate microsphere tumor capillary embolization with simultaneous delivery of very high doses of cytotoxic compounds including radiation, such as nanoliposome encapsulated bi-functionally chelated Re-188, for an extended time. Weeks later, the delivered BAM are physiologically metabolized allowing excretion from the body. Rhenium-188 is an attractive and ideal therapeutic isotope for this application because of its 16.9 hour half-life, 2.12MEV ß-decay and ~3.8mm tissue path-length, and simultaneous 155Kev g-decay that allow simultaneous SPECT/CT imaging with commonly available imaging equipment to easily and non-invasively monitor product administration, delivery and dosimetry absorbed dose evaluation.

We currently anticipate that we will initially focus on developing 188RNL-BAM as a next-generation radioembolization therapy for liver cancer, in which BAM blocks the hepatic artery segments that supply blood to the malignant tumor while also providing 188RNL radiotherapy directly to the tumor and surrounding tissue. According to the American Cancer Society, liver cancer is a rare disease with an increasing annual incidence and five-year overall survival of only 20%.

The financial terms of the UTHSCSA License Agreement are primarily success-based with milestone and royalty payments contingent on achieving key clinical, regulatory and sales milestones.

The initial inventions and work behind the licensed patents and technologies were developed and led by William Phillips MD, Professor of Nuclear Medicine, and his team at UTHSCSA. The 188RNL-BAM technology incorporates Rhenium-188, or 188Re, a unique isotope for radiotherapeutic embolization owing to its emission of a high energy (2.12Mev) electron (beta particle, 16.9-hour half-life with a 3.8mm decay path length). 188Re also emits 155kev gamma energy that permits high quality, real-time imaging of the BAM construct delivery localization and confirmation. BAMs are not permanent and are anticipated to degrade over time, allowing restoration of blood flow, decreasing radiation resistance, and allowing for safer physiological clearance of 188Re through the kidneys, which may minimize bone marrow toxicity.

The transaction terms include an upfront payment in cash. We are also required to pay development and sales milestone payments, if achieved, and a tiered single-digit royalty on U.S. and European sales. In addition, we may be obligated to pay an annual maintenance fee beginning in 2024.

On March 29, 2020, we entered into a Patent and Know-How License Agreement (the “NanoTx License Agreement”) with NanoTx, pursuant to which NanoTx granted us an irrevocable, perpetual, exclusive, fully paid-up license, with the right to sublicense and to make, develop, commercialize and otherwise exploit certain patents, know-how and technology related to the development of radiolabeled nanoliposomes.

The transaction terms included an upfront payment of $0.4 million in cash and $0.3 million in our voting stock. The transaction terms also included success-based milestone and royalty payments contingent on key clinical, regulatory and sales milestones, as well as the requirement to pay 15% of any non-dilutive monetary awards or grants received from external agencies to support product development of the nanoliposome encapsulated BMEDA-chelated radioisotope, which includes grants from CPRIT.

The licensed NanoTx portfolio benefits from proprietary nanoliposome-encapsulated technology to encapsulate radionuclides allowing direct local delivery for several cancer targets.

The licensed radiolabeled nanoliposome platform was developed by a multi-institutional consortium based in Texas at the Mays Cancer Center / UTHSCSA MD Anderson Cancer Center led by Dr. Andrew Brenner, MD, PhD, who is the Kolitz Chair in Neuro-Oncology Research and Co-Leader of the Experimental and Developmental Therapeutics Program. The technology was previously owned by NanoTx and funded by both the NIH/NCI and CPRIT. There is an active $3 million award from NIH/NCI that is expected to financially support the continued clinical development of REYOBIQ™ for recurrent GBM.

Manufacturing

We have entered into master services agreements with third parties, including Piramal Pharma Solutions, Inc., ABX Advanced Biochemical Compounds GmbH, IsoTherapeutics Group, LLC, Radiomedix, Inc., Alamo Nuclear Pharmacy Services, Inc., and Nuke Med, Inc. (aka SpectronRx) in connection with the development, manufacture, and supply of our REYOBIQ drug product. Upon completion of the research and development phase of a drug candidate, certain parts of the manufacturing processes for such candidate may be transferred to contract manufacturers to support clinical trials and commercial release. Upon approval of our drug candidates, we expect our manufacturing capabilities to include validated manufacturing processes for the drug product as well as a quality assurance product release process with the ability to ultimately scale-up the process to meet increasing market demands. We believe our strategic investments in our analytical, development and manufacturing capabilities, including personnel with expertise from drug discovery through drug development, will allow us to advance our product candidates more quickly. Expertise gained in manufacturing our drug products may be applied to other formulations in the future, further leveraging our capabilities.

Competition

Our business is conducted in intensely competitive and highly regulated markets. The life science industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary therapeutics. We face competition from a number of sources, some of which may target the same indications as our products, product candidates and laboratory tests, including small and large, domestic and multinational, medical device, biotechnology and pharmaceutical companies, academic institutions, government agencies, private and public research institutions and clinical laboratories. Competitors may have greater experience in, and resources to devote to, developing drugs and clinical laboratory tests, conducting clinical trials, obtaining regulatory clearances or approvals, manufacturing and commercialization.

We expect that product candidates in our pipeline, if approved, would compete on the basis of, among other things, product efficacy and safety; time to market; price, coverage, and reimbursement by third-party payers; extent of adverse side effects; and convenience of treatment procedures.

Competition for our product candidate, particularly REYOBIQ and 188RNL-BAM may come from a single or combination therapy in the future.

Currently, there are many other entities pursuing drug development programs for the indications we are currently pursuing with our product candidates.

Significant competitors that have reported drug development programs or clinical laboratory tests at various clinical stages for the various indications listed include, but are not limited to:

Recurrent Glioblastoma

EnGeneIC, Berg, Istari, AstraZeneca, Novartis, PharmAbcine, Kairos, Midatech, Oncovir, Infuseon, Astellas, NanoPharmaceuticals, Erasca, OX2, Crimson BioPharm, TMUNITY, Pfizer, Arcus, Photolitec, Samus, DNAtrix, ImmVira, BerGenBio, Boston Scientific, BeiGene, GSK, Bristol Myers Squibb, Eli Lilly, Sumitomo, QED, Chimerix, Accenda, Oblato, VBI, INIGHTEC, Sonalasense, VBL, Medicenna, Mimiva, Carthera, Gilead, CNS Pharmaceuticals, VAXIMM, Incyte, Celularity, Medicinova, Karyopharm, Nerviano Medical Sciences, Merck, Telix, Neonc, Nuvation Bio, Aadi, ERC, Kazia, Xoft, Basilea, Vigo, Biohaven, Bayer, Kintara, and others have reported drug development programs at various clinical stages for recurrent GBM.

Leptomeningeal Metastases

Angiochem, Y-mAbs, Roche, Bristol Myers Squibb, Merck, Kazia, AstraZeneca, Pfizer, Memorial Sloan Kettering, University of Virginia, Wake Forest University, University of Alabama Birmingham, and others have reported drug development programs at various clinical stages for LM.

Pediatric Brain Cancer

AstraZeneca, Bristol Myers Squibb, Chimerix, Celgene, Eli Lilly, Nektar Therapeutics, Istari Oncology, Novartis, NovoCure, Takeda, Y-mAbs, Cellectar, and others have reported drug development programs at various clinical stages for PBC.

Liver Cancer

Boston Scientific, SIR-TEX, Terumo, ABK Biomedical, and others have reported radioembolization therapy product development programs for liver cancer.

CNSide Test

Menarini, Belay Diagnostics, BillionToOne, FYR Diagnostics, Cerevention, Genomic Testing Cooperative are competitors of our CNSide Test.

Intellectual Property

Our success depends in large part on our ability to protect our proprietary technology, and to operate without infringing on the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others.

We license the proprietary formulation and proprietary methods of manufacture of the nanoliposome-encapsulated radionucleotides. REYOBIQ, 188RNL-BAM, and their method of manufacture are covered by a U.S. patent that will expire in December 2026. Patent term extension, codified in 35 U.S.C. §156, provides a means of recapturing time lost during the regulatory approval process. Based upon this regulation, we will apply for patent term extension for this patent for the time equal to the regulatory review period for REYOBIQ™. This has the potential to extend patent coverage for this product for up to another five years.

188RNL-BAM is also covered by a licensed patent family directed to a method of producing liposome-containing alginate microspheres. Any patent granted from applications claiming priority to it is expected to expire in May 2040, not including any patent term adjustment or patent term extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees. The patent family includes issued patents in Japan, Singapore, Canada, and Mexico, in addition to pending applications in the United States, Canada, Israel, India, Mexico, Saudi Arabia, Thailand, South Africa, Vietnam, Philippines, China, Europe, Brazil, Singapore, Indonesia, Malaysia, Hong Kong, Australia, and New Zealand.

188RNL-BAM is also covered by a licensed patent family directed to a method for post-manufacture loading of a liposome-containing hydrogel microsphere. Patent granted from applications in this family are expected to expire in March 2042, not including any patent term adjustment or patent term extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees. The patent family includes applications pending in the United States, Australia, Canada, Brazil, South Korea, China, Europe, Mexico, and Israel.

We co-own a patent family directed to methods of treating a disease, including, but not limited to cancer, comprising administering 186Re and 188Re nanoliposomes via CED. Any patents issued from applications in this family are expected to expire in November 2041, not including any patent term adjustment or patent term extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees. The patent family includes applications pending in the U.S., Australia, Brazil, Canada, China, Europe, Indonesia, Israel, Japan, South Korea, Malaysia, Hong Kong, and Mexico.

We co-own a patent family directed to methods of treating leptomeningeal metastases comprising administering 186Re and/or 188Re nanoliposomes via an intraventricular reservoir. Any patent granted from applications in this family are expected to expire in January 2043, not including any patent term adjustment or patent term extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees. The patent family includes applications pending in the U.S., Australia, Brazil, Canada, China, Europe, Indonesia, Israel, Japan, South Korea, Malaysia, and Mexico.

We own a patent family directed to a method of manufacturing a polymeric matrix encapsulating microsomes. Any patent granted from applications in this family is expected to expire in December 2043, not including any patent term adjustment or patent term extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees. Applications are pending in the PCT and U.S. The 30-month deadline to file national stage applications claiming priority to the PCT application was June 2025.

We have broad patent protection related to the CNSide Platform, including our ownership of the following patents, patent families and applications:

•

A patent family directed to a microflow device for separating or isolating cells from a bodily fluid or other liquid sample. There are patents in the U.S., China, Europe (validated in France, Germany, Italy, Spain, and the United Kingdom), Hong Kong, China, and Japan. There is an application pending in the U.S. The patents will expire in 2026 assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

•

A patent family directed to a microflow device for separating or isolating cells from a bodily fluid or other liquid sample. There are patents in the U.S., Canada, China, and Hong Kong. The patents will expire in 2026 and 2027 assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

•

A patent family directed to a device and methods for isolating target biomolecules or cells from samples. There are patents in the U.S., Australia, Europe (validated in the United Kingdom, France, Spain, Germany, Switzerland, and Italy), China, Japan, Canada, and Hong Kong. There is an application pending in the U.S. The patents will expire in 2030 and 2031 assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

•

A patent family directed to reagents containing binding moieties conjugated to dextran moieties, methods of making such reagents, and use of such reagents in a variety of molecular and cellular assays. There are patents in the U.S., Japan, China, Canada, Europe (validated in France, Germany, Italy, Switzerland, and the United Kingdom), and Hong Kong. The patents will expire in 2031 assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

•	A U.S. patent directed to a microflow apparatus. This patent will expire in May 2030 assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

•

A U.S. patent directed to a method of inhibiting cellular aggregation in a biologically active sample. This patent will expire in September 2031 assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

•

U.S. and European patent applications directed to a formulation to inactivate pathogens. Any patent issuing from these applications is expected to expire in 2041, not including any patent term adjustment or patent term extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

MANAGEMENT

The following table sets forth information for our executive officers and members of the Board of Directors, as of the date of this prospectus:

Name	Age	Position
Marc H. Hedrick, M.D.	63	President, Chief Executive Officer and Director
Andrew Sims	52	Chief Financial Officer
Richard J. Hawkins	76	Chairman of the Board
An van Es-Johansson, M.D.	65	Director
Howard Clowes	71	Director
Robert Lenk, PhD	77	Director
Kyle Guse, Esq., MBA, CPA	61	Director

The following is a summary of the biographical information about our officers and directors.

Marc H. Hedrick, M.D. Dr. Hedrick joined the Company in October 2002 as its Chief Scientific Officer. In May 2004, he was appointed as President of the Company and in April 2014, he was appointed as its Chief Executive Officer. Dr. Hedrick has served as a member of our board of directors (the “Board”) since joining the Company in October 2002. Previously, Dr. Hedrick served in a number of executive leadership positions, including President and Chief Executive Officer of StemSource from 2001 to 2003 and Chief Scientific Officer and Medical Director of Macropore Biosurgery from 2002 to 2004. Dr. Hedrick has also served as a board member for a number of public and private companies since 2000. Prior to his corporate career, Dr. Hedrick was Associate Professor of Surgery and Pediatrics at the University of California, Los Angeles (“UCLA”). While at UCLA, Dr. Hedrick’s academic research received both National Institutes of Health funding as well as private and public capitalization and was widely acknowledged through scientific publications and the media. Dr. Hedrick also has first-hand experience as a physician, practicing general, vascular and craniofacial surgery. Dr. Hedrick has a medical degree from The University of Texas Southwestern Medical School and a Master of Business Administration from the UCLA Anderson School of Management and is a trained general, vascular and plastic surgeon. We believe Dr. Hedrick’s qualifications to serve on our Board include his executive, financial, governance and operational leadership experience in medical and pharmaceutical product development.

Andrew Sims. Mr. Sims joined us as Chief Financial Officer in February 2020. Prior to his appointment as our Chief Financial Officer, Mr. Sims held roles at several private equity-backed companies. Between 2012 and 2017, Mr. Sims was Chief Financial Officer of Amplify LLC, an advisory and management consulting services firm. Following his time at Amplify, Mr. Sims served as Chief Financial Officer of Verbatim Support Services LLC, a litigation support company, from 2017 to 2019. His focus has been on mergers and acquisitions, integrations, corporate capitalization and building out and managing teams to support global growth. Previously, Mr. Sims was Partner at Mazars, a global accounting, advisory, audit, tax and consulting firm. Working from both the Oxford, England and New York offices, Mr. Sims audited and advised global public clients, including a variety of healthcare companies, with average annual revenues in excess of $1 billion. Further, he was the lead partner on over fifty (50) acquisitions ranging from $5 million to $4 billion in purchase price. He is a Certified Public Accountant in the U.S. and a Chartered Accountant in England and Wales. Mr. Sims is a graduate of Buckingham University in the United Kingdom.

Richard J. Hawkins. Mr. Hawkins has served on our Board since December 2007 and has been the Chairman of our Board since January 2018. In 1982, Mr. Hawkins founded Pharmaco, a clinical research organization, where he served as its Chairman, President and Chief Executive Officer until 1991 when it merged with the predecessor of PPD-Pharmaco. In 1992, Mr. Hawkins co-founded Sensus Drug Development Corporation, a privately-held company focused on the development of drugs to treat endocrine disorders, which developed and received regulatory approval for SOMAVERT, a growth hormone antagonist approved for the treatment of acromegaly, which is now marketed by Pfizer, Inc. (NYSE:PEE), where he served as Chairman until 2000. In 1994,

Mr. Hawkins co-founded Corning Biopro, a contract protein manufacturing firm, where he served on its board until Corning BioPro’s sale to Akzo-Nobel, N.V. (OTC:AKZOY), a publicly-held producer of paints, coatings and specialty chemicals, in 2000. In September 2003, Mr. Hawkins founded LabNow, Inc., a privately held company that develops lab-on-a-chip sensor technology, where he served as the Chairman and Chief Executive Officer until October 2009. In February 2011, Mr. Hawkins became Chief Executive Officer, and held the positions of Chief Executive Officer, President and Chairman of Lumos Pharma, Inc. (Nasdaq: LUMO) until the time of its sale in December 2023. Additionally, Mr. Hawkins served on the board of SciClone Pharmaceuticals, Inc. (HKD: SCLN), a publicly-held specialty pharmaceutical company, from October 2004 through December 2017. He also served on the Presidential Advisory Committee for the Center for Nano and Molecular Science and Technology at the University of Texas at Austin, and was inducted into the Hall of Honor for the College of Natural Sciences at the University of Texas. Mr. Hawkins is a member of the National Ernst & Young Entrepreneur of the Year Hall of Fame. Mr. Hawkins graduated cum laude with a B.S. in Biology from Ohio University, where he later received the Ohio University Konneker Medal, the highest award given to a faculty member or former student, for entrepreneurial excellence. We believe Mr. Hawkins’s qualifications to serve on our Board include his executive experience working with life sciences companies, his extensive experience in pharmaceutical research and development, his knowledge, understanding and experience in the regulatory development and approval process, and his service on other public company boards and committees.

An van Es-Johansson, M.D. Dr. van Es-Johansson has served on our Board since January 1, 2020. Dr. van Es-Johansson served as the Chief Medical Officer for AlzeCure Pharma, a Swedish pharmaceutical company with a primary focus on Alzheimer’s disease, from September 2018 through March 1, 2021, following which she has continued to serve AlzeCure Pharma as a Senior Advisor beginning in March 2021. Since 2021 she has been a Senior Advisor for Sinfonia AB, a Swedish pharmaceutical company with focus on neuroscience. From May 2005 to September 2018, Dr. van Es-Johansson served in a range of executive roles of increasing responsibility at Sobi, an international rare disease company headquartered in Stockholm, Sweden, including as Vice President and Head of EMENAR Medical Affairs for Specialty Care and Partner Products from March 2013 to January 2018. Prior to her time at Sobi, Dr. van Es-Johansson served in leadership positions within large pharmaceutical and smaller biotechnology companies, including Roche, Pharmacia, Eli Lilly, Active Biotech and BioStratum. From 2004 to 2016, she was a member of the Scientific Advisory Board of Uppsala Bio and currently serves on the board of directors of Savara, Inc. (Nasdaq: SVRA), Lumos Pharma, Inc. (Nasdaq: LUMO) and privately held Agendia BV. She also served on the board of directors at BioInvent International AB (Nasdaq: OMX Stockholm: BINV), from June 2016 to February 2021; on the board of directors of Alzecure AB (NASDAQ OMX Stockholm: ALZCUR), from 2017-2020; on the board of directors of Medivir AB (Nasdaq OMX Stockholm: MVIR) from 2019-2022; and on the board of directors of IRLAB AB (Nasdaq OMX Stockholm: IRLAB) from May 2022 to February 2023. Dr. van Es-Johansson received a M.D. from Erasmus University, Rotterdam, The Netherlands. We believe Dr. van Es- Johansson’s qualifications to serve on our Board include her extensive medical knowledge and experience in the pharmaceutical industry.

Howard Clowes. Mr. Clowes has served on our Board since April 1, 2020. From January 2005 until he retired as a lawyer in December 2018, Mr. Clowes was a partner in the law firm DLA Piper (US) LLC. From 1982 until the formation of DLA Piper in 2005, he was an associate and then a partner in the predecessor firms of DLA Piper, holding various management positions, including serving on its board of directors and its compensation committee. Mr. Clowes served on the board of Equalize Health and as chair of its governance committee from January 2018 to May 2022, and serves on the board of AFRAC, each of which are nonprofit corporations focused on global healthcare. Mr. Clowes served on the board of the Law Foundation of Silicon Valley, a non-profit organization located in San Jose, California, that provides free legal services to Silicon Valley residents in need, from 2008 until December 2018, during which he served in various positions, including President of its board of directors, and Chair of its Strategic Planning and Chief Executive Officer Search Committee. From 2017 to 2021, Mr. Clowes served as a Lecturer at the University of California, Berkeley School of Law, teaching a course in International Business Negotiations. Mr. Clowes earned his J.D. at U.C. Berkeley, his B.A. in Experimental Psychology at U.C. Santa Barbara, and in 2023, Mr. Clowes received his National Association of Corporate Directors Directorship Certification. We believe Mr. Clowes’ qualifications to serve on the Board include his extensive experience as a lawyer, advising boards of directors and their audit, compensation and corporate governance committees on a wide range of matters, his experience with a wide range of transactions and his experience serving on various boards of directors.

Robert Lenk, Ph.D. Dr. Lenk has served on our Board since April 1, 2020. Since 2016, he has served as President of Lenk Pharmaceuticals, LLC, providing consulting services to clients in the pharmaceuticals industry. Dr. Lenk co-founded the Liposome Company, in Princeton, New Jersey in 1981 (now part of Elan Pharmaceuticals). After the Liposome Company went public, he co-founded Argus Pharmaceuticals, a drug delivery company focused on cancer and infectious diseases, in 1989 and served as Vice President of Research & Development, until it merged with two other companies to become Aronex Pharmaceuticals. From 1995 to 2003, Dr. Lenk served as President and Chief Executive Officer of Therapeutics 2000, Inc. which was later sold to Coller Capital. Dr. Lenk joined Luna Innovations in 2004 where he served as President of its Nanoworks Division until 2010. In 2010, Dr. Lenk joined MediVector, Inc. as its Chief Science Officer until 2016, when he started Lenk Pharmaceuticals, LLC, a pharmaceutical development consulting company, where he currently works. He also currently serves on the board of PoP Biotechnology, a private company that develops vaccines and cancer therapies based on proprietary porphyrin liposome nanoparticle technology. Dr. Lenk received both his PhD and BSc. From the Massachusetts Institute of Technology. We believe Dr. Lenk’s qualifications to serve on our Board include his broad experience in translating research candidates into products, especially in the fields of nanotechnology and liposomal drug products.

Kyle Guse, Esq., MBA, CPA (inactive). Mr. Guse was appointed to our Board in April 2025. Mr. Guse has been serving as the Chief Legal Officer of DDC Enterprise Ltd. (NYSE:DDC), an NYSE-American-listed international consumer foods company, since September 2023. From January 2013 to May 2023, Mr. Guse was Chief Financial Officer, General Counsel and Secretary of Atossa Therapeutics, Inc. (Nasdaq, ATOS), a Nasdaq-listed biotechnology company developing treatments and prevention for breast cancer. Mr. Guse’s experience includes 30 years of counseling innovative, rapid growth companies through all aspects of finance, corporate governance, securities laws and commercialization, with a particular focus on M&A and capital market transactions. Mr. Guse has practiced law at several of the largest international law firms, including from January 2012 through January 2013 as a partner at Baker Botts LLP and, prior to that, from October 2007 to January 2012, as a partner at McDermott Will & Emery LLP. Before working at McDermott Will & Emery, Mr. Guse served as a partner at Heller Ehrman LLP. Mr. Guse began his career as an accountant at Deloitte and he is an inactive Certified Public Accountant and member of the bars of California and Washington. Mr. Guse earned a B.S. in business administration and an M.B.A. from California State University, Sacramento, and a J.D. from Santa Clara University School of Law. We believe that Mr. Guse’s extensive legal and business expertise in corporate finance and capital markets, corporate governance and mergers and acquisitions qualifies him to serve on our Board.

Family Relationships

There are no family relationships among any of the directors or executive officers.

CORPORATE GOVERNANCE

Criteria for Board Membership

In addition to the qualifications, qualities and skills that are necessary to meet U.S. state and federal legal, regulatory and Nasdaq Stock Market, LLC (“Nasdaq”) listing requirements and the provisions of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), amended and restated Bylaws (the “Bylaws”), corporate governance guidelines (the “Corporate Governance Guidelines” and charters of our Board’s committees, our Board will consider appropriate factors in evaluating director nominees, including: character, judgment, leadership, business acumen, diversity of background and perspective, skills, age, gender, ethnicity, professional experience, knowledge of or experience in the pharmaceutical industry, sufficient time to devote to Plus’s affairs and commitment to represent the long-term interests of Plus’s stockholders.

Although we do not have a formal diversity policy, our Board does consider gender and ethnic diversity as factors in its evaluation of candidates for director nominations. There are no other pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria, nor has it adopted specific requirements. Rather, the Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The goal of the Nominating and Corporate Governance Committee is to assemble a Board that brings a variety of skills derived from high quality businesses and professional experience.

Our Board is composed of a diverse group of professionals in their respective fields. Many of the current directors have or have held senior leadership experience at major domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, leadership development, and international business experience. Most of our directors also have experience serving on boards of directors and board committees of other public companies in the pharmaceutical industry, and have an understanding of corporate governance practices and trends, different business processes, challenges, and strategies. Further, our directors also have other experience that makes them valuable members, such as medical knowledge and research experience, which provides insight into strategic and operational issues faced by us.

The Nominating and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of our Board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Term of Office

Our directors are elected for a term of one (1) year and until their respective successors are elected and qualified, or until their earlier resignation, disqualification, or removal.

Independence of Directors

Our Common Stock is listed on the Nasdaq Capital Market and under the listing rules of Nasdaq, subject to specified exceptions, independent directors must comprise a majority of a listed company’s board of directors, and each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, among other things, the listed company’s board of directors affirmatively determines that the director does not have a relationship which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board reviews the independence of each director. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with Plus and our management. Our Board has determined that no transactions or relationships existed that would disqualify any of our directors under the Nasdaq rules or would require disclosure under SEC rules, with the exception of Marc H. Hedrick, M.D., our President and Chief Executive Officer, because of his current employment relationship with Plus. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Transactions.”

Board Leadership

We currently separate the roles of Chief Executive Officer and Chairman of the Board. Our President and Chief Executive Officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our Company, while the Chairman of our Board presides over meetings of the Board, including executive sessions of the Board. Separating the duties of the Chairman from the duties of the Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. Specifically, our Chairman runs meetings of our independent directors and assists with other corporate governance matters. Our Board believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of Chairman and Chief Executive Officer are currently separate, our Nominating and Corporate Governance Committee and Board believe it is appropriate for our Chief Executive Officer to serve as a member of our Board.

Role of the Board in Risk Oversight

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the SEC.

Our Board is actively involved in oversight of the key risks that could affect us. Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our Board of directors and its committees oversee the risk management activities of management. Our Board believes that risk management is an important part of establishing, updating and executing on Plus’s business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing our company and oversees our risk management processes to identify, prioritize, assess, manage and mitigate those risks, which in turn supports the achievement of organizational objectives, improves long-term organizational performance and enhances stockholder value, while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. Our Board plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

While our full Board has overall responsibility for evaluating key business risks, our committees monitor and report to our Board on certain risks. The Compensation Committee is responsible for overseeing the management of risks relating to our human capital and executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and cybersecurity. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about the primary risks associated with our business, as well as the key risk areas monitored by its committees. We believe that our Board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.

Our Board is committed to effective corporate governance and has adopted a wide range of practices and procedures that promote effective Board oversight. For example:

•	we have an independent Chairman of the Board;

•

the Board is comprised of a substantial majority of independent directors (five (5) of six (6) directors are independent), and all of the Board’s standing committees are comprised entirely of independent directors;

•	we have adopted anti-hedging and anti-pledging policies that align our directors’ and executive officers’ interests with those of our stockholders;

•	executive sessions of independent directors are held at every regular Board meeting and each standing committee meeting; and

•	we hold an annual say-on-pay vote.

Composition of Our Board

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of six (6) members.

No stockholder has any special rights regarding the election or designation of members of our Board. There is no contractual arrangement by which any of our directors are appointed to our Board. Our current directors will continue to serve as directors until the Annual Meeting and until their successor is duly elected, or if sooner, until their earlier death, resignation or removal.

Our Board held eight (8) meetings during 2024. No member of our Board attended fewer than seventy-five (75%) of the aggregate of (a) the total number of meetings of the Board (held during the period for which he or she was a director) and (b) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). Members of our Board are invited and encouraged to attend our annual meeting of stockholders. In 2024, all members of our Board at the time attended the 2024 Annual Meeting of Stockholders other than Robert Lenk and Greg Petersen.

Executive Sessions of Independent Directors

In order to promote open discussion among non-management directors, and as required under applicable Nasdaq rules, our Board conducts executive sessions of non-management directors during each regularly scheduled Board meeting and at such other times, if requested by a non-management director. In 2024, the non-management directors met in executive session four (4) times. The non-management directors provide feedback to executive management, as needed, promptly after the executive session. Dr. Hedrick does not participate in such sessions. As Chairman of our Board, Mr. Hawkins presides over meetings of our independent directors without management present.

Committees of Our Board

Our Board has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of these committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations.

Each committee has adopted a written charter, which Board committees’ charters are available on our website at https://ir.plustherapeutics.com/governance/board-committees. The following table provides membership and meeting information for the fiscal year ended December 31, 2024 for each of the committees of our Board. Each Board member attended 75% or more of the aggregate number of meetings of the standing committee on which she or he served, held during the last fiscal year for which she or he was a committee member.

Audit Committee

Our Audit Committee currently consists of Mr. Clowes, Dr. van Es-Johansson and Mr. Guse, who serves as Chairperson of the Audit Committee. The Board has determined that all members of the Audit Committee satisfied the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that Mr. Guse is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment. No member of the Audit Committee simultaneously serves on the audit committees of more than three (3) public companies, and no member of our Audit Committee has participated in the preparation of the financial statements of Plus at any time during the past three (3) years.

The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee as provided in the Audit Committee Charter include:

•	reviewing management’s and our independent auditor’s report on their assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year;

•	selecting our auditors and reviewing the scope of the annual audit;

•	resolving any disagreements between management and the auditor regarding financial reporting;

•	approving the audit fees and non-audit fees to be paid to our auditors;

•	reviewing our financial accounting controls with the staff and the auditors;

•	reviewing and monitoring management’s enterprise risk management assessment, including cybersecurity;

•

reviewing and discussing with management and the auditor, our audited financial statements including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing our earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing and approving our annual budget;

•	reviewing all related person transactions which are required to be reported under applicable SEC regulations; and

•	establishing procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or audit matters.

Compensation Committee

Our Compensation Committee currently consists of Mr. Guse, Mr. Clowes and Dr. van Es-Johansson, who serves as the committee’s Chairperson. Our Board has determined that Mr. Guse, Mr. Clowes and Dr. van Es-Johansson are independent under Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary duties and responsibilities of our Compensation Committee as provided in the Compensation Committee Charter include, among other things, overseeing our compensation policies, plans and programs and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of our Compensation Committee include:

•	developing and implementing compensation programs for our executive officers and other employees, subject to the discretion of the full Board;

•	establishing base salary rates, benefits and other compensation matters for each of our executive officers;

•	administering our equity compensation plans;

•	reviewing the relationship between our performance and our compensation policies and assessing any risks associated with such policies;

•

reviewing and advising the Board on director compensation matters and on regional and industry-wide compensation practices and trends in order to assess the adequacy of our executive compensation programs; and

•

reviewing and discussing compensation related disclosures with management and making a recommendation to the Board regarding the inclusion of such disclosures in our annual proxy statement or Form 10-K, as applicable.

See the sections titled “Executive Compensation” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of our executive officers and directors compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Clowes, Dr. Lenk, and Dr. van Es-Johansson, each of whom our Board has determined is independent under the Nasdaq listing standards, a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment. The Chairperson of our Nominating and Corporate Governance Committee is Mr. Clowes.

Specific responsibilities of our Nominating and Corporate Governance Committee as provided in the Nominating and Corporate Governance Committee Charter include, among others:

•	analyzing the expertise and experience of the Board and ensuring the membership of the Board consists of persons with sufficiently diverse and independent backgrounds;

•	identifying, recruiting, evaluating and recommending to the Board individuals qualified to become members of the Board;

•

establishing procedures for the consideration of candidates for the Board to recommended for the Nominating and Corporate Governance Committee’s consideration by Plus’s stockholders and recommending to the Board appropriate action on any such recommendation;

•	reviewing the Board committee structure and recommending to the Board changes to such structure;

•	reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommending any proposed changes;

•	overseeing the annual self-evaluations of the Board and Board committees;

•	reviewing and discussing with management disclosures in our annual proxy statement regarding director independence; and

•	overseeing succession planning and processes for our Chief Executive Officer.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This Code of Business Conduct and Ethics has been posted on our website at www.plustherapeutics.com. To the extent required by SEC rules, we intend to post amendments to this code, or any waivers of its requirements, on our website at https://ir.plustherapeutics.com/governance/corporate-governance-materials. To date, there have been no waivers under our Code of Business Conduct and Ethics.

Anti-Hedging and Anti-Pledging Policy

Under our Insider Trading and Communications Policy, our directors, officers, employees, consultants and contractors (and each such individual’s family members, other members of a person’s household and entities controlled by a person covered by this policy, as described in the policy) are prohibited from engaging in the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities involving our securities on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions involving our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for loan.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which addresses matters such as the Board’s core responsibilities and duties and the Board’s composition and compensation. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines are available on our website at https://ir.plustherapeutics.com/governance/corporate-governance-materials.

Clawback Policy

Our Board has adopted the Plus Therapeutics, Inc. Incentive Compensation Recovery Plan, a policy for recovery of erroneously awarded compensation (the “Clawback Policy”), in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded compensation on a pre-tax basis, within a specified lookback period, in the event of any Accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our 2023 Annual Report, filed with the SEC on March 5, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports filed with the SEC and written representations from the reporting person that no other reports were required during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements during that fiscal year were met.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information for the compensation awarded to or earned by our Chief Executive Officer and our two other most highly compensated executive officers for fiscal years 2025 and 2024, or collectively, the named executive officers (the “NEOs”):

NEO	Year	Salary ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Marc H. Hedrick, M.D. President and Chief Executive Officer	2025	585,000	3,531,841	1,100,647	—	43,581	5,261,069
	2024	556,400	335,348	—	321,321	47,216	1,260,285

Andrew Sims Chief Financial Officer	2025	390,000	810,388	264,154	—	17,562	1,482,104
	2024	372,750	74,758	—	156,555	17,053	621,116

Norman LaFrance, M.D.(4) Former Chief Medical Officer	2025	—	—	—	—	—	—
	2024	258,446	—	—	—	27,466	285,912

(1)

The amounts in this column reflect the aggregate grant date fair value of stock options granted to our NEOs during the years indicated. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions computed in accordance with ASC Topic 718.

(2)

The amounts in this column represent annual performance-based bonuses for 2025 and 2024. The 2025 annual performance-based bonuses amounts are not calculable through the latest practicable date. The Compensation Committee expects to determine the bonus amounts, if any, in the first quarter of 2026, and such amounts, if any, will be disclosed in a filing under Item 5.02(f) of Form 8-K.

(3)	This column includes standard benefits, including a 401K match, and health and life insurance premiums.
(4)	On June 11, 2024, Dr. LaFrance stepped down from his position as the Company’s Chief Medical Officer.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

On May 13, 2020 we entered into Amended and Restated Executive Employment Agreements with each of Dr. Hedrick (the “Hedrick Employment Agreement”) and Mr. Sims (the “Sims Employment Agreement” and, together with the Hedrick Employment Agreement, the “Executive Employment Agreements”). The Executive Employment Agreements generally provide for a minimum base salary, a discretionary annual cash bonus based on the achievement of Company performance goals and the ability to participate in, subject to applicable eligibility requirements, all of our benefit plans and fringe benefits and programs that may be provided to our executives from time to time. Dr. Hedrick is also eligible for certain severance payments as described further below under “Potential Payments upon Termination or Change-in-control” below.

Compensation Committee

The Compensation Committee operates in accordance with the compensation committee charter (the “Compensation Committee Charter”). The Compensation Committee Charter outlines responsibilities and duties of the members, sets forth the frequency of meetings, establishes and reviews the overall compensation policies and practices of the Company and also sets forth the process to review and approve the executive compensation program for the Chief Executive Officer and other executive officers, and makes appropriate recommendations to the Board.

The Compensation Committee approves or makes recommendations to our Board on decisions concerning compensation of the executive management team and the Board on a periodic basis to ensure that it is consistent with our short-term and long-term goals. The Compensation Committee assesses the appropriateness of the nature and amount of compensation of our executives by reference to relevant employment market conditions with the overall objective of ensuring maximum stakeholder benefit from the recruitment and retention of a high-quality board and executive team.

Additionally, the Compensation Committee is responsible for evaluating the performance of the Company’s key senior executives. The Company’s Chief Executive Officer and other members of management regularly discuss the Company’s compensation issues with Compensation Committee members. The Compensation Committee reviews and recommends to the Board the overall bonus and equity incentive awards for employees of the Company. Additionally, the Company’s Chief Executive Officer makes recommendations to the Compensation Committee for review, modification (if applicable) and approval in relation to bonuses and equity incentive awards for members of the executive management team.

Compensation Setting Process

In the process of determining compensation for our NEOs, the Compensation Committee considers the current financial position of the Company, the strategic goals of the Company, and the performance of each of our NEOs. The Compensation Committee retained Anderson Pay Advisors in January 2023 and January 2024, to perform an independent compensation review and to provide compensation research, analysis and recommendations. In addition, from time to time, the Compensation Committee considers the various components (described below) of our executive compensation program in relation to compensation paid by other public companies, compensation data from Radford Global Life Sciences Survey, a historical review of all executive officer compensation, and recommendations from our Chief Executive Officer (other than for his own compensation). The Compensation Committee has the sole authority to select, compensate and terminate its external advisors.

The Compensation Committee utilizes the following components of compensation (described further below) to strike an appropriate balance between promoting sustainable and excellent performance and discouraging any excessive risk-taking behavior:

•	Base salary;

•	Annual bonuses;

•	Annual long-term equity compensation;

•	Personal benefits and perquisites; and

•	Acceleration and severance agreements tied to changes in control of the Company.

Annual Base Salaries

Our NEOs receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of the NEOs is currently party to an agreement or arrangement that provides for automatic or scheduled increases in base salary.

Equity-Based Incentive Compensation

We designed our long-term equity grant program to further align the interests of our executives with those of our stockholders, provide our executives with a strong link to our long-term performance and create an ownership culture. Historically, the Compensation Committee has granted stock options, although from time-to-time, to further increase the emphasis on performance-based compensation, the Compensation Committee may grant other equity awards as allowed by the 2020 Stock Incentive Plan, based on its judgment as to whether the complete compensation packages given to our executives, including prior equity awards, are appropriate and sufficient to retain and incentivize the executives and whether the grants balance long-term versus short-term compensation. The Compensation Committee also considers our overall performance as well as the individual performance of each of our NEOs, the potential dilutive effect of restricted stock awards, the dilutive and overhang effect of the equity awards and recommendations from the Chief Executive Officer (other than with respect to his own equity awards).

Stock options are granted with an exercise price equal to the fair market value of our Common Stock on the date of grant.

For the year ended December 31, 2025, our Chief Executive Officer was awarded stock options covering a total of 6,148,995 shares and restricted stock awards totaling 1,916,168 shares, our Chief Financial Officer was awarded stock options covering a total of 1,439,656 shares and restricted stock awards totaling 459,878 shares. You can find more information on the stock options granted to our Named Executive Officers below under “Outstanding Equity Awards at December 31, 2025” heading below.

For the year ended December 31, 2024, our Chief Executive Officer was awarded stock options covering a total of 291,607 shares, our Chief Financial Officer was awarded stock options covering a total of 65,007 shares and our former Chief Medical Officer was issued a stock option covering 24,073 shares. For the year ended December 31, 2023, our Chief Executive Officer was awarded stock options covering a total of 6,720 shares, our Chief Financial Officer was awarded stock options covering a total of 1,451 shares and our former Chief Medical Officer was issued a stock option covering 1,047 shares. You can find more information on the stock options granted to our Named Executive Officers below under “Outstanding Equity Awards at December 31, 2024” heading below.

Annual Bonuses and Non-Equity Incentive Plan Compensation

Target bonuses are reviewed annually and established as a percentage of the NEOs’ base salaries, generally based upon seniority of the officer and targeted at or near the median of the peer group and relevant survey data (including the Radford Global Life Sciences Survey). Each year, the Compensation Committee establishes corporate objectives related to the Company’s clinical, financial and operational goals and sets each NEO’s respective bonus target percentages, taking into account recommendations from our Chief Executive Officer as it relates to individual objectives for executive positions other than the Chief Executive Officer. Our Chief Executive Officer’s target bonus is set by the Compensation Committee to align entirely with our overall corporate objectives. Our other NEOs have additional individual goals, the attainment of which comprises a specified percentage of their total bonus compensation. After each fiscal year-end, our Chief Executive Officer provides the Compensation Committee with a written evaluation showing actual performance as compared to corporate and/or individual objectives, and the Compensation Committee uses that information, along with the overall corporate performance, to determine what percentage of each executive’s bonus target will be paid out as a bonus for that year. Overall, the Compensation Committee seeks to establish corporate and individual functional goals to be challenging, yet attainable, and stretch goals to be highly challenging.

Dr. Hedrick’s target bonus for the Company’s 2025 and 2024 fiscal years, as a percentage of base salary, was fifty-five percent (55%). Mr. Sims’ target bonus as a percentage of base salary was forty percent (40%).

For the Company’s 2024 fiscal year, the corporate goals approved by the Board (upon recommendation of the Compensation Committee for purposes of executive compensation) were determined by the Compensation Committee to have been achieved at a level of 105%. As our Chief Executive Officer’s bonus is based exclusively on attainment of our corporate goals, Dr. Hedrick received $321,321, or 105% of his target cash bonus. Based upon the attainment of 105% of the corporate goals, and upon an attainment of 105% of his individual goals, our Chief Financial Officer, Mr. Sims, received $156,555, or 105% of his target cash bonus. Dr. LaFrance left his position of Chief Financial Officer on June 11, 2024 and was not eligible for a bonus in 2024.

Personal Benefits and Perquisites

All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, short-term and long-term disability insurance, flexible spending accounts and 401(k). These plans are available to all full-time employees. In keeping with our philosophy to provide total compensation that is competitive within our industry, we offer limited personal benefits and perquisites to executive officers. You can find more information on the amounts paid for these perquisites to, or on behalf of, our NEOs in our Summary Compensation Table.

Outstanding Equity Awards at December 31, 2025

The following table sets forth certain information regarding equity awards granted to our NEOs that remain outstanding as of December 31, 2025.

Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options and Restricted Stock Units (#) Exercisable(3)	Number of Securities Underlying Unexercised Unearned Options and Restricted Stock Units (#) Unexercisable(2)(3)	Option Exercise Price ($)(3)	Option Expiration Date
Marc H. Hedrick, M.D., President and Chief Executive Officer
	1/4/2016	9	—	21,060	1/4/2026
	3/8/2017	13	—	11,625	3/8/2027
	6/25/2020	9,334	—	32	6/25/2030
	2/16/2021	5,888	—	55	2/16/2031
	5/25/2021	13,385	—	34	5/25/2031
	2/15/2023	22,848	9,407	6	2/15/2033
	2/22/2024	43,089	50,923	2	2/22/2034
	9/11/2024	61,748	135,847	1	9/11/2034
	2/18/2025	83,435	317,054	1	2/18/2035
	8/13/2025	479,042	5,269,464	1	8/13/2035
	8/13/2025	159,681	1,756,487	N/A	N/A

Andrew Sims Chief Financial Officer	2/6/2020	2,667	—	33	2/6/2030
	2/16/2021	4,442	—	55	2/16/2031
	5/25/2021	6,680	—	34	5/25/2031
	2/15/2023	4,931	2,030	6	2/15/2033
	2/22/2024	8,678	10,255	2	2/22/2034
	9/11/2024	14,398	31,676	1	9/11/2034
	2/18/2025	12,504	47,516	1	2/18/2035
	8/13/2025	114,970	1,264,666	1	8/12/2035
	8/13/2025	38,323	421,555	N/A	N/A

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the stock options.

(2)

Unless otherwise provided, unvested stock options are subject to four- (4) year vesting (from the grant date), and all stock options have a contractual term of ten (10) years from the date of grant. Awards presented in this table contain one (1) of the following two (2) vesting provisions:

•

With respect to an initial stock option grant to an employee, one fourth (1/4th) of the shares subject to the award vest on the one-year anniversary of the vesting start date, while an additional one thirty-sixth (1/36th) of the remaining option shares vest at the end of each month thereafter for thirty-six (36) consecutive months, or

•

With respect to stock option grants made to an employee after one (1) full year of employment, one forty-eighth (1/48th) of the shares subject to the award vest at the end of each month thereafter for forty-eight (48) consecutive months, as measured from the vesting start date.

•	With respect to restricted stock units, vesting occurs in twelve substantially equal quarterly installments beginning in the quarter after the grant date.

(3)

We consummated a 1-for-15 reverse stock split in May 2016, a 1-for-10 reverse stock split in May 2018, a 1-for-50 reverse stock split in August 2019 and a 1-for-15 reverse stock split in May 2023. The amounts set forth in this column reflect these four reverse stock splits.

Potential Payments upon Termination or Change-in-control

Pursuant to the terms of the Executive Employment Agreements, if one of our NEOs is terminated without “cause” or resigns for “good reason,” (both, a “Severance Termination”), then such NEO will be eligible to receive: (i) an amount equal to twelve (12) months of his base salary; (ii) an amount equal to his target bonus for the year in which such Severance Termination occurs; (iii) the annual bonus earned for the prior calendar year, if not yet paid, as of the date of such Severance Termination; (iv) an amount equal to twelve (12) months of the premiums such NEO is required to pay under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to continue coverage for him and his eligible dependents under our group health plans; and (v) the accelerated vesting of such NEO’s unvested equity incentive awards that would have vested during the period beginning on the date of such Severance Termination and ending on (a) in case of a Severance Termination of Dr. Hedrick, twelve (12) months thereafter, or (b) in the case of a Severance Termination of Mr. Sims, nine (9) months thereafter. In order to be eligible for the benefits set forth above, such NEO must sign (and not revoke) a general release of claims in favor of the Company as of the date of the Severance Termination, as applicable (a “Release”).

Potential Payments upon Termination or Change-in-control

Pursuant to the terms of the Executive Employment Agreements, if one of our NEOs is terminated without “cause” or resigns for “good reason,” (both, a “Severance Termination”), then such NEO will be eligible to receive: (i) an amount equal to twelve (12) months of his base salary; (ii) an amount equal to his target bonus for the year in which such Severance Termination occurs; (iii) the annual bonus earned for the prior calendar year, if not yet paid, as of the date of such Severance Termination; (iv) an amount equal to twelve (12) months of the premiums such NEO is required to pay under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to continue coverage for him and his eligible dependents under our group health plans; and (v) the accelerated vesting of such NEO’s unvested equity incentive awards that would have vested during the period beginning on the date of such Severance Termination and ending on (a) in case of a Severance Termination of Dr. Hedrick, twelve (12) months thereafter, or (b) in the case of a Severance Termination of Mr. Sims, nine (9) months thereafter. In order to be eligible for the benefits set forth above, such NEO must sign (and not revoke) a general release of claims in favor of the Company as of the date of the Severance Termination, as applicable (a “Release”).

If a Severance Termination occurs within the period beginning on the date the Company and an acquiror formally or informally agree on the terms of a transaction which, if consummated, would constitute a “change in control” and ending on the closing date of the change in control, or within twelve (12) months following a change in control, upon signing a Release (a “CoC Termination”), such NEO will be eligible to receive: (i) those items listed in the above paragraph under subclauses (ii) and (iii); (ii) an amount equal to (a) in the case of a CoC Termination of Dr. Hedrick, eighteen (18) months of the greater of his base salary in effect immediately prior to the date of such CoC Termination and his base salary in effect on the date the terms of a transaction that results in a change in control are agreed to, or (b) in the case of a CoC Termination of Mr. Sims, twelve (12) months of the greater of his base salary in effect immediately prior to the date of such CoC Termination and his base salary in effect on the date the terms of a transaction that results in a change in control are agreed to; (iii) the amounts listed in the above paragraph under subclause (iv), except that, if the CoC Termination is for Dr. Hedrick, the amount of the COBRA payment will be increased to eighteen (18) months; (iv) the acceleration of such NEO’s remaining unvested equity incentive awards effective on the later of the CoC Termination and the date of the change in control; and (v) the right to exercise the equity incentive awards granted to him on or after the date of his Executive Employment Agreement until the later of (a) three (3) months after the CoC Termination, (b) three (3) months following the change in control with respect to any equity incentive awards that become exercisable upon a change in control due to the acceleration in connection with the change in control and (c) any period specified in such NEO’s award agreements (but not beyond the original expiration date of any equity incentive award). Further, even if a CoC Termination does not occur, if any of our NEOs remain employed by the Company as of the closing of such change in control, all of such NEO’s outstanding unvested incentive stock awards shall automatically accelerate on the date of such change of control.

Under the Executive Employment Agreements, the term “cause” generally refers to the occurrence of certain events including (i) the employee’s extended disability, (ii) the employee’s repudiation of his employment or his Executive Employment Agreement, (c) the employee’s conviction of a felony or certain misdemeanors, (iv) the employee’s demonstrable and documented fraud, (v) an intentional, reckless or grossly negligent action which causes material harm to the Company, (vi) an intentional failure to substantially perform material employment duties or directives, and (vii) the chronic absence from work for reasons other than illness, permitted vacation or resignation for good reason.

Under the Executive Employment Agreements, the term “good reason” generally refers to: (i) the Company’s material breach of its obligation to pay the employee the compensation earned for any past service (at the rate which had been stated to be in effect for such period of service); (ii) a change in the employee’s position with the Company which materially reduces the employee’s duties or stature in the business conducted by the Company; and (iii) a reduction in the employee’s level of compensation, provided, however, that a Company-wide reduction of compensation of not more than fifteen percent (15%) that is also applicable to all of the senior management of the Company and which continues for less than three (3) months, shall not constitute good reason.

Under the Executive Employment Agreements, the term “change of control” generally refers to (i) a change in the composition of the Board, as a result of which fewer than one-half (1/2) of the incumbent directors are directors who either: (a) had previously been directors of the Company; or (b) were elected, or were nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; (ii) any “person” who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities, by any person, resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases, in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own, immediately after such merger, consolidation or other reorganization, fifty percent (50%) or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

Retirement, Termination for Cause, or Resignation without Good Reason Arrangements

The Company does not have any agreements or plans, other than the Executive Employment Agreements, in place for the NEOs that would provide additional compensation in connection with a retirement, termination for cause or resignation without good reason.

Policy Related to the Grant of Certain Equity Awards

Our Compensation Committee has generally granted annual equity awards, including stock option grants to our directors and NEOs, in the first quarter of each fiscal year, specifically in mid-February. In addition, certain new hires receive stock option grants at the time of their hiring. During 2024, our Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options to our NEOs during any period beginning four business days before and ending one business day after the filing or furnishing of a Quarterly Report on Form 10-Q, an Annual Report on Form 10-K or a Current Report on Form 8-K that disclosed material nonpublic information.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, below we describe transactions since January 1, 2024 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any member of the immediate family of the foregoing persons, which we refer to as our related parties, had or will have a direct or indirect material interest.

Related Person Transactions Policy

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” includes, subject to certain exceptions, a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or our subsidiary participate involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent (5%) of any class of our voting securities (including our Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

The policy is administered by the Audit Committee, which will approve only those transactions that are, in its judgment, appropriate or desirable under the circumstances. Under the policy, the related person in question or, in the case of transactions with a holder of more than five percent (5%) of any class of our voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our Audit Committee considers the relevant available facts and circumstances, which may include among other factors:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	whether the terms of the transaction are fair to the Company and are on terms no less favorable to the Company than terms that could have been reached with an unrelated third party.

Whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer, is determined by taking into account the size of the transaction, the overall financial position of the applicable related person, the direct or indirect nature of the applicable related person, the ongoing nature of any proposed relationship and any other relevant factors.

No director may participate in the discussion or approval of a transaction in which that director, or an immediate family member of that director, has a direct or indirect interest.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

The following includes a summary of any related party transactions during the last two completed fiscal years to which we have been a party. We also describe below certain other transactions with our directors, executive officers and 5% stockholders. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Private Placement

In May 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”), including certain of the Company’s directors and executive officers (“Company Insiders”), for the sale and issuance by the Company of its securities (the “Initial Subscription”). On May 8, 2024, the Company entered into a first amendment to the Securities Purchase Agreement (the “Amendment”, and together with the Securities Purchase Agreement, the “Purchase Agreement”) for the sale and issuance by the Company of additional securities to two of the Purchasers (the “Additional Subscription”, and together with the Initial Subscription, the “May 2024 PIPE Financing”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 3,591,532 shares (the “Private Placement Shares”) of the Company’s Common Stock or, at the election of each purchaser, pre-funded warrants (the “Pre-Funded Warrants”), exercisable immediately at an exercise price of $0.001 per share (the “Pre-Funded Warrant Shares”), with each Private Placement Share or Pre-Funded Warrant accompanied by (i) a Series A common warrant (“Series A Warrants”) to purchase one share of Common Stock (the “Series A Warrant Shares”), for an aggregate of 3,591,532 Series A Warrants, and (ii) one Series B common warrant (“Series B Warrants”) to purchase one share of Common Stock (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Common Warrant Shares”), for an aggregate of 3,591,532 Series B Warrants.

The combined purchase price for each Private Placement Share and Pre-Funded Warrant from the Initial Subscription was $2.022, and $2.158 for the accompanying Series A Warrant and one accompanying Series B Warrant, provided, that the Company Insiders participated in the Initial Subscription at an offering price of $2.04 per Private Placement Share and accompanying Series A Warrant and Series B Warrant. The exercise price of each Series A Warrant and Series B Warrant from the Initial Subscription is $1.772 per share and $1.908 per share in the Additional Subscription, provided that the exercise price for the Series A Warrants and Series B Warrants issued to the Company Insiders is $1.79 per share. Subject to certain ownership limitations, the Series A Warrants are exercisable until the five-year anniversary of issuance. Subject to certain ownership limitations, the Series B Warrants were exercisable until June 24, 2025. The Pre-Funded Warrants will not expire until exercised in full.

The aggregate gross proceeds at the May 2024 PIPE Financing closing were approximately $7.25 million, before deducting certain expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Series A Warrants, the Series B Warrants and Pre-Funded Warrants (collectively, the “Warrants”).

The following table sets forth the aggregate number of Private Placement Shares and Warrants purchased by the Company Insiders in the May 2024 PIPE Financing:

Name	Number of Private Placement Shares	Number of Pre-Funded Warrant Shares	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Aggregate Purchase Price ($)
Marc H. Hedrick, M.D.(1)	12,255	—	12,255	12,255	25,000.20
Andrew Sims(2)	4,902	—	4,902	4,902	10,000.08
Richard J. Hawkins(3)	4,902	—	4,902	4,902	10,000.08
Howard Clowes(4)	9,804	—	9,804	9,804	20,000.16
Robert Lenk, Ph.D.(5)	4,167	—	4,167	4,167	8,500.16
Greg Petersen(6)	12,255	—	12,255	12,255	25,000.20

Total:	48,285	—	48,285	48,285	$98,500.88

(1)	Marc H. Hedrick, M.D. serves as the Company’s President, Chief Executive Officer and a member of our Board.
(2)	Andrew Sims is our Chief Financial Officer.
(3)	Mr. Hawkins serves as the Chairman of our Board.
(4)	Mr. Clowes is a member of our Board.
(5)	Dr. Lenk is a member of our Board.
(6)	Mr. Petersen resigned from our Board on April 18, 2025.

Also in May 2024, we entered into a registration rights agreement (“Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, we agreed to register for resale the shares of common stock issued pursuant to the Purchase Agreement and the Common Stock underlying the Warrants (the “Registrable Securities”). Under the Registration Rights Agreement, we agreed to file a registration statement covering the resale of the Registrable Securities no later than 30 days following the closing of the May 2024 PIPE Financing. We filed with the SEC a registration statement on Form S-1 covering the resale of the Registrable Securities on June 7, 2024 (File No.: 333-280061), which was declared effective by the SEC on June 24, 2024.

Promissory Note

In January 2025, we received a loan of $140,000 from Marc H. Hedrick, M.D. our chief executive officer and a director, pursuant to a promissory note we issued to Dr. Hedrick, which loan was fully repaid in March 2025. This transaction was approved by the Audit Committee pursuant to our Related Person Transactions Policy.

Director and Officer Indemnification

Our Certificate of Incorporation and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Stock Option Grants to Executive Officers and Directors

We have entered into employment agreements with our executive officers pursuant to which we pay our executive officers annual salaries and bonuses. Further, we have granted stock options to our executive officers and non-employee directors.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share, and some of the provisions of our certificate of incorporation and bylaws and of the Delaware General Corporation Law (the “DGCL”). This description is only a summary. Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC. You should read our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the DGCL for additional information before you buy any of our securities. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 2,000,000,000 shares of common stock. As of January 2, 2026, there were 138,897,548 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, 1,952 shares of which were issued and outstanding as of January 2, 2026. Of this amount, there were 938 outstanding shares of Series C Preferred Stock that can be converted into an aggregate of 27,792 shares of common stock, and 1,014 shares of Series B Convertible Preferred Stock that can be converted into an aggregate of 398 shares of common stock.

We may issue additional shares of preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any additional series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Series B Preferred Stock

Conversion. Each share of Series B Preferred Stock is convertible, at our option or at the option of the holder, at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series B Preferred Stock by a conversion price of $2,547.74 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series B Preferred Stock will not have the right to convert any portion of the Series B Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series B Preferred Stock, a holder of the Series B Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series B Preferred Stock.

Dividends. Holders of Series B Preferred Stock are entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation for the Series B Preferred Stock or as otherwise required by law, the Series B Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series B Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, an amount equal to the $1,000 stated value per share for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any junior securities.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series B Preferred Stock. Shares of Series B Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Series C Preferred Stock

Conversion. Each share of Series C Preferred Stock is convertible, at our option at any time, subject to certain conditions, or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series C Preferred Stock by a conversion price of $33.75. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series C Preferred Stock does not have the right to convert any portion of the Series C Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Anti-Dilution. Subject to certain exceptions contained in the certificate of designation for the Series C Preferred Stock, including our ability to issue securities in connection with equity awards to service providers, strategic transactions, debt financings, research and development partnerships, an equity line of credit, our “at the market” equity offering program and other customary exceptions, if we issue or sell, or are deemed to have issued or sold, any shares of common stock or Common Stock Equivalents (as defined in the certificate of designation) for a consideration per share lower than the conversion price of the Series C Preferred Stock in effect immediately prior to such issuance or sale, or deemed issuance or sale, then the conversion price of the Series C Preferred Stock then in effect will be reduced to an amount equal to such lower price pursuant to the terms of the certificate of designation.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series C Preferred Stock, a holder of the Series C Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series C Preferred Stock.

Dividends. Holders of Series C Preferred Stock are entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation for the Series C Preferred Stock or as otherwise required by law, the Series C Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series C Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, an amount equal to the $1,000 stated value per share for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of any junior securities.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series C Preferred Stock. Shares of Series C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws include provisions that:

•

authorize the board of directors to issue, without stockholder approval, blank-check preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, which preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock;

•	establish advance notice requirements for stockholder nominations of directors and for stockholder proposals that can be acted on at stockholder meetings;

•	limit who may call stockholder meetings;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even if less than a quorum; and

•

authorize us to indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Delaware anti-takeover statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Undesignated Preferred Stock

The ability of our Board, without action by the stockholders, to issue undesignated shares of preferred stock with voting or other rights or preferences as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Authorized Common Stock

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws will provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also will specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

No Cumulative Voting; No Action Without a Meeting; Special Meeting of Stockholders

Stockholders will not be permitted to cumulate their votes for the election of directors. In addition, stockholders will not be able to take action by written consent and will only be able to take action at annual or special meetings of our stockholders. Furthermore, special meetings of our stockholders may be called only by our Chief Executive Officer, our President, our Board or its Chairman.

Exclusive Forum Selection

Our amended and restated bylaws require, to the fullest extent permitted by law, subject to limited exceptions, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel in any action brought to enforce the exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated bylaws.

Our amended and restated bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and the respective rules and regulations promulgated thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and each class of preferred stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PSTV.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms of our common stock. For additional information about our authorized capital, including our common stock, our outstanding warrants to purchase common stock, and convertible preferred stock, we refer you to our amended and restated certificate of incorporation and amended and restated bylaws, which are included herein as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, Exhibit 3.4, Exhibit 3.5, Exhibit 3.7, and 3.11, respectively, and our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information.”

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form

The pre-funded warrants offered hereby will have an exercise price of $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The pre-funded warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the outstanding common stock immediately after exercise; provided, however, that upon prior notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until sixty-one days following notice of such increase from the holder to us.

Cashless Exercise

At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. The common stock issuable upon exercise of the pre-funded warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrants holders exercise their warrants.

Waivers and Amendments

No term of the pre-funded warrants may be amended or waived without the written consent of the holders of the pre-funded warrants purchased in this offering.

Warrants

The following summary of certain terms and provisions of warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Term

The warrants will be immediately exercisable and will expire on the fifth (5th) anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the shares of common stock and pre-funded warrants and may be transferred separately immediately thereafter.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of any warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding common stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of our common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of our common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the warrants.

Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to 100% of the public offering price per unit sold in this offering.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the warrants. We do not intend to apply to list the warrants on any exchange.

No Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of January 2, 2026, by (i) each person, or group of affiliated persons, known to us to beneficially own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all current directors and named executive officers as a group.

Information with respect to beneficial ownership is based on information furnished to us by each director or executive officer. Information about our 5% or greater stockholder, other than percentages of beneficial ownership, is based solely on Schedules 13G or 13D filed with the SEC. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of January 2, 2026. Options to purchase shares of our Common Stock that are exercisable within 60 days of January 2, 2026, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by her, him or it, except for shares owned jointly with that person’s spouse or as may otherwise be set forth in a footnote.

We have based our calculation of beneficial ownership on 138,897,548 shares of our Common Stock outstanding as of January 2, 2026. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Plus Therapeutics, Inc., 6420 Levit Green Boulevard, Houston, Texas 77021.

	Beneficial Ownership
Name of Beneficial Owner	Shares(1)	Percentage
Directors and Named Executive Officers:
Marc H. Hedrick, M.D.(2)	1,487,634	1.1%
Andrew Sims(3)	380,011	*
Norman LaFrance, M.D.(4)	—	*
Howard Clowes(5)	270,276	*
An van Es-Johansson, M.D.(6)	224,171	*
Richard J. Hawkins(7)	310,167	*
Kyle Guse(8)	185,380	*
Robert P. Lenk, PhD(9)	371,832	*
All executive officers and directors as a group (8 persons)	3,229,471	2.3%

*	Less than 1%.
(1)	Reflects beneficial ownership of common stock as defined in Rule 13d-3 of the Exchange Act.
(2)

Reflects (i) 339,787 shares of Common Stock; (ii) 12,255 shares of Common Stock issuable upon the exercise of Series A Warrants; (iii) 12,255 shares of Common Stock issuable upon the exercise of Series B Warrants; and (iv) 1,123,337 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Dr. Hedrick that will vest within 60 days of January 2, 2026. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(3)

Reflects (i) 106,461 shares of Common Stock; (ii) 4,902 shares of Common Stock issuable upon the exercise of Series A Warrants; (iii) 4,902 shares of Common Stock issuable upon the exercise of Series B Warrants; and (iv) 263,746 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Mr. Sims that will vest within 60 days of January 2, 2026. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.
(4)	Dr. LaFrance is our former Chief Medical Officer. The beneficial ownership information for Dr. LaFrance is based on information maintained by the Company.
(5)

Reflects (i) 26,497 shares of Common Stock; (ii) 9,804 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 9,804 shares of Common Stock issuable upon the exercise of Series B Warrants; and (iv) 224,171 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Mr. Clowes that will vest within 60 days of January 2, 2026. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(6)	Reflects 224,171 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Dr. van Es-Johansson that will vest within 60 days of June 18, 2025.
(7)

Reflects (i) 15,188 shares of Common Stock; (ii) 4,902 shares of Common Stock issuable upon the exercise of Series A Warrants; (iii) 4,902 shares of Common Stock issuable upon the exercise of Series B Warrants; and (iv) 285,175 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Mr. Hawkins that will vest within 60 days of January 2, 2026. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(8)	Reflects (i) 185,380 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Mr. Guse that will vest within 60 days of January 2, 2026.
(9)

Reflects (i) 139,327 shares of Common Stock; (ii) 4,167 shares of Common Stock issuable upon the exercise of Series A Warrants; (iii) 4,167 shares of Common Stock issuable upon the exercise of Series B Warrants; and (iv) 224,171 shares of Common Stock underlying unvested options to purchase shares of Common Stock held by Dr. Lenk that will vest within 60 days of January 2, 2026. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

UNDERWRITING

We are offering units and pre-funded units described in this prospectus through the underwriter listed below. Lake Street Capital Markets, LLC is acting as the sole bookrunning manager for this offering. The underwriter has agreed to buy, subject to the terms of the underwriting agreement, the number of units and the number of pre-funded units listed opposite its name below. The underwriter is committed to purchase and pay for all of the units and all of the pre-funded units if any are purchased, other than those securities covered by the over-allotment option described below.

Underwriter	Number of Units	Number of Pre-Funded Units
Lake Street Capital Markets, LLC
Total

The underwriter has advised us that it proposes to offer units and pre-funded units at the respective combined offering prices set forth on the cover page of this prospectus and to certain dealers, which may include the underwriter, at a price less a concession not in excess of $   per unit and $   per pre-funded unit. After the offering, each combined offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The securities sold in this offering are expected to be ready for delivery on or about , 2026, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted a 30-day option to the underwriter to purchase up to 3,348,214 additional shares of common stock and/or up to 3,348,214 additional pre-funded warrants and/or up to 3,348,214 additional warrants, or any combination thereof, solely to cover over-allotments, if any. The underwriter may exercise this option one or more times in whole or in part for 30 days from the closing of this offering. If any of these additional securities are purchased, the underwriter will offer the additional securities on the same terms as those on which the units and pre-funded units are being offered.

The over-allotment option purchase price to be paid per additional share of common stock or pre-funded warrant by the underwriter shall be equal to the public offering price of one unit or one pre-funded unit, respectively, less $0.001 allocated to the warrants and less the underwriting discount, and the purchase price to be paid per additional warrant shall be equal to $0.001, less the underwriting discount.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Unit	Per Pre-Funded Units	Total with no Over- Allotment	Total with Over- Allotment
Price to the public:	$	$	$	$
Underwriting discount to be paid by us	$	$	$	$
Proceeds, before expenses, to us:	$	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $   . This includes $125,000 of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

Subject to certain limited exceptions, we and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 45 days after the date of this prospectus. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions, and their restrictions may be waived at any time by the underwriter.

Variable Rate Transactions

For a period of 120 days after the date of this prospectus, we are prohibited from effecting or entering into an agreement to effect any issuance our shares of common stock or any common stock equivalents (or a combination of units thereof) involving a “variable rate transaction,” which is a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of our common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of our common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby we may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may create a short position in our common stock for its own accounts by selling more shares of common stock than we have sold to such underwriter. The underwriter may close out any short position by purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PSTV.”

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter are not part of this prospectus.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area.

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant

State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada.

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland.

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Faegre Drinker Biddle & Reath LLP is acting as counsel for the Underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Plus Therapeutics, Inc. (the Company) as of December 31, 2024 and 2023 and for the years then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. We also maintain a website at https://plustherapeutics.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
Plus Therapeutics, Inc.
Houston, Texas
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Plus Therapeutics, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Determination of Research and Development Cost Associated With Recording of Grant Revenue
As described in Note 11 to the consolidated financial statements, in September 2022, the Company entered into a contract with the Cancer Prevention and Research Institute of Texas (“CPRIT”) pursuant to which CPRIT will provide the Company a grant of up to $17.6 million (the “CPRIT Grant”) over a three-year period. The CPRIT Grant is subject to customary CPRIT funding conditions, including, but not limited to, fund the continued development of rhenium (

Re) obisbemeda for the treatment of patients with leptomeningeal metastases (“LM”).” The Company recognized $5.8 million in grant revenue from the CPRIT Grant during the year ended December 31, 2024.
We identified the determination of research and development costs incurred associated with the CPRIT Grant as a critical audit matter because of the subjectivity required to appropriately determine whether such costs satisfied the funding conditions. Auditing this element involved especially challenging and subjective auditor judgment due to the nature and extent of auditor effort required to address the matter.
The primary procedures we performed to address this critical audit matter included:

•	Reviewing the CPRIT Grant agreement to understand the conditions for which research and development costs satisfy the funding conditions.

•	Reviewing evidence of CPRIT’s approval of costs submitted by the Company that were applied to the CPRIT Grant funding conditions.

•	Inspecting a sample of vendor agreements and invoice detail to determine whether certain charges satisfy the CPRIT Grant funding conditions.
We have served as the Company’s auditor since 2016.
/s/ BDO USA P.C.
Austin, Texas
March 31, 2025

PLUS THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$76	$8,554
Investments	3,530	—
Grant receivable	571	—
Other current assets	1,082	1,280

Total current assets	5,259	9,834
Property and equipment, net	448	906
Operating lease right-of-use assets	73	202
Goodwill	372	372
Intangible assets, net	469	42
Other assets	12	32

Total assets	$6,633	$11,388

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$11,288	$6,631
Operating lease liability	44	120
Deferred grant liability	927	—
Line of credit	3,292	—
Term loan obligation, current	—	3,976

Total current liabilities	15,551	10,727
Noncurrent operating lease liability	31	85
Deferred grant liability	—	1,924

Total liabilities	15,582	12,736
Commitments and contingencies (Note 7)
Stockholders’ equity (deficit):
Preferred stock, $ 0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $ 0.001 par value; 100,000,000 shares authorized; 6,154,758 shares issued and 5,896,333 outstanding as of December 31, 2024, 4,522,656 shares issued and 4,444,097 outstanding as of December 31, 2023, respectively	6	5
Treasury stock (at cost, 258,425 and 78,559 shares as of December 31, 2024 and 2023, respectively)	(500)	(126)
Additional paid-in capital	485,024	479,274
Accumulated deficit	(493,479)	(480,501)

Total stockholders’ equity (deficit)	(8,949)	(1,348)

Total liabilities and stockholders’ equity (deficit)	$6,633	$11,388

See Accompanying Notes to these Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the Years Ended December 31,
	2024	2023
Grant revenue	$5,824	$4,913
Operating expenses:
Research and development	10,580	9,690
General and administrative	9,939	8,544

Total operating expenses	20,519	18,234

Operating loss	(14,695)	(13,321)

Other income (expense):
Financing expense	(3,545)	—
Change in fair value of warrants	5,654	—
Warrant issuance costs	(486)	—
Interest income	273	400
Interest expense	(179)	(395)

Total other income	1,717	5

Net loss	$(12,978)	$(13,316)

Per share information:
Net loss per share of common stock - basic	$(1.95)	$(4.24)
Weighted average number of shares of common stock outstanding - basic	6,640,251	3,140,925
Net loss per share of common stock - diluted	$(2.34)	$(4.24)
Weighted average number of shares of common stock outstanding - diluted	7,700,774	3,140,925
See Accompanying Notes to these Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(in thousands, except share data)

	Preferred Stock		Convertible preferred stock		Common stock				Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Treasury Stock
Balance at December 31, 2022	—	$—	1,952	$—	2,240,092	$2	—	$—	$473,628	$(467,185)	$6,445

Issuance of Series F preferred stock	1	—	—	—	—	—	—	—	—	—	—
Redemption of Series F preferred stock	(1)	—	—	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	—	—	569	—	569
Sale of common stock, net	—	—	—	—	2,230,493	3	—	—	5,002	—	5,005
Issuance of common stock for in process research and development	—	—	—	—	53,381	—	—	—	75	—	75
Fractional adjustment	—	—	—	—	(1,310)	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	(78,559)	(126)	—	—	(126)
Net loss	—	—	—	—	—	—	—	—	—	(13,316)	(13,316)

Balance at December 31, 2023	—	$—	1,952	$—	4,522,656	$5	(78,559)	$(126)	$479,274	$(480,501)	$(1,348)

Issuance of common stock	—	—	—	—	1,439,988	1	—	—	—	—	1
Exercise of pre-funded warrants	—	—	—	—	192,114	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	(179,866)	(374)	—	—	(374)
Share-based compensation	—	—	—	—	—	—	—	—	550	—	550
Reclass of warrants to equity	—	—	—	—	—	—	—	—	5,200	—	5,200
Net loss	—	—	—	—	—	—	—	—	—	(12,978)	(12,978)

Balance at December 31, 2024	—	$—	1,952	$—	6,154,758	$6	(258,425)	$(500)	$485,024	$(493,479)	$(8,949)

See Accompanying Notes to these Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2024	2023
Cash flows used in operating activities:
Net loss	$(12,978)	$(13,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	723	628
Amortization of deferred financing costs and debt discount	20	190
Common stock issued for research and development	—	75
Accretion of discount on short-term investments	(111)	—
Non-cash financing expenses	3,545	—
Change in fair value of warrants	(5,654)	—
Loss on disposal of property and equipment	—	2
Share-based compensation expense	550	569
Reduction in the carrying amount of operating lease right-of-use assets	129	117
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	(571)	—
Other assets	218	2,397
Accounts payable and accrued expenses	4,702	(3,677)
Change in operating lease liabilities	(130)	(117)
Deferred grant liability	(997)	281

Net cash used in operating activities	(10,554)	(12,851)

Cash flows used in investing activities:
Purchases of property and equipment	(146)	(160)
Purchases of intangible assets	(545)	—
Purchases of short-term investments	(15,590)	—
Redemption of short-term investments	12,170	—

Net cash used in investing activities	(4,111)	(160)

Cash flows from financing activities:
Principal payments of long-term obligations	(3,996)	(1,608)
Proceeds from credit facility	3,292	—
Proceeds from sale of common stock, warrants and pre-funded warrants, net	7,265	—
Proceeds from sale of common stock, net of offering costs of $0.2 million	—	5,527
Payment of offering costs related to sale of common stock	—	(348)
Purchase of treasury stock	(374)	(126)

Net cash provided by financing activities	6,187	3,445

Net decrease in cash and cash equivalents	(8,478)	(9,566)
Cash and cash equivalents at beginning of period	8,554	18,120

Cash and cash equivalents at end of period	$76	$8,554

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$32	$222
Supplemental schedule of non-cash investing and financing activities:
Unpaid offering cost	$—	$174
Common stock issued in payment for in process research and development	$—	$75
Right-of-use assets acquired by assuming operating lease liabilities	$—	$71
See Accompanying Notes to these Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024
1. Organization and Operations
The Company
Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company focused on the development, manufacture and commercialization of complex and innovative treatments for patients battling cancer and other life-threatening diseases. CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as the CNSide
™
Test, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas.
Certain Risks and Uncertainties
The Company’s prospects are subject to the risks and uncertainties frequently encountered by companies in the early stages of development and commercialization, especially those companies in rapidly evolving and technologically advanced industries such as the biotech/medical device field. The Company’s future viability largely depends on its ability to complete development of new products and receive regulatory approvals for those products. No assurance can be given that the Company’s new products will be successfully developed, regulatory approvals will be granted, or acceptance of these products will be achieved.
Going Concern
The Company incurred net losses of $13.0 million for the year ended December 31, 2024, and as of December 31, 2024, the Company had an accumulated deficit of $493.5 million and cash and cash equivalents of $76,000 and short term investments of $3.5 million. Additionally, the Company used net cash of $10.6 million to fund its operating activities for the year ended December 31, 2024. The Company had an outstanding balance of $3.3 million under its line of credit facility (Note 9). The Company expects that its research and development expenditures will increase in absolute dollars in 2025 and beyond. These factors raise substantial doubt about the Company’s ability to continue as a going concern.
As disclosed in more detail in Note 15 and Note 18, the Company has entered into various financing agreements and raised capital by issuing its common stock.
Nasdaq Listing Compliance
On March 8, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications staff of Nasdaq, notifying the Company that it no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years.
On September 5, 2024, Nasdaq notified the Company that it had not regained compliance with Nasdaq Listing Rule 5550(b)(1). The Company requested a hearing before the Nasdaq hearing panel (“Panel”), and on October 30, 2024, the Company received a decision from the Panel, notifying the Company that it had until March 4, 2025, to demonstrate compliance with the Minimum Stockholders’ Equity Requirement.
The Company regained compliance with the Minimum Stockholders’ Equity Requirement in connection with the private placement entered into on March 4, 2025, as described in more detail in Note 18, Subsequent Events.

Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor until March 7, 2026. If the Nasdaq Listing Qualifications staff (the “Staff”) finds the Company again out of compliance with the Minimum Stockholders’ Equity Requirement before that date, the Company would not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor would the Company be afforded an applicable cure or compliance period. Instead, the Staff would issue a “Delist Determination Letter” and the Company would have an opportunity to request a Nasdaq hearing panel regarding its continued listing.
The Company continues to seek additional capital through strategic transactions and from other financing alternatives. Without additional capital, current working capital and cash generated from sales will not provide adequate funding to make debt repayments, for research, sales and marketing efforts and product development activities at their current levels. If sufficient capital is not raised, the Company will at a minimum need to significantly reduce or curtail its research and development and other operations, and this would negatively affect its ability to achieve corporate growth goals.
Should the Company fail to raise additional cash from outside sources, this would have a material adverse impact on its operations.
The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates and critical accounting policies involve reviewing assets for impairment, and determining the assumptions used in measuring share-based compensation expense and warrant liability.
Actual results could differ from these estimates. Management’s estimates and assumptions are reviewed regularly, and the effects of revisions are reflected in the financial statements in the periods they are determined to be necessary.
Cash and cash equivalents
The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.
Cash and cash equivalents include cash in readily available checking, savings accounts and money market accounts. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant risk on its cash balances due to the financial position of the depository institution in which those deposits are held.
Financial Instruments
Financial instruments include cash equivalents, other current assets, accounts payable, accrued expenses, other liabilities and long-term debt. The carrying values of cash equivalents, other current assets, accounts payable, accrued expenses and other liabilities generally approximate fair value due to the short-term nature of these instruments. Based on level 3 inputs and the borrowing rates currently available for loans with similar terms, the Company believes the fair value of the long-term debt is materially consistent with its carrying value.
Property and Equipment
Property and equipment are stated at cost, net of
accumulated depreciation
. Depreciation expense, which includes the amortization of capitalized leasehold improvements, is provided for on a straight-line basis over the estimated useful lives of the assets, or the life of the lease, whichever is shorter, and range from three
to five years. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is included in operations. Maintenance and repairs are charged to operations as incurred.
Impairment
The Company assesses its property and equipment and intangible assets for potential impairment when there is a change in circumstances that indicates carrying values of assets may not be recoverable. Such long-lived assets are deemed to be impaired when the undiscounted cash flows expected to be generated by the asset (or asset group) are less than the asset’s carrying amount. Any required impairment loss would be measured as the amount by which the asset’s carrying value exceeds its fair value and would be recorded as a reduction in the carrying value of the related asset and a charge to operating expense. The Company recognized no impairment losses during any of the periods presented in these financial statements.
Goodwill
The Company’s goodwill represents the excess of the cost over the fair value of net assets acquired from its business combinations. The determination of the value of goodwill arising from business combinations requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair value of the net tangible and intangible assets acquired.
Goodwill is not amortized; however, it is assessed for impairment using fair value measurement techniques on an annual basis or more frequently if facts and circumstance warrant such a review. Goodwill is considered to be impaired if the Company determines that the carrying value of the reporting unit exceeds its fair value.
The Company performs its impairment test annually during the fourth quarter by comparing the Company’s estimated fair value, calculated from the Company’s market capitalization, to its carrying amount. The Company’s annual evaluation for impairment of goodwill consists of one reporting unit. The Company completed its most recent annual evaluation for impairment as of December 31, 2024, when the Company had stockholders’ deficit within its sole reporting unit of approximately $8.9 million, and concluded that no impairment existed.
Grant Revenue Recognition
In applying the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company has determined that government grants are out of the scope of ASC 606 because the funding entities do not meet the definition of a “customer,” as defined by ASC 606, as there is not considered to be a transfer of control of goods or services. With respect to the grant, the Company determines if it is a collaboration arrangement in accordance with ASC Topic 808, Collaborative Arrangements (“ASC 808”). For grants outside the scope of ASC 808, the Company applies International Accounting Standards No. 20, Accounting for Government Grants and Disclosure of

Government Assistance, by analogy, and revenue is recognized when the Company incurs expenses related to the grant for the amount the Company is entitled to under the provisions of the contract.
The Company also considers the guidance in ASC Topic 730, Research and Development (“ASC 730”), which requires an assessment, at the inception of the grant, of whether the agreement is a liability. If the Company is obligated to repay funds received regardless of the outcome of the related research and development activities, then the Company is required to estimate and recognize that liability. Alternatively, if the Company is not required to repay the funds, then payments received are recorded as revenue or contra-expense as the expenses are incurred.
Deferred grant liability represents grant funds received or receivable for which the allowable expenses have not yet been incurred as of the balance sheet date. Grant Receivable represents grant funds not yet received for which the allowable expenses have been incurred as of the balance sheet date.
Research and Development
Research and development expenditures, which are charged to operations in the period incurred, include costs associated with the design, development, testing and enhancement of the Company’s products, regulatory fees, the purchase of laboratory supplies, and pre-clinical
and clinical studies as well as salaries and benefits for the Company’s research and development employees.
Warrants
Warrants are accounted for as either derivative liabilities or as equity instruments depending on the specific terms of the agreement in accordance with applicable accounting guidance provided in ASC Topic 815—
Derivatives and Hedging
. Equity-classified instruments are recorded in additional
paid-in
capital at issuance and are not subject to remeasurement. Liability-classified warrants are recorded at fair value at each reporting period with any change in fair value recognized as a component of change in fair value of warrants in the consolidated statements of operations. The Company periodically evaluates changes in facts and circumstances that could impact the classification of warrants.
Available-for-Sale
Securities
The Company’s
available-for-sale
securities consist of U.S. government and agency securities. Securities with maturities from the date of purchase of less than three months are included in cash equivalents. The Company classifies its marketable securities as available-for-sale
and records such assets at estimated fair value in the consolidated balance sheets, with unrealized gains and losses, if any, reported as a component of other comprehensive income (loss) within the consolidated statements of operations and comprehensive income/loss and as a separate component of stockholders’ equity. Realized gains and losses are calculated on the specific identification method and recorded as interest income (loss). At each balance sheet date, the Company assesses available-for-sale
securities in an unrealized loss position to determine whether the decline in fair value below amortized cost is a result of credit losses or other factors, whether the Company expects to recover the amortized cost of the security, the Company’s intent to sell and if it is more likely than not that the Company will be required to sell the securities before the recovery of amortized cost.
The Company records changes in allowance for expected credit loss in other income (expense). There has been no allowance for expected credit losses recorded during any of the periods presented.
Any premium arising at purchase is amortized to the earliest call date and any discount arising at purchase is accreted to maturity. Accretion of discounts are recorded in interest income in the consolidated statements of operations and comprehensive income/loss.
During the year ended December 31, 2024, the total unrealized gains and losses on the Company’s available-for-sale
securities were immaterial, and not presented separately in the consolidated statement of operations.

Deferred Financing Costs and Other Debt-Related Costs
Deferred financing costs are capitalized, recorded as an offset to debt balances and amortized to interest expense over the term of the associated debt instrument using the effective interest method. If the maturity of the debt is accelerated because of default or early debt repayment, then the amortization would be accelerated.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled. Due to our history of losses, a full valuation allowance has been recognized against our deferred tax assets.
The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. For the years ended December 31, 2024 and 2023, the Company has not recorded any interest or penalties related to income tax matters. The Company does not foresee any material changes to unrecognized tax benefits within the next twelve months.
Share-Based Compensation
The Company recognizes the fair value of all share-based payment awards in our statements of operations over the requisite vesting period of each award, which approximates the period during which the employee and non-employee
director is required to provide service in exchange for the award. The Company estimates the fair value of these options using the Black-Scholes option pricing model using assumptions for expected volatility, expected term, and risk-free interest rate. Expected volatility is based primarily on historical volatility and is computed using daily pricing observations for recent periods that correspond to the expected term of the options. The expected term represents the period of time that options are expected to be outstanding. Because the Company does not have historical exercise behavior, it determines the expected life assumption using the simplified method which is an average of the contractual term of the option and its vesting period. The risk-free interest rate is the interest rate for treasury instruments with maturities that approximate the expected term.
Segment Information
For the years ended December 31, 2024 and 2023, the Company is managed as a single operating segment, and therefore reports its results in one operating segment.
Loss Per Share
Basic per share data is computed by dividing net income or loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted per share data is computed by dividing net income or loss applicable to common stockholders by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares that would have been outstanding as calculated using the treasury stock method. Potential common shares were related entirely to outstanding but unexercised options, warrants and convertible preferred stocks for all periods presented.
Concentration Risk
Although the Company’s contracts with its vendors are not exclusive, the Company currently uses sole source providers for core materials used in its clinical trials.

Recently Issued Accounting Pronouncements
In November 2023, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”)
No. 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The new standard is intended to improve annual and interim reportable segment disclosure requirements regardless of number of reporting units, primarily through enhanced disclosures of significant expenses. The amendment requires public entities to disclose significant segment expenses that are regularly provided to the Company’s chief operating decision maker (“CODM”) and included within each reported measure of segment profit and loss. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years starting after December 15, 2024. This ASU must be applied retrospectively to all prior periods presented. Management adopted this ASU as of December 31, 2024 and included additional disclosures as required in the footnotes to this annual report on Form
10-K.
In December 2023, the FASB issued ASU
No. 2023-09
Income Taxes (Topic 740): Improvements to Income Tax Disclosure. This ASU includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The ASU is effective for years beginning after December 15, 2024, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. Management does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial statements and related disclosures.
In November 2024, the FASB issued ASU
2024-03
Income Statement (Topic 220): Reporting Comprehensive Income—Expense Disaggregation Disclosures, which requires an entity to disclose on an annual and interim basis, disaggregated information about specific income statement expense categories. The guidance should be applied prospectively with the option to apply the standard retrospectively. The standard becomes effective for the annual period starting on January 1, 2027 and interim periods starting on January 1, 2028. The Company is in the process of analyzing the impact that the adoption of ASU
2024-03
will have on its disclosures.
3. Fair Value Measurements
Fair value measurements are market-based measurements, not entity-specific measurements. Therefore, fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. The Company follows a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•
Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable in active markets.
The Company has investments in money market accounts, which are included in cash and cash equivalents on the balance sheets. Fair value inputs for these investments are considered Level 1 measurements within the fair value hierarchy since money market account fair values are known and observable through daily published floating net asset values.

The following table summarizes the Company’s fair value hierarchy for its financial assets measured at fair value on a recurring basis as of December 31, 2024 and December 31, 2023, respectively (in thousands).

	Fair Value Measurements Using
December 31, 2024	Fair Value	Level 1	Level 2	Level 3
Cash equivalents
Money market	$74	$74	$—	$—

Total cash equivalents	$74	$74	$—	$—

Investments
Treasury bills	2,062	—	2,062	—
Government agency bonds	772	772	—	—
Money market	696	696	—	—

Total investments	$3,530	$1,468	$2,062	$—

	Fair Value Measurements Using
December 31, 2023	Fair Value	Level 1	Level 2	Level 3
Money market	$5,449	$5,449	$—	$—
During the year ended December 31, 2024, the Company issued common stock warrants which were initially classified as liabilities under authoritative accounting standards, and reclassified in the equity section of the balance sheet upon modification in August 2024 (See Note 15, Stockholders’ Deficit—May 2024 Private Placement, for further details). These common stock warrants were valued using the Black Scholes model, with level 3 inputs such as expected volatility, risk-free interest rate, and expected term that are not observable in active markets.
The table below summarizes key inputs used in the valuation of the liability classified warrants as of the issuance date and as of the date of amendment:

	As of issuance date	As of date of amendment
Expected term	1.1 - 5.0 years	0.9 - 4.7 years
Common stock market price	$ 2.01 - $ 2.27	$ 1.45
Risk-free interest rate	4.5% - 5.1%	3.81% - 4.63%
Expected volatility	117.0% - 127.2%	92.2% - 99.79%
The table below provides a summary of the fair value of the Company’s warrant liability during year ended December 31, 2024 (in thousands). As of December 31, 2023, the fair value of liability classified warrants was immaterial, and the change in the fair value of liability classified warrants during the year ended December 31, 2023 was immaterial.

Twelve Months Ended December 31, 2024
Warrant liability
Beginning balance	$—
Issuance of warrants	10,854
Change in fair value of warrants	(5,654)
Reclassification to equity	(5,200)

Ending balance	$—

Nonfinancial Assets and Liabilities
The Company applies fair value techniques on a
non-recurring
basis, if and when necessary, associated with: (1) valuing potential impairment losses related to goodwill and intangible assets which are accounted for pursuant
to the authoritative guidance for intangibles—goodwill and other; and (2) valuing potential impairment losses related to long-lived assets which are accounted for pursuant to the authoritative guidance for property, plant and equipment. There was no
impairment related to long lived assets, intangible assets, or goodwill during the years ended December 31, 2024 or 2023.
4. Investments
As of December 31, 2024, the Company had total investments of $3.5 million of money market accounts, treasury bills, and government agency bonds, with total amortized cost and fair value of $
3.5
 million. These investments are collateralized marketable securities as described in footnote 10. The Company did not have investments as of December 31, 2023.
As of December 31, 2024, the Company classified
available-for-sales
as short-term investments in the consolidated balance sheet because the maturity dates were less than one year from the date of the purchase.
5. Loss per Share
The shares of the Company’s common stock underlying the
pre-funded
warrants described in Note 15, are included in the weighted average outstanding common stock in the calculation of basic and diluted net loss per share. The Company considers Series A Warrants, and Series B Warrants to be participating securities, because holders of such instruments participate in the event a dividend is paid on common stock. The holders of the Series A Warrants and Series B Warrants do not have a contractual obligation to share in the Company’s losses. As such, losses are attributed entirely to common stockholders.
The following table sets forth the computation of basic and diluted net loss per share of common stock for the periods indicated, in thousands except share and per share data:

	For the Year Ended December 31,
	2024	2023
Basic and diluted net loss per share of common stock calculation:
Net loss	$(12,978)	$(13,316)
Change in fair value of warrants	(5,047)	—

Net loss attributable to common stockholders - diluted	$(18,025)	$(13,316)

Weighted average shares of common stock outstanding - basic	6,640,251	3,140,925
Net loss per share of common stock - basic	$(1.95)	$(4.24)
Weighted average shares of common stock - diluted	7,700,774	3,140,925
Net loss per share of common stock - diluted	$(2.34)	$(4.24)
The following were excluded from the diluted loss per share calculation for the periods presented because their effect would be anti-dilutive:

	For the Year Ended December 31,
	2024	2023
Outstanding stock options	598,540	140,109
Preferred stock	28,190	28,190
Outstanding warrants	7,183,064	142,733

Total	7,809,794	311,032

6. Composition of Certain Financial Statement Captions
Other Current Assets
As of December 31, 2024 and 2023, other current assets were comprised of the following (in thousands):

	December 31,
	2024	2023
Prepaid services	$87	$410
Deferred costs (Note 7)	436	234
Prepaid insurance	559	636

	$1,082	$1,280

Property and Equipment, net
As of December 31, 2024 and 2023, property and equipment, net, were comprised of the following (in thousands):

	December 31,
	2024	2023
Office and computer equipment	$1,778	$1,632
Leasehold improvements	1,810	1,810

	3,588	3,442
Less accumulated depreciation	(3,140)	(2,536)

	$448	$906

Depreciation expense totaled $0.6 million for each of the years ended December 31, 2024 and 2023, respectively.
Intangible Assets, net
As of December 31, 2024, intangible assets included the net book value of costs incurred for purchase of Biocept intellectual properties (Note 12) and software upgrades. Amortization expenses totaled $0.1 million for each of the years ended December 31, 2024 and 2023.
As of December 31, 2024 intangible assets, net, were comprised of the following (in thousands):

	December 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Intangible Asset, Net
Software	$221	$(218)	$3
Intellectual Property	546	(80)	466

Total intangible assets	$767	$(298)	$469

As of December 31, 2023 intangible assets, net, were comprised of the following (in thousands):

	December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Intangible Asset, Net
Software	$221	$(179)	$42

Total intangible assets	$221	$(179)	$42

As of December 31, 2024, future amortization expense on intangible assets is estimated to be as follows (in thousands):

Year Ending December 31,	Amount
2025	140
2026	136
2027	136
2028	57

Total future amortization expense	$469

Accounts Payable and Accrued Expenses
As of December 31, 2024 and 2023, accounts payable and accrued expenses were comprised of the following (in thousands):

	December 31,
	2024	2023
Accounts payable	$9,474	$4,758
Accrued payroll and bonus	920	987
Accrued professional fees	236	128
Accrued vacation and compensation	356	370
Accrued R&D studies	185	388
Accrued interest	117	—

	$11,288	$6,631

7. Commitments and Contingencies
Leases
At the inception of a contractual arrangement, the Company determines whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, the Company calculates the associated lease liability and corresponding right-of-use
asset upon lease commencement using a discount rate based on the rate implicit in the lease or an incremental borrowing rate commensurate with the term of the lease. Lease renewable options are included in the estimation of lease term when it is reasonably certain that the Company will exercise such options.
The Company records lease liabilities within current liabilities or long-term liabilities based upon the length of time associated with the lease payments. The Company records its operating lease right-of-use
assets as long-term assets. Leases with an initial term of 12 months or less are not recorded on the balance sheets. Instead, the Company recognizes lease expense for these leases on a straight-line basis over the lease term in the statements of operations.
The Company leased laboratory, office and storage facilities in San Antonio, Texas, under operating lease agreements that expire in 2025. The Company also leased, through December 31, 2024, certain office space in Austin, Texas under a month-to-month
operating lease agreement and certain office space in Charlottesville, Virginia (the “Charlottesville Lease”). The Company’s existing operating lease agreements generally provide for periodic rent increases, and renewal and termination options. The Company’s lease agreements do not contain any material variable lease payments, residual value guarantees or material restrictive covenants.
The Charlottesville Lease has a term of 12 months and the Company has the ability to rene
w for three additional
one-year
periods. On March 31, 2023, Company believed that it was reasonably certain that the Charlottesville Lease will be renewed through March 31, 2026, and as a result, it remeasured the related lease liability
as of March 31, 2023 to be $
80,000
using the
then-in-effect
discount rate of
12.76
%. Effective July 1, 2023, the Company added additional office lease premises in Charlottesville, which was accounted for as a separate operating lease contract with a lease liability and corresponding right-of-use
asset of $
19,000
, at a discount rate of
13.47
%.
Certain leases require the Company to pay taxes, insurance, and maintenance. Payments for the transfer of goods or services such as common area maintenance and utilities represent non-lease
components. The Company elected the package of practical expedients and therefore does not separate non-lease
components from lease components.
The Company’s operating lease liabilities and corresponding
right-of-use
assets are included in the balance sheets. As of December 31, 2024, the weighted average discount rate used to measure operating lease liabilities and the operating leases remaining term were 11.6% and 0.9 years, respectively.
The table below summarizes the Company’s operating lease costs from its statements of operations, and cash payments from its statements of cash flows (in thousands).

	Year Ended December 31,
	2024	2023
Lease expense:
Operating lease expense	$145	$141

Total lease expense	$145	$141

Cash payment information:
Operating cash used for operating leases	$180	$141

Total cash paid for amounts included in the measurement of lease liabilities	$180	$141

Total rent expenses for each of the years ended December 31, 2024 and 2023 was $0.2 million, which includes leases in the table above, month-to-month
operating leases, and common area maintenance charges.
The Company’s future minimum annual lease payments under operating leases at December 31, 2024 are as follows (in thousands):

Operating Leases
2025	$69
2026	11

Total minimum lease payments	80

Less: amount representing interest	$(5)

Present value of obligations under leases	75

Less: current portion	44

Noncurrent lease obligations	$31

Manufacturing Agreement with SpectronRX
On November 5, 2024, the Company entered into a manufacturing services agreement with SpectronRx for drug product development and manufacturing, which includes an initial commitment fee of $0.3 million. Under this agreement, the Company will own all rights to intellectual property related to the products developed, while SpectronRx retains rights to its own technology.
SpectronRx is required to negotiate a commercial supply agreement upon six months’ written notice before the Company’s first commercial manufacturing needs. The agreement will remain in place for five years, automatically renewing for successive
one-year
terms unless terminated with six months’ notice. During the year ended December 31, 2024, the Company did not recognize any expenses related to this agreement.
Other Commitments and Contingencies
The Company has entered into agreements with various research organizations for pre-clinical
and clinical development studies, which have provisions for cancellation. Under the terms of these agreements, the vendors provide a variety of services including conducting research, recruiting and enrolling patients, monitoring studies and data analysis. Payments under these agreements typically include fees for services and reimbursement of expenses. The timing of payments due under these agreements is estimated based on current study progress. As of December 31, 2024, the Company did not
have any clinical research study obligations.
The Company has entered into service and subscription-based agreements, which are recorded in accounts payable and accrued expenses, with an offsetting amount included in deferred costs within other current assets (see Note 6).
Legal proceedings
The Company is subject to various claims and contingencies related to legal proceedings. Due to their nature, such legal proceedings involve inherent uncertainties including, but not limited to, court rulings, negotiations between affected parties and governmental actions. Management assesses the probability of loss for such contingencies and accrues a liability and/or discloses the relevant circumstances, as appropriate.
8.
License Agreements
UT Health Science Center at San Antonio (“UTHSCSA”) License Agreement
On December 31, 2021, the Company entered into a Patent and
Know-How
License Agreement with UTHSCSA, pursuant to which UTHSCSA granted the Company an irrevocable, perpetual, exclusive, fully paid-up
license, with the right to sublicense and to make, develop, commercialize and otherwise exploit certain patents, know-how
and technology related to the development of biodegradable alginate microspheres containing nanoliposomes loaded with imaging and/or therapeutic payloads.
NanoTx License Agreement
On March 29, 2020, the Company and NanoTx, Corp. (“NanoTx”) entered into a Patent and
Know-How
License Agreement (the “NanoTx License Agreement”), pursuant to which NanoTx granted the Company an irrevocable, perpetual, exclusive, fully paid-up
license, with the right to sublicense and to make, develop, commercialize and otherwise exploit certain patents, know-how
and technology related to the development of radiolabeled nanoliposomes.
The transaction terms included an upfront payment of $0.4 million in cash and $0.3 million in the Company’s voting stock. The transaction terms also included success-based milestone and royalty payments contingent on key clinical, regulatory and sales milestones, as well as the requirement to pay 15% of any non-dilutive
monetary awards or grants received from external agencies to support product development of the nanoliposome encapsulated BMEDA-chelated radioisotope, which includes grants from the Cancer Prevention & Research Institute of Texas (“CPRIT”). As of December 31, 2024, the Company accrued $1.0 million of payments due to NanoTx as a result of the CPRIT grant received (Note 11).

9. Term Loan Obligations
On May 29, 2015, the Company entered into the Loan and Security Agreement (the “Loan and Security Agreement”), pursuant to which Oxford Finance, LLC (“Oxford”) funded an aggregate principal amount of $17.7 million (the “Term Loan”), subject to the terms and conditions set forth in the Loan and Security Agreement.
Pursuant to the Loan and Security Agreement, as amended, the Company made interest only payments through May 1, 2021, and thereafter was required to make payments of principal and accrued interest in equal monthly installments sufficient to amortize the Term Loan through June 1, 2024, the maturity date. On June 3, 2024, the Company paid off the Term Loan by making a final payment in an aggregate amount equal to approximately $3.3 million, which included both the balance of outstanding principal and interest and the final payment fee due. The repayment in full of the Term Loan terminated Oxford’s security interest in the Company’s existing and after-acquired assets, as well as all other restrictions and covenants under the Term Loan.
10. Line of Credit Facility
On May 31, 2024, the Company drew down $3.3 million on a new margin loan facility under a line of credit (the “Pershing Credit Facility”) with Pershing LLC (“Pershing”), an affiliate of The Bank of New York Mellon Corporation. The available credit line limit under the Pershing Credit Facility fluctuated based on the Company’s request for extensions from time to time, subject to the value of the collateralized marketable securities the Company holds with Pershing, provided that the amount available to draw under the Pershing Credit Facility cannot exceed 91.5% of the value of the collateralized marketable securities deposited with Pershing. Depending on the value of the marketable securities the Company held with Pershing, Pershing could have required the Company from time-to-time
to deposit additional funds or marketable securities in order to restore the level of collateral to an acceptable level. The amounts borrowed under the Pershing Credit Facility were due on demand. As of December 31, 2024, the Company held collateralized marketable securities with Pershing with a total value of $3.5 million.
Borrowings under the Pershing Credit Facility bore interest at the target interest rate set by the Federal Open Market Committee, subject to a floor of 5.5%, plus a spread of 1.75% and applicable fees of 0.5%, subject to a maximum interest rate of the then applicable Prime Rate as published in The Wall Street Journal plus 3.0%. Interest payments thereunder were calculated on a monthly basis and, unless paid, were added to the outstanding balance under the Pershing Credit Facility. The proceeds under the Pershing Credit Facility are available for working capital needs and other general corporate purposes. Volatility in the global markets could cause the interest rate to fluctuate from time to time increasing the Company’s costs, or could cause Pershing to terminate the Company’s ability to borrow funds. In addition, borrowings under the Pershing Credit Facility have the effect of limiting the Company’s use of cash and marketable securities.
On January 3, 2025, the Pershing Credit Facility was fully repaid and the collateralized marketable securities were fully redeemed.
11. Grant Revenue
CPRIT Grant
On September 19, 2022, the Company entered into that certain Cancer Research Grant Contract (the “CPRIT Contract”), effective as of August 31, 2022, with the Cancer Prevention and Research Institute of Texas (“CPRIT”), pursuant to which CPRIT provides the Company with a CPRIT grant (“CPRIT Grant”) over a three-year period to fund the continued development of REYOBIQ
™
for the treatment of patients with leptomeningeal metastases. The CPRIT Grant is subject to customary CPRIT funding conditions, including, but not limited to, a matching fund requirement (one dollar for every two dollars awarded by CPRIT), revenue sharing obligations upon commercialization of REYOBIQ
™
based on specific dollar

thresholds and tiered low single digit royalty rates until CPRIT receives the aggregate amount of 400% of the proceeds awarded under the CPRIT Grant, and certain reporting requirements.
The CPRIT Contract will terminate on August 30, 2025, unless terminated earlier by (a) the mutual written consent of all parties to the CPRIT Contract, (b) CPRIT for an event of default by the Company, (c) CPRIT, if the funds allocated to the CPRIT Grant become legally unavailable during the term of the CPRIT Contract and CPRIT is unable to obtain additional funds for such purposes, and (d) the Company for convenience. CPRIT may require the Company to repay some or all of the disbursed CPRIT Grant proceeds (with interest not to exceed 5% annually) in the event of the early termination of the CPRIT Contract by CPRIT for an event of default by the Company or by the Company for convenience, or if the Company relocates its principal place of business outside of the state of Texas during the CPRIT Contract term or within three years after the
final payment of the grant funds.
The Company retains ownership over any intellectual property developed under the CPRIT Contract (each, a “Project Result”). With respect to non-commercial
use of any Project Result, the Company granted to CPRIT a nonexclusive, irrevocable, royalty-free, perpetual, worldwide license with right to sublicense any necessary additional intellectual property rights to exploit all Project Results by CPRIT, other governmental entities and agencies of the State of Texas, and private or independent institutions of higher education located in Texas, for education, research and other non-commercial
purposes.
The Company recognized $5.8 million and $4.9 million in grant revenue from the CPRIT Contract during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, the Company had $0.6 million of grant revenue receivable related to the CPRIT Grant. As of December 31, 2023, the Company had $1.9 million of deferred CPRIT grant revenue.
In February 2025, the Company received $2.0 million under the CPRIT Contract.
Department of Defense Award
Effective September 1, 2024, the Company entered into an agreement with the Department of Defense office of the Congressionally Directed Medical Research Programs to receive a $3.0 million award for research and development purposes (“DoD Award”) over a three year period. The DoD Award will be used to support the planned expansion of the Company’s clinical trial for pediatric brain cancer. On October 4, 2024, the Company received its first payment under the DoD Award in the amount of $0.9 million, which was recorded as deferred grant liability as of December 31, 2024. As of December 31, 2024, no grant revenue has been recognized related to the DoD Award.
12. Biocept Asset Acquisitions
On April 26, 2024, the Company, after having its bid accepted by the United States Bankruptcy Court for the District of Delaware, acquired from Biocept, for a total cash payment of $400,000, substantially all of the right, title and interest in a cerebrospinal fluid cancer diagnostic portfolio (the “CNSide
TM
Platform”), including (i) intellectual property, (ii) inventory and raw materials, and (iii) data, information, results and reports pertaining to the completed and on-going
clinical studies involving the use of the CNSide
TM
Platform (including, but not limited to, the FORESEE clinical study that was being conducted by Biocept), related to the development, making, selling, and exporting or importing of the CNSide
TM
proprietary cell enumeration test (the “CNSide
TM
Test”).
The Company concluded that the acquisition of the Biocept assets was not a business combination, as Biocept did not meet the definition of a business in ASC 805, Business Combination. The Company accounted for the asset purchase transaction under the authoritative guidance for asset acquisitions, and allocated the costs of acquisitions of approximately $45,000 among the assets acquired based on the relative fair value of such assets, which is predominately concentrated in the intellectual property acquired including patents and trademarks. The intangible assets acquired from Biocept are capitalized and amortized over a useful life of four years.

13. Income Taxes
Pursuant to the Internal Revenue Code (“IRC”) of 1986, as amended, specifically IRC §382 (“Section 382”) and IRC §383, the Company’s ability to use net operating loss (“NOLs”) and R&D tax credit carry forwards (“tax attribute carry forwards”) to offset future taxable income is limited if the Company experiences a cumulative change in ownership of more than 50% within a three-year testing period. The Company’s use of federal and state NOLs and research credits could be limited further by the provisions of Section 382 depending upon the timing and amount of additional equity securities that the Company has issued or will issue. State NOL carryforwards may be similarly limited. If a change in ownership were to have occurred, NOL and tax credits carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by ownership changes, if any, will not impact the Company’s effective tax rate.
The Company has recorded a full valuation allowance against its net deferred tax assets and due to our net losses for the years ended December 31, 2024 and 2023, there was no provision or benefit for income taxes recorded.
The table below summarizes the Company’s net loss before income tax provision for the years ended December 31, 2024 and 2023 (in thousands):

	2024	2023
Domestic	$(12,978)	$(13,316)
Foreign	—	—
Net loss before provision for income taxes	$(12,978)	$(13,316)

A reconciliation of the total income tax provision tax rate to the statutory federal income tax rates of 21.0% for the years ended December 31, 2024 and 2023, respectively, is as follows:

	2024	2023
Income tax expense (benefit) at federal statutory rate	(21.0)%	(21.0)%
Change in valuation allowance	23.8%	25.5%
Income tax benefit at state statutory rate	(0.3)%	(0.2)%
Share-based compensation	0.9%	1.0%
Warrants	(2.6)%	—
NOLs expiring and adjustments to NOL	(0.1)%	(0.1)%
Research credit	(0.7)%	(5.1)%
Return to provision	—	(0.1)%

	(0.0)%	0.0%

The tax effects of temporary differences that give rise to significant portions of our deferred tax assets and deferred tax liabilities as of December 31, 2024 and 2023 are as follows (in thousands):

	2024	2023
Deferred tax assets:
Accrued expenses	$249	$269
Share-based compensation	94	99
Net operating loss carryforwards	15,412	13,397
Income tax credit carryforwards	1,725	1,630
Property and equipment, net	218	154
Intangible assets	730	685
Capitalized R&D	3,949	2,842

	2024	2023
Other, net	213	453
Total deferred tax assets	22,590	19,529
Valuation allowance	(22,575)	(19,486)

Total deferred tax assets, net of allowance	15	43

Deferred tax liabilities:
Other	(15)	(43)

Total deferred tax liability	(15)	(43)

Net deferred tax assets (liability)	$—	$—

The Company has established a valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that deferred tax assets are realizable, the valuation allowance will be reduced. The Company has recorded a full valuation allowance of $22.6 million as of December 31, 2024 as it does not believe it is more likely than not the net deferred tax assets will be realized. The Company increased its valuation allowance by approximately $3.1 million during the year ended December 31, 2024.
At December 31, 2024, the Company had federal and state tax loss carry forwards of approximately $72.6 million, and $3.3 million, respectively. The federal and state net operating loss carry forwards begin to expire in 2037 and 2044, if unused, respectively. The federal net operating loss carryover includes $69.2 million of net operating losses generated after 2017. Federal net operating losses generated from 2018 onwards carryover indefinitely and may generally be used to offset up to 80% of future taxable income. At December 31, 2024, the Company had federal tax credit carry forwards of approximately $1.9 million, before reduction for uncertain tax positions. The federal credits will begin to expire in 2039, if unused. In addition, at December 31, 2024, the Company had state tax credit carry forwards of approximately $0.2 million, before reduction for uncertain tax positions. The state credits will begin to expire in 2039, if unused.
The Company follows the provisions of income tax guidance which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. The guidance requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company has not recognized any liability for uncertain tax positions as of December 31, 2024 and 2023.
Following is a tabular reconciliation of the unrecognized tax benefits activity during the years ended December 31, 2024 and 2023 (in thousands):

	2024	2023
Unrecognized Tax Benefits – Beginning	$408	$209
Gross decreases – tax positions in prior period	(5)	(16)
Gross increase – current-period tax positions	21	215

Unrecognized Tax Benefits – Ending	$424	$408

The unrecognized tax benefit amounts are reflected in the determination of the Company’s deferred tax assets. If recognized, none of these amounts would affect the Company’s effective tax rate, since it would be offset by an equal reduction in the deferred tax asset valuation allowance. The Company does not foresee material changes to its liability for uncertain tax benefits within the next twelve months.

The Company did not recognize interest related to unrecognized tax benefits in interest expense and penalties in operating expenses for the year ended December 31, 2024.
The Company files income tax returns with the United States and various state jurisdictions. The Company is currently not under examination by the Internal Revenue Service or any other taxing authority.
With few exceptions, the Company’s tax years prior to 2021 are no longer open to examination by the taxing authority. While not open to examination, the tax attributes generated in tax years prior to 2021 remain subject to adjustment by the taxing authorities if utilized in tax years which are still open to examination.
14. Employee Benefit Plan
The Company implemented a 401(k) retirement savings and profit sharing plan (the “Plan”) effective January 1, 1999. During 2022, the Company commenced safe harbor matching contribution for up to 4% of eligible employee contributions. Total matching contribution under the Plan amounted to approximately $138,000 and $107,000 for the year ended December 31, 2024 and 2023, respectively.
15. Stockholders’ Equity
Preferred Stock
The Company has authorized 5,000,000 shares of preferred stock, par value $0.001 per share. The Board is authorized to designate the terms and conditions of any preferred stock the Company issues without further action by the common stockholders.
Series F Preferred Stock
On March 3, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series F Preferred Stock, with the total authorization of one (1) share of Series F Preferred Stock. The Certificate of Designation provided that the share of Series F Preferred Stock would have 50,000,000 votes per share of Series F Preferred Stock and would vote together with the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s certificate of incorporation to effect a reverse stock split. On March 3, 2023, the Company entered into a subscription and investment representation agreement with Richard J. Hawkins, chairman of the board of the Company, who is an accredited investor (the “Series F Preferred Stock Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series F Preferred Stock, par value $0.001 per share, to the Series F Preferred Stock Purchaser for $1,000 in cash. The sale closed on March 3, 2023.
The outstanding share of Series F Preferred Stock was redeemed in whole, automatically effective upon the approval by the Company’s stockholders of the reverse stock split in April 2023. Upon such redemption, the Series F Preferred Stock Purchaser received consideration of $1,000 in cash.
On November 12, 2024, the Company filed a Certificate of Elimination (“Certificate of Elimination”) with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designation relating to the Series F Preferred Stock. Following the filing of the Certificate of Elimination the previously authorized share of the Series F Preferred Stock resumed the status of an undesignated share of the Company’s preferred stock.
Series B and C Preferred Stock
As of December 31, 2024, there were 938 outstanding shares of Series C Preferred Stock that can be converted into an aggregate of 27,792 shares of common stock, and 1,014 shares of Series B Convertible Preferred Stock that can be converted into an aggregate of 398 shares of common stock.

Common Stock
May 2024 Private Placement
On May 5, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors, including certain of the Company’s directors and executive officers (“Company Insiders”) (collectively, the “Purchasers”), for the sale and issuance by the Company of its securities (the “Initial Subscription”). On May 8, 2024, the Company entered into a first amendment to the Securities Purchase Agreement (together with the Securities Purchase Agreement, the “Purchase Agreement”), for the sale and issuance by the Company of additional securities to two of the Purchasers (the “Additional Subscription,” and together with the Initial Subscription, the “May 2024 Private Placement”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 3,591,532 shares (the “Private Placement Shares”) of the Company’s common stock or, at the election of each Purchaser, pre-funded
warrants (the
“Pre-Funded
Warrants”), exercisable immediately at an exercise price of $0.001 per share, with each Private Placement Share or
Pre-Funded
Warrant accompanied by (i) a Series A common warrant (“Series A Warrants”) to purchase one share of common stock, for an aggregate of 3,591,532 Series A Warrants, and (ii) one Series B common warrant (“Series B Warrants”) to purchase one share of common stock, for an aggregate of 3,591,532 Series B Warrants.
The combined purchase price for each Private Placement Share and
Pre-Funded
Warrant from the Initial Subscription was $2.022, and $2.158 from the Additional Subscription, in each case together with one accompanying Series A Warrant and one accompanying Series B Warrant provided, that the Company Insiders participated in the Initial Subscription at an offering price of $2.04 per Private Placement Share and accompanying Series A Warrant and Series B Warrant.
The exercise price of Series A Warrants and Series B Warrants from the Initial Subscription is $1.772 per share from the Initial Subscription and $1.908 per share from the Additional Subscription, provided that the exercise price for the Series A Warrants and Series B Warrants issued to the Company Insiders is $1.79 per share. Subject to certain ownership limitations, the Series A Warrants will be exercisable until May 9, 2029, which is the five-year anniversary of issuance. Subject to certain ownership limitations, the Series B Warrants will be exercisable until June 24, 2025. The
Pre-Funded
Warrant will not expire until exercised in full.
Prior to the Amendment and Restatements (as defined below), if a holder of a Series A Warrant or a Series B Warrant was unable to exercise the warrant due to the limitation contained in the warrant that restricts the holder from owning above a specified beneficial ownership level (generally 4.99% or 9.99%) as the result of exercise of the warrant, then the holder had the right to elect upon exercise of the warrant to receive a
Pre-Funded
Warrant for the same number of shares of common stock that would otherwise have been received upon exercise of the warrant. In addition, prior to the Amendment and Restatements, the Series A Warrants and Series B Warrants provided for a call right starting June 24, 2025, in favor of the Company, if the volume-weighted average price of the shares of common stock exceeds specified prices.
The May 2024 Private Offering closed on May 9, 2024. The Company issued 1,439,988 shares of common stock, 2,151,544
Pre-Funded
Warrants, 3,591,532 Series A Warrants and 3,591,532 Series B Warrants to purchase shares of its common stock in connection with the May 2024 Private Placement. The net proceeds from the May 2024 Private Placement were approximately $7.3 million.
The Company reviewed the terms of the
Pre-Funded
Warrants, Series A Warrants and Series B Warrants under the authoritative accounting guidance as of the issuance date.
As described above, the Series A Warrants and Series B Warrants were initially classified as liabilities for the reason that they could have been exercised into either shares of common stock or
Pre-Funded
Warrants at the holder’s option and thus failed the indexation guidance under ASC 815, Derivatives and Hedging. The Series A Warrant and Series B Warrant liability were initially recorded at fair value as of the issuance date, and under the terms of the Series A Warrants and Series B Warrants when issued that liability was subject to adjustment to estimated fair value at each balance sheet date until the warrants were settled. Refer below for additional information regarding the amendment of the Series A Warrants and Series B Warrants that eliminated the ability of the Series A Warrants and Series B Warrants to be exercised into
Pre-Funded
Warrants, and as a result, the reclassification of the Series A and B Warrants from liability to equity section of the consolidated balance sheet.
The
Pre-Funded
Warrants are equity classified because they (1) are freestanding financial instruments that are legally detachable and separately exercisable from the common stock, (2) are immediately exercisable, (3) do not embody an obligation for the Company to repurchase its shares, (4) permit the holder to receive a fixed number of shares of common stock upon exercise, (5) are indexed to the Company’s common stock and (6) meet the equity classification criteria.
The proceeds from the May 2024 Private Placement were first allocated to the full fair value of the Series A Warrants and Series B Warrants due to the initial liability classification. As disclosed in Note 3, Fair Value Measurements, the fair value of the Series A Warrants and Series B Warrants at issuance was $10.9 million. Under authoritative guidance, if the fair value of a warrant liability exceeds the proceeds received in an arm’s length transaction with no rights or privileges that require separate accounting recognition as an asset identified, then the warrant liability is recorded at fair value with the excess of fair value over proceeds recognized as a loss in earnings. The Company recognized approximately $3.5 million in financing expense in the consolidated statement of operations during year ended December 31, 2024, which represents the excess of the fair value of the Series A Warrants and Series B Warrants at issuance over the proceeds. During the year ended December 31, 2024, the Company recognized a fair value gain on warrant liability of $5.7 million. Proceeds from the May 2024 Private Placement are shown as cash from financing transactions and the gain on warrant liability is included as an adjustment to reconcile the net loss to net cash used in operating activities in the statements of cash flows for the year ended December 31, 2024.
In addition, total offering expenses related to the May 2024 Private Placement of $0.4 million were recorded as a component of other expenses as the entire proceeds were allocated to the warrant liability, which, prior to the amendment described below, could be settled with either the Company’s shares of common stock or
Pre-Funded
Warrants, which are exercisable into the Company’s shares of common stock at any time at the holders’ option, but not in cash payment to the holders.
As of December 31, 2024, all of the Series A Warrants, and Series B Warrants issued in connection with the May 2024 Private Placement remained outstanding, and
Pre-Funded
Warrants to purchase 1,959,430 shares of the Company’s common stock remained outstanding.
Amendment and Restatement of Series A Warrants and Series B Warrants
On August 9, 2024, the Company amended and restated the Series A Warrants and Series B Warrants (the “Amendment and Restatements”) issued in the May 2024 Private Placement. The Amendment and Restatements eliminated the ability of the holders of the Series A Warrants and Series B Warrants to elect to purchase
Pre-Funded
Warrants upon exercise of the Series A Warrants and Series B Warrants in lieu of shares of common stock if the holder would have been restricted because of the specified beneficial ownership level in the Series A Warrants and Series B Warrants.
In addition, the Amendment and Restatements eliminated the Company’s call right under the terms of the Series A Warrants to call the Series A Warrants after June 24, 2025, if the volume-weighted average price of shares of common stock exceeded specified prices. There were no other changes in the terms of the Series A Warrants and Series B Warrants.
As a result of the Amendment and Restatements, the Series A Warrants and Series B Warrants, as amended, no longer fail the indexation guidance under ASC 815, Derivatives and Hedging, and the fair value of the warrant liability at the amendment date, in the amount of $5.2 million, was reclassified to equity.

Lincoln Park Purchase Agreement
On August 2, 2022, the Company entered into a purchase agreement (the “2022 Purchase Agreement”) and registration rights agreement pursuant to which Lincoln Park Capital Fund (“Lincoln Park”) committed to purchase up to $50.0 million of the Company’s common stock. Under the terms and subject to the conditions of the 2022 Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $50.0 million of the Company’s common stock. Such sales of common stock by the Company are subject to certain limitations, and can occur from time to time, at the Company’s sole discretion, over the
36-month
period commencing on August 17, 2022, subject to the satisfaction of certain conditions.
On May 16, 2022, the Company received stockholder approval for purposes of the Nasdaq listing rules to permit issuances of up to 57.5 million shares of the Company’s common stock (including the issuance of more than 19.99% of the Company’s common stock) to Lincoln Park, and it was pursuant to that approval that the Company entered into the 2022 Purchase Agreement.
Upon execution of the 2022 Purchase Agreement, the Company paid $0.1 million in cash as the initial commitment fee, and issued 32,846 shares as the initial commitment shares, to Lincoln Park as consideration for its irrevocable commitment to purchase shares of the Company’s common stock at its direction under the 2022 Purchase Agreement. The Company has agreed to pay an additional commitment fee, which it may elect to pay in cash or shares of its common stock, or a combination of cash and shares of its common stock, upon receipt of $25.0 million aggregate gross proceeds from sales of common stock to Lincoln Park under the 2022 Purchase Agreement.
On August 17, 2022, a registration statement (the “First Registration Statement”) was declared effective to cover the resale of up to 633,333 shares of the Company’s common stock comprised of (i) the 32,846 initial commitment shares, and (ii) up to 600,486 that the Company has reserved for issuance and sale to Lincoln Park under the 2022 Purchase Agreement from time to time from and after the date of the prospectus. The Company sold 527,166 shares of common stock to Lincoln Park in connection with the First Registration Statement.
On August 18, 2023, a second registration statement (the “Second Registration Statement”) was declared effective to cover the resale of up to an additional 1,500,000 shares of the Company’s common stock that the Company reserved for issuance and sale to Lincoln Park under the 2022 Purchase Agreement from time to time. The Company sold 150,000 shares of common stock to Lincoln Park in connection with the Second Registration Statement. The Company cannot sell more shares than registered under the Second Registration Statement under the 2022 Purchase Agreement without registering additional shares.
Actual sales of shares of common stock to Lincoln Park under the 2022 Purchase Agreement depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the 2022 Purchase Agreement to the Company depend on the frequency and prices at which the Company sells shares of its common stock to Lincoln Park.
During the period from August 17, 2022 to December 31, 2022, the Company issued 266,666 shares of common stock under the 2022 Purchase Agreement for net proceeds of approximately $3.2 million. The Company issued 410,500 shares of common stock under the 2022 Purchase Agreement for net proceeds of approximately $1.0 million from January 1, 2023 to December 31, 2023. The Company did not issue any shares of common stock under the 2022 Purchase Agreement during the year ended December 31, 2024.
Share Repurchase Program and Treasury Stock
On October 31, 2023, the Company announced that its Board has approved a share repurchase program (the “Share Repurchase Program”), with authorization to repurchase up to $500,000 of the outstanding shares of the Company’s common stock. The Company funded repurchases under the Share Repurchase Program with available cash.

During the year
ended December 31, 2023, the Company purchased 78,559 shares of its common stock for approximately $0.1 million as treasury stock. The Company purchased 179,866 shares of its common stock for approximately $0.4 million as treasury stock during the year ended December 31, 2024. As of December 31, 2024, no amount remained aut horized
for repurchase.
16. Share-based Compensation
Under the Company’s 2015 New Employee Incentive Plan (the “2015 Plan”), awards may only be granted to employees who were not previously an employee or director of the Company, or following a bona fide period of non-employment,
as a material inducement to entering into employment with the Company. As of December 31, 2024, there were 62,908 shares of common stock remaining and available for future issuances under the 2015 Plan.
The Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which replaced the Company’s 2014 Equity Incentive Plan, provides for the award or sale of shares of common stock (including restricted stock), the award of stock units and stock appreciation rights, and the grant of both incentive stock options to purchase common stock to directors, officers, employees and consultants of the Company. The 2020 Plan, as amended, provides for the issuance of up to 3,550,000 shares of common stock, plus the number of shares available for issuance is increased to the extent that awards granted under the 2020 Plan and the Company’s 2014 Equity Incentive Plan are forfeited or expire (except as otherwise provided in the 2020 Plan). As of December 31, 2024, there were 692,596 shares remaining and available for future issuances under the 2020 Plan.
Generally, options issued under the 2020 Plan are subject to a two-year
or four-year vesting schedule with 25% of the options vesting on the one year anniversary of the grant date followed by equal monthly installment vesting, and have a contractual term of 10 years.
A summary of activity for the year ended December 31, 2024 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Balance as of December 31, 2023	140,109	$37.48	8.07
Granted	506,127	1.58
Cancelled/forfeited	(47,696)	38.02

Balance as of December 31, 2024	598,540	$7.08	9.00	$—

Vested and expected to vest at December 31, 2024	547,893	$7.52	9.00	$—

Exercisable at December 31, 2024	144,739	$22.96	7.60	$—

The Company settles exercises of stock options with newly issued shares of its common stock. There were no stock options exercised in 2024 or 2023.
The estimated fair value of options, including the effect of estimated forfeitures, is recognized over the requisite service period, which is typically the vesting period of each option. The fair value of each option awarded during the years ended December 31, 2024 and 2023 was estimated on the date of grant using the Black-Scholes-Merton option valuation model based on the following weighted-average assumptions:

	December 31, 2024	December 31, 2023
Expected term	6.0 years	6.0 years
Risk-free interest rate	3.79%	4.06%
Expected volatility	120.6%	127.0%
Dividends	0%	0%
Resulting fair value	$1.39	$4.47

The weighted average risk-free interest rate represents the interest rate for treasury constant maturity instruments published by the Federal Reserve Board. If the term of available treasury constant maturity instruments is not equal to the expected term of an employee option, the Company uses the weighted average of the two Federal Reserve securities closest to the expected term of the employee option.
The dividend yield has been assumed to be zero as the Company (a) has never declared or paid any dividends and (b) does not currently anticipate paying any cash dividends on its outstanding shares of common stock in the foreseeable future.
The following table summarizes share-based compensation recognized during the years ended December 31, 2024 and 2023 in the statement of operations (in thousands):

	Years ended December 31,
	2024	2023
Research and development	$51	$66
General and administrative	499	503

Total share-based compensation	$550	$569

As of December 31, 2024, the total compensation cost related to non-vested
stock options and stock awards not yet recognized for all our plans is approximately $0.7 million, which is expected to be recognized as a result of vesting under service conditions over a weighted average period of 2.8 years.
17. Segment Information
The Company operates under one reportable business segment to advance the development, manufacturing and commercialization of complex and innovative treatments for patients battling cancer and other life-threatening diseases. The determination of a single reportable business segment is consistent with the consolidated financial information regularly provided to the Company’s CODM. All of the Company’s long-term assets and operations are located in the United States. The Company’s CODM is its
Chief Executive Officer
, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating
financial performance, including comparing actual results to budgets and forecasts to assess variances, identify trends, and guide strategic planning.
In addition to the significant expense categories included within the consolidated statements of operations, the below disaggregated amounts comprise significant research and development and general and administrative expenses. These expenses consist of (1) clinical, manufacturing and research contracts for research and development programs, (2) personnel-related expenses, including salaries, benefits and share-based compensation, (3) professional fees, including third-party costs for goods and services such as lab supplies and contract research, and legal and other professional expenses, and (4) facility and other overhead expenses, including depreciation, occupancy, travel, insurance and other costs.

(in thousands)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Research and development
Clinical, development and licensing expenses	$4,549	$5,062
Personnel related expenses	3,026	2,852
Professional fees	1,733	635
Facility and other overhead expenses	1,272	1,141

Total research and development	10,580	9,690
General and administrative
Personnel related expenses	3,454	3,006
Professional expenses	4,828	3,870
Facility and other overhead expenses	1,657	1,668

Total general and administrative	$9,939	$8,544

18. Subsequent Events
February 2025 SPEA Agreements
On February 13, 2025 (the “Closing Date”), the Company entered into a Securities Purchase and Exchange Agreement (the “February 2025 SPEA”) with certain existing accredited investors (the “Purchasers”). Pursuant to the February 2025 SPEA, on the Closing Date the Company issued secured convertible promissory notes (the “Funding Notes”) in the aggregate principal amount of $3,362,251 together with common stock purchase warrants (the “Warrants”) to purchase 3,002,009 shares of the Company common stock, par value $0.001 (the “Common Stock”) at an exercise price of $1.12 per share (the “Warrant Exercise Price”). The aggregate purchase price for the Funding Notes and Warrants was approximately $3.7 million (the “Aggregate Purchase Price”) and included payment of $0.125 per Warrant. The Funding Notes mature on February 13, 2026, and bear interest at a rate of 10% per annum, subject to increase upon Events of Default. The Warrants are exercisable for five-years from the date of issuance.
Secured Interest
The obligations of the Company under the February 2025 SPEA and the Notes (as defined below) were secured by a pledge of substantially all of assets of the Company pursuant to a security agreement, dated as of the Closing Date, among the Company, CNSide Diagnostics, LLC (a subsidiary of the Company, “CNSide Diagnostics”), and Iroquois Master Fund Ltd., as collateral agent for the Purchasers (the “Security Agreement), subject to certain exceptions. The Security Agreement contained certain customary affirmative and negative covenants, including limitations on the Company’s and CNSide Diagnostic’s ability to dispose of assets, subject to customary exceptions. The repayment of the Company’s obligations under the February 2025 SPEA and Notes were guaranteed pursuant to a subsidiary guarantee, dated as of the Closing Date (the “Subsidiary Guarantee”), by and among CNSide and the Purchasers. The Security Agreement and the Subsidiary Guarantee were subsequently terminated after the closing of the private placement pursuant to the March 2025 SPA (as defined below).
Terms of the February 2025 SPEA
The February 2025 SPEA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the February 2025 SPEA, the Company agreed, among other conditions, to not effect or enter an agreement to effect any variable rate transaction, except for certain exempt issuances of equity securities, until the later of the two year anniversary of the Closing Date or such date that the Notes are no longer outstanding. The Company also agreed to hold a stockholder meeting by no later than May 30, 2025, to seek approvals for future adjustments of the Warrant Exercise Price and Conversion Price for anti-dilution adjustments and similar matters, the reduction of the exercise price of the Warrants by $0.125, the extension of the period of exercise for the Series B common warrants issued pursuant to the May 2024 Purchase Agreement until five years from the original issue date of those warrants, and other matters necessary for compliance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approvals”).
Exchange Notes
As previously disclosed in Note 15, the Company entered into that certain securities purchase agreement, dated May 5, 2024, as amended on May 8, 2024 (the “May 2024 Purchase Agreement”), with the Purchasers, among other investors, for the private placement of securities, including Series A common warrants (“Series A Warrants”) to purchase an aggregate of up to 3,591,532 shares of common stock. The May 2024 Purchase Agreement included certain limitations and restrictions on the Company’s ability to issue securities and provided the Purchasers and the other investors signatories to the May 2024 Purchase Agreement participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “Financing Restrictions”). On the Closing Date, pursuant to the February 2025

SPEA, the Company issued
 to the Purchasers secured convertible promissory notes in the aggregate amount of $
3,188,922
(the “Exchange Notes” and together with the Funding Notes, the “Notes”) in exchange for cancellation of the Series A Warrants held by the Purchasers, and the Purchasers entered into a second amendment to the
May 2024
Purchase Agreement to eliminate the Financing Restrictions. The terms and conditions of the Exchange Notes were substantially identical in all material respects to the Funding Notes, except that the Mandatory Conversion applied to all of the principal amount of the Exchange Notes instead of being limited to seventy-
five
percent, and the Maximum Amount did not apply. The Security Agreement and Subsidiary Guarantee also applied to the obligations under the Exchange Notes.
March 2025 SPEA Agreements
On March 4, 2025, the Company entered into a securities purchase agreement (the “March 2025 SPA”) with accredited investors, including certain existing stockholders of the Company, identified on the signature page thereto (collectively, the “March 2025 Private Placement Purchasers”) for a private placement of securities (the “March 2025 Private Placement”). The March 2025 SPA, provides for the sale and issuance by the Company of an aggregate of 28,042,140 shares (the “March 2025 Private Placement Shares”) of the Company’s Common Stock, or, at the election of each Purchaser, prefunded warrants to purchase Common Stock (the “Prefunded Warrants”), exercisable immediately at an exercise price of $0.001 per share (the “Prefunded Warrant Shares”), with each Private Placement Share or Prefunded Warrant accompanied by (i) a Series A common warrant (the “Series A Warrants”) to purchase one share of Common Stock (the “Series A Warrant Shares”), and (ii) one Series B common warrant (the “Series B Warrants”) to purchase one share of Common Stock (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Common Warrant Shares”). The March 2025 Private Placement Shares, Prefunded Warrants, Prefunded Warrant Shares, Series A Warrants, Series B Warrants, and the Common Warrant Shares are collectively referred to herein as the “Securities.”
The combined purchase price of $0.66 for each Private Placement Share or $0.659 for each Prefunded Warrant in the Private Placement, together with one accompanying Series A Warrant and one accompanying Series B Warrant, represents the applicable “Minimum Price”.
The initial exercise price of each Series A Warrant issued in the Private Placement is $1.32 per share of Common Stock. The Series A Warrants are exercisable only following stockholder approval and expire five (5) years thereafter. The number of securities issuable under the Series A Warrant is subject to adjustment as described in more detail in the Series A Warrant. The Series A Warrant exercise price and the related number of shares of Common Stock issuable upon exercise are subject to a “reset” provision upon certain events and are subject to anti-dilution protection upon any subsequent transaction at a fixed price lower than the warrant exercise price then in effect, as more fully described in the Series A Warrant.
The initial exercise price of each Series B Warrant issued in the Private Placement is $1.98 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series B Warrants are exercisable only following stockholder approval and expire two and one-half
(2.5) years thereafter. The Series B Warrant exercise price and the related number of shares of Common Stock issuable upon exercise are subject to a “reset” provision upon certain events, as more fully described in the Series A Warrant, and the Series B Warrant alternative cashless exercise provision provides that the Series B Warrant can be exercised without further payment to the Company and for three times the number of shares of Common Stock then subject to the Series B Warrant.
The Prefunded Warrants will be exercisable from the date of issuance until exercised in full and may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding Common Stock.
Of the securities issued in the March 2025 Private Placement, 22,727,270 of the shares of Common Stock, or Prefunded Warrants in lieu thereof, and the accompanying 22,727,270 Series A Warrants and 22,727,270 Series B Warrants, were issued in consideration of new capital subscriptions, and 5,314,870 of the shares of

Common Stock, or
Prefunded Warrants in lieu thereof, and the accompanying
5,314,870
Series A Warrants and
5,314,870
Series B Warrants, were issued in exchange (the “Exchange”) for the cancelation of approximately $
3.2
 million in aggregate principal amount of the Exchange Notes.
The March 2025 Private Placement closed on March 7, 2025 (the “Closing Date”). The aggregate gross proceeds at the Closing Date totaled approximately $15.0 million, before deducting certain expenses payable by the Company.
In addition to the stockholder approval of the Series A Warrants and Series B Warrants, the Company also covenanted to seek if necessary stockholder approval to, among other things, amend the Company’s Certificate of Incorporation, as amended, to increase the authorized share capital of the Company to an amount sufficient to cover the shares of Common Stock issuable upon the exercise of the Series A Warrants and Series B Warrants.
First Amendment to the February 2025 SPEA
In connection with entering into the March 2025 SPA, the Company entered into that certain First Amendment to the February 2025 SPEA (the “First Amendment”). The February 2025 SPEA included certain limitations and restrictions on the Company’s ability to issue securities and provided the Investors participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “New Financing Restrictions”). Pursuant to the First Amendment, subject to consummation of the March 2025 Private Placement, the Company agreed to repurchase from the Investors $3,362,251 in principal amount of the Company’s outstanding senior convertible promissory notes (the “Funding Notes”) and 3,002,009 warrants (the “SPEA Warrants”) issued pursuant to the February 2025 SPEA for an aggregate purchase price of $4.25 million. In exchange for the repurchase by the Company of the Funding Notes and SPEA Warrants, the Purchasers agreed to consent to the March 2025 Private Placement and eliminate the New Financing Restrictions.

PLUS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$13,289	$76
Investments	3,312	3,530
Grant receivable	—	571
Other current assets	985	1,082

Total current assets	17,586	5,259
Property and equipment, net	273	448
Operating lease right-of-use assets	20	73
Goodwill	372	372
Intangible assets, net	374	469
Other assets	45	12

Total assets	$18,670	$6,633

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$11,623	$11,288
Operating lease liability	21	44
Deferred grant liability	1,972	927
Line of credit	—	3,292

Total current liabilities	13,616	15,551
Noncurrent operating lease liability	—	31

Total liabilities	13,616	15,582
Commitments and contingencies (Note 8)
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 131,863,969 shares issued; and 131,605,544 shares outstanding as of September 30, 2025, and 100,000,00 shares authorized; 6,154,758 shares issued; and 5,896,333 shares outstanding as of December 31, 2024, respectively	132	6
Treasury stock (at cost), 258,425 shares as of September 30, 2025 and December 31, 2024, respectively	(500)	(500)
Additional paid-in capital	515,574	485,024
Accumulated deficit	(510,152)	(493,479)

Total stockholders’ equity (deficit)	5,054	(8,949)

Total liabilities and stockholders’ equity	$18,670	$6,633

See Accompanying Notes to these Condensed Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Grant revenue	$1,397	$1,456	$3,846	$4,412
Operating expenses:
Research and development	2,436	2,858	5,438	8,394
General and administrative	3,443	2,397	7,964	6,813

Total operating expenses	5,879	5,255	13,402	15,207

Operating loss	(4,482)	(3,799)	(9,556)	(10,795)

Other income (expense):
Interest income	59	80	87	219
Interest expense	—	(61)	(548)	(122)
Financing expenses	—	—	(3,061)	(3,545)
Warrant issuance costs	—	(54)	(964)	(486)
Change in fair value of derivative instruments	—	960	(2,631)	5,654

Total other income (expense)	59	925	(7,117)	1,720

Net loss	$(4,423)	$(2,874)	$(16,673)	$(9,075)

Per share information
Net loss per share of common stock – basic	$(0.04)	$(0.37)	$(0.29)	$(1.46)
Weighted average number of shares of common stock outstanding – basic	107,428,969	7,855,763	57,845,406	6,232,123
Net loss per share of common stock – diluted	$(0.04)	$(0.37)	$(0.29)	$(1.67)
Weighted average number of shares of common stock outstanding – diluted	107,428,969	7,855,763	57,845,406	8,452,338
See Accompanying Notes to these Condensed Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)
(UNAUDITED) (In thousands, except share data)

	Convertible preferred stock		Common stock		Treasury Stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ (deficit)/equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2023	1,952	$—	4,522,656	$5	(78,559)	$(126)	$479,274	$(480,501)	$(1,348)
Stock-based compensation	—	—	—	—	—	—	146	—	146
Purchase of treasury stock	—	—	—	—	(179,866)	(374)	—	—	(374)
Net loss	—	—	—	—	—	—	—	(3,261)	(3,261)

Balance at March 31, 2024	1,952	$—	4,522,656	$5	(258,425)	$(500)	$479,420	$(483,762)	$(4,837)

Issuance of common stock	—	—	1,439,988	1	—	—	—	—	1
Stock-based compensation	—	—	—	—	—	—	151	—	151
Net loss	—	—	—	—	—	—	—	(2,940)	(2,940)

Balance at June 30, 2024	1,952	$—	5,962,644	$6	(258,425)	$(500)	$479,571	$(486,702)	$(7,625)

Reclass of warrants to equity	—	—	—	—	—	—	5,200	—	5,200
Stock-based compensation	—	—	—	—	—	—	125	—	125
Exercise of pre-funded warrants	—	—	192,114	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	(2,874)	(2,874)

Balance at September 30, 2024	1,952	$—	6,154,758	$6	(258,425)	$(500)	$484,896	$(489,576)	$(5,174)

Balance at December 31, 2024	1,952	$—	6,154,758	$6	(258,425)	$(500)	$485,024	$(493,479)	$(8,949)
Stock-based compensation	—	—	—	—	—	—	148	—	148
Exercise of pre-funded warrants	—	—	6,535,731	7	—	—	(7)	—	—
Exercise of Series B Warrants from May 2024 PIPE	—	—	497,824	—	—	—	882	—	882
Exchange of warrants for notes payable	—	—	—	—	—	—	(3,694)	—	(3,694)
Issuance of common stock, pre-funded warrants and warrants for debt repayment	—	—	4,069,738	4	—	—	5,369	—	5,373
Net loss	—	—	—	—	—	—	—	(17,401)	(17,401)

Balance at March 31, 2025	1,952	$—	17,258,051	$17	(258,425)	$(500)	$487,722	$(510,880)	$(23,641)

Stock-based compensation	—	—	—	—	—	—	152	—	152
Exercise or exchange of March 2025 Series A and B Warrants	—	—	56,277,032	56	—	—	802	—	858
Exercise of pre-funded warrants	—	—	9,016,349	9	—	—	(9)	—	—
Cancellation of common stock	—	—	(300,000)	—	—	—	—	—	—
Issuance of common stock under Lincoln Park Purchase Agreement, net issuance costs	—	—	10,187,000	10	—	—	2,736	—	2,746
Reclassification of 2025 Series B warrant liability to equity	—	—	—	—	—	—	10,967	—	10,967
Modification of warrants (Note 13)				—	—	—	6,801	—	6,801
Net income	—	—	—	—	—	—	—	5,151	5,151

Balance at June 30, 2025	1,952	$—	92,438,432	$92	(258,425)	$(500)	$509,171	$(505,729)	$3,034

Stock-based compensation	—	—	—	—	—	—	527	—	527
Cancelled common stock	—	—	(3,472,740)	(3)	—	—	3	—	—
Issuance of common stock under Lincoln Park Purchase Agreement, net issuance costs	—	—	34,388,496	35	—	—	16,815	—	16,850
Investor fees pursuant to Support Letters (Note 13)	—	—	—	—	—	—	(2,250)	—	(2,250)
Exercise of March 2025 Series B Warrants	—	—	741,840	—	—	—	—	—	—
Exercise of pre-funded warrants	—	—	7,767,941	8	—	—	(8)	—	—
Liability to investors pursuant to Letter Agreement (Note 13)	—	—	—	—	—	—	(8,684)	—	(8,684)
Net loss	—	—	—	—	—	—	—	(4,423)	(4,423)

Balance at September 30, 2025	1,952	$—	131,863,969	$132	(258,425)	$(500)	$515,574	$(510,152)	$5,054

See Accompanying Notes to these Condensed Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows used in operating activities:
Net loss	$(16,673)	$(9,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	300	524
Amortization of deferred financing costs and debt discount	—	20
Stock-based compensation expense	827	422
Noncash financing expenses	3,061	3,545
Change in fair value of derivative instruments	2,631	(5,654)
Accretion of discount on short-term investments	(19)	(70)
Reduction in the carrying amount of operating lease right-of-use assets	53	96
Gain on sale of assets	(16)	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Other assets	635	704
Accounts payable and accrued expenses	(6,308)	1,326
Change in operating lease liabilities	(54)	(97)
Deferred grant liability	1,045	(1,084)

Net cash used in operating activities	(14,518)	(9,343)

Cash flows used in investing activities:
Purchases of property and equipment	(37)	(135)
Proceeds from sale of property and equipment	30	—
Purchase of short-term investments	(11,068)	(7,145)
Redemption of short-term investments	11,305	3,650
Purchase of intangible assets	(7)	(545)

Net cash provided by (used in) investing activities	223	(4,175)

Cash flows provided by financing activities:
Principal payments of term loan obligation	—	(3,996)
Proceeds from credit facility	—	3,292
Repayment of credit facility	(3,292)	—
Payment of financing costs	(2,250)	—
Proceeds from issuance of notes payable and warrants	3,738	—
Repayment of notes payable	(3,703)	—
Purchase of treasury stock	—	(374)
Proceeds from sale of common stock, pre-funded warrants and warrants	15,927	7,265
Proceeds from sale of common stock under Lincoln Park Purchase Agreement	19,612	—
Payment to investors pursuant to Letter Agreement (Note 13)	(2,293)	—
Offering costs for sale of common stock	(231)	—

Net cash provided by financing activities	27,508	6,187

Net increase (decrease) in cash and cash equivalents	13,213	(7,331)
Cash and cash equivalents at beginning of period	76	8,554

Cash and cash equivalents at end of period	$13,289	$1,223

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$539	$32
Supplemental schedule of non-cash investing and financing activities:
Unpaid liability to investors pursuant to Letter Agreement (Note 13)	$6,391	$—
Exchange of warrants for notes payable	$3,694	$—
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$3,512	$—
Unpaid offering cost	$252	$—
See Accompanying Notes to these Condensed Consolidated Financial Statements

PLUS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2025
(UNAUDITED)
1. Organization and Basis of Presentation
Description of Business
Plus Therapeutics, Inc. (the “Company”) is a clinical-stage pharmaceutical company focused on the development, manufacture and commercialization of complex and innovative treatments for patients battling cancer and other life-threatening diseases. CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as the CNSide
™
Test, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025 and 2024 have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by US GAAP for annual financial statements. The condensed consolidated balance sheet at December 31, 2024 has been derived from the audited consolidated financial statements at December 31, 2024, but does not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and results of operations of the Company have been included. Operating results for the three and nine months ended September 30, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025.
2. Summary of Significant Accounting Policies
Significant Accounting Policies
The Company’s significant accounting policies are disclosed in its Annual Report on Form
10-K
for the year ended December 31, 2024 filed with the SEC and have not materially changed during the nine months ended September 30, 2025. The Company believes that the disclosures provided here are adequate to make the information presented not misleading when these unaudited condensed consolidated financial statements are read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions affecting the financial statements and the accompanying notes. The Company’s most significant estimates and critical accounting policies involve estimating the fair value of its derivative instruments, reviewing assets for impairment and determining the assumptions used in measuring stock-based compensation expense.
Grant Revenue Recognition
In applying the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company has determined that government grants are out of the scope of ASC 606 because the funding entities do not meet the definition of a “customer”, as defined by ASC 606, as the Company does not consider there to be a transfer of control of goods or services. With respect to each grant, the Company determines if it has a collaboration in accordance with ASC Topic 808, Collaborative Arrangements (“ASC 808”). For grants outside the scope of ASC 808, the Company applies International Accounting Standards No. 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance, by analogy, and revenue is recognized when the Company incurs expenses related to the grant for the amount the Company is entitled to under the provisions of the contract.
The Company also considers the guidance in ASC Topic 730, Research and Development, which requires an assessment, at the inception of each grant, of whether each grant agreement is a liability. If the Company is obligated to repay funds received regardless of the outcome of the related research and development activities, then the Company is required to estimate and recognize that liability. Alternatively, if the Company is not required to repay the funds, then payments received are recorded as revenue or contra-expense as the expenses are incurred.
Deferred grant liability represents grant funds received or receivable for which the allowable expenses have not yet been incurred as of the balance sheet date. Grant receivable represents grant funds not yet received for which the allowable expenses have been incurred as of the balance sheet date.
Warrants
Warrants are accounted for as either derivative liabilities or as equity instruments depending on the specific terms of the agreement in accordance with applicable accounting guidance provided in ASC Topic 815, Derivatives and Hedging. Equity-classified instruments are recorded in additional paid-in
capital at issuance and are not subject to remeasurement. Liability-classified warrants are recorded at fair value at each reporting period with any change in fair value recognized as a component of change in fair value of derivative liabilities in the condensed consolidated statements of operations. The Company periodically evaluates changes in facts and circumstances that could impact the classification of warrants.
Available-for-Sale
Securities
The Company’s
available-for-sale
securities consist of U.S. government and agency securities and bonds. Securities with maturities from the date of purchase of less than three months are included in cash equivalents. The Company classifies its marketable securities as available-for-sale
and records such assets at estimated fair value in the condensed consolidated balance sheets, with unrealized gains and losses, if any, reported as a component of other comprehensive income (loss) and as a separate component of stockholders’ equity. Realized gains and losses are calculated on the specific identification method and recorded as interest income (expense). At each balance sheet date, the Company assesses available-for-sale
securities in an unrealized loss position to determine whether the decline in fair value below amortized cost is a result of credit losses or other factors, whether the Company expects to recover the amortized cost of the security, the Company’s intent to sell and if it is more likely than not that the Company will be required to sell the securities before the recovery of amortized cost. The Company records changes in allowance for expected credit loss in other income (expense). There has been no allowance for expected credit losses recorded during any of the periods presented.
Any premium arising at purchase is amortized to the earliest call date and any discount arising at purchase is accreted to maturity. Accretion of discounts are recorded in interest income in the condensed consolidated statements of operations.
Recently Issued Accounting Pronouncements
In December 2023, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (ASU)
No. 2023-09
Income Taxes (Topic 740): Improvements to Income Tax Disclosure. This ASU includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The ASU is effective for years beginning after December 15, 2024, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. The Company adopted this ASU as of January 1, 2025 which did not have a material impact on the Company’s consolidated financial statements and related disclosures.
In November 2024, the FASB issued ASU
2024-03
Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, which requires an entity to disclose on an annual and interim basis, disaggregated information about specific income statement expense categories. The guidance should be applied prospectively with the option to apply the standard retrospectively. The standard becomes effective for the annual period starting on January 1, 2027 and interim periods starting on January 1, 2028. The Company is in the process of analyzing the impact that the adoption of ASU
2024-03
will have on its disclosures.
3. Liquidity and Going Concern
The Company incurred a net loss of $16.7 million for the nine months ended September 30, 2025. The Company had an accumulated deficit of $510.2 million as of September 30, 2025. Additionally, the Company used net cash of $14.5 million to fund its operating activities for the nine months ended September 30, 2025.
To date, the Company’s operating losses have been funded primarily from outside sources of invested capital from issuance of its common stock, preferred stock, convertible notes and warrants, proceeds from its term loan, line of credit and grant funding. However, the Company has had, and will continue to have, an ongoing need to raise additional cash from outside sources to fund its future clinical development programs, launch the CNSide Test, and fund other operations. There can be no assurance that the Company will be able to continue to raise additional capital in the future. The Company’s inability to raise additional cash would have a material and adverse impact on its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.
As disclosed in more detail in Note 13, the Company has entered into various financing agreements and raised capital by issuing convertible notes, its common stock, preferred stock and warrants to purchase its common stock.
Nasdaq Listing Compliance
On March 8, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (the “Nasdaq)”), notifying the Company that it no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years.
On September 5, 2024, Nasdaq notified the Company that it had not regained compliance with Nasdaq Listing Rule 5550(b)(1). The Company requested a hearing before the Nasdaq hearing panel, and on October 30, 2024, the Company received a decision from the panel, notifying the Company that it had until March 4, 2025, to demonstrate compliance with the Minimum Stockholders’ Equity Requirement.
On March 7, 2025, the Company received notification from Nasdaq that it had regained compliance with the Minimum Stockholders’ Equity Requirement.
Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company is subject to a Mandatory Panel Monitor until March 7, 2026. If the Staff finds the Company again out of compliance with the Minimum Stockholders’ Equity Requirement before that date, the Company would not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor would the Company be afforded an applicable cure or compliance period. Instead, the Staff would issue a “Delist Determination Letter” and the Company would have an opportunity to request a Nasdaq hearing panel regarding its continued listing.
Furthermore, on May 16, 2025, the Company received notice from Nasdaq that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).
Nasdaq’s Minimum Bid Requirement notice has no immediate effect on the listing or trading of the Company’s common stock. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided an initial compliance period of 180 calendar days, or until November 12, 2025, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to November 12, 2025.
If the Company does not achieve compliance with the Minimum Bid Requirement by November 12, 2025, the Company may be eligible for an additional 180 calendar days to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, with the exception of the Minimum Bid Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split if necessary. If the Staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. In the event the Company receives notice that its common stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Staff.
On May 2, 2025, the stockholders granted discretionary authority to the Company’s board of directors to (i) amend the Company’s Certificate of Incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for
twenty five
(
1-for-25
)
to a maximum of
one-for-two
hundred fifty
(1-for-250),
with the exact ratio to be determined by the board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within twelve (12) months of the date the proposal is approved by stockholders.
In addition, on August 7, 2025, the stockholders granted discretionary authority to the Company’s board of directors to (i) amend the Company’s Certificate of Incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for
two
(1-for-2)
to a maximum of
one-for-two
hundred fifty
(1-for-250),
with the exact ratio to be determined by the board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within twelve (12) months of the date the proposal is approved by stockholders.
On June 3, 2025, the Staff notified the Company that it was not in compliance with the Minimum Stockholders’ Equity Requirement (the “June 3 Letter”). The Company reported stockholders’ equity (deficit) of ($23,641,000) in its Quarterly Report on Form
10-Q
for the period ended March 31, 2025, and, as a result, did not satisfy the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company must request a hearing no later than 4:00 p.m. Eastern Time on June 10, 2025. The Company timely requested a hearing, which hearing took place as scheduled on July 15, 2025.
On July 22, 2025, the Panel issued a decision (the “July 2025 Decision”) granting the Company’s request for continued listing on Nasdaq, subject to the Company demonstrating compliance with (1) the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550 (b)(1) by August 14, 2025 by filing a timely public disclosure describing the transactions undertaken by the Company to achieve compliance and demonstrate long-term compliance of the Minimum Stockholders’ Equity Requirement, and by providing an indication of its
equity following those transactions, with the option by including in the public filing a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events occurring on or before the report date; and (2) the Minimum Bid Requirement by
September 8, 2025
.
On August 22, 2025, the Company received a letter (the “August 2025 Letter”) from Nasdaq confirming its compliance with Nasdaq Listing Rule 5550(b). Specifically, the August 2025 Letter confirmed that the Company was in compliance with both (1) the Market Value of Listing Securities standard under 5550(b)(2), which requires certain companies to maintain a market value of listed securities of at least $35 million as well as compliance with (2) the alternative stockholders’ equity threshold under 5550(b)(1) or the Minimum Stockholders’ Equity Requirement. Accordingly, the Company satisfied two alternative criteria under Nasdaq Listing Rule 5550.
As a result of such compliance, Nasdaq permitted the Company the remainder of the previously announced grace period to regain compliance with the $1.00 bid price rule under Nasdaq Listing Rule 5550(a)(2), through November 12, 2025. Nasdaq previously required that the Company remedy the bid price deficiency by September 8, 2025, a deadline that no longer applies.
The August 2025 Letter also provided that, solely with respect to the Equity Standard, the Company remains subject to a one-year
panel monitoring period, through August 22, 2026. If, within that one-year
monitoring period, the Staff determines that the Company no longer satisfies the Equity Standard (and the Company is not then in compliance with one of the alternative standards under Rule 5550(b)), the Company will not be permitted to provide the Staff with a plan of compliance and the Staff is not permitted to grant additional time to regain compliance with the Equity Standard nor will the Company be afforded an applicable cure or compliance period. Instead, the Staff will issue a delist determination letter, and the Company will have an opportunity to request a new hearing before the Nasdaq Hearings Panel, which request would stay any further action by the Staff pending the ultimate outcome of the hearing.
The Company continues to seek additional capital from other financing alternatives and other sources in order to ensure adequate funding is available to allow the Company to continue research and product development activities. If sufficient capital is not raised, the Company will at a minimum need to significantly reduce or curtail its research and development and other operations, and this would negatively affect its ability to achieve corporate growth goals.
Should the Company fail to raise additional cash, it would have a material adverse impact on its operations.
The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.
4. Fair
Value Measurements
Fair value measurements are market-based measurements, not entity-specific measurements. Therefore, fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. The Company follows a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•
Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable in active markets.

Assets recorded at fair value
The Company has investments in money market accounts which are included in cash and cash equivalents and investments, respectively, on the condensed consolidated balance sheets. Money market accounts are considered Level 1 measurements within the fair value hierarchy since money market account fair values are known and observable through daily published floating net asset values.
The following table summarizes the Company’s fair value hierarchy for its financial assets measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024, respectively (in thousands):

	Fair Value Measurements Using
September 30, 2025	Fair Value	Level 1	Level 2	Level 3
Cash equivalents
Money market	$15	$15	$—	$—

Investments
Treasury bills	$2,309	$—	$2,309	$—
Government bonds	1,003	1,003	—	—

Total Investments	$3,312	$1,003	$2,309	$—

	Fair Value Measurements Using
December 31, 2024	Fair Value	Level 1	Level 2	Level 3
Cash equivalents
Money market	$74	$74	$—	$—

Investments
Treasury bills	2,062	—	2,062	—
Government agency bonds	772	772	—	—
Money market	696	696	—	—

Total Investments	$3,530	$1,468	$2,062	$—

Liabilities recorded at fair value
Convertible Notes
As detailed in Note 13 below, the Company elected to account for convertible notes (consisting of funding notes and exchange notes) issued on February 13, 2025 at fair value as of the issuance date and immediately before their settlement date of March 4, 2025. The convertible notes are valued using the binomial lattice model with the following key level 3 inputs:

	At issuance	At settlement
Interest rate	4.18%-4.28%	3.99%
Remaining term (years)	1.0	0.94
Volatility	77.5%	119.2%
Fair value of common stock	$1.20	$0.30
The following table provides a roll forward of the fair value of the convertible notes during the nine months ended September 30, 2025 (in thousands):

	Funding Notes	Exchange Notes
Beginning balance as of January 1, 2025	$—	$—
Issuance	3,968	3,763
Change in fair value	(265)	(251)
Settlement	(3,703)	(3,512)

Ending balance as of September 30, 2025	$—	$—

War
ran
ts
As detailed in Note 13 below, the Company issued March 2025 Series A and March 2025 Series B common stock warrants in connection with the March 2025 Private Placement. The March 2025 Series A and March 2025 Series B common stock warrants are accounted for as liabilities at fair value at issuance date, and immediately prior to their extinguishment and modification, respectively, on June 17, 2025. The March 2025 Series A and March 2025 Series B common stock warrants were valued using the Monte Carlo simulation, with the following key level 3 inputs:

	At issuance	At modification and extinguishment
Interest rate	3.98%	3.91%
Remaining term (years)	6.1	4.9
Volatility	123.7%	135.6%
The March 2025 Series B Warrants were valued immediately prior to exercise, using the Monte Carlo simulation with the following inputs for the exercises that occurred before the modification on June 17, 2025:

At exercise
Interest rate	3.85% - 4.06%
Remaining term (years)	4.9 - 5.0
Volatility	133.9% - 135.8%
In addition, the February 2025 Warrants issued in connection with the Funding Notes were required to be classified as liabilities and recorded at fair value. The Company estimated the fair value of the February 2025 Warrants using the Black Scholes model at issuance as of February 13, 2025 and as of their redemption date of March 4, 2025, using the following level 3 inputs:

	At issuance	At settlement
Interest rate	4.30%	4.30%
Remaining term (years)	5.0	4.95
Volatility	98.5%	102.1%
Fair value of common stock	$1.20	$0.30
The following table provides a roll forward of the fair value of liability classified common stock warrants during the nine months ended September 30, 2025 (in thousands):

	February 2025 Warrants	March 2025 Series A Warrants	March 2025 Series B Warrants	Total
Beginning balance as of January 1, 2025	$—	$—	$—	$—
Issuance	2,762	2,005	11,243	16,010
Change in fair value	(2,231)	335	5,043	3,147
Settlement	(531)	—	(858)	(1,389)
Modification and extinguishment	—	(2,340)	(4,461)	(6,801)
Reclassified to equity	—	—	(10,967)	(10,967)

Ending balance as of September 30, 2025	$—	$—	$—	$—

5
.
Short-Term Investments
The Company classified short-term investments as
available-for-sale
securities, as the sale of such investments may be required prior to maturity to facilitate the execution of management strategies. During the three and nine months ended September 30, 2025, the unrealized gain on the Company’s available-for-sale
securities was immaterial, and not presented separately in the condensed consolidated statements of operations.

The Company classified all investments with maturities longer than three months from the date of purchase as short-term investments in the condensed consolidated balance sheets, reflecting its intent and ability to use these assets to meet the liquidity requirements of current operations. The following table summarizes contractual maturities of available-for-sale
securities as of September 30, 2025 (in thousands):

	Amortized Cost	Estimated Fair Value
Due in one year or less	$2,309	$2,309
Due after one year through five years	—	—
Due after five years	1,003	1,003

Total Investments	$3,312	$3,312

6
.
Loss per Share
Basic per share data is computed by dividing net income or loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted per share data is computed by dividing net income or loss applicable to common stockholders by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares that would have been outstanding as calculated using the treasury stock or if-converted
method, as applicable. The
Pre-Funded
Warrants were included in the weighted average shares outstanding calculation (as of the beginning of the period or the date of the grant, whichever was earlier) for basic and dilutive earnings per share given their nominal exercise price.
The March 2025 Series A Warrants and March 2025 Series B Warrants (and for the period in which the February 2025 Warrants, Funding Notes, and Exchange Notes, as defined in Note 13, were outstanding) were participating securities because holders of such instruments would participate in the event a dividend is paid on common stock, however such holders did not have a contractual obligation to share in the Company’s losses. As such, losses were attributed entirely to common stockholders.
The following table sets forth the computation of basic and diluted net loss per share of common stock for the periods indicated, in thousands except share and per share data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic and diluted net loss per common share calculation:
Net loss	$(4,423)	$(2,874)	$(16,673)	$(9,075)
Change in fair value of derivative instruments	—	—	—	(5,047)

Net loss attributable to common stockholders – basic	(4,423)	(2,874)	(16,673)	(14,122)
Weighted average common stock outstanding – basic	107,428,969	7,855,763	57,845,406	6,232,123
Net loss per share of common stock – basic	$(0.04)	$(0.37)	$(0.29)	$(1.46)
Weighted average common stock outstanding – diluted	107,428,969	7,855,763	57,845,406	8,452,338
Net loss per share of common stock – diluted	$(0.04)	$(0.37)	$(0.29)	$(1.67)
The following table provides a summary of instruments where underlying shares issuable upon exercise or conversion were excluded from the diluted loss per share calculation for the periods presented because their effect would be anti-dilutive. Additionally, the shares underlying the February 2025 Warrants, Funding Notes and Exchange Notes, each outstanding during the nine months ended September 30, 2025, were excluded from diluted loss per share as their effect would be anti-dilutive.

	As of September 30,
	2025	2024
Outstanding stock options	11,272,863	598,540
Outstanding restricted stock units	2,823,857	—
Preferred stock	28,190	28,190
Outstanding warrants (Note 13)	3,141,993	706,674

Total	17,266,903	1,333,404

7. Grant Revenue
CPRIT Grant
On September 19, 2022, the Company entered into that certain Cancer Research Grant Contract (the “CPRIT Contract”), effective as of August 31, 2022, with the Cancer Prevention and Research Institute of Texas (“CPRIT”), pursuant to which CPRIT provides the Company with a CPRIT Grant (“CPRIT Grant”) over a three-year period to fund the continued development of REYOBIQ
TM
for the treatment of patients with leptomeningeal metastases. The CPRIT Grant is subject to customary CPRIT funding conditions, including, but not limited to, a matching fund requirement (one dollar for every two dollars awarded by CPRIT), revenue sharing obligations upon commercialization of REYOBIQ based on specific dollar thresholds and tiered low single digit royalty rates until CPRIT receives the aggregate amount of 400% of the proceeds awarded under the CPRIT Grant, and certain reporting requirements.
The CPRIT Contract will terminate on February 28, 2026, unless terminated earlier by (a) the mutual written consent of all parties to the CPRIT Contract, (b) CPRIT for an event of default by the Company, (c) CPRIT, if the funds allocated to the CPRIT Grant become legally unavailable during the term of the CPRIT Contract and CPRIT is unable to obtain additional funds for such purposes, and (d) the Company for convenience. CPRIT may require the Company to repay some or all of the disbursed CPRIT Grant proceeds (with interest not to exceed 5% annually) in the event of the early termination of the CPRIT Contract by CPRIT for an event of default by the Company or by the Company for convenience, or if the Company relocates its principal place of business outside of the state of Texas during the CPRIT Contract term or within three years after the final payment of the grant funds.
The Company retains ownership over any intellectual property developed under the CPRIT Contract (each, a “Project Result”). With respect to non-commercial
use of any Project Result, the Company granted to CPRIT a nonexclusive, irrevocable, royalty-free, perpetual, worldwide license with right to sublicense any necessary additional intellectual property rights to exploit all Project Results by CPRIT, other governmental entities and agencies of the State of Texas, and private or independent institutions of higher education located in Texas, for education, research and other non-commercial
purposes.
The Company recognized $1.4 million and $3.8 million, and $1.5 million and $4.4 million in grant revenue from the CPRIT Contract during the three and nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, the Company had nil and $0.6 million, respectively, of grant revenue receivable related to the CPRIT Grant. As of September 30, 2025 and December 31, 2024, the Company had $1.1 million and nil of deferred grant liability related to the CPRIT Grant.
Department of Defense Award
Effective September 1, 2024, the Company entered into an agreement with the Department of Defense office of the Congressionally Directed Medical Research Programs to receive a $3.0 million award for research and
development purposes (“DoD Award”) over a three year period. The DoD Award will be used to support the planned expansion of the Company’s clinical trial for pediatric brain cancer. On October 4, 2024, the Company received its first payment under the DoD Award in the amount of $
0.9
 million, which was recorded as deferred grant liability as of September 30, 2025 and December 31, 2024. As of September 30, 2025 and December 31, 2024, no amount of grant revenue was recognized related to the DoD
Award.
8. Commitments and Contingencies
Leases
The Company leases certain office space in Charlottesville, Virginia (the “Charlottesville Lease”). The Charlottesville Lease expires on March 31, 2026.
Manufacturing Agreement with SpectronRx
On November 5, 2024, the Company entered into a manufacturing services agreement with SpectronRx for drug product development and manufacturing, which includes an initial commitment fee of $0.3 million. Under this agreement, the Company owns all rights to intellectual property related to the products developed, while SpectronRx retains rights to its own technology. SpectronRx is required to negotiate a commercial supply agreement upon six months’ written notice before the Company’s first commercial manufacturing needs. The agreement will remain in place for five years, automatically renewing for successive one-year
terms unless terminated with six months’ notice. During the nine months ended September 30, 2025 and year ended December 31, 2024, the Company did not recognize any expenses related to this agreement.
Other commitments and contingencies
The Company has entered into agreements with various research organizations for preclinical and clinical development studies, which have provisions for cancellation. Under the terms of these agreements, the vendors provide a variety of services including conducting research, recruiting and enrolling patients, monitoring studies and data analysis. Payments under these agreements typically include fees for services and reimbursement of expenses. The timing of payments due under these agreements is estimated based on study progress. As of September 30, 2025, the Company did no
t have any clinical research study obligations.
The Company has entered into service and subscription-based agreements, which are recorded in accounts payable and accrued expenses, with an offsetting amount included in deferred costs within other current assets.
Legal proceedings
From time to time, the Company is subject to legal proceedings and claims, whether asserted or unasserted, that arise in the ordinary course of business. Due to their nature, such legal proceedings involve inherent uncertainties including, but not limited to, court rulings, negotiations between affected parties and governmental actions. Management assesses the probability of loss for such contingencies and accrues a liability and/or discloses the relevant circumstances, as appropriate.

9. Composition of Certain Financial Statement Captions
As of September 30, 2025 and December 31, 2024, other current assets were comprised of the following (in thousands):

	September 30, 2025	December 31, 2024
Prepaid services	$551	$87
Deferred costs (Note 8)	299	436
Prepaid insurance	135	559

Total other current assets	$985	$1,082

10. Line of Credit Facility
On May 31, 2024, the Company drew down $3.3 million on a margin loan facility under a line of credit (the “Pershing Credit Facility”) with Pershing LLC (“Pershing”), an affiliate of The Bank of New York Mellon Corporation. The available credit line limit under the Pershing Credit Facility fluctuated based on the Company’s request for extensions from time to time, subject to the value of the collateralized marketable securities the Company holds with Pershing, provided that the amount available to draw under the Pershing Credit Facility cannot exceed 91.5% of the value of the collateralized marketable securities deposited with Pershing. Depending on the value of the marketable securities the Company held with Pershing, Pershing could have required the Company from time-to-time
to deposit additional funds or marketable securities in order to restore the level of collateral to an acceptable level. The amounts borrowed under the Pershing Credit Facility were due on demand. As of September 30, 2025 and December 31, 2024, the Company held collateralized marketable securities with Pershing with a total value of zero and $3.5 million, respectively.
Borrowings under the Pershing Credit Facility bore interest at the target interest rate set by the Federal Open Market Committee, subject to a floor of 5.5%, plus a spread of 1.75% and applicable fees of 0.5%, subject to a maximum interest rate of the then applicable Prime Rate as published in The Wall Street Journal, plus 3.0%. Interest payments thereunder were calculated on a monthly basis and, unless paid, were added to the outstanding balance under the Pershing Credit Facility. The proceeds under the Pershing Credit Facility are available for working capital needs and other general corporate purposes. Volatility in the global markets could cause the interest rate to fluctuate from time to time increasing the Company’s costs, or could cause Pershing to terminate the Company’s ability to borrow funds. In addition, borrowings under the Pershing Credit Facility have the effect of limiting the Company’s use of cash and marketable securities.
On January 3, 2025, the Pershing Credit Facility was fully repaid and the collateralized marketable securities were fully redeemed.
11. License Agreements
UT Health Science Center at San Antonio (“UTHSCSA”) License Agreement
On December 31, 2021, the Company entered into a Patent and
Know-How
License Agreement (the “UTHSCSA License Agreement”) with The University of Texas Health Science Center at San Antonio (“UTHSCSA”), pursuant to which UTHSCSA granted the Company an irrevocable, perpetual, exclusive, fully paid-up
license, with the right to sublicense and to make, develop, commercialize and otherwise exploit certain patents, know-how
and technology related to the development of biodegradable alginate microspheres (“BAM”) containing nanoliposomes loaded with imaging and/or therapeutic payloads.
NanoTx License Agreement
On March 29, 2020, the Company and NanoTx, Corp. (“NanoTx”) entered into a Patent and
Know-How
License Agreement, pursuant to which NanoTx granted the Company an irrevocable, perpetual, exclusive,

fully
paid-up
license, with the right to sublicense and to make, develop, commercialize and otherwise exploit certain patents, know-how
and technology related to the development of radiolabeled nanoliposomes.
The transaction terms included an upfront payment of $0.4 million in cash and $0.3 million in the Company’s voting stock. The transaction terms also included success-based milestone and royalty payments contingent on key clinical, regulatory and sales milestones, as well as the requirement to pay 15% of any non-dilutive
monetary awards or grants received from external agencies to support product development of the nanoliposome encapsulated BMEDA-chelated radioisotope, which includes grants from CPRIT. As of September 30, 2025, the Company accrued $0.3 million of payments due to NanoTx as a result of the CPRIT Grant proceeds received (see Note 7, Grant Revenue of the condensed consolidated financial statements for additional information).
12. Biocept Asset Acquisition
On April 26, 2024, the Company, after having its bid accepted by the United States Bankruptcy Court for the District of Delaware, acquired from Biocept, Inc. (“Biocept”), for a total cash payment of $400,000, substantially all of the right, title and interest in a cerebrospinal fluid cancer diagnostic portfolio (the “CNSide
®
Platform”), including (i) intellectual property, (ii) inventory and raw materials, and (iii) data, information, results and reports pertaining to the completed and on-going
clinical studies involving the use of the CNSide Platform (including, but not limited to, the FORESEE clinical study that was being conducted by Biocept), related to the development, making, selling, and exporting or importing of the CNSide proprietary cell enumeration test (the “CNSide Test”).
The Company concluded that the acquisition of the Biocept assets was not a business combination, as Biocept did not meet the definition of a business in ASC 805, Business Combination. The Company accounted for the asset purchase transaction under the authoritative guidance for asset acquisitions, and allocated the costs of acquisition of approximately $45,000 among the assets acquired based on the relative fair value of such assets, which is predominately concentrated in the intellectual property acquired including patents and trademarks. The intangible assets acquired from Biocept are capitalized and amortized over a useful life of four years.
13. Stockholders’ Equity
Preferred Stock
The Company has authorized 5,000,000 shares of preferred stock, par value $0.001 per share. The Company’s board of directors is authorized to designate the terms and conditions of any preferred stock the Company issues without further action by the common stockholders.
Series B and C Preferred Stock
As of September 30, 2025, there were 938 outstanding shares of Series C Preferred Stock that can be converted into an aggregate of 27,792 shares of common stock, and 1,014 shares of Series B Convertible Preferred Stock that can be converted into an aggregate of 398 shares of common stock.
Common Stock
February 2025 SPEA Agreements
On February 13, 2025 (the “February 2025 Closing Date”), the Company entered into a Securities Purchase and Exchange Agreement (the “February 2025 SPEA”) with certain existing accredited investors (the “February 2025 Purchasers”). Pursuant to the February 2025 SPEA, on the February 2025 Closing Date the Company issued secured convertible promissory notes (the “Funding Notes”) in the aggregate principal amount
of $
3.3
 million together with common stock purchase warrants (the “February 2025 Warrants”) to purchase
3,002,009
shares of the Company common stock, par value $
0.001
and exercise price of $
1.12
per share (the “February 2025 Warrant Exercise Price”). The aggregate purchase price for the Funding Notes and the February 2025 Warrants was approximately $
3.7
 million (the “Aggregate Purchase Price”) and included proceeds from the February 2025 Purchasers of $
0.125
per February 2025 Warrant in accordance with Nasdaq listing rules. The Funding Notes would mature on February 13, 2026, and bore interest at a rate of
10
% per annum, subject to increase upon events of default. The February 2025 Warrants were exercisable for five-years from the date of issuance.
The Funding Notes, accrued interest and February 2025 warrants were repurchased by the Company subsequent to consummation of the March 2025 Private Placement for proceeds of $4.2 million.
Security Interest
The obligations of the Company under the February 2025 SPEA, Funding Notes and Exchange Notes (as defined below) were secured by a pledge of substantially all of the assets of the Company pursuant to a security agreement, dated as of the February 2025 Closing Date, among the Company, CNSide Diagnostics, LLC (a subsidiary of the Company, “CNSide Diagnostics”), and Iroquois Master Fund Ltd., as collateral agent for the February 2025 Purchasers (the “Security Agreement”), subject to certain exceptions. The Security Agreement contained certain customary affirmative and negative covenants, including limitations on the Company’s and CNSide Diagnostic’s ability to dispose of assets, subject to customary exceptions. The repayment of the Company’s obligations under the February 2025 SPEA and Notes were guaranteed pursuant to a subsidiary guarantee, dated as of the February 2025 Closing Date (the “Subsidiary Guarantee”), by and among CNSide Diagnostics and the February 2025 Purchasers. The Security Agreement and the Subsidiary Guarantee were subsequently terminated after the closing of the private placement pursuant to the March 2025 SPA (as defined below).
Exchange Notes
As disclosed below, the Company entered into the May 2024 Purchase Agreement (defined below), with the May 2024 Purchasers for the private placement of securities, including the May 2024 Series A Warrants to purchase an aggregate of up to 3,591,532 shares of common stock. The May 2024 Purchase Agreement included certain limitations and restrictions on the Company’s ability to issue securities and provided the May 2024 Purchasers and the other investors signatories to the May 2024 Purchase Agreement participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “Financing Restrictions”). On the February 2025 Closing Date, pursuant to the February 2025 SPEA, the Company issued to the May 2024 Purchasers secured convertible promissory notes in the aggregate amount of $3.2 million (the “Exchange Notes”) in exchange for cancellation of the May 2024 Series A Warrants held by the May 2024 Purchasers, and the May 2024 Purchasers entered into a second amendment to the May 2024 Purchase Agreement to eliminate the Financing Restrictions. The terms and conditions of the Exchange Notes were substantially identical in all material respects to the Funding Notes. The Security Agreement and Subsidiary Guarantee also applied to the obligations under the Exchange Notes. The Exchange Notes were exchanged after the closing of the March 2025 Private Placement as defined below.
Both the Funding Notes and the Exchange Notes contained embedded conversion features that were required to be bifurcated and accounted for as derivative liabilities. The Company evaluated authoritative guidance for accounting for convertible debt instruments and elected to account for the Funding Notes and Exchange Notes at fair value. Consequently, the Company recorded the Funding Notes and Exchange Notes in their entirety at fair value at issuance and immediately before settlement, with changes in fair value recorded as change in fair value of derivative instruments in the condensed consolidated statements of operations between the issuance date and the settlement date.
The Company entered into the transaction due to immediate funding requirements. Under authoritative guidance, if the fair value of a warrant liability exceeds the proceeds received in an arm’s length transaction with no rights
 or privileges that require separate accounting recognition as an asset identified, then the warrant liability is recorded at fair value with the excess of fair value over proceeds recognized as a loss in earnings. The Exchange Notes, Funding Notes and associated warrants were recorded at fair value on the issuance date at $3.8 million, $4.0 million and $2.7 million, respectively. The excess of the fair value of the instruments issued over cash received of $3.7 million and the carrying value of the May 2024 Series A Warrants exchanged of $3.7 million, in the amount of $3.1 million was recorded as a financing expense in the statement of operations for the nine months ended September 30, 2025.
Changes in the fair value of Exchange Notes, Funding Notes and February 2025 Warrants between issuance date and settlement date, in the amount of a gain of $0.3 million, a gain of $0.3 million and a gain of $2.2 million, respectively, were recorded as change in the fair value of derivative instruments in the statement of operations for the nine months ended September 30, 2025.
March 2025 Private Placement
On March 4, 2025, the Company entered into a securities purchase agreement (the “March 2025 SPA”) with accredited investors, including certain existing stockholders of the Company (collectively, the “March 2025 Private Placement Purchasers”) for a private placement of securities (the “March 2025 Private Placement”). The March 2025 SPA, provided for the sale and issuance by the Company of an aggregate of
28,042,140
shares (the “March 2025 Private Placement Shares”) of the Company’s common stock, or, at the election of each March 2025 Private Placement Purchaser, pre-funded
warrants to purchase Common Stock (the “March 2025
Pre-Funded
Warrants”), exercisable immediately at an exercise price of $0.001 per share (the “March 2025
Pre-Funded
Warrant Shares”), with each March 2025 Private Placement Share or March 2025
Pre-Funded
Warrant accompanied by (i) a Series A common warrant (the “March 2025 Series A Warrants”) to purchase one share of common stock (the “March 2025 Series A Warrant Shares”), and (ii) one Series B common warrant (the “March 2025 Series B Warrants”) to purchase one share of common stock (see below for additional details on the Series B Warrants cashless exercise provisions) (the “March 2025 Series B Warrant Shares,” and together with the March 2025 Series A Warrant Shares, the “March 2025 Common Warrant Shares”). The March 2025 Private Placement Shares, March 2025
Pre-Funded
Warrants, March 2025
Pre-Funded
Warrant Shares, March 2025 Series A Warrants, March 2025 Series B Warrants, and the March 2025 Common Warrant Shares are collectively referred to herein as the “March 2025 Securities.” Pursuant to the March 2025 SPA, the Company issued to the March 2025 Private Placement Purchasers
4,069,738
March 2025 Private Placement Shares,
23,972,400
March 2025
Pre-Funded
Warrants,
28,042,138
March 2025 Series A Warrants and
28,042,138
March 2025 Series B Warrants. As of September 30, 2025, all March 2025 Series A Warrants and March 2025 Series B Warrants were settled as a result of cancellation, exchanges or exercises as detailed below, and
2,611,809
March 2025
Pre-Funded
Warrants remained outstanding.
The combined purchase price of $0.66 for each March 2025 Private Placement Share or $0.659 for each March 2025
Pre-Funded
Warrant in the March 2025 Private Placement, together with one accompanying March 2025 Series A Warrant and one accompanying March 2025 Series B Warrant, represents the applicable “Minimum Price” in accordance with Nasdaq Rule 5635(d).
The initial exercise price of each March 2025 Series A Warrant issued in the March 2025 Private Placement was $1.32 per share of common stock. The March 2025 Series A Warrants were exercisable only following stockholder approval and expire five (5) years thereafter. The March 2025 Series A Warrants were subject to certain price reset, share combination event and anti-dilution provisions which, if triggered, provided that the number of shares issuable upon exercise of the March 2025 Series A Warrants would downward adjust, subject to a floor price of $0.132 (the “Floor Price”), and the number of shares issuable upon exercise therefor would increase such that the aggregate exercise price remained unchanged. The March 2025 Series A Warrants were extinguished as part of the Letter Agreement on June 17, 2025 as discussed below.
The initial exercise price of each March 2025 Series B Warrant issued in the March 2025 Private Placement was $1.98 per share of common stock. The March 2025 Series B Warrants were exercisable only following stockholder approval
and expire two and
one-half
(2.5)
years thereafter. The March 2025 Series B Warrants were subject to certain price reset and share combination event provisions which, if triggered, provided that the number of shares issuable upon exercise of the March 2025 Series B Warrants would downward adjust, subject to the Floor Price, and the number of shares issuable upon exercise therefor would increase such that the aggregate exercise price remained unchanged. In addition, the March 2025 Series B Warrant alternative cashless exercise provision provided that the March 2025 Series B Warrant could be exercised without further payment to the Company and for three times the number of shares of common stock then subject to the March 2025 Series B Warrant.
The March 2025
Pre-Funded
Warrants will be exercisable from the date of issuance until exercised in full. The March 2025
Pre-Funded
Warrants, March 2025 Series A Warrants and March 2025 Series B Warrants may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding common stock.
In connection with the March 2025 Private Placement, the Company issued 3,077,270 shares of common stock, 19,650,000 shares of March 2025
Pre-Funded
Warrants in lieu thereof, and accompanying 22,727,270 March 2025 Series A Warrants and 22,727,270 March 2025 Series B Warrants in consideration of new capital subscriptions. In addition, the Company issued 992,468 shares of common stock, 4,322,400 March 2025
Pre-Funded
Warrants in lieu thereof, and accompanying 5,314,870 March 2025 Series A Warrants and 5,314,870 March 2025 Series B Warrants, were issued in exchange for the cancelation of approximately $3.2 million in aggregate principal amount of the Exchange Notes.
The Company evaluated the terms of the February 2025 Warrants, March 2025 Series A Warrants and March 2025 Series B Warrants under authoritative guidance and concluded that each of the instruments should be accounted for as a liability instrument at fair value at issuance and each subsequent balance sheet date until settlement, with changes in the fair value recorded in the condensed consolidated statement of operations. The March 2025
Pre-Funded
Warrants meet the criteria to be recorded as equity in the Company’s condensed consolidated balance sheet.
The March 2025 Private Placement closed on March 7, 2025 (the “March 2025 Closing Date”). The aggregate gross proceeds at the March 2025 Closing Date totaled approximately $15.0 million. The gross proceeds, along with the fair value of the February 2025 Warrants of $0.5 million and Exchange Notes of $3.5 million as of the settlement date of March 4, 2025, were first allocated to the warrant liability instruments at their full fair value, totaling $13.2 million, with the remainder of $5.8 million recorded to common stock and additional paid-in
capital in equity of the condensed consolidated balance sheet. Total offering expenses of $1.4 million were allocated based on the allocated amount of proceeds to warrant liabilities and equity, with $1.0 million recorded as warrant issuance expenses and expensed as incurred, and the remaining $0.4 million recorded as common stock issuance costs in additional paid-in
capital.
On May 2, 2025, the Company’s stockholders approved, among other things, the March 2025 Series A Warrants and March 2025 Series B Warrants, and an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized share capital of the Company to an amount sufficient to cover the shares of common stock issuable upon the exercise of the March 2025 Series A Warrants and March 2025 Series B Warrants. As part of the March 2025 Series A Warrants and March 2025 Series B Warrants agreement, the exercise price of the March 2025 Series A Warrants and March 2025 Series B Warrants were both reset on May 19, 2025 to $0.4373 per share. Prior to modification of the March 2025 Series B Warrants as part of the Letter Agreement (as further described below), certain March 2025 Series B Warrants were cashless exercised for the issuance of 21,482,492 shares of common stock The liability classified March 2025 Series B Warrants were remeasured immediately prior to exercise, which resulted in a $3.8 million gain on change in fair value for the nine months ended September 30, 2025, and a $0.8 million credit to additional paid-in
capital.

Letter Agreement
On June 17, 2025, the Company and the March 2025 Private Placement Purchasers entered into a letter agreement (the “Letter Agreement”) with each of the March 2025 Private Placement Purchasers in an effort to, among other items, minimize the dilutive impact of the March 2025 Private Placement. The Letter Agreement extinguished the March 2025 Series A Warrants, modified the March 2025 Series B Warrants, and provided for the return and cancellation of Private Placement Shares and
Pre-Funded
Warrants, as further discussed in the following paragraphs.
As part of the Letter Agreement, all March 2025 Series A Warrants were cancelled. As of March 31, 2025, the fair value of the March 2025 Series A Warrant liability was $5.0 million. On June 17, 2025, the March 2025 Series A Warrants were immediately remeasured to fair value prior to their cancellation, which resulted in a $2.7 million gain on change in fair value attributable to the March 2025 Series A Warrants for the nine months ended September 30, 2025. The extinguishment of the March 2025 Series A Warrants was recognized as a $2.3 million capital contribution and recorded to additional paid-in
capital, as the extinguishment was deemed equivalent to a capital contribution by existing shareholders of the Company.
As part of the same transaction, the March 2025 Series B Warrants were amended (the “Amended March 2025 Series B Warrants”), to (a) reduce the overall number of March 2025 Series B Warrant Shares issuable upon exercise of the Series B Warrants to an aggregate of up to 35,536,380 Series B Warrant Shares, (b) reduce the alternative cashless exercise ratio in such March 2025 Series B Warrants from 3:1 to 1:1, (c) remove provisions contained in the March 2025 Series B Warrants that would otherwise reduce the Company’s stockholders’ equity, and (d) reset the exercise price of the Amended March 2025 Series B Warrants back to $1.98 per share. As a result of the Letter Agreement, the Amended March 2025 Series B Warrants no longer fail the indexation guidance under ASC 815, Derivatives and Hedging, resulting in a reclassification from liability to equity. Immediately prior to reclassification, the March 2025 Series B Warrant liability was remeasured, and $4.5 million was recognized as a capital contribution and recorded to additional paid-in
capital, as the modification of the March 2025 Series B Warrants was deemed equivalent to a capital contribution by existing shareholders of the Company. The remeasured fair value of the March 2025 Series B warrant liability, in the amount of $11.0 million was reclassified to equity. After the June 17, 2025 modification, 34,794,540 of the Amended March 2025 Series B Warrants were cashless exercised resulting in the issuance of 34,794,540 shares of common stock.
Lastly, in conjunction with the Letter Agreement, each of the March 2025 Private Placement Purchasers agreed to return an aggregate of 12,241,986 Private Placement Shares and
Pre-Funded
Warrants issuable for an aggregate of 10,633,650
Pre-Funded
Warrant Shares, held by them as of the date of the Letter Agreement, upon request of the Company (the “Letter Agreement Repurchase Option”), which were issued pursuant to the March 2025 Private Placement Purchase Agreement for a value of $0.66 per Private Placement Share and $0.659 per
Pre-Funded
Warrant. In exchange therefor, the Company agreed to repay the March 2025 Private Placement Purchasers holding such securities 115% of such value, using 90% of the proceeds from any capital raised by the Company subsequent to July 1, 2025. The Company and each of the March 2025 Private Placement Purchasers also agreed to waive any restrictions on subsequent equity sales and variable rate transactions contained in March 2025 Private Placement Purchase Agreement to allow for such repayment. During the three and nine months ended September 30, 2025, the Company paid the March 2025 Private Placement Purchasers $2.3 million and 3,472,740 shares were returned and cancelled under the terms of the Letter Agreement.
Support Letters
On July 11, 2025, the Company and certain March 2025 Private Placement Purchasers party to the Letter Agreement entered into that certain letter of support (the “Support Letters”) to modify certain portions of the Letter Agreement as between the Company and each of such March 2025 Private Placement Purchasers. In the event that the Company reasonably believes that, within the 30 days (the “Modification Period”) prior to the end of any fiscal quarter, the Company will have stockholders’ equity in an amount below $3.0 million as of the
end of such fiscal quarter (the “Potential Equity Deficiency”), the Subsequent Financing Percentage (as defined in the Letter Agreement) shall be modified from
90
% to
50
% for any Subsequent Financing (as defined in the Letter Agreement) that occurs during the Modification Period pursuant to the Lincoln Park Purchase Agreement. Upon the end of the Modification Period, the Subsequent Financing Percentage shall be reverted to
90
%, and such percentage shall apply to all Subsequent Financings, including all Subsequent Financings pursuant to the Lincoln Park Purchase Agreement. In the event the Company desires to trigger the modification of the Subsequent Financing Percentage, the Company agrees to supply the purchaser who executed a Support Letter with a pro forma balance sheet to evidence its reasonable belief of the Potential Equity Deficiency approximately
30
days prior to each end of fiscal quarter once the books for prior months are closed. In accordance with the Support Letters, the Company made a cash payment of $
0.5
 million to such purchasers for a total cash payment of $
2.3
 million, which was recorded as a reduction to additional
paid-in
capital in the condensed consolidated balance sheet as of September
30
,
2025
. Such payment counted as cash received by the purchaser towards its Maximum Amount. Each Support Letter also granted the purchaser party to the letter a participation right in certain future financings of the Company for a period of
12
months.
First Amendment to the February 2025 SPEA
In connection with entering into the March 2025 SPA, the Company entered into that certain First Amendment to the February 2025 SPEA (the “First Amendment”). The February 2025 SPEA included certain limitations and restrictions on the Company’s ability to issue securities and provided the investors with participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “New Financing Restrictions”). Pursuant to the First Amendment, subject to consummation of the March 2025 Private Placement, the Company agreed to repurchase from the Investors $3.4 million in principal amount of the Company’s Funding Notes and accrued interest, along with the February 2025 Warrants issued pursuant to the February 2025 SPEA for an aggregate purchase price of $4.2 million. In exchange for the repurchase by the Company of the Funding Notes and SPEA Warrants, the February 2025 Purchasers agreed to consent to the March 2025 Private Placement and eliminate the New Financing Restrictions.
May 2024 Private Placement
On May 5, 2024, the Company entered into a securities purchase agreement (the “May 2024 Securities Purchase Agreement”) with certain investors, including certain of the Company’s directors and executive officers (“Company Insiders”) (collectively, the “May 2024 Purchasers”), for the sale and issuance by the Company of its securities (the “Initial Subscription”). On May 8, 2024, the Company entered into a first amendment to the May 2024 Securities Purchase Agreement (together with the May 2024 Securities Purchase Agreement, the “May 2024 Purchase Agreement”), for the sale and issuance by the Company of additional securities to two of the May 2024 Purchasers (the “Additional Subscription,” and together with the Initial Subscription, the “May 2024 Private Placement”). The May 2024 Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 3,591,532 shares (the “May 2024 Private Placement Shares”) of the Company’s common stock or, at the election of each May 2024 Purchaser,
Pre-Funded
warrants (the “May 2024
Pre-Funded
Warrants”), exercisable immediately at an exercise price of $0.001 per share, with each May 2024 Private Placement Share or May 2024
Pre-Funded
Warrant accompanied by (i) a May 2024 Series A common warrant (“May 2024 Series A Warrants”) to purchase one share of common stock, for an aggregate of 3,591,532 May 2024 Series A Warrants, and (ii) one May 2024 Series B common warrant (“May 2024 Series B Warrants”) to purchase one share of common stock, for an aggregate of 3,591,532 May 2024 Series B Warrants.
The combined purchase price for each May 2024 Private Placement Share and May 2024
Pre-Funded
Warrant from the Initial Subscription was $2.022, and $2.158 from the Additional Subscription, in each case together with one accompanying May 2024 Series A Warrant and one accompanying May 2024 Series B Warrant provided, that the Company Insiders participated in the Initial Subscription at an offering price of

$2.04 per May 2024 Private Placement Share and accompanying May 2024 Series A Warrant and May 2024 Series B Warrant.
The exercise price of May 2024 Series A Warrants and May 2024 Series B Warrants from the Initial Subscription is $1.772 per share from the Initial Subscription and $1.908 per share from the Additional Subscription, provided that the exercise price for the May 2024 Series A Warrants and May 2024 Series B Warrants issued to the Company Insiders is $1.79 per share. Subject to certain ownership limitations, the May 2024 Series A Warrants will be exercisable until May 9, 2029, which is the five-year anniversary of issuance. Subject to certain ownership limitations, the May 2024 Series B Warrants will be exercisable until May 9, 2029. The May 2024
Pre-Funded
Warrant will not expire until exercised in full.
Prior to the Amendment and Restatements (as defined below), if a holder of a May 2024 Series A Warrant or a May 2024 Series B Warrant was unable to exercise the warrant due to the limitation contained in the warrant that restricts the holder from owning above a specified beneficial ownership level (generally 4.99% or 9.99%) as the result of exercise of the warrant, then the holder had the right to elect upon exercise of the warrant to receive a May 2024
Pre-Funded
Warrant for the same number of shares of common stock that would otherwise have been received upon exercise of the warrant. In addition, prior to the Amendment and Restatements, the May 2024 Series A Warrants and May 2024 Series B Warrants provided for a call right starting June 24, 2025, in favor of the Company, if the volume-weighted average price of the shares of common stock exceeds specified prices.
The May 2024 Private Offering closed on May 9, 2024. The Company issued 1,439,988 shares of common stock, 2,151,544 May 2024
Pre-Funded
Warrants, 3,591,532 May 2024 Series A Warrants and 3,591,532 May 2024 Series B Warrants to purchase shares of its common stock in connection with the May 2024 Private Placement. The net proceeds from the May 2024 Private Placement were approximately $7.3 million.
The Company reviewed the terms of the May 2024
Pre-Funded
Warrants, May 2024 Series A Warrants and May 2024 Series B Warrants under the authoritative accounting guidance as of the issuance date.
As described above, the May 2024 Series A Warrants and May 2024 Series B Warrants were initially classified as liabilities for the reason that they could have been exercised into either shares of common stock or May 2024
Pre-Funded
Warrants at the holder’s option and thus failed the indexation guidance under ASC 815, Derivatives and Hedging. The May 2024 Series A Warrant and May 2024 Series B Warrant liability were initially recorded at fair value as of the issuance date, and under the terms of the May 2024 Series A Warrants and May 2024 Series B Warrants when issued that liability was subject to adjustment to estimated fair value at each balance sheet date until the warrants were settled. Refer below for additional information regarding the amendment of the May 2024 Series A Warrants and May 2024 Series B Warrants that eliminated the ability of the May 2024 Series A Warrants and May 2024 Series B Warrants to be exercised into
Pre-Funded
Warrants, and as a result, the reclassification of the May 2024 Series A and B Warrants from liability to equity section of the consolidated balance sheet.
The May 2024
Pre-Funded
Warrants are equity classified because they (1) are freestanding financial instruments that are legally detachable and separately exercisable from the common stock, (2) are immediately exercisable, (3) do not embody an obligation for the Company to repurchase its shares, (4) permit the holder to receive a fixed number of shares of common stock upon exercise, (5) are indexed to the Company’s common stock and (6) meet the equity classification criteria.
The proceeds from the May 2024 Private Placement were first allocated to the full fair value of the May 2024 Series A Warrants and May 2024 Series B Warrants due to the initial liability classification. As disclosed in Note 4, Fair Value Measurements, the fair value of the May 2024 Series A Warrants and May 2024 Series B Warrants at issuance was $10.9 million. Under authoritative guidance, if the fair value of a warrant liability exceeds the proceeds received in an arm’s length transaction with no rights or privileges that require separate accounting recognition as an asset identified, then the warrant liability is recorded at fair value with the excess of fair value over proceeds recognized as a loss in earnings. The Company recognized
 approximately $
3.5
 million in financing expense in the consolidated statement of operations during year ended December
31
,
2024
, which represents the excess of the fair value of the
May 2024
Series A Warrants and
May 2024
Series B Warrants at issuance over the proceeds. During the year ended December
31
,
2024
, the Company recognized a fair value gain on warrant liability of $
5.7
 million. Proceeds from the
May 2024
Private Placement are shown as cash from financing transactions and the gain on warrant liability is included as an adjustment to reconcile the net loss to net cash used in operating activities in the consolidated statements of cash flows for the year ended December
31
,
2024
.
In addition, total offering expenses related to the May 2024 Private Placement of $0.4 million were recorded as a component of other expenses as the entire proceeds were allocated to the warrant liability, which, prior to the amendment described below, could be settled with either the Company’s shares of common stock or May 2024
Pre-Funded
Warrants, which are exercisable into the Company’s shares of common stock at any time at the holders’ option, but not in cash payment to the holders.
Amendment and Restatement of May 2024 Series A Warrants and May 2024 Series B Warrants
On August 9, 2024, the Company amended and restated the May 2024 Series A Warrants and May 2024 Series B Warrants (the “Amendment and Restatements”) issued in the May 2024 Private Placement. The Amendment and Restatements eliminated the ability of the holders of the May 2024 Series A Warrants and May 2024 Series B Warrants to elect to purchase
Pre-Funded
Warrants upon exercise of the May 2024 Series A Warrants and May 2024 Series B Warrants in lieu of shares of common stock if the holder would have been restricted because of the specified beneficial ownership level in the May 2024 Series A Warrants and May 2024 Series B Warrants.
In addition, the Amendment and Restatements eliminated the Company’s call right under the terms of the May 2024 Series A Warrants to call the May 2024 Series A Warrants after June 24, 2025, if the volume-weighted average price of shares of common stock exceeded specified prices. There were no other changes in the terms of the May 2024 Series A Warrants and May 2024 Series B Warrants.
As a result of the Amendment and Restatements, the May 2024 Series A Warrants and May 2024 Series B Warrants, as amended, no longer fail the indexation guidance under ASC 815, Derivatives and Hedging, and the fair value of the warrant liability at the amendment date, in the amount of $5.2 million, was reclassified to equity.
Lincoln Park Purchase Agreement
On June 17, 2025, the Company entered into a purchase agreement (the “Lincoln Park Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park committed to purchase up to $50.0 million of shares of the Company’s common stock, $0.001 par value per share. Such sales of common stock by the Company are subject to certain limitations and conditions set forth in the Lincoln Park Purchase Agreement including, but not limited to, the filing and effectiveness of a registration statement (a “Lincoln Park Registration Statement”). As of September 30, 2025, under the Lincoln Park Registration Statements, the resale of up to a total of 50,000,000 shares are reserved for issuance and sale under the Lincoln Park Purchase Agreement.
Under the Lincoln Park Purchase Agreement, on any business day selected by the Company over the
36-month
period commencing on June 23, 2025 (the “Purchase Date”), the Company may direct Lincoln Park to purchase up to 300,000 shares of common stock on such Purchase Date, so long as the closing stock price on The Nasdaq Capital Market is not below $0.10 on the applicable Purchase Date (a “Regular Purchase”); provided, however, that (i) a Regular Purchase may be increased to up to 400,000 shares, if the closing sale price per share of the common stock on The Nasdaq Capital Market is not below $0.50 on the applicable Purchase Date; and (ii) a Regular Purchase may be increased to up to 500,000 shares, if the closing sale price per share of the common stock on The Nasdaq Capital Market is not below $0.75 on the applicable Purchase Date. In any case, Lincoln Park’s maximum obligation under any single Regular

Purchase
will not exceed $1.0 million. The above-referenced share amount limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash
dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each such Regular Purchase will be 97% of the lesser of: (i) the lowest sale price for the common stock on The Nasdaq Capital Market on the date of sale, and (ii) the average of the three lowest closing sale prices for the common stock on The Nasdaq Capital Market during the 10 consecutive business days ending on the business day immediately preceding the purchase date.
The Company also has the right to direct Lincoln Park, on any business day on which the Company has properly submitted a Regular Purchase notice for the maximum amount the Company is then permitted to sell to Lincoln Park in such Regular Purchase, to purchase an additional amount of the common stock (an “Accelerated Purchase”) of additional shares based on criteria established in the Lincoln Park Purchase Agreement. The purchase price per share for each such Accelerated Purchase will be 96.5% of the lesser of: (i) the volume weighted average price (“VWAP”) during a specific time window on the Accelerated Purchase date as defined in the Lincoln Park Purchase Agreement, and (ii) the closing sale price of the Company’s common stock on The Nasdaq Capital Market on the same Accelerated Purchase date.
In addition to the Regular Purchase and Accelerated Purchase, the Company can sell to Lincoln Park an additional amount of common stock (an “Additional Accelerated Purchases”), which can be initiated multiple times on the same Additional Accelerated Purchase date. The purchase price per share for each such Additional Accelerated Purchase will be 96.5% of the lesser of: (i) the VWAP during a specific time windows on the Additional Accelerated Purchase date as defined in the Lincoln Park Purchase Agreement, and (ii) the closing sale price of the Company’s common stock on The Nasdaq Capital Market on the same Additional Accelerated Purchase date.
The sales of shares of common stock to Lincoln Park through a Regular Purchase, an Accelerated Purchase and an Additional Accelerated Purchases, depend upon a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Lincoln Park Purchase Agreement to the Company depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park.
In accordance with the Lincoln Park Purchase Agreement, the Company was required to pay Lincoln Park an initial commitment fee of $0.5 million, which was paid through the issuance of 1,612,903 shares of common stock on August 14, 2025. The initial commitment fee was recorded as a reduction to additional paid-in
capital in the condensed consolidated balance sheet as of September 30, 2025. The Company has agreed to pay an additional commitment fee of $0.5 million, which it may elect to pay in cash or shares of its common stock, or a combination of cash and shares of its common stock, upon receipt of $25.0 million aggregate gross proceeds from sales of common stock to Lincoln Park under the Lincoln Park Purchase Agreement.
As of the nine months ended September 30, 2025, the Company issued 44,575,496 shares under the Lincoln Park Purchase Agreement for gross proceeds of approximately $19.6 million. The Company incurred approximately $50,000 for legal fees in connection with the Lincoln Park Purchase Agreement.
Outstanding Warrants
As of September 30, 2025, the Company had the following warrants outstanding:

September 30, 2025
May 2024 Series A Warrants	48,285
May 2024 Series B Warrants	3,093,708
March 2025 Pre-Funded Warrants	2,611,809

Total	5,753,802

One share of common stock is issuable for each warrant up
on e
xercise.
14. Stock-Based Compensation
Under the Company’s 2015 New Employee Incentive Plan (the “2015 Plan”), awards may only be granted to employees who were not previously an employee or director of the Company, or following a bona fide period of non-employment,
as a material inducement to entering into employment with the Company. As of September 30, 2025, there were 76,025 shares of common stock remaining and available for future issuances under the 2015 Plan.
The Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which replaced the Company’s 2014 Equity Incentive Plan, provides for the award or sale of shares of common stock (including restricted stock), the award of stock units and stock appreciation rights, and the grant of both incentive stock options to purchase common stock to directors, officers, employees and consultants of the Company. During the three months ended September 30, 2025, there was an additional 20,000,000 shares approved to be issued under the 2020 Plan. The 2020 Plan, as amended, provides for the issuance of up to 21,303,334 shares of common stock, plus the number of shares available for issuance is increased to the extent that awards granted under the 2020 Plan and the Company’s 2014 Equity Incentive Plan are forfeited or expire (except as otherwise provided in the 2020 Plan). As of September 30, 2025, there were 10,005,151 shares remaining and available for future issuances under the 2020 Plan.
Generally, options issued under the 2020 Plan are subject to a two-year
or four-year vesting schedule with 25% of the options vesting on the one year anniversary of the grant date followed by equal monthly installment vesting, and have a contractual term of 10 years.
A summary of stock option activity for the nine months ended September 30, 2025 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2024	598,540	$7.08	9.00	$—
Granted	10,800,137	$0.61	—	$—
Cancelled/forfeited/expired	(125,814)	$4.50	—	$—

Outstanding as of September 30, 2025	11,272,863	$0.91	9.76	$1,103

Vested and expected to vest at September 30, 2025	10,073,271	$0.94	9.75	$980
Exercisable at September 30, 2025	692,781	$5.15	8.99	$33
As of September 30, 2025, the total compensation cost related to non-vested
stock options not yet recognized for all the Company’s plans is approximately $5.4 million, which is expected to be recognized as a result of vesting under service conditions over a weighted average period of 3.29 years.
Generally, restricted stock units represent the right to receive a certain number of shares of common stock subject to certain vesting conditions and other restrictions. The fair value of restricted stock units is determined by the closing market price on the grant date.

A summary of restricted stock unit activity for the nine months ended September 30, 2025 is as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2024	—	$—
Granted	2,823,857	$0.57
Vested	—	$—
Cancelled/forfeited	—	$—

Unvested as of September 30, 2025	2,823,857	$0.57

Restricted stock units granted during the nine months ended September 30, 2025 generally vest over a
36-month
period upon satisfaction of service conditions. As of September 30, 2025, the total compensation cost related to non-vested
restricted stock units not yet recognized for all the Company’s plans is approximately $1.5 million, which is expected to be recognized as a result of vesting under service conditions
over a weighted average period of 2.75 years.
15. Segment Information
The Company operates under one reportable business segment to advance the development, manufacturing and commercialization of complex and innovative treatments for patients battling cancer and other life-threatening diseases. The determination of a single reportable business segment is consistent with the consolidated financial information regularly provided to the Company’s CODM. All of the Company’s long-term assets and operations are located in the United States, and the measure of segment assets is reported on the condensed consolidated balance sheets as total assets. The Company’s CODM is its
Chief Executive Officer
, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating
financial performance, including comparing actual results to budgets and forecasts to assess variances, identify trends, and guide strategic planning.
In addition to the significant expense categories included within the consolidated statements of operations, the below disaggregated amounts comprise significant research and development and general and administrative expenses. These expenses consist of (1) clinical, manufacturing and research contracts for research and development programs, (2) personnel-related expenses, including salaries, benefits and stock-based compensation, (3) professional fees, including third-party costs for goods and services such as lab supplies and contract research, and legal and other professional expenses, and (4) facility and other overhead expenses, including depreciation, occupancy, travel, insurance and other costs. Depreciation and amortization expense is consistent with those presented in the condensed consolidated statements of cash flows.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Research and development
Clinical, development and licensing expenses	$1,362	$873	$2,698	$3,548
Personnel related expenses	434	806	1,316	2,435
Professional fees	391	830	737	1,412
Facility and other overhead expenses	249	349	687	999

Total research and development	2,436	2,858	5,438	8,394
General and administrative
Personnel related expenses	1,309	705	3,256	2,052
Professional fees	1,744	1,281	3,748	3,585
Facility and other overhead expenses	390	411	960	1,176

Total general and administrative	$3,443	$2,397	$7,964	$6,813

16. Subsequent Events
Financing Related Transactions
As of September 30, 2025, the Company recorded a $6.4 million liability in accounts payable and accrued expenses due to the March 2025 Private Placement Purchasers. Such liability declined by $1.3 million from September 30, 2025 to October 27, 2025 due to 1) a $0.9 million reduction as a result of the reselling of securities acquired in the March 2025 Private Placement by certain March 2025 Private Placement Purchasers, which was recorded as a reduction of the liability that would have been settled in cash, with a corresponding increase to stockholders’ equity, and 2) a payment of $0.4 million to the March 2025 Private Placement Purchasers subsequent to September 30, 2025, with 0.6 million shares of the Company’s common stock returned and cancelled under the terms of the Letter Agreement.
On October 28, 2025, the Company entered into an amendment to the Letter Agreement and the Support Letters with certain March 2025 Private Placement Purchasers (the “Amendment Agreement”), pursuant to which (a) the Support Letters were terminated other than with respect to the participation rights granted therein, and (b) the repayment mechanism under the Letter Agreement was modified. As modified, the Company is no longer required to use 90% of the proceeds from any subsequent financing to repay the March 2025 Private Placement Purchasers. Instead, the Company is only required to retain sufficient funds in an interest bearing account to cover such repayment obligations and make such repayments upon request by any March 2025 Private Placement Purchaser who executed the Amendment Agreement until each such purchaser has received cash either from the Company or from reselling securities acquired in the March 2025 Private Placement in an amount equal to 115% of the purchase price such purchaser paid in the March 2025 Private Placement. If such requests are made, the requesting purchaser must return shares acquired in the March 2025 Private Placement at a value of $0.66 per share.
In addition, the Company issued approximately 3.3 million shares on the Lincoln Park Purchase Credit Agreement, raising an additional $1.9 million of capital through October 29, 2025.
Houston Lease
On October 16, 2025, the Company entered into a lease (the “Houston Lease”) with LG 1 Property Owner LP, pursuant to which the Company agreed to lease approximately 11,370 rentable square feet of space located at 6420 Levit Green Boulevard, Houston, Texas 77021. The Houston Lease is expected to commence on or about November 1, 2026. The Houston Lease provides for a monthly base rent of $58,745, which increases annually by approximately 3%, plus the Company’s share of the building’s direct expenses. The Houston Lease has an initial term of 120 calendar months.

22,321,429 Units, Each Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock 22,321,429 Pre-Funded Units, Each Consisting of One Pre-Funded Warrant and One Warrant to Purchase One Share of Common Stock

22,321,429 Shares of Common Stock Underlying the Warrants 22,321,429 Shares of Common Stock Underlying thePre-Funded Warrants

PRELIMINARY

PROSPECTUS

Lake Street

    , 2025

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the offering described in this registration statement. All expenses incurred with respect to the sale and distribution of the securities being registered hereby (other than underwriter’s fees) will be borne by us. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount
SEC registration fee	$3,970
FINRA filing fee	$3,087
Accountant’s fees and expenses	$200,000
Legal fees and expenses	$298,140
Transfer agent’s fees and expenses	$25,000
Printing fees and expenses	$25,000
Miscellaneous	$24,803

Total expenses	$580,000

Item 14.	Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in our right—by reason of the fact that the person is or was our director, officer, agent or employee, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of us, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in our right as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock repurchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that we shall indemnify our directors, officers, employees and other agents to the fullest extent not prohibited by the DGCL or any other applicable law. In addition, we have entered into agreements to indemnify our directors and officers and expect to continue to enter into agreements to indemnify all of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

We maintain insurance policies under which our directors and executive officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

Item 15.	Recent Sales of Unregistered Securities.

May 2024 Private Placement

In May 2024, we sold (i) an aggregate of 1,439,988 shares of common stock, (ii) up to 2,151,544 shares of common stock issuable upon exercise of the Pre-Funded Warrants, (iii) up to 3,591,532 shares of common stock issuable upon exercise of the Series A Common Stock Warrants, and (iv) up to 3,591,532 shares of common stock issuable upon exercise of the Series B Common Stock Warrants. The combined purchase price for each Private Placement Share and Pre-Funded Warrant from the Initial Subscription was $2.022, and $2.158 from the Additional Subscription, in each case together with one accompanying Series A Common Stock Warrant and one accompanying Series B Common Stock Warrant, provided, that the Company Insiders participated in the Initial Subscription at an offering price of $2.04 per Private Placement Share and accompanying Series A Common Stock Warrant and Series B Common Stock Warrant. The aggregate gross proceeds from the May 2024 PIPE Financing were approximately $7.25 million, before deducting certain expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Series A Common Stock Warrant, the Series B Common Stock Warrant, and Pre-Funded Warrant. No underwriters were involved in the foregoing issuances of the securities sold in the May 2024 PIPE Financing. The securities described in this section (a) of Item 15 were sold and issued to the purchasers in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All of the purchasers in the May 2024 PIPE Financing represented that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the instruments representing such securities issued in the May 2024 PIPE Financing. All purchasers either received adequate information about us or had access, through employment or other relationships, to such information.

February 2025 Private Placement

On February 13, 2025 (the “February 2025 Closing Date”), we entered into a Securities Purchase and Exchange Agreement (the “SPEA”) with certain existing accredited investors (the “SPEA Purchasers”). Pursuant to the SPEA, on the February 2025 Closing Date the Company issued secured convertible promissory notes (the “February 2025 Funding Notes”) in the aggregate principal amount of $3,362,251 together with common stock purchase warrants (the “February 2025 Warrants”) to purchase 3,002,009 shares of common stock at an exercise price of $1.12 per share (the “Warrant Exercise Price”). The aggregate purchase price for the February 2025

Funding Note and February 2025 Warrants was approximately $3.7 million (the “Aggregate Purchase Price”) and included payment of $0.125 per Warrant in accordance with the Nasdaq Listing Rules.

The February 2025 Funding Notes mature on February 13, 2026, and bear interest at a rate of 10% per annum, subject to increase upon events of default.

The Warrants are exercisable for five-years from the date of issuance.

In the event of a common stock financing by us on or before March 31, 2025, in which we receive at least $10.0 million in gross proceeds and that meets certain other conditions specified in the SPEA (a “Qualified Financing”), at the election of the Company, seventy-five percent of the principal amount and interest of the Funding Notes, or at the election of the SPEA Purchasers, all of the principal amount and interest of the Funding Notes, will convert into the securities issued in the Qualified Financing (the “Mandatory Conversion”). The Mandatory Conversion does not apply, however, in the event that per share of common stock price in the Qualified Financing is $2.00 or greater (the “Maximum Amount”).

Upon a consummation of a Qualified Financing, any portion of the Funding Notes not mandatorily converted in the Qualified Financing by the Company, at each Purchaser’s option, will either be voluntarily converted into such securities issued in the Qualified Financing or redeemed in cash.

Each February 2025 Funding Note is convertible at any time after the February 2025 Closing Date, at the option of each SPEA Purchaser, subject to certain exceptions set forth in the February 2025 Funding Notes, into shares of common stock, or to comply with certain beneficial ownership limitations, into pre-funded warrants exercisable immediately at an exercise price of $0.001 per share. The initial conversion price for the February 2025 Funding Notes is $1.12 per share.

On the February 2025 Closing Date, pursuant to the SPEA, the Company issued to the SPEA Purchasers secured convertible promissory notes in the aggregate amount of $3,188,922 (the “February 2025 Exchange Notes”) in exchange for cancellation of the Series A Common Stock Warrants of the SPEA Purchasers, and the SPEA Purchasers entered into a second amendment to the May 2024 Purchase Agreement to eliminate certain financing restrictions contained therein.

The terms and conditions of the February 2025 Exchange Notes are substantially identical in all material respects to the February 2025 Funding Notes, except that the mandatory conversion applies to all of the principal amount of the February 2025 Exchange Notes instead of being limited to seventy-five percent, and the Maximum Amount does not apply.

No underwriters were involved in the foregoing issuances of the securities sold in the February 2025 PIPE Financing. We issued the February 2025 Exchange Notes in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act. We otherwise sold the securities to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and corresponding provisions of state securities or “blue sky” laws. The SPEA Purchasers represented that they were acquiring the securities pursuant to the SPEA for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act.

March 2025 Private Placement

On March 4, 2025, we entered into a securities purchase agreement (the “March 2025 Securities Purchase Agreement”) with accredited investors, including certain existing stockholders of the Company, identified on the signature page thereto (collectively, the “March 2025 Purchasers”) for a private placement of securities (the “March 2025 Private Placement”) for gross proceeds at closing of approximately $15.0 million. The March 2025 Securities Purchase Agreement, provides for the sale and issuance by the Company of an aggregate of 28,042,140 shares (the “March 2025 Private Placement Shares”) of Common Stock, or, at the election of each

March 2025 Purchaser, prefunded warrants to purchase Common Stock (the “Prefunded Warrants”), exercisable immediately at an exercise price of $0.001 per share (the “Prefunded Warrant Shares”), with each March 2025 Private Placement Share or Prefunded Warrant accompanied by (i) a Series A common warrant (the “Series A Warrants”) to purchase one share of Common Stock (the “Series A Warrant Shares”), and (ii) one Series B common warrant (the “Series B Warrants”) to purchase one share of Common Stock (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Common Warrant Shares”). The March 2025 Private Placement Shares, Prefunded Warrants, Prefunded Warrant Shares, Series A Warrants, Series B Warrants, and the Common Warrant Shares are collectively referred to herein as the “Securities.” The Company sold the Securities to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and corresponding provisions of state securities or “blue sky” laws. The March 2025 Purchasers represented that they were acquiring the Securities for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedules.

Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit Number	Exhibit Title	Filed with this Form S-1	Form	File No.	Date Filed

1.1	Form of Underwriting Agreement

3.1	Composite Certificate of Incorporation.		10-K	001-34375 Exhibit 3.1	03/11/2016

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.		8-K	001-34375 Exhibit 3.1	05/10/2016

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation.		8-K	001-34375 Exhibit 3.1	05/23/2018

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation.		8-K	001-34375 Exhibit 3.1	07/29/2019

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation.		8-K	001-34375 Exhibit 3.1	08/06/2019

3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation.		8-K	001-34375 Exhibit 3.1	4/28/2023

3.7	Certificate of Amendment to the Certificate of Incorporation, as amended		8-K	001-34375 Exhibit 3.1	05/02/2025

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.		8-K	001-34375 Exhibit 3.1	11/28/2017

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.		8-K	001-34375 Exhibit 3.1	07/25/2018

3.10	Certificate of Designation of Series F Convertible Preferred Stock		8-K	001-34375 Exhibit 3.1	03/03/2023

3.11	Amended and Restated Bylaws of Plus Therapeutics, Inc.		8-K	001-34375 Exhibit 3.1	09/21/2021

4.1	Description of Securities.		10-K	001-34375 Exhibit 4.1	03/30/2020

4.2	Form of Common Stock Certificate.		10-K	001-34375 Exhibit 4.33	03/09/2018

4.3	Form of Pre-Funded Warrant.

4.4	Form of Warrant.

5.1	Opinion of Sullivan & Worcester LLP.

10.1+	Patent and Know-How License Agreement, dated March 29, 2020, by and between Plus Therapeutics, Inc. and NanoTx, Corp.		8-K	011-34375 Exhibit 10.1	3/30/2020

10.2+	Patent & Technology License Agreement, dated December 31, 2021, by and between Plus Therapeutics, Inc. and the University of Texas Health Science Center at San Antonio.		10-K	011-34375 Exhibit 10.2	2/24/2022

Exhibit Number	Exhibit Title	Filed with this Form S-1	Form	File No.	Date Filed

10.3#	Amended and Restated Employment Agreement, dated March 11, 2020, by and between Marc Hedrick and Plus Therapeutics, Inc.		10-Q	001-34375 Exhibit 10.6	5/16/2020

10.4#	Amended and Restated Employment Agreement, dated March 11, 2020, by and between Andrew Sims and Plus Therapeutics, Inc.		10-Q	001-34375 Exhibit 10.7	5/16/2020

10.5#	2015 New Employee Incentive Plan.		8-K	001-34375 Exhibit 10.1	01/05/2016

10.6#	First Amendment to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan, dated January 26, 2017.		10-K	001-34375 Exhibit 10.42	03/24/2017

10.7#	Second Amendment to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan, dated February 6, 2020.		10-K	001-34375 Exhibit 10.25	03/30/2020

10.8#	Third Amendment to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan, dated June 6, 2024.		S-1	333-280061 10.15	06/07/2024

10.9#	Amended and Restated Plus Therapeutics, Inc. 2015 New Employee Incentive Plan, dated November 7, 2025.

10.10#	Form of Notice of Grant of Stock Option under the 2015 New Employee Incentive Plan.		S-8	333-210211 Exhibit 99.5	03/15/2016

10.11#	Form of Stock Option Agreement under the 2015 New Employee Incentive Plan.		S-8	333-210211 Exhibit 99.4	03/15/2016

10.12#	Fifth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan.		10-Q	001-34375 Exhibit 10.15	08/14/2025

10.13#	Form of Notice of Grant and Stock Option Agreement under the 2020 Stock Incentive Plan.		10-K	001-34375 Exhibit 10.26	02/24/2022

10.14+	Master Services Agreement, dated January 24, 2021, by and between Piramal Pharma Solutions, Inc. and Plus Therapeutics, Inc.		10-K	001-334275 Exhibit 10.24	02/22/2021

10.15#	Form of Indemnification Agreement.		8-K	001-34375 Exhibit 10.1	02/06/2020

10.16#	Form of Agreement for Acceleration and/or Severance.		10-K	001-34375 Exhibit 10.113	03/11/2016

Exhibit Number	Exhibit Title	Filed with this Form S-1	Form	File No.	Date Filed

10.17	Medidata Services Agreement and Statement of Work, dated November 5, 2021, by and between Medidata Solutions, Inc. and Plus Therapeutics, Inc.		10-Q	001-34375 Exhibit 10.1	04/21/2022

10.18	Cancer Research Grant Contract, effective August 31, 2022, by and between the Cancer Prevention and Research Institute of Texas and Plus Therapeutics, Inc.		8-K	001-34375 Exhibit 10.1	09/22/2022

10.19	Subscription and Investment Representation Agreement, dated March 3, 2023, by and between Plus Therapeutics, Inc. and the purchaser signatory thereto.		8-K	001-34375 Exhibit 10.1	03/03/2023

10.20	Form of Amendment Agreement, dated October 28, 2025.		10-Q	001-34375 Exhibit 10.3	10/29/2025

10.21	Lease, dated October 16, 2025, between the Company and LG 1 Property Owner LP.		8-K	001-34375 Exhibit 10.1	10/21/2025

23.1	Consent of BDO USA, P.C.

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Fee Table.

#	Indicates management contract or compensatory plan or arrangement.
+	Portions of this exhibit have been excluded pursuant to Item 601(b)(1)(iv).
†	Previously filed.
*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 9, 2026.

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, MD
Marc H. Hedrick, MD
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc H. Hedrick, MD and Andrew Sims, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marc H. Hedrick, MD Marc H. Hedrick, MD	President and Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2026

/s/ Andrew Sims Andrew Sims	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2026

/s/ Richard J. Hawkins Richard J. Hawkins	Chairman of the Board	January 9, 2026

/s/ Howard Clowes Howard Clowes	Director	January 9, 2026

/s/ An van Es-Johansson, MD An van Es-Johansson, MD	Director	January 9, 2026

/s/ Robert Lenk, Ph.D. Robert Lenk, Ph.D.	Director	January 9, 2026

/s/ Kyle Guse Kyle Guse	Director	January 9, 2026